Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280021

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 20, 2026 PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus Dated May 20, 2025)

The Korea Development Bank

US$       % Notes due 20

US$       % Notes due 20

US$       % Notes due 20

US$     Floating Rate Notes due 20

Our US$     aggregate principal amount of notes due 20   (the “20   Notes”) will bear interest at a rate of    % per annum, our US$     aggregate principal amount of notes due 20   (the “20   Notes”) will bear interest at a rate of    % per annum, our US$    aggregate principal amount of notes due 20   (the “20   Notes”) will bear interest at a rate of    % per annum and our US$     aggregate principal amount of floating rate notes due 20   (the “Floating Rate Notes,” and together with the 20    Notes, the 20   Notes and the 20   Notes, the “Notes”) will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus   % per annum.

Interest on the 20    Notes, 20    Notes and the 20    Notes is payable semi-annually in arrear on January    and July    of each year, beginning on July   , 2026. Interest on the Floating Rate Notes is payable quarterly in arrear on January   , April   , July    and October     of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April   , 2026 in respect of the period from (and including) January    , 2026 to (but excluding) the Floating Rates Notes Interest Payment Date falling on or nearest to April   , 2026. The 20    Notes will mature on January   , 20   , the 20    Notes will mature on January    , 20   , the 20    Notes will mature on January   , 20    and the Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date falling on or nearest to January   , 20   .

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	20 Notes		20 Notes		20 Notes		Floating Rate Notes
	Per Note	Total	Per Note	Total	Per Note	Total	Per Note	Total
Public offering price	%	US$	%	US$	%	US$	%	US$
Underwriting discounts	%	US$	%	US$	%	US$	%	US$
Proceeds to us, before expenses	%	US$	%	US$	%	US$	%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including January    , 2026.

Application will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes. In addition, application will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

We expect to make delivery of the Notes to investors through the book-entry facilities of DTC on or about January    , 2026.

Joint Bookrunners and Lead Managers

ANZ

BofA Securities

Crédit Agricole CIB

KB SECURITIES

KDB Asia

Morgan Stanley

MUFG

Prospectus Supplement Dated January     , 2026

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2024, June 30, 2025 and September 30, 2025 and for the six months ended June 30, 2024 and 2025 and the nine months ended September 30, 2024 and 2025 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

IMPORTANT NOTICES

MiFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

UK MiFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, each as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated May 20, 2025. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-280021, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain Underwriters (as defined below), are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the SFC Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Korea Development Bank (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any Underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the Underwriter or its group company has more than a 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any Underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant Underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the Underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$      aggregate principal amount of     % notes due January    , 20    (the “20   Notes”), US$      aggregate principal amount of     % notes due January    , 20    (the “20    Notes”), US$      aggregate principal amount of     % notes due January     , 20    (the “20    Notes”) and US$      aggregate principal amount of floating rate notes due on the Floating Rate Notes Interest Payment Date (as defined below) falling on or nearest to January    , 20    (the “Floating Rate Notes,” and together with the 20    Notes, the 20    Notes and the 20    Notes, the “Notes”).

The 20     Notes will bear interest at a rate of     % per annum, the 20    Notes will bear interest at a rate of    % per annum and the 20    Notes will bear interest at a rate of    % per annum, in each case payable semi-annually in arrear on January      and July      of each year, beginning on July     , 2026. Interest on the 20     Notes, the 20     Notes and the 20     Notes will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—Fixed Rate Notes.”

The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus     % per annum, payable quarterly in arrear on January     , April     , July      and October      of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April     , 2026 in respect of the period from (and including) January     , 2026 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to April     , 2026. Interest on the Floating Rate Notes will accrue from (and including) January     , 2026 and will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. See “Description of the Notes—Payment of Principal and Interest—Floating Rate Notes”.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Application will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

In addition, application will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January     , 2026, which we expect will be the     business day following the date of this prospectus supplement, referred to as “T+   ,” for the Notes. You should note that initial trading of the Notes may be affected by the T+    settlement. See “Underwriting—Delivery of the Notes”.

Underwriting

Crédit Agricole Corporate and Investment Bank will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, Crédit Agricole Securities (USA) Inc. KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters”.

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$     . We will use the net proceeds from the sale of the Notes for our general operations, including extension of foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated May 20, 2025. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS (“K-IFRS”).

Overview

As of June 30, 2025, we had ~~W~~210,888.8 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), ~~W~~340,869.4 billion of total assets and ~~W~~44,847.9 billion of total equity, compared to ~~W~~212,382.5 billion of loans outstanding, ~~W~~339,221.1 billion of total assets and ~~W~~42,924.9 billion of total equity as of December 31, 2024. For the six months ended June 30, 2025, we recorded interest income of ~~W~~5,582.3 billion, interest expense of ~~W~~5,040.4 billion and net income of ~~W~~1,908.4 billion, compared to ~~W~~6,125.2 billion of interest income, ~~W~~5,562.5 billion of interest expense and ~~W~~1,673.8 billion of net income for the six months ended June 30, 2024. See “—Selected Financial Statement Data.”

The KDB Act was amended in September 2025 to (i) increase the maximum amount of our authorized capital from ~~W~~30,000 billion to ~~W~~45,000 billion, following which our Articles of Incorporation were amended in December 2025 to increase our authorized capital from ~~W~~30,000 billion to ~~W~~45,000 billion and (ii) to provide statutory grounds for the establishment of a High-Tech Strategic Industry Fund to support businesses in industries such as semiconductors, secondary batteries and artificial intelligence.

Capitalization

As of September 30, 2025, our authorized capital was ~~W~~45,000 billion and our capitalization was as follows:

September 30, 2025(1)
(billions of Won)
(unaudited)
Long-term debt(2)(3)(4):
Won currency borrowings	4,463.7
Industrial finance bonds	165,504.1
Foreign currency borrowings	6,839.2

Total long-term debt	176,807.0

Capital:
Paid-in capital	27,220.7
Capital surplus	2,452.6
Retained earnings(5)	15,226.2
Accumulated other comprehensive income	751.4

Total capital	45,650.9

Total capitalization	222,457.9

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2025.

(2)	Defined as debt that has a maturity at issuance of one year or more.
(3)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,402.2 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2025.

(4)	As of September 30, 2025, we had confirmed acceptances and guarantees totaling ~~W~~11,539.7 billion under outstanding guarantees issued on behalf of our clients.
(5)

Includes planned regulatory reserve for credit losses of ~~W~~72.6 billion as of September 30, 2025. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

The Government contributed ~~W~~388 billion in cash in June 2025 to our capital. The Government further contributed ~~W~~206 billion and ~~W~~90 billion in cash to our capital in July 2025 and September 2025, respectively. As of September 30, 2025, our paid-in capital was ~~W~~27,220.7 billion compared to ~~W~~26,316.6 billion as of December 31, 2024. In October 2025, the Government contributed ~~W~~37 billion in cash to our capital.

Selected Financial Statement Data

Separate Financial Statement Data

Recent Developments

As of September 30, 2025, we had ~~W~~218,519.4 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~345,045.2 billion and total equity of ~~W~~45,650.9 billion, as compared to ~~W~~212,382.5 billion of loans outstanding, ~~W~~339,221.1 billion of total assets and ~~W~~42,924.9 billion of total equity as of December 31, 2024. For the nine months ended September 30, 2025, we recorded interest income of ~~W~~8,235.4 billion, interest expense of ~~W~~7,418.6 billion and net income of ~~W~~2,249.8 billion, as compared to ~~W~~9,156.8 billion of interest income, ~~W~~8,348.6 billion of interest expense and ~~W~~1,801.0 billion of net income for the nine months ended September 30, 2024. The following tables present our selected separate financial information for the nine months ended September 30, 2024 and 2025 and as of December 31, 2024 and September 30, 2025, which has been derived from our unaudited separate financial statements as of December 31, 2024 and September 30, 2025 and for the nine months ended September 30, 2024 and 2025 prepared in accordance with K-IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2024	2025
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	9,156.8	8,235.4
Total Interest Expenses	8,348.6	7,418.6
Net Interest Income	808.2	816.8
Operating Income	2,102.3	2,602.6
Income before Income Tax	2,219.3	3,084.1
Income Tax Expense	418.3	834.4
Net Income	1,801.0	2,249.8

	As of December 31, 2024	As of September 30, 2025
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	212,382.5	218,519.4
Total Borrowings(2)	266,322.6	270,172.0
Total Assets	339,221.1	345,045.2
Total Liabilities	296,296.2	299,394.2
Equity	42,924.9	45,650.9

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debentures.

Nine Months Ended September 30, 2025

For the nine months ended September 30, 2025, we had net income of ~~W~~2,249.8 billion compared to net income of ~~W~~1,801.0 billion in the corresponding period of 2024, on a separate K-IFRS basis. The principal factors for the increase in net income included:

•	a change in net gain (loss) on disposal of investments in subsidiaries and associates to a net gain of ~~W~~792.3 billion in the nine months ended September 30, 2025 from a net loss of ~~W~~5.8 billion in the corresponding period of 2024, primarily due to the gains recognized on our partial divestment of Hanwha Ocean;

•	an increase in reversal of impairment loss on investments in subsidiaries and associates to ~~W~~487.1 billion in the nine months ended September 30, 2025 from ~~W~~120.5 billion in the corresponding period of 2024, primarily reflecting a reversal of impairment loss recognized in connection with an increase in the value of the common shares of HMM Company Limited; and

•	a decrease in net loss on derivatives to ~~W~~42.9 billion in the nine months ended September 30, 2025 from ~~W~~310.6 billion in the corresponding period of 2024, primarily due to an increase in net gain on the valuation of hedging purpose currency derivatives, which was offset in large part by increases in net losses on the valuation of trading purpose currency derivatives and fair value hedged items.

The above factors were partially offset by the following factors:

•	an increase in income tax expense to ~~W~~834.4 billion in the nine months ended September 30, 2025 from ~~W~~418.3 billion in the corresponding period of 2024, primarily due to an increase in our profit before income taxes to ~~W~~3,084.1 billion in the nine months ended September 30, 2025 from ~~W~~2,219.3 billion in the corresponding period of 2024;

•	a decrease in reversal of provisions for credit losses to ~~W~~19.9 billion in the nine months ended September 30, 2025 from ~~W~~409.4 billion in the corresponding period of 2024, primarily due to a change in provisions for (reversal of) loan loss allowance to provisions of ~~W~~196.4 billion in the nine months ended September 30, 2025 from reversal of provisions of ~~W~~70.8 billion in the corresponding period of 2024, which in turn mainly reflected the significant reversals recorded in the nine months ended September 30, 2024 following improvements in the credit ratings of certain of our large borrowers, such as Hanwha Ocean, which were not repeated to the same extent in the corresponding period of 2025;

•	a decrease in net gain on foreign currency transactions to ~~W~~299.9 billion in the nine months ended September 30, 2025 from ~~W~~444.0 billion in the corresponding period of 2024, which was primarily due to foreign currency fluctuations; and

•	a decrease in dividend income to ~~W~~778.4 billion in the nine months ended September 30, 2025 from ~~W~~911.4 billion in the corresponding period of 2024, which was primarily due to a decrease in dividends we received from the funds in which we invested during the nine months ended September 30, 2025 compared to the corresponding period of 2024.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies, including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries & Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding), GM Korea Company and Taeyoung E&C. As of September 30, 2025, our credit extended to these companies totaled ~~W~~9,636.2 billion, accounting for 2.8% of our total assets as of such date.

The following table shows the changes in credit exposure (including loans, guarantees and equity investments classified as substandard or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2024		As of September 30, 2025		Primary Reason for Change
	(billions of Won)
HMM Company Limited	~~W~~	6,595.1	~~W~~	6,675.8	Increase due to a reversal of impairment loss
HJ Shipbuilding & Construction		966.8		1,043.2	Increase due to an increase in refund guarantees
Daehan Shipbuilding		1,067.3		640.1	Decrease due to the full repayment of production financing loans and a decrease in refund guarantees
K Shipbuilding		728.5		659.8	Decrease due to a decrease in refund guarantees
GM Korea Company		474.7		483.6	Increase due to a reversal of impairment loss
Taeyoung E&C		133.7		133.7	—

Total	~~W~~	9,966.1	~~W~~	9,636.2

As of September 30, 2025, we established allowances of ~~W~~0.1 billion for HMM Company Limited, ~~W~~151.1 billion for HJ Shipbuilding & Construction, ~~W~~13.2 billion for Daehan Shipbuilding, ~~W~~23.5 billion for K Shipbuilding, none for GM Korea Company and ~~W~~29.3 billion for Taeyoung E&C.

In the first nine months of 2025, we sold non-performing loans worth ~~W~~187.6 billion to Hana F&I Co., Ltd.

Results of Operations

The following tables present our selected separate financial information as of December 31, 2024 and June 30, 2025 and for the six months ended June 30, 2024 and 2025, which has been derived from our unaudited separate financial statements as of June 30, 2025 and for the six months ended June 30, 2024 and 2025 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2024	2025
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	6,125.2	5,582.3
Total Interest Expenses	5,562.5	5,040.4
Net Interest Income	562.8	541.9
Operating Income	1,660.6	2,093.3
Income before Income Tax	2,032.3	2,581.5
Income Tax Expense	358.5	673.1
Net Income	1,673.8	1,908.4

	As of December 31, 2024	As of June 30, 2025
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	212,382.5	210,888.8
Total Borrowings(2)	266,322.6	264,478.0
Total Assets	339,221.1	340,869.4
Total Liabilities	296,296.2	296,021.4
Equity	42,924.9	44,847.9

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan origination costs and fees. See Note 8 of the notes to our unaudited separate financial statements as of June 30, 2025 and for the six months ended June 30, 2024 and 2025 included in this prospectus supplement.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debt issued.

Six Months Ended June 30, 2025

In the first half of 2025, we had net income of ~~W~~1,908.4 billion compared to net income of ~~W~~1,673.8 billion in the corresponding period of 2024, on a separate K-IFRS basis. The principal factors for the increase in net income included:

•	a change in net gain (loss) on derivatives to a net gain of ~~W~~229.3 billion in the first half of 2025 from a net loss of ~~W~~414.4 billion in the corresponding period of 2024, primarily due to a change in net gain (loss) on the valuation of hedging purpose derivatives to a net gain in the first half of 2025 from a net loss in the corresponding period of 2024, which in turn resulted mainly from foreign currency fluctuations;

•	a change in net gain (loss) on disposal of investments in subsidiaries and associates to a net gain of ~~W~~569.8 billion in the first half of 2025 from a net loss of ~~W~~7.2 billion in the corresponding period of 2024, primarily due to the gains recognized on our partial divestment of Hanwha Ocean;

•	an increase in reversal of impairment loss on investments in subsidiaries and associates to ~~W~~487.1 billion in the first half of 2025 from ~~W~~374.3 billion in the corresponding period of 2024, primarily reflecting a reversal of impairment loss recognized in connection with an increase in the value of the common shares of HMM Company Limited; and

•	an increase in net gain on securities measured at fair value through profit or loss to ~~W~~358.6 billion in the first half of 2025 from ~~W~~246.9 billion in the corresponding period of 2024, which was mainly due to an increase in gains on the valuation of redeemable convertible preferred shares of ABL Bio Inc. held by us.

The above factors were partially offset by the following factors:

•	a change in net gain (loss) on foreign currency transactions to a net loss of ~~W~~6.2 billion in the first half of 2025 from a net gain of ~~W~~571.4 billion in the corresponding period of 2024, which was primarily due to foreign currency fluctuations;

•	an increase in income tax expense to ~~W~~673.1 billion in the first half of 2025 from ~~W~~358.5 billion in the corresponding period of 2024, primarily due to an increase in profit before income taxes in the first half of 2025 compared to the corresponding period of 2024, as well as the recognition of certain deferred tax expenses in the first half of 2025;

•	a decrease in reversal of provisions for credit losses to ~~W~~71.3 billion in the first half of 2025 from ~~W~~378.8 billion in the corresponding period of 2024, primarily due to a change to provisions for loan loss allowances of ~~W~~152.4 billion in the first half of 2025 from a reversal of such provisions of ~~W~~69.1 billion in the corresponding period of 2024, which in turn mainly reflected the significant reversals recorded in the first half of 2024 following improvements in the credit ratings of certain of our large borrowers, such as Hanwha Ocean, which were not repeated to the same extent in the corresponding period of 2025.

Allowances for Loan Losses and Loans in Arrears

As of June 30, 2025, we had established allowances of ~~W~~2,943.4 billion for loan losses under Korean IFRS.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2025, we have provided loans of ~~W~~590.3 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2025, we had established allowances of ~~W~~366.2 billion for loan losses with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2025(1)
		Loan Amount		Loan Loss Allowances
		(in billions of Won, except percentages)
Loan Classification	Normal(2)	~~W~~	209,324.8	~~W~~	2,160.2
	Precautionary		474.5		84.1
	Substandard		448.4		208.8
	Doubtful		196.1		130.3
	Expected Loss		445.1		360.0

	Total	~~W~~	210,888.8	~~W~~	2,943.4

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of June 30, 2025, our non-performing loans totaled ~~W~~1,089.5 billion, representing 0.5% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2025, our legal reserve was ~~W~~4,528.3 billion, representing 2.1% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies, including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries & Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding), GM Korea Company and Taeyoung E&C. As of June 30, 2025, our credit extended to these companies totaled ~~W~~10,395.8 billion, accounting for 3.0% of our total assets as of such date.

The following table shows the changes in credit exposure (including loans, guarantees and equity investments classified as substandard or below) extended to these companies as of the dates indicated:

	As of December 31, 2024		As of June 30, 2025
	(billions of Won)
HMM Company Limited	~~W~~	6,595.1	~~W~~	7,401.4	Increase due to a reversal of impairment loss resulting from the conversion of convertible bonds into stock
HJ Shipbuilding & Construction		966.8		953.0	Decrease due to a decrease in refund guarantees
Daehan Shipbuilding		1,067.3		827.0	Decrease due to repayment of loans and a decrease in refund guarantees
K Shipbuilding		728.5		597.1	Decrease due to a decrease in refund guarantees
GM Korea Company		474.7		483.5	Increase due to a reversal of impairment loss
Taeyoung E&C		133.7		133.7	—

Total	~~W~~	9,966.1	~~W~~	10,395.8

As of June 30, 2025, we established allowances of ~~W~~0.2 billion for HMM Company Limited, ~~W~~134.0 billion for HJ Shipbuilding & Construction, ~~W~~17.7 billion for Daehan Shipbuilding, ~~W~~21.3 billion for K Shipbuilding, none for GM Korea Company and ~~W~~25.0 billion for Taeyoung E&C.

In the first half of 2025, we sold non-performing loans worth ~~W~~187.6 billion to Hana F&I Co., Ltd.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2025:

Loans(1)

	June 30, 2025
	(billions of Won)
Equipment Capital Loans:
Domestic currency	~~W~~	62,792.2
Foreign currency		11,433.2

		74,225.4

Working Capital Loans:
Domestic currency(2)		70,912.7
Foreign currency		20,202.7

		91,115.4

Other Loans(3)		45,548.0

Total loans	~~W~~	210,888.8

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2025, we had ~~W~~210,888.8 billion in outstanding loans, which represents a 0.7% decrease from ~~W~~212,382.5 billion of outstanding loans as of December 31, 2024.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	As of June 30, 2025		As % of June 30, 2025 Total
	(billions of Won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	73,975.6	44.7%
Loans with remaining maturities of more than one year		91,365.2	55.3

Total	~~W~~	165,340.8	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2025:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	As of June 30, 2025		As % of June 30, 2025 Total
	(billions of Won, except percentages)
Manufacturing	~~W~~	77,266.5	46.7%
Finance and Insurance		42,992.1	26.0
Transportation		8,354.1	5.1
Electric, Gas and Water Supply Industry		4,877.2	2.9
Public Administration		706.9	0.4
Others(2)		31,144.0	18.8

Total	~~W~~	165,340.8	100.0%

Percentage increase (decrease) from December 31, 2024		(0.2)%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

Industrial Bank of Korea was our single largest borrower as of June 30, 2025, accounting for 3.9% of our outstanding equipment capital and working capital loans. As of June 30, 2025, our five largest borrowers and 20 largest borrowers accounted for 10.7% and 19.3%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2025 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2025 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Finance and Insurance	54.7%
Manufacturing	38.4
Transportation	3.9
Others(1)	3.0

Total	100.0

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2025:

	Equipment Capital Loans			Working Capital Loans
	As of June 30, 2025%			As of June 30, 2025%
	(billions of Won, except percentages)
Industrial fund loans	~~W~~	57,791.8	77.9%	~~W~~	54,989.2	60.4%
On-lending loans		1,946.0	2.6		15,228.2	16.7
Foreign currency loans		6,727.1	9.1		1,488.1	1.6
Local currency loans denominated in foreign currencies		0.6	0.0		16.5	0.0
Offshore loans in foreign currencies		4,646.4	6.2		17,327.7	19.0
Government fund loans		54.0	0.1		0.0	0.0
Overdraft		0.0	0.0		80.8	0.1
Others(1)		3,059.5	4.1		1,984.9	2.2

Total	~~W~~	74,225.4	100.0%	~~W~~	91,115.4	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2025:

	June 30, 2025
	(billions of Won)
Acceptances	~~W~~	136.2
Guarantees on local borrowings		704.5
Guarantees on foreign borrowings		11,185.8
Letters of guarantee for importers		87.0

Total	~~W~~	12,113.5

Investments

Our equity investments increased to ~~W~~53,118.1 billion as of June 30, 2025 from ~~W~~51,083.5 billion as of December 31, 2024. As of June 30, 2025, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~27,158.3 billion, equal to 43.1% of our equity investment ceiling.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2025:

Equity Investments

	Book Value as of June 30, 2025
	(billions of Won)
Electric, Gas and Water Supply Industry	~~W~~	16,984.6
Finance and Insurance		13,399.9
Transportation and Communication		8,033.3
Real Estate Business		0.0
Construction		0.0
Manufacturing		3,409.1
Others		11,291.2

Total	~~W~~	53,118.1

As of June 30, 2025, we held total equity investments, on a book value basis, of ~~W~~2,804.4 billion in two of our five largest borrowers and ~~W~~3,134.9 billion in three of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2025, the aggregate value of our equity investments accounted for approximately 80.5% of their aggregate cost basis.

Other Activities

As of June 30, 2025, we held in trust cash and other assets totaling ~~W~~32,574.3 billion, and we generated in the first half of 2025 trust fee income equaling ~~W~~188.7 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2025:

Type of Funds Borrowed	As of June 30, 2025
	(billions of Won)
General purpose	~~W~~	54.9
Special purpose		4,650.3

Total	~~W~~	4,705.2

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2025:

Outstanding Balance	As of June 30, 2025
	(billions of Won)
Denominated in Won	~~W~~	115,412.5
Denominated in other currencies		50,567.9

Total	~~W~~	165,980.4

As of June 30, 2025, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2025) was ~~W~~184,506.7 billion, equal to 19.5% of our authorized amount under the KDB Act, which was ~~W~~945,783.9 billion.

Foreign Currency Borrowings

As of June 30, 2025, the outstanding amount of our foreign currency borrowings was US$17.7 billion. Our long-term and short-term foreign currency borrowings decreased to ~~W~~24,783.7 billion as of June 30, 2025 from ~~W~~27,999.4 billion as of December 31, 2024.

Deposits

As of June 30, 2025, demand deposits held by us totaled ~~W~~2,340.3 billion and time and savings deposits held by us totaled ~~W~~56,926.8 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2025:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2025		2026		2027		2028		Thereafter
	(billions of Won)
Won	~~W~~	44,481.2	~~W~~	19,864.0	~~W~~	9,692.8	~~W~~	5,111.1	~~W~~	7,999.4
Foreign		18,275.2		12,284.7		7,973.8		5,333.9		8,201.8

Total Won Equivalent	~~W~~	62,756.4	~~W~~	32,148.7	~~W~~	17,666.7	~~W~~	10,444.9	~~W~~	16,201.2

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2025, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Sang Jin Park	September 9, 2028
Chief Operating Officer and Vice Chairman of the Board of Directors	Bock Kyu Kim	March 22, 2026
Auditor	Jae Shin Kim	August 25, 2027
Independent Non-executive Directors	Hee Rak Kim	January 28, 2026
	Sun Key You	January 28, 2026
	Seung Cheol Jeon	May 1, 2027
	Seonghoon Cho	May 1, 2027

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2025 and for the six months ended June 30, 2024 and 2025 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2025 and for the six months ended June 30, 2024 and 2025 included in this prospectus supplement.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2025 (Unaudited) and December 31, 2024

(In millions of won)	Notes	June 30, 2025		December 31, 2024
Assets
Cash and due from banks	3,41,43,44,47	~~W~~	12,487,958	12,995,521
Securities measured at FVTPL	4,43,44,47		19,780,145	18,418,800
Securities measured at FVOCI	5,37,43,44,47		29,973,585	32,760,193
Securities measured at amortized cost	6,37,43,44,47		9,715,481	8,936,305
Loans measured at FVTPL	7,43,44,47		436,988	419,773
Loans measured at amortized cost	8,43,44,47		207,974,823	209,481,353
Derivative financial assets	9,43,44,45,47		8,357,717	13,915,251
Investments in subsidiaries and associates	10,46		34,680,003	33,263,341
Property and equipment, net	11,46		782,763	794,138
Investment property, net	12,46		63,411	62,573
Intangible assets, net	13,46		65,981	62,171
Defined benefit assets	19		38,252	30,968
Current tax assets			16,835	24,196
Other assets	14,43,44,47		16,495,410	8,056,518

Total assets		~~W~~	340,869,352	339,221,101

Liabilities
Financial liabilities measured at FVTPL	15,43,44,47	~~W~~	2,126,367	2,389,246
Deposits	16,43,44,47		68,544,231	66,100,573
Borrowings	17,43,44,47		29,608,382	32,730,518
Debentures	18,43,44,47		164,199,041	165,102,269
Derivative financial liabilities	9,43,44,45,47		8,109,807	14,873,939
Provisions	20		563,189	814,870
Deferred tax liabilities	35		4,464,711	4,032,721
Current tax liabilities			217,225	268,596
Other liabilities	21,43,44,47		18,188,470	9,983,473

Total liabilities			296,021,423	296,296,205
Equity
Issued capital	1,22		26,925,259	26,316,559
Capital surplus	22		2,454,072	2,457,006
Accumulated other comprehensive income	22		634,405	1,236,725
Retained earnings	22		14,834,193	12,914,606
(Regulatory reserve for credit losses of ~~W~~72,552 million as of June 30, 2025 and ~~W~~77,581 million as of December 31, 2024, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~319,142 million as of June 30, 2025 and ~~W~~(5,029) million as of December 31, 2024, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~319,142 million as of June 30, 2025 and ~~W~~(5,029) million as of December 31, 2024, respectively)

Total equity			44,847,929	42,924,896

Total liabilities and equity		~~W~~	340,869,352	339,221,101

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Six-month periods ended June 30, 2025 and 2024 (Unaudited)

		June 30, 2025			June 30, 2024
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	23	~~W~~	2,731,045	5,582,256	3,086,536	6,125,243
Interest expense	23		(2,492,271)	(5,040,393)	(2,807,449)	(5,562,489)

Net interest income	46		238,774	541,863	279,087	562,754
Net fees and commission income	24		153,563	262,669	124,101	233,558
Dividend income	25		204,779	654,456	182,665	654,453
Net gain on securities measured at FVTPL	26		110,678	358,640	121,888	246,919
Net gain (loss) on financial liabilities measured at FVTPL	27		40,620	(28,452)	(34,016)	37,535
Net gain on securities measured at FVOCI	28		16,869	26,687	5,023	6,053
Net gain (loss) on derivatives	29		422,167	229,343	(241,783)	(414,435)
Net gain (loss) on foreign currency transaction	30		(215,203)	(6,160)	300,638	571,354
Other operating income (expense), net	31		483,339	368,388	(115,619)	(228,534)

Non-interest income, net			1,216,812	1,865,571	342,897	1,106,903
Reversal of credit losses	32		(71,422)	(71,295)	(134,559)	(378,809)
General and administrative expenses	33,46		176,809	385,405	180,270	387,853

Operating income	46		1,350,199	2,093,324	576,273	1,660,613
Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates	10		(84,428)	487,055	853,847	374,345
Other non-operating income	34		7,683	10,690	276	1,872
Other non-operating expense	34		(1,526)	(9,524)	(1,155)	(4,533)

Non-operating income (expense), net			(78,271)	488,221	852,968	371,684

Profit before income taxes			1,271,928	2,581,545	1,429,241	2,032,297
Income tax expense	35		381,235	673,140	348,559	358,481

Profit for the period	22		890,693	1,908,405	1,080,682	1,673,816

(Profit for the period adjusted for regulatory reserve for credit losses: ~~W~~1,240,728 million and ~~W~~1,589,263 million for the three-month and six-month periods ended June 30, 2025, respectively; ~~W~~1,282,581 million and ~~W~~1,579,838 million for the three-month and six-month periods ended June 30, 2024, respectively)

Other comprehensive income for the period, net of tax	22
Items that are or may be reclassified subsequently to profit or loss:
Net gain on securities measured at FVOCI			14,176	40,235	24,021	54,700
Exchange differences on translation of foreign operations			(143,564)	(171,983)	58,612	134,948
Valuation loss on cash flow hedge			(160)	(769)	(332)	(1,109)
Net gain (loss) on hedges of net investments in foreign operations			74,806	77,184	(28,808)	(67,808)

			(54,742)	(55,333)	53,493	120,731
Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			102,135	215,089	377,163	(15,730)
Fair value changes on financial liabilities designated at fair value due to credit risk			4,271	7,812	(11,814)	(6,038)

			106,406	222,901	365,349	(21,768)

			51,664	167,568	418,842	98,963

Total comprehensive income for the period		~~W~~	942,357	2,075,973	1,499,524	1,772,779

Earnings per share
Basic and diluted earnings per share (in won)	36	~~W~~	167	360	208	335

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2025 and 2024 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2024	~~W~~	23,926,559	2,468,715	2,158,351	10,876,908	39,430,533
Profit for the period		—	—	—	1,673,816	1,673,816
Net gain on securities measured at FVOCI		—	—	(249,410)	288,380	38,970
Exchange differences on translation of foreign operations		—	—	134,948	—	134,948
Valuation loss on cash flow hedge		—	—	(1,109)	—	(1,109)
Net loss on hedges of net investments in foreign operations		—	—	(67,808)	—	(67,808)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(6,038)	—	(6,038)

Total comprehensive income (loss) for the period		—	—	(189,417)	1,962,196	1,772,779

Dividends		—	—	—	(878,125)	(878,125)
Paid in capital increase		2,205,000	(10,817)	—	—	2,194,183

Transaction with owners		2,205,000	(10,817)	—	(878,125)	1,316,058

Balance at June 30, 2024	~~W~~	26,131,559	2,457,898	1,968,934	11,960,979	42,519,370

Balance at January 1, 2025	~~W~~	26,316,559	2,457,006	1,236,725	12,914,606	42,924,896
Profit for the period		—	—	—	1,908,405	1,908,405
Net gain on securities measured at FVOCI		—	—	(514,564)	769,888	255,324
Exchange differences on translation of foreign operations		—	—	(171,983)	—	(171,983)
Valuation loss on cash flow hedge		—	—	(769)	—	(769)
Net loss on hedges of net investments in foreign operations		—	—	77,184	—	77,184
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	7,812	—	7,812

Total comprehensive income (loss) for the period		—	—	(602,320)	2,678,293	2,075,973

Dividends		—	—	—	(758,706)	(758,706)
Paid in capital increase		608,700	(2,934)	—	—	605,766

Transaction with owners		608,700	(2,934)	—	(758,706)	(152,940)

Balance at June 30, 2025	~~W~~	26,925,259	2,454,072	634,405	14,834,193	44,847,929

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2025 and 2024 (Unaudited)

(In millions of won)	Notes	2025		2024
Cash flows from operating activities
Profit for the period		~~W~~	1,908,405	1,673,816
Adjustments for:
Income tax expense	35		673,140	358,481
Interest income	23		(5,582,256)	(6,125,243)
Interest expense	23		5,040,393	5,562,489
Dividend income	25		(654,456)	(654,453)
Gain on valuation of securities measured at FVTPL	26		(256,159)	(212,537)
Gain on disposal of securities measured at FVTPL			(39,705)	(226)
Loss (gain) on financial liabilities measured at FVTPL	27		28,452	(37,535)
Gain on securities measured at FVOCI	38		(26,687)	(6,053)
Impairment loss (reversal of impairment loss) on securities measured at amortized cost			3,018	(239)
Loss on loans measured at FVTPL	31		8,904	15,671
Loss (gain) on valuation of derivatives			(1,296,300)	388,658
Net loss on fair value hedged items	29		479,898	145,484
Gain on foreign exchange translations	30		(1,720)	(551,517)
Loss (gain) on disposal of investments in subsidiaries and associates	31		(569,773)	7,203
Reversal of impairment loss on investments in subsidiaries and associates			(487,055)	(374,345)
Increase (reversal) of loan loss allowance	32		152,394	(69,085)
Reversal of provision for other assets	32		(1,154)	(2,598)
Reversal of provision for payment guarantees	20		(164,661)	(202,306)
Reversal of provision for unused commitments	20		(59,640)	(62,509)
Increase (reversal) financial guarantee provision	20		1,766	(42,311)
Reversal of provision for restoration	20		(637)	(95)
Defined benefit costs	19		15,723	13,251
Depreciation of property and equipment	11		35,947	34,967
Loss on disposal of property and equipment	34		622	754
Depreciation of investment property	12		874	877
Amortization of intangible assets	13		8,460	27,025

			(2,690,612)	(1,786,192)
Changes in operating assets and liabilities:
Due from banks			214,384	(662,009)
Securities measured at FVTPL			1,365,806	(2,334,974)
Loans measured at FVTPL			(26,119)	33,735
Loans measured at amortized cost			2,656,422	(5,104,144)
Derivative financial instruments			193,527	241,939
Other assets			(8,743,890)	931,842
Financial liabilities measured at FVTPL			(27,126)	100,771
Deposits			2,578,216	2,858,975
Defined benefit liabilities			(23,007)	(10,104)
Other liabilities			8,264,367	262,106

			6,452,580	(3,681,863)

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows, (Continued)

Six-month periods ended June 30, 2025 and 2024 (Unaudited)

(In millions of won)	Notes	2025		2024
Income taxes paid			(406,955)	(196,875)
Interest received			5,802,066	5,971,524
Interest paid			(4,935,105)	(5,327,344)
Dividends received			647,315	653,016

Net cash provided by (used in) operating activities		~~W~~	6,777,694	(2,693,918)
Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(2,425,545)	(546,505)
Disposal of securities measured at FVOCI			6,556,036	4,889,098
Acquisition of securities measured at FVOCI	5		(5,536,605)	(4,637,810)
Redemption of securities measured at amortized cost			2,124,498	2,128,648
Acquisition of securities measured at amortized cost	6		(2,952,530)	(2,346,980)
Disposal of property and equipment			1,409	1,239
Acquisition of property and equipment	11		(8,212)	(5,795)
Acquisition of intangible assets	13		(12,257)	(2,951)
Disposal of investments in subsidiaries and associates			1,272,322	172,242
Acquisition of investments in subsidiaries and associates			(238,006)	(504,268)

Net cash provided by (used in) investing activities			(1,218,890)	(853,082)
Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			—	300,000
Decrease of financial liabilities measured at FVTPL			(253,592)	(99,994)
Proceeds from borrowings			30,405,088	28,884,680
Repayment of borrowings			(33,348,038)	(24,184,849)
Proceeds from issuance of debentures			54,857,240	47,118,006
Repayment of debentures			(56,133,460)	(45,626,531)
Decrease in lease liabilities			(17,546)	(14,894)
Dividends			(758,706)	(878,125)
Paid in capital increase			605,766	194,403

Net cash provided by (used in) financing activities			(4,643,248)	5,692,696
Effects from changes in foreign currency exchange rate for cash and cash equivalents held			(388,310)	198,088
Net increase in cash and cash equivalents			527,246	2,343,784
Cash and cash equivalents at beginning of the period			13,875,013	11,860,577

Cash and cash equivalents at end of the period	41	~~W~~	14,402,259	14,204,361

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (“KoFC”), the former ultimate parent company, and KDB Financial Group Inc. (“KDBFG”), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~26,925,259 million with 5,385,051,768 shares of issued and outstanding as of June 30, 2025 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2025 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	60	12	7	6	86

2. Basis of Preparation

(1) Application of accounting standards

These condensed interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The condensed interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2025 and the significant accounting policies applied in the preparation of these condensed interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2025. The nature and the impact of each new standard or amendment are described below:

Amendment of Korean IFRS No.1021 “The Effects of Changes in Foreign Exchange Rates” and Korean IFRS No.1101 “First-time Adoption of International Financial Reporting Standards”—Lack of exchangeability

The amendments require the Bank to determine a spot exchange rate when exchangeability is lacking, and to disclose information on the nature and financial effects of the currency not being exchangeable into another currency, the spot exchange rate(s) used, the estimation process, and the risks to which the Bank is exposed. These amendments do not have a significant impact on the financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

2. Basis of Preparation, Continued

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2025, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendment of Korean IFRS No.1109 “Financial Instruments” and No.1107 “Financial Instruments”

The amendments respond to recent questions arising in practice. These amendments will be applied to the financial statements for the accounting year beginning on or after January 1, 2026. These amendments do not have a significant impact on the financial statements.

•	clarify the date of recognition and derecognition of some financial assets and liabilities, with a new exception for some financial liabilities settled through an electronic cash transfer system;

•	clarify and add further guidance for assessing whether a financial asset meets the solely payments of principal and interest (SPPI) criterion;

•	add new disclosures for certain instruments with contractual terms that can change cash flows; and

•	update the disclosures for equity instruments designated at fair value through other comprehensive income (FVOCI).

Korean IFRS Accounting Standards Annual Improvements Volume 11

Korean IFRS Accounting Standards Annual Improvements Volume 11 will be effective for annual reporting periods beginning on or after January 1, 2026. These amendments do not have a significant impact on the financial statements.

•	Korean IFRS No.1101 “First-time adoption of International Financial Reporting Standards”: Hedge accounting by a first-time adopter

•	Korean IFRS No.1107 “Financial Instruments: Disclosures”: Gain or loss on derecognition, Application guidance

•	Korean IFRS No.1109 “Financial Instruments”: Derecognition of lease liabilities, Definition of transaction price

•	Korean IFRS No.1110 “Consolidated Financial Statements”: Determination of a ‘de facto agent’

•	Korean IFRS No.1007 “Statement of Cash Flows”: Cost method

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

2. Basis of Preparation, Continued

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

Uncertainties in estimates and assumptions with significant risks used in the preparation of these condensed interim separate financial statements are the same as 2024 financial statements.

3. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Cash	~~W~~	67,780	67,357
Due from banks in Korean won:
Due from Bank of Korea		2,633,898	1,236,493
Other due from banks in Korean won		65,224	316,521

		2,699,122	1,553,014
Due from banks in foreign currencies / off-shores		9,721,056	11,375,150

	~~W~~	12,487,958	12,995,521

(2)	Restricted due from banks as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Reserve deposit	~~W~~	3,837,446	2,664,190
Others		405,426	380,971

	~~W~~	4,242,872	3,045,161

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

4. Securities Measured at FVTPL

Details of securities measured at fair value through profit or loss as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Securities denominated in Korean won:
Stocks	~~W~~	2,667,294	2,383,651
Equity investments		1,520,941	1,345,253
Beneficiary certificates		11,208,977	10,697,146
Government and public bonds		3,217,493	2,804,662
Financial bonds		290,994	230,200
Others		81,108	90,721

		18,986,807	17,551,633
Securities denominated in foreign currencies/off-shores:
Stocks		31,776	30,688
Equity investments		226,363	217,416
Beneficiary certificates		535,199	551,952
Debt securities		—	67,111

		793,338	867,167

	~~W~~	19,780,145	18,418,800

5. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	13,991,637	13,841,932
Government and public bonds		731,876	611,775
Financial bonds		1,592,122	1,820,344
Corporate bonds		1,099,573	2,265,042
Others		223,567	1,504,996

		17,638,775	20,044,089
Securities denominated in foreign currencies/off-shores:
Equity securities		99	1,214
Debt securities		12,193,998	12,674,481

		12,194,097	12,675,695
Loaned securities:
Debt securities		140,713	40,409

	~~W~~	29,973,585	32,760,193

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the six-month periods ended June 30, 2025 and 2024 and ~~W~~1,046,043 million of gain and ~~W~~391,821 million of gain, respectively, which are directly recognized in retained earnings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

5. Securities Measured at FVOCI, Continued

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	32,760,193	33,888,064
Acquisition		5,536,605	6,637,590
Disposal		(5,528,948)	(4,483,379)
Change due to amortization		5,344	12,943
Change in fair value		(535,995)	(398,894)
Reclassification		(1,399,680)	(544,800)
Foreign exchange differences		(863,966)	840,590
Others		32	37,302

Ending balance	~~W~~	29,973,585	35,989,416

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	223,721	Undecided
Aero Space Technology Of Korea Inc.	2,532,000		1,443	Until August 22, 2025
Others	237,102		4,766	Undecided, etc.

	2,882,152	~~W~~	229,930

	December 31, 2024
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	208,996	Undecided
Aero Space Technology Of Korea Inc.	27,912,000		14,068	Until April 8, 2025
Onconic Therapeutics Inc.	702,850		9,999	For one month from the listing date
3billion Inc.	234,330		8,768	For two month from the listing date
3ALogics. Inc.	889,184		8,718	For one to two month from the listing date
Knowmerce Corp.	335,940		7,830	For two to three month from the listing date
ISTE Co.,Ltd.	761,904		6,248	For one month from the listing date
Others	2,749,759		3,705	Undecided, etc.

	33,699,017	~~W~~	268,332

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

5. Securities Measured at FVOCI, Continued

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	18,342	1,799	75,472	95,613
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(1,543)	1,543	—	—
Transfer to credit-impaired		—	—	—	—
Provision for (reversal of) loss allowance		(2,739)	(269)	1,278	(1,730)
Write-offs		—	—	(50,000)	(50,000)
Disposal		(2,039)	—	—	(2,039)
Foreign currency translation and others		1,753	—	167	1,920
Others		1,277	(782)	(2,978)	(2,483)

Ending balance	~~W~~	15,051	2,291	23,939	41,281

	2024
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	16,186	1,173	73,063	90,422
Transfer to 12-month expected credit loss		32	(32)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(57)	57	—	—
Transfer to credit-impaired		(66)	66	—	—
Provision for (reversal of) loss allowance		3,277	(193)	119	3,203
Disposal		(347)	—	—	(347)
Foreign currency translation		480	2	602	1,084
Others		475	(388)	586	673

Ending balance	~~W~~	19,980	685	74,370	95,035

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

6. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Amortized cost (Carrying amounts)		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,243,377	3,243,377
Financial bonds		2,286,890	2,286,326
Corporate bonds		3,519,152	3,506,983

		9,049,419	9,036,686
Securities denominated in foreign currencies:
Corporate bonds		678,795	678,795
Less: loss allowance		(12,733)

	~~W~~	9,715,481	9,715,481

	December 31, 2024
	Amortized cost (Carrying amounts)		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,492,235	3,492,235
Financial bonds		2,015,083	2,014,617
Corporate bonds		2,849,742	2,840,493

		8,357,060	8,347,345
Securities denominated in foreign currencies:
Corporate bonds		588,960	588,960
Less: loss allowance		(9,715)

	~~W~~	8,936,305	8,936,305

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	8,936,305	8,583,188
Acquisition		2,952,530	2,346,980
Redemption		(2,124,498)	(2,128,648)
Change due to amortization		140	13,464
Impairment loss		(3,018)	—
Reversal of impairment losses		—	239
Foreign currency translation		(45,978)	12,309

Ending balance	~~W~~	9,715,481	8,827,532

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

7. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025			December 31, 2024
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	399,750	436,988	378,250	419,773
Loans in foreign currencies:
Privately placed corporate bonds		3,137	—	3,400	—

	~~W~~	402,887	436,988	381,650	419,773

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains (losses) on loans measured at FVTPL:
Transaction gains	~~W~~	503	503	3,282	3,700
Transaction losses		(396)	(884)	(1,417)	(1,417)

		107	(381)	1,865	2,283
Valuation gains (losses) on loans measured at FVTPL:
Valuation gains		264	4,602	388	2,416
Valuation losses		2,973	(13,506)	5,834	(18,087)

		3,237	(8,904)	6,222	(15,671)

	~~W~~	3,344	(9,285)	8,087	(13,388)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

8. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025			December 31, 2024
	Amortized cost (Carrying amounts)		Fair value	Amortized cost (Carrying amounts)	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	70,808,813	69,991,552	68,851,877	68,093,728
Loans for facility development		62,792,200	61,885,349	62,063,432	61,108,673
Loans for households		103,854	103,485	117,607	116,709
Inter-bank loans		2,998,928	2,806,408	2,877,321	2,703,919

		136,703,795	134,786,794	133,910,237	132,023,029
Loans in foreign currencies:
Loans		32,174,972	32,199,415	35,155,384	35,092,441
Inter-bank loans		6,908,342	6,882,157	7,052,491	7,029,441
Off-shore loans		23,619,066	23,339,674	23,728,052	23,543,740

		62,702,380	62,421,246	65,935,927	65,665,622
Other loans:
Bills bought in foreign currency		2,589,511	2,534,568	2,755,722	2,723,534
Advances for customers on acceptances and guarantees		27,858	1,768	16,592	2,278
Privately placed corporate bonds		1,404,671	1,394,452	1,758,612	1,745,315
Others		7,460,591	7,305,817	8,005,365	7,827,441

		11,482,631	11,236,605	12,536,291	12,298,568

		210,888,806	208,444,645	212,382,455	209,987,219

Less:
Loss allowance for loan		(2,943,410)		(2,926,042)
Present value discount		(9,694)		(9,728)
Deferred loan origination costs and fees		39,121		34,668

	~~W~~	207,974,823		209,481,353

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

8. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	733,919	1,265,026	927,097	2,926,042
Transfer to 12-month expected credit loss		11,295	(11,295)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(18,528)	23,806	(5,278)	—
Transfer to credit-impaired		(23,662)	(5,278)	28,940	—
Provision for (reversal of) loss allowance		(96,692)	78,797	170,289	152,394
Recovery		—	—	20,235	20,235
Foreign currency translation		7,673	6,579	10,277	24,529
Other		(17,451)	(31,883)	(26,382)	(75,716)

Ending balance	~~W~~	596,554	1,325,752	1,021,104	2,943,410

	2024
	Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	587,840	1,423,097	1,089,041	3,099,978
Transfer to 12-month expected credit loss		1,876	(1,876)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(167,524)	168,129	(605)	—
Transfer to credit-impaired		(171,779)	(24,523)	196,302	—
Provision for (reversal of) loss allowance		345,512	(244,424)	(170,173)	(69,085)
Write-offs		—	—	(363)	(363)
Recovery		—	—	39,095	39,095
Disposal		—	—	(270,331)	(270,331)
Debt-to-equity swap		—	—	(44,302)	(44,302)
Foreign currency translation		12,696	14,195	6,030	32,921
Other		2,313	13,740	3,783	19,836

Ending balance	~~W~~	610,934	1,348,338	848,477	2,807,749

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

8. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Reversal of (provision for) loan allowance for loan	~~W~~	(149,755)	(152,394)	75,908	69,085
Gains (loss) on disposal of loan		4,123	(1,896)	(34,848)	(27,277)

	~~W~~	(145,632)	(154,290)	41,060	41,808

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
			Carrying amounts
	Notional amounts		Asset	Liability
Trading purpose derivative financial instruments:
Interest rate:
Futures	~~W~~	692,900	—	—
Forwards		1,440,000	4,868	108,701
Swaps		391,064,417	1,012,131	1,419,138
Options		24,189,548	233,957	508,147

		417,386,865	1,250,956	2,035,986
Currency:
Forwards		91,467,823	1,808,952	1,321,271
Swaps		157,880,379	4,430,639	4,248,040
Options		1,308,386	5,413	9,146

		250,656,588	6,245,004	5,578,457
Stock:
Futures		3,119	—	—
Options		11,540	178	382

		14,659	178	382
Commodity:
Options		199,428	3,460	3,444
Allowance and other adjustments		—	(3,108)	(1,655)

		668,257,540	7,496,490	7,616,614
Hedging purpose derivative financial instruments:
Interest rate
Swaps		41,870,753	143,849	141,844
Currency:
Swaps		13,899,696	717,615	354,076
Allowance and other adjustments		—	(237)	(2,727)

		55,770,449	861,227	493,193

	~~W~~	724,027,989	8,357,717	8,109,807

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

	December 31, 2024
			Carrying amounts
	Notional amounts		Asset	Liability
Trading purpose derivative financial instruments:
Interest rate:
Futures	~~W~~	389,316	—	—
Forwards		1,120,000	694	101,248
Swaps		388,226,698	1,167,657	1,815,342
Options		23,679,084	279,721	543,144

		413,415,098	1,448,072	2,459,734
Currency:
Forwards		92,754,383	4,032,920	1,953,791
Swaps		165,177,681	8,147,283	9,318,293
Options		512,687	8,736	3,184

		258,444,751	12,188,939	11,275,268
Stock:
Options		3,132	259	—
Allowance and other adjustments		—	(12,825)	(1,804)

		671,862,981	13,624,445	13,733,198
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		48,180,348	130,264	235,972
Currency:
Swaps		11,609,881	160,577	907,743
Allowance and other adjustments		—	(35)	(2,974)

		59,790,229	290,806	1,140,741

	~~W~~	731,653,210	13,915,251	14,873,939

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	228,960	2,538,807	8,377,776	23,140,041	7,585,169	41,870,753
Currency:
Notional amounts outstanding		97,395	166,435	3,482,228	8,757,564	1,396,074	13,899,696

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	194,040	4,804,351	9,943,343	24,808,058	8,430,556	48,180,348
Currency:
Notional amounts outstanding	~~W~~	532,518	600,953	1,277,080	7,771,329	1,428,001	11,609,881

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
			Balances		Changes in fair value for the period
	Notional amounts		Assets	Liabilities
Fair value hedge accounting:
Interest rate risk:
Swaps	~~W~~	41,870,753	143,849	141,844	429,356
Currency risk:
Swaps		13,899,696	717,615	354,076	944,907

	~~W~~	55,770,449	861,464	495,920	1,374,263

	December 31, 2024
			Balances		Changes in fair value for the period
	Notional amounts		Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	58,800	—	—	(2,044)
Fair value hedge accounting:
Interest rate risk:
Swaps		48,121,548	130,264	235,972	256,255
Currency risk:
Swaps		11,609,881	160,577	907,743	(825,515)

		59,731,429	290,841	1,143,715	(569,260)

	~~W~~	59,790,229	290,841	1,143,715	(571,304)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Carrying amounts			Change in value of the hedged item		Changes in fair value for the period	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI	~~W~~	6,402,271	—	106,712	—	108,807	—
Debt debentures		—	34,993,262	—	(282,345)	(489,613)	—
Other liabilities (Deposits, etc.)		—	116,182	—	(18,995)	(3,481)	—

		6,402,271	35,109,444	106,712	(301,340)	(384,287)	—
Currency risk:
Debt debentures		—	13,761,226	—	352,043	(938,227)	—

	~~W~~	6,402,271	48,870,670	106,712	50,703	(1,322,514)	—

	December 31, 2024
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2024	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	58,800	—	—	—	1,045
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		6,638,016	—	8,661	—	(6,819)	—
Debt debentures		—	40,711,955	—	(868,944)	(265,708)	—
Other liabilities (Deposits, etc.)		—	122,084	—	(24,359)	3,247	—

		6,638,016	40,834,039	8,661	(893,303)	(269,280)	—
Currency risk:
Debt debentures		—	11,376,831	—	527,750	828,917	—

		6,638,016	52,210,870	8,661	(365,553)	559,637	—

	~~W~~	6,638,016	52,269,670	8,661	(365,553)	559,637	1,045

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Interest rate risk	~~W~~	45,069	(4,040)
Currency risk		6,680	447

	~~W~~	51,749	(3,593)

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month periods ended June 30, 2025 and 2024 is as follows:

	2025
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	—	—	(1,045)

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2024
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(670)	40	(837)

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	(104,870)	(179,126)

	December 31, 2024
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	166,721	(283,996)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

9. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Carrying amount		Changes in fair value for the period	Change in the value of the hedging instrument recognized in other comprehensive income for the period	Hedge ineffectiveness recognized in profit or loss for the period
Debentures in foreign currencies	~~W~~	1,236,404	104,870	104,870	—

	December 31, 2024
	Carrying amount		Changes in fair value for the year	Change in the value of the hedging instrument recognized in other comprehensive income for the year	Hedge ineffectiveness recognized in profit or loss for the year
Debentures in foreign currencies	~~W~~	1,324,680	(166,721)	(166,721)	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Subsidiaries:
KDB Asia (HK) Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd. (*1)		144,214	145,747
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A. (*2)		50,378	52,622
PT KDB Tifa Finance Tbk		77,767	85,288
KDB Silicon Valley LLC		118,615	118,615
KDB OCCASIO II, L.P.		142,035	147,565
KDB Synergy, L.P.		126,592	126,592
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Life Insurance Co., Ltd. (*3)		90,120	—
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		93,248	100,623
Korea Railroad Financing 1		64,147	67,098
Korea Education Financing		28,120	30,685
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
KDB Consus Value PEF (*3) (*4)		—	317,360
KDB-IAP OBOR PEF (*5)		—	—
Green Initiative 2nd Private Equity Fund		217,577	217,577
KDBC Co-investment Private Equity Fund		33,471	33,914
KDB Asia PEF		88,066	88,066
KDB Small Medium Mezzanine PEF		33,350	33,350
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		3,436,566	3,693,968
Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Fund II		211,781	212,074
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
Hanwha Ocean Co., Ltd. (*6)		1,756,189	2,227,877
HMM Co., Ltd. (*7)		7,330,015	5,240,667
GM Korea Company (*8)		483,542	474,733
HANJIN KAL		500,000	500,000
Korean Air Lines Co., Ltd.		330,477	330,477
TAEYOUNG ENGINEERING & CONSTRUCTION		54,719	54,719
Others (*9)		2,628,092	2,580,204

		31,243,437	29,569,373

	~~W~~	34,680,003	33,263,341

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(*1)

Due to a decrease in value in use resulting from the decline of expected cash flows from the shares held by the Bank , the Bank recognized impairment losses amounting to ~~W~~1,533 million for the period ended June 30, 2025. Additionally, the Bank recognized reversal of impairment losses amounting to ~~W~~19,145 million for the year ended December 31, 2024.

(*2)

Due to a decrease in value in use resulting from the decline of expected cash flows from the shares held by the Bank , the Bank recognized impairment losses amounting to ~~W~~2,244 million for the period ended June 30, 2025. Additionally, the Bank recognized reversal of impairment losses amounting to ~~W~~1,347 million for the year ended December 31, 2024.

(*3)

For the period ended June 30, 2025, KDB Life Insurance Co., Ltd., formerly a sub-subsidiary of KDB Konsus Value PEF, was reclassified as a directly held subsidiary of the Bank. Following this reclassification, an impairment loss of ~~W~~229,008 million was recognized for the period ended June 30, 2025 due to a decrease in value in use based on the assessment of operating cash flows.

(*4)

The Bank recognized impairment losses amounting to ~~W~~11,692 million for the period ended June 30, 2025 and ~~W~~161,231 million for the year ended December 31, 2024, respectively, due to a decrease in value in use resulting from the decline of expected cash flows from the shares held by the Bank.

(*5)

The decrease in the net asset value due to the decrease in the fair value of assets held prior to the previous year was considered as objective evidence of impairment and an impairment loss was recognized, resulting in a carrying value of “0”.

(*6)

Due to the increase in the recoverable amount resulting from the rise in the fair value of the held shares, the Bank recognized a reversal of impairment loss of ~~W~~16,787 million for the period ended June 30, 2025 and ~~W~~731,136 million for the year ended December 31, 2024.

(*7)

The Bank recognized a reversal of impairment loss amounting to ~~W~~689,668 million for the period ended June 30, 2025 due to the decrease in value in use based on the operating cash flow. Additionally, The Bank recognized impairment losses amounting to ~~W~~388,273 million for the year ended December 31, 2024.

(*8)

The Bank recognized a reversal of impairment loss amounting to ~~W~~8,808 million for the period ended June 30, 2025 and ~~W~~18,830 million for the year ended December 31, 2024, respectively, due to the increase in value in use based on the operating cash flow.

(*9)

The Bank recognized a reversal of impairment losses amounting to ~~W~~16,270 million for HYUNDAI START-UP VENTURE FUND I and 10 other companies for the year ended June 30, 2025. The Bank recognized impairment losses amounting to ~~W~~60,067 million for AJU PRIVATE EQUITY FUND NO.2 and 14 other companies for the year ended December 31, 2024.

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2025 and December 31, 2024 are as follows:

	Market value			Carrying amounts
	June 30, 2025		December 31, 2024	June 30, 2025	December 31, 2024
Korea Electric Power Co., Ltd.	~~W~~	8,301,546	4,235,267	16,921,067	16,921,067
HMM Co., Ltd.		8,306,984	5,248,540	7,330,015	5,240,667
HANJIN KAL		834,746	532,486	500,000	500,000
Korean Airlines Co., Ltd.		280,294	276,622	330,477	330,477
Hanwha Ocean Co., Ltd.		3,711,014	2,231,222	1,756,189	2,227,877
TAEYOUNG ENGINEERING & CONSTRUCTION		99,348	82,420	54,719	54,719

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	4,954,857	4,084,729	870,128	271,316	36,121	(33,948)	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,679,260	1,517,148	162,112	50,592	3,669	13,573	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,420,749	1,253,050	167,699	56,923	6,506	(9,570)	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,395,833	1,155,287	240,546	65,340	35,286	35,176	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		727,163	602,376	124,787	119,360	4,595	9,629	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		147,004	48,940	98,064	7,678	1,741	(7,336)	77.50
KDB Silicon Valley LLC	USA	December	Finance		143,654	1,923	141,731	4,141	1,129	(10,708)	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Financial investment		227,847	29,972	197,875	18,286	17,060	990	90.00
KDB Synergy, L.P.	Cayman Islands	December	Financial investment		187,653	50,240	137,413	5,762	4,810	(6,557)	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		11,746,075	9,832,465	1,913,610	508,839	194,906	189,697	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		228,181	154	228,027	6,694	6,346	6,346	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		132,944	5	132,939	3,605	3,435	3,435	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		57,635	11	57,624	1,508	1,426	1,426	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		68,968	11,143	57,825	19,600	8,118	8,118	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		95,707	3,891	91,816	4,932	1,525	1,525	100.00
KDB Biz Co., Ltd.	Korea	December	Services		11,516	7,763	3,753	15,472	275	275	100.00
KDB Life Insurance Co., Ltd.	Korea	December	Insurance		17,404,471	17,528,624	(124,153)	1,015,094	(10,281)	(166,576)	97.65
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment		62,974	72,457	(9,483)	—	(574)	203	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment		209,976	166	209,810	1	5,550	(15,062)	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		63,126	3	63,123	1,646	1,527	1,527	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment		1,252,998	591,876	661,122	355,390	(29,488)	(29,990)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		50,313	21	50,292	3,997	1,820	1,820	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,089,899	—	1,089,899	7,323	7,199	7,199	100.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation	~~W~~	249,899,672	206,232,333	43,667,339	46,174,122	3,464,958	2,738,012	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,184,812	349,836	834,976	353,336	12,936	12,998	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		969,917	131,266	838,651	36,584	33,397	33,397	26.67
Korea Ocean Business Corporation	Korea	December	Finance		13,539,302	5,650,777	7,888,525	342,128	474,823	(173,093)	20.80

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	June 30, 2025
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Korea Real Estate Board	Korea	December	Appraisal	379,932	87,637	292,295	139,735	32,096	44,954	30.60
GM Korea Company (*3)	Korea	December	Manufacturing	10,315,240	4,654,612	5,660,628	6,575,502	194,602	340,614	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	32,246,433	5,850,913	26,395,520	5,477,429	1,210,971	(922,956)	36.02
HANJIN KAL (*3)	Korea	December	Holding compnay	4,334,504	930,620	3,403,884	133,332	182,389	167,254	10.58
Korean Airlines Co., Ltd. (*3)	Korea	December	Air passenger transportation	47,337,999	35,806,631	11,531,368	12,702,568	769,602	710,150	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	18,303,713	13,077,937	5,225,776	6,437,203	364,125	342,790	15.25
TAEYOUNG ENGINEERING & CONSTRUCTION (*4)	Korea	December	Construction	4,161,401	3,752,595	408,806	1,199,278	(109,630)	(115,614)	11.63

(*1)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*2)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*3)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*4)

Although the Bank’s shareholding is less than 20%, as the main creditor bank, the Bank have initiated management procedures that designate the Bank as the managing institution. Consequently, the Bank have acquired significant influence, such as the ability to participate in the financial and operating policies of the company, and have classified it as an associate.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2024
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	4,772,302	3,861,411	910,891	398,397	86,776	198,956	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,576,690	1,428,151	148,539	124,478	10,345	7,833	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,451,315	1,274,047	177,268	104,690	13,336	37,879	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,119,216	909,683	209,533	107,884	58,442	72,178	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		768,583	651,551	117,032	112,929	10,355	(3,077)	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		187,549	76,978	110,571	15,676	5,542	14,484	84.65
KDB Silicon Valley LLC	USA	December	Finance		154,757	2,318	152,439	5,950	1,022	21,644	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Finance		216,086	19,201	196,885	19,917	18,443	41,624	90.00
KDB Synergy, L.P.	Cayman Islands	December	Finance		158,602	14,632	143,970	6,229	2,079	16,085	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		10,817,227	9,131,904	1,685,323	887,013	228,977	227,595	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		244,602	168	244,434	14,769	10,165	10,165	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		138,295	6	138,289	7,677	5,400	5,400	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		62,670	9	62,661	3,389	2,676	2,676	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		81,990	15,033	66,957	43,136	20,295	20,152	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		95,332	4,281	91,051	9,975	3,797	3,759	100.00
KDB Biz Co., Ltd.	Korea	December	Services		7,823	4,344	3,479	29,648	415	(128)	100.00
KDB Consus Value PEF	Korea	December	Financial investment		17,763,900	17,705,401	58,499	1,772,177	4,576	(621,923)	75.92
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment		68,249	77,936	(9,687)	—	(1,123)	(2,251)	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment		239,159	198	238,961	1	3,572	30,175	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		63,454	75	63,379	2,320	(23,138)	(23,138)	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment		1,331,309	641,097	690,212	620,498	(14,598)	(14,642)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		52,964	111	52,853	49,841	38,074	38,074	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,082,696	—	1,082,696	32,897	14,841	14,841	100.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation	~~W~~	246,807,795	205,444,962	41,362,833	93,398,896	3,491,698	4,070,175	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,186,637	374,191	812,446	883,749	947	(3,064)	43.58

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2024
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Korea Infrastructure Fund II	Korea	December	Financial investment	958,001	118,877	839,124	104,545	97,646	97,646	26.67
Korea Ocean Business Corporation	Korea	December	Finance	13,718,841	5,657,223	8,061,618	500,210	(437,522)	173,900	20.80
Korea Real Estate Board	Korea	December	Appraisal	314,616	59,868	254,748	240,013	17,147	17,129	30.60
GM Korea Company (*3)	Korea	December	Manufacturing	9,904,378	4,593,449	5,310,929	14,337,105	2,198,818	2,084,697	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	33,848,562	5,993,018	27,855,544	11,700,224	3,782,169	6,946,998	33.73
HANJIN KAL (*3)	Korea	December	Holding company	4,207,158	893,997	3,313,161	292,157	496,999	467,614	10.58
Korean Air Lines Co., Ltd. (*3)	Korea	December	Air passenger transportation	47,012,066	36,048,874	10,963,192	17,870,718	1,381,858	1,279,328	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	17,843,809	12,980,459	4,863,350	10,776,005	528,119	568,324	19.50
TAEYOUNG ENGINEERING & CONSTRUCTION (*4)	Korea	December	Construction	4,323,924	3,796,725	527,199	2,686,174	34,976	31,449	11.64

(*1)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*2)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*3)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*4)

Although the Bank’s shareholding is less than 20%, as the main creditor bank, the Bank have initiated management procedures that designate the Bank as the managing institution. Consequently, the Bank have acquired significant influence, such as the ability to participate in the financial and operating policies of the company, and have classified it as an associate.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

11. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	January 1, 2025		Acquisition/ depreciation/ Impariment	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2025
Acquisition cost:
Land	~~W~~	317,788	—	—	(77)	—	317,711
Buildings and structures		643,720	828	(62)	1,586	—	646,072
Leasehold improvements		47,643	73	—	1,153	(814)	48,055
Vehicles		630	—	—	—	(28)	602
Equipment		64,187	920	(327)	—	(227)	64,553
Construction in progress		—	4,872	—	(4,436)	—	436
Right-of-use assets (Real estate)		133,356	23,585	(18,786)	—	(6,644)	131,511
Right-of-use assets (Vehicles)		13,094	405	(349)	—	(128)	13,022
Right-of-use assets (Others)		152	—	(3)	—	(11)	138
Others		185,643	1,519	(124)	—	(365)	186,673

		1,406,213	32,202	(19,651)	(1,774)	(8,217)	1,408,773
Accumulated depreciation:
Buildings and structures (*)		274,634	8,552	—	(62)	—	283,124
Leasehold improvements		39,962	1,609	—	—	(522)	41,049
Vehicles		593	—	—	—	(25)	568
Equipment (*)		54,725	1,852	(321)	—	(163)	56,093
Right-of-use assets (Real estate)		70,077	17,386	(16,836)	—	(3,273)	67,354
Right-of-use assets (Vehicles)		6,822	1,771	(348)	—	(91)	8,154
Right-of-use assets (Others)		80	26	(4)	—	(7)	95
Others		159,798	4,751	(111)	—	(249)	164,189

		606,691	35,947	(17,620)	(62)	(4,330)	620,626
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	794,138	(3,745)	(2,031)	(1,712)	(3,887)	782,763

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

11. Property and Equipment, Continued

	2024
	January 1, 2024		Acquisition/ depreciation/ Impariment	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2024
Acquisition cost:
Land	~~W~~	307,481	—	—	10,683	—	318,164
Buildings and structures		635,054	2,066	(909)	820	—	637,031
Leasehold improvements		46,003	492	—	—	77	46,572
Vehicles		585	—	—	—	25	610
Equipment		62,730	637	(91)	—	237	63,513
Construction in progress		1,817	—	—	—	—	1,817
Right-of-use assets (Real estate)		122,090	15,118	(13,694)	—	5,364	128,878
Right-of-use assets (Vehicles)		11,245	520	(1,742)	—	117	10,140
Right-of-use assets (Others)		93	—	(5)	—	7	95
Others		170,173	2,600	(46)	—	358	173,085

		1,357,271	21,433	(16,487)	11,503	6,185	1,379,905
Accumulated depreciation:
Buildings and structures (*)		254,358	8,363	—	722	(1)	263,442
Leasehold improvements		37,520	1,425	—	—	(269)	38,676
Vehicles		544	9	—	—	22	575
Equipment (*)		51,321	2,042	(90)	—	151	53,424
Right-of-use assets (Real estate)		51,066	16,544	(12,610)	—	2,096	57,096
Right-of-use assets (Vehicles)		5,277	1,599	(1,742)	—	54	5,188
Right-of-use assets (Others)		37	22	(6)	—	1	54
Others		149,680	4,963	(46)	—	221	154,818

		549,803	34,967	(14,494)	722	2,275	573,273
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

		(802,084	(13,534)	(1,993)	10,781	3,910	801,248

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

12. Investment Property

Changes in investment property for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	January 1, 2025		Acquisition/ depreciation	Reclassification	June 30, 2025
Acquisition cost:
Land	~~W~~	45,143	—	77	45,220
Buildings and structures		56,907	—	1,697	58,604

		102,050	—	1,774	103,824
Accumulated depreciation:
Buildings and structures		36,502	874	62	37,438
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	62,573	(874)	1,712	63,411

	2024
	January 1, 2024		Acquisition/ depreciation	Reclassification	June 30, 2024
Acquisition cost:
Land	~~W~~	55,450	—	(10,683)	44,767
Buildings and structures		55,992	—	(820)	55,172

		111,442	—	(11,503)	99,939
Accumulated depreciation:
Buildings and structures		34,645	877	(722)	34,800
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	73,822	(877)	(10,781)	62,164

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~83,958 million and ~~W~~83,879 million as of June 30, 2025 and December 31, 2024, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 43.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	January 1, 2025		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2025
Development expense	~~W~~	35,296	8,847	—	(4,614)	(43)	39,486
Equipment usage right		404	—	—	(27)	(27)	350
Other deposits provided		11,485	—	—	—	(66)	11,419
Others		14,986	3,410	—	(3,819)	149	14,726

	~~W~~	62,171	12,257	—	(8,460)	13	65,981

	2024
	January 1, 2024		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2024
Development expense	~~W~~	55,907	1,024	—	(23,341)	40	33,630
Equipment usage right		409	—	—	(26)	28	411
Other deposits provided		11,542	—	—	—	66	11,608
Others		17,603	1,927	—	(3,658)	270	16,142

	~~W~~	85,461	2,951	—	(27,025)	404	61,791

14. Other Assets

Other assets as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Accounts receivable	~~W~~	12,544,300	4,380,521
Unsettled domestic exchange receivables		2,362,073	1,933,905
Accrued income		944,980	1,108,382
Guarantee deposits		441,953	446,219
Prepaid expenses		21,104	20,903
Advance payments		8,657	8,648
Financial guarantee asset		45,631	50,298
Others		200,715	183,774

		16,569,413	8,132,650
Loss allowance for other assets		(70,552)	(72,514)
Present value discount		(3,451)	(3,618)

	~~W~~	16,495,410	8,056,518

The carrying amounts of financial assets included in other assets above amounted to ~~W~~16,232,418 million and ~~W~~7,798,105 million as of June 30, 2025 and December 31, 2024, respectively, and their fair value amounted to ~~W~~16,230,624 million and ~~W~~7,797,591 million as of June 30, 2025 and December 31, 2024, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

15. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Debentures	~~W~~	1,565,889	1,806,079
Deposits		560,478	583,167

	~~W~~	2,126,367	2,389,246

Bonds and deposits, for which interest rate risk is managed by holding derivatives and securities, have been designated at fair value through profit or loss in order to significantly reduce accounting mismatches arising from recognition or measurement.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Carrying amount	~~W~~	2,126,367	2,389,246
Contractual cash flow amounts		2,527,664	2,787,200

Difference	~~W~~	(401,297)	(397,954)

16. Deposits

Deposits as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025			December 31, 2024
	Amortized cost (Carrying amounts)		Fair value	Amortized cost (Carrying amounts)	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	324,660	324,660	104,173	104,173
Time and savings deposits		48,932,600	49,016,282	47,088,629	47,156,011
Certificates of deposit		215,351	215,304	505,159	505,223

		49,472,611	49,556,246	47,697,961	47,765,407
Deposits in foreign currencies:
Demand deposits		975,144	975,001	963,783	962,800
Time and savings deposits		7,994,193	7,992,485	7,776,645	7,739,508
Certificates of deposit		9,061,779	9,082,824	8,651,522	8,677,085

		18,031,116	18,050,310	17,391,950	17,379,393
Off-shore deposits in foreign currencies:
Demand deposits		1,040,504	1,040,504	1,010,662	1,010,662

	~~W~~	68,544,231	68,647,060	66,100,573	66,155,462

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

17. Borrowings

(1)	Borrowings as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost (Carrying amounts)		Fair value
Borrowings in Korean won	—	2.91	~~W~~	4,705,249	4,665,124
Borrowings in foreign currencies	—	6.48		18,278,980	18,262,219
Off-shore borrowings in foreign currencies	1.97	5.13		2,349,955	2,346,576
Others	0.64	4.60		4,279,425	4,275,748

				29,613,609	29,549,667

Deferred borrowing costs				(5,227)

			~~W~~	29,608,382

	December 31, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost (Carrying amounts)		Fair value
Borrowings in Korean won	—	2.91	~~W~~	4,689,044	4,641,896
Borrowings in foreign currencies	0.40	6.91		20,545,564	20,489,948
Off-shore borrowings in foreign currencies	2.25	5.32		3,478,482	3,463,100
Others	0.43	5.68		4,023,136	4,002,350

				32,736,226	32,597,294

Deferred borrowing costs				(5,708)

			~~W~~	32,730,518

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

17. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2025 and December 31, 2024 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2025		December 31, 2024

The Bank of Korea	Borrowings from Bank of Korea	—	~~W~~	302,783	330,451

Ministry of Economy and Finance	Borrowings from government fund (*)	2.08 ~ 2.20		54,928	62,184

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	1.45 ~ 2.65		71,963	64,390

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	0.45 ~ 1.70		2,922,144	2,946,821

Korea Energy Agency	Borrowings from fund for rational use of energy	0.25 ~ 1.75		284,071	280,245

Local governments	Borrowings from local small and medium enterprise promotion fund	0.50 ~ 2.80		18,827	19,160

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 2.91		1,050,533	985,793

			~~W~~	4,705,249	4,689,044

(*)	Borrowings from government fund are subordinated borrowings.

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2025 and December 31, 2024 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2025		December 31, 2024

Mizuho and others	Bank loans from foreign funds	2.37 ~ 5.28	~~W~~	2,871,980	2,798,873

BANK OF NEW YORK MELL ON, LONDON and others	Off-shore short term borrowings	1.97 ~ 4.51		964,019	1,757,295

China Development Bank and others	Off-shore long term borrowings	2.07 ~ 5.13		1,385,936	1,721,187

Others	Short-term borrowings in foreign currencies	0.00 ~ 6.48		13,851,129	16,412,709

	Long term borrowings in foreign currencies	1.00 ~ 6.28		1,555,871	1,333,982

			~~W~~	20,628,935	24,024,046

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

18. Debentures

Details of debentures as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost (Carrying amount)		Fair value
Debentures in Korean won:
Debentures	0.98	7.05	~~W~~	114,092,589	114,831,612
Discount on debentures				(191,044)
Valuation adjustment for fair value hedges				(77,198)

				113,824,347
Debentures in foreign currencies:
Debentures	0.80	13.29		28,338,945	29,568,460
Discount on debentures				(39,445)
Valuation adjustment for fair value hedges				(83,558)

				28,215,942
Off-shore debentures:
Debentures	0.17	13.42		21,983,032	22,288,002
Discount on debentures				(54,734)
Valuation adjustment for fair value hedges				230,454

				22,158,752

			~~W~~	164,199,041	166,688,074

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

18. Debentures, Continued

	December 31, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost (Carrying amount)		Fair value
Debentures in Korean won:
Debentures	0.98	7.05	~~W~~	113,968,049	114,467,840
Discount on debentures				(178,440)
Valuation adjustment for fair value hedges				(120,391)

				113,669,218
Debentures in foreign currencies:
Debentures	0.75	11.24		29,840,263	30,907,953
Discount on debentures				(41,691)
Valuation adjustment for fair value hedges				(444,851)

				29,353,721
Off-shore debentures:
Debentures	0.17	11.21		21,912,152	22,276,988
Discount on debentures				(56,870)
Valuation adjustment for fair value hedges				224,048

				22,079,330

			~~W~~	165,102,269	167,652,781

19. Defined Benefit Assets

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods.

(1)	Details of net defined benefit assets as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Present value of defined benefit obligation	~~W~~	439,259	429,017
Fair value of plan assets		(477,511)	(459,985)

Net defined benefit assets	~~W~~	(38,252)	(30,968)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

19. Defined Benefit Assets, Continued

(2)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	8,186	16,373	7,495	15,065
Interest expense, net		(325)	(650)	(908)	(1,814)

	~~W~~	7,861	15,723	6,587	13,251

20. Provisions

(1)	Details of provisions as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Provision for payment guarantees	~~W~~	248,724	434,990
Provision for unused commitments		266,026	333,175
Provision for financial guarantee		9,326	7,560
Provision for possible losses from lawsuits		21,573	21,573
Provision for restoration		14,149	14,181
Other provision		3,391	3,391

	~~W~~	563,189	814,870

(2)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	215,589	190,183	29,218	434,990
Transfer to 12-month expected credit loss		16	(16)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(98)	167	(69)	—
Transfer to credit-impaired exposures		—	—	—	—
Impairment gain		(96,725)	(65,583)	(2,353)	(164,661)
Foreign currency translation		(9,821)	(9,804)	(1,980)	(21,605)

Ending balance	~~W~~	108,961	114,947	24,816	248,724

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

20. Provisions, Continued

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	230,436	317,138	44,524	592,098
Transfer to 12-month expected credit loss		36,073	(36,065)	(8)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(62,334)	63,334	(1,000)	—
Transfer to credit-impaired exposures		(34,888)	(1,306)	36,194	—
Impairment loss (gain)		59,656	(186,207)	(75,755)	(202,306)
Foreign currency translation		36,946	470	475	37,891

Ending balance	~~W~~	265,889	157,364	4,430	427,683

(3)	Changes in provision for unused commitments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	132,746	124,675	75,754	333,175
Transfer to 12-month expected credit loss		2,263	(2,263)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(16,385)	16,501	(116)	—
Transfer to credit-impaired		—	(2,044)	2,044	—
Impairment loss (gain)		9,919	(24,690)	(44,869)	(59,640)
Foreign currency translation		(5,083)	(2,228)	(198)	(7,509)

Ending balance	~~W~~	123,460	109,951	32,615	266,026

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	114,277	272,952	11,412	398,641
Transfer to 12-month expected credit loss		17,760	(17,755)	(5)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(109,125)	109,222	(97)	—
Transfer to credit-impaired		(75,467)	(121)	75,588	—
Impairment loss (gain)		184,340	(237,914)	(8,935)	(62,509)
Foreign currency translation		4,947	2,026	64	7,037

Ending balance	~~W~~	136,732	128,410	78,027	343,169

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

20. Provisions, Continued

(4)	Changes in provision for financial guarantee for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	2,920	3,209	1,431	7,560
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(1,030)	1,030	—	—
Transfer to credit-impaired		—	(1,683)	1,683	—
Impairment loss (gain)		(580)	2,499	(153)	1,766

Ending balance	~~W~~	1,310	5,055	2,961	9,326

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	3,122	42,240	5,401	50,763
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(20)	20	—	—
Transfer to credit-impaired		—	(56)	56	—
Impairment loss (gain)		425	(39,238)	(3,498)	(42,311)

Ending balance	~~W~~	3,527	2,966	1,959	8,452

(5)	Changes of lawsuit provision, provision for restoration and other provision for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	21,573	14,181	3,391
Decrease of provision		—	(637)	—
Provision used and others		—	605	—

Ending balance	~~W~~	21,573	14,149	3,391

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

20. Provisions, Continued

	2024
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	168	13,722	3,391
Decrease of provision		—	(95)	—
Provision used and others		—	364	—

Ending balance	~~W~~	168	13,991	3,391

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2025, the Bank is involved in 4 lawsuits as a plaintiff and 15 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~17,610 million and ~~W~~55,921 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2025 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

20. Provisions, Continued

Major lawsuits in progress as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Contents	Amounts		Status of lawsuit
Plaintiff:
Hanil Engineering & Construction Co., Ltd	Appeal against the confirmed decision on Investigation	~~W~~	16,900	1st trial in progress

Defendant:
Shinhan Bank and Woori Bank	Claim for damages		31,711	1st trial ruled in favor of the Bank; 2nd trial partially ruled against the Bank; 3rd trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial ruled in favor of the Bank; 2nd trial in progress

	December 31, 2024
	Contents	Amounts		Status of lawsuit
Plaintiff:
Hanil Engineering & Construction Co., Ltd	Appeal against the confirmed decision on Investigation	~~W~~	16,900	1st trial in progress

Defendant:
257 individuals including Mr. Kang	Claim for wage		41,853	1st trial in progress
Shinhan Bank and Woori Bank	Claim for damages		31,711	1st trial ruled in favor of the Bank; 2nd trial partially ruled against the Bank
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial ruled in favor of the Bank; 2nd trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

(10)	Other contingencies

As of June 30, 2025, the Korea Fair Trade Commission is investigating whether domestic financial institutions, including the Bank, have engaged in improper collusive practices in connection with auctions of Korean Treasury bonds. The outcome of this investigation is not presently determinable.”

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

21. Other Liabilities

(1)	Other liabilities as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Accounts payable	~~W~~	12,495,278	4,345,402
Lease liabilities		78,969	83,444
Accrued expense		2,823,467	2,862,819
Unearned income		106,655	82,097
Deposits withholding tax		36,789	59,273
Guarantee money received		605,183	911,670
Foreign exchanges payable		42,574	23,229
Domestic exchanges payable		283,463	255,049
Borrowing from trust accounts		1,471,536	1,007,782
Financial guarantee liability		48,984	52,963
Others		206,872	315,872

		18,199,770	9,999,600
Present value discount		(11,300)	(16,127)

	~~W~~	18,188,470	9,983,473

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~17,984,141 million and ~~W~~9,778,765 million as of June 30, 2025 and December 31, 2024, respectively, and their fair value amounted to ~~W~~17,939,242 million and ~~W~~9,740,722 million as of June 30, 2025 and December 31, 2024, respectively.

(2)	Details of lease liabilities as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Face value		Discount	Carrying amounts
Real estate	~~W~~	73,678	(10,304)	63,374
Vehicles		5,230	(120)	5,110
Others		61	(14)	47

	~~W~~	78,969	(10,438)	68,531

	December 31, 2024
	Face value		Discount	Carrying amounts
Real estate	~~W~~	76,406	(14,363)	62,043
Vehicles		6,952	(215)	6,737
Others		86	(9)	77

	~~W~~	83,444	(14,587)	68,857

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

21. Other Liabilities, Continued

(3)	The amount related to lease recognized in the separate statement of comprehensive income for the three-month and six-month periods ended June 30, 2025 and 2024 is as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Depreciation of right-of-use assets
Real estate	~~W~~	8,764	17,386	8,391	16,544
Vehicles		883	1,771	812	1,599
Others		13	26	12	22

		9,660	19,183	9,215	18,165
Interest expenses on the lease liabilities		608	1,124	479	1,079
Expense relating to leases of low-value assets		(3,340)	4,191	128	7,613

	~~W~~	6,928	24,498	9,822	26,857

(4)	Cash flows used in lease liabilities for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Decrease in lease liabilities	~~W~~	17,546	14,894
Lease payments relating to leases of low-value assets		4,191	7,613

	~~W~~	21,737	22,507

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,391	23,556	35,404	9,618	78,969

	December 31, 2024
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,711	25,614	36,338	10,781	83,444

22. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 5,385,051,768 shares issued and 5,263,311,768 shares issued as of June 30, 2025 and December 31, 2024, respectively, and outstanding with a total par value (~~W~~5,000 of par value per share) of ~~W~~26,925,259 million and ~~W~~26,316,559 million as of June 30, 2025 and December 31, 2024, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

22. Equity, Continued

(2) Capital surplus

Capital surplus as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Paid-in capital in excess of par value	~~W~~	19,204	22,138
Surplus from capital reduction (*1)		44,373	44,373
Other capital surplus (*2)		2,390,495	2,390,495

	~~W~~	2,454,072	2,457,006

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Net gain on securities measured at FVOCI
Valuation gain on securities measured at FVOCI (before tax)	~~W~~	491,591	1,136,394
Loss allowance for securities measured at FVOCI (before tax)		41,281	95,613
Income tax effect		(140,678)	(325,250)

		392,194	906,757
Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		236,742	408,725
Income tax effect		—	—

		236,742	408,725
Valuation gain on cash flow hedge:
Valuation gain on cash flow hedge (before tax)		—	1,045
Income tax effect		—	(276)

		—	769
Net loss on hedges of net investments in foreign operations:
Net loss on hedges of net investments in foreign operations (before tax)		(179,127)	(283,997)
Income tax effect		47,289	74,976

		(131,838)	(209,021)
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		97,330	97,330
Income tax effect		(25,694)	(25,694)

		71,636	71,636
Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation gain on financial liabilities designated at fair value due to credit risk (before tax)		89,228	78,615
Income tax effect		(23,557)	(20,756)

		65,671	57,859

	~~W~~	634,405	1,236,725

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

22. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	January 1, 2025		Increase (Decrease)	Tax Effect	June 30, 2025
Gain (loss) on securities measured at FVOCI	~~W~~	906,757	(699,135)	184,572	392,194
Exchange differences on translation of foreign operations		408,725	(171,983)	—	236,742
Valuation gain (loss) on cash flow hedge		769	(1,045)	276	—
Valuation gain (loss) on hedges of net investments in foreign operations		(209,021)	104,870	(27,687)	(131,838)
Remeasurements of defined benefit liabilities		71,636	—	—	71,636
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		57,859	10,613	(2,801)	65,671

	~~W~~	1,236,725	(756,680)	154,360	634,405

	2024
	January 1, 2024		Increase (Decrease)	Tax Effect	June 30, 2024
Gain (loss) on securities measured at FVOCI	~~W~~	1,927,765	(338,871)	89,461	1,678,355
Exchange differences on translation of foreign operations		152,225	134,949	—	287,174
Valuation gain (loss) on cash flow hedge		2,969	(1,507)	398	1,860
Valuation gain (loss) on hedges of net investments in foreign operations		(86,315)	(92,131)	24,323	(154,123)
Remeasurements of defined benefit liabilities		88,732	—	—	88,732
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		72,975	(8,205)	2,166	66,936

	~~W~~	2,158,351	(305,765)	116,348	1,968,934

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

22. Equity, Continued

(i)	Retained earnings as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Legal reserve	~~W~~	4,528,319	3,725,456
Voluntary reserve
Regulatory reserve for loan losses		72,552	77,581
Unappropriated retained earnings		10,233,322	9,111,569

	~~W~~	14,834,193	12,914,606

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	3,725,456	2,721,885
Transfer from retained earnings		802,863	1,003,571

Ending balance	~~W~~	4,528,319	3,725,456

(iii)	Changes in unappropriated retained earnings for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	9,111,569	7,943,027
Profit for the period		1,908,405	1,673,816
Contribution to legal reserve		(802,863)	(1,003,571)
Dividends		(758,706)	(878,125)
Reclassification of gain or loss on equity securities measured at FVOCI		769,888	288,380
Transfer from regulatory reserve for credit losses		5,029	134,415

Ending balance	~~W~~	10,233,322	8,157,942

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Beginning balance	~~W~~	72,552	77,581
Provision for (reversal of) regulatory reserve for credit losses		319,142	(5,029)

Ending balance	~~W~~	391,694	72,552

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

22. Equity, Continued

(ii)

Required reversal of regulatory reserve for credit losses and profit after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit for the period	~~W~~	890,693	1,908,405	1,080,682	1,673,816
Obligated amount of reversal of (provision for) regulatory reserve for credit losses		350,035	(319,142)	201,899	(93,978)

Profit after adjusting regulatory reserve for credit losses	~~W~~	1,240,728	1,589,263	1,282,581	1,579,838

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	233	300	246	316

23. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	98,052	207,089	98,350	182,415
Securities measured at FVTPL		27,660	54,576	21,786	41,638
Securities measured at FVOCI		184,171	376,708	231,450	444,416
Securities measured at amortized cost		86,200	172,293	84,954	171,474
Loans measured at FVTPL		2,250	5,376	4,253	6,536
Loans measured at amortized cost		2,332,712	4,766,214	2,645,743	5,278,764

		2,731,045	5,582,256	3,086,536	6,125,243
Interest expense:
Financial liabilities measured at FVTPL		(25,546)	(54,693)	(27,980)	(52,732)
Deposits		(521,957)	(1,044,427)	(601,923)	(1,237,949)
Borrowings		(335,594)	(682,713)	(437,661)	(856,672)
Debentures		(1,609,174)	(3,258,560)	(1,739,885)	(3,415,136)

		(2,492,271)	(5,040,393)	(2,807,449)	(5,562,489)

	~~W~~	238,774	541,863	279,087	562,754

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

24. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	42,923	84,073	43,426	81,765
Underwriting and investment consulting commissions		54,800	79,987	34,804	61,742
Brokerage and agency commissions		2,317	4,600	2,112	3,426
Trust and retirement pension plan commissions		9,700	19,646	9,774	20,305
Fees on asset management		839	1,107	407	677
Other fees		56,962	97,590	46,660	88,178

		167,541	287,003	137,183	256,093
Fees and commission expenses:
Brokerage and agency fees		(3,563)	(6,227)	(3,014)	(5,803)
Other fees		(10,415)	(18,107)	(10,068)	(16,732)

		(13,978)	(24,334)	(13,082)	(22,535)

	~~W~~	153,563	262,669	124,101	233,558

25. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	39,699	81,503	46,657	90,874
Securities measured at FVOCI		80,284	149,796	—	124,583
Investments in subsidiaries and associates		84,796	423,157	136,008	438,996

	~~W~~	204,779	654,456	182,665	654,453

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

26. Net Gain on Securities Measured at FVTPL

Net gain related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	45,757	123,511	32,629	69,305
Gains on valuation		164,194	418,050	154,426	412,867

		209,951	541,561	187,055	482,172
Losses on securities measured at FVTPL:
Losses on sale		(7,736)	(21,025)	(7,413)	(34,919)
Losses on valuation		(91,535)	(161,891)	(57,752)	(200,330)
Purchase related expense		(2)	(5)	(2)	(4)

		(99,273)	(182,921)	(65,167)	(235,253)

	~~W~~	110,678	358,640	121,888	246,919

27. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	1,713	2,001	—	—
Gains on valuation		5,326	8,309	(25,771)	51,369

		7,039	10,310	(25,771)	51,369
Losses on financial liabilities measured at FVTPL:
Losses on redemption		—	(1,692)	—	(704)
Losses on valuation		33,581	(37,070)	(8,245)	(13,130)

		33,581	(38,762)	(8,245)	(13,834)

	~~W~~	40,620	(28,452)	(34,016)	37,535

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

28. Net Gain on Securities Measured at FVOCI

Net gain related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	18,371	28,095	7,889	9,672
Reversal of impairment losses		677	2,511	1,094	1,159

		19,048	30,606	8,983	10,831
Losses on securities measured at FVOCI:
Losses on sale		(2,249)	(3,138)	(400)	(416)
Impairment losses		70	(781)	(3,560)	(4,362)

		(2,179)	(3,919)	(3,960)	(4,778)

	~~W~~	16,869	26,687	5,023	6,053

29. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	760,805	1,909,925	893,500	2,401,754
Currency		9,643,362	14,085,090	4,405,232	9,970,867
Stock		29	29	192	887
Commodity		(1,897)	3,460	—	—
Gains on adjustment of derivatives		6,564	7,483	(670)	4,657

		10,408,863	16,005,987	5,298,254	12,378,165
Losses on trading purpose derivatives:
Interest		(761,319)	(1,925,744)	(862,965)	(2,273,984)
Currency		(10,233,360)	(14,832,001)	(4,373,560)	(9,804,301)
Stock		(404)	(477)	(230)	(755)
Commodity		1,899	(3,444)	—	—
Losses on adjustment of derivatives		(969)	(2,029)	74	(6,134)

		(10,994,153)	(16,763,695)	(5,236,681)	(12,085,174)

		(585,290)	(757,708)	61,573	292,991

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

29. Net Gain (Loss) on Derivatives, Continued

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		158,974	489,292	46,067	61,861
Currency		776,980	1,226,327	31,793	122,774
Gains on adjustment of derivatives		20	27	84	182

		935,974	1,715,646	77,944	184,817
Losses on hedging purpose derivatives:
Interest		(6,711)	(15,894)	74,925	(152,172)
Currency		(99,462)	(232,332)	(182,831)	(594,375)
Losses on adjustment of derivatives		(290)	(471)	(104)	(212)

		(106,463)	(248,697)	(108,010)	(746,759)

		829,511	1,466,949	(30,066)	(561,942)
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		233,455	318,586	28,686	430,663
Gains on redemption		126,654	271,776	20,001	149,322

		360,109	590,362	48,687	579,985
Losses on fair value hedged items:
Losses on valuation		(6,084)	(743,004)	(262,257)	(511,603)
Losses on redemption		(176,079)	(327,256)	(59,720)	(213,866)

		(182,163)	(1,070,260)	(321,977)	(725,469)

		177,946	(479,898)	(273,290)	(145,484)

	~~W~~	422,167	229,343	(241,783)	(414,435)

Related with cash flow hedge, the Bank recognized ~~W~~40 million of gain in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2024.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

30. Net Gain (loss) on Foreign Currency Transaction

Net gain (loss) on foreign currency transaction for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	426,523	656,552	181,256	363,812
Losses on foreign exchange transactions		(432,524)	(664,432)	(172,471)	(343,975)

		(6,001)	(7,880)	8,785	19,837
Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		17,140,735	19,404,836	6,394,902	14,378,855
Losses on foreign exchange translations		(17,349,937)	(19,403,116)	(6,103,049)	(13,827,338)

		(209,202)	1,720	291,853	551,517

	~~W~~	(215,203)	(6,160)	300,638	571,354

31. Other Operating Income (Expense), net

Other operating income and expense for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	19,026	19,026	26,851	35,268
Gains on disposal of loans measured at FVTPL		503	503	3,282	3,700
Gains on valuation of loans measured at FVTPL		264	4,602	388	2,416
Gains on disposal of investments in subsidiaries and associates		570,375	570,375	—	—
Reversal of provisions		519	692	5	164
Others		15,949	27,082	12,017	22,937

		606,636	622,280	42,543	64,485
Other operating expenses:
Losses on sale of loans		(14,903)	(20,922)	(61,699)	(62,545)
Losses on disposal of loans measured at FVTPL		(396)	(884)	(1,417)	(1,417)
Losses on valuation of loans measured at FVTPL		2,973	(13,506)	5,834	(18,087)
Losses on disposal of investments in subsidiaries and associates		(602)	(602)	—	(7,203)
Increase of provisions		(26)	(55)	(34)	(69)
Insurance expenses		(24,863)	(49,383)	(25,085)	(50,085)
Credit guarantee fund salary		(57,149)	(113,549)	(54,804)	(107,828)
Educational taxes		(17,573)	(32,280)	(14,293)	(30,683)
Foreign security contributions		(4,934)	(8,295)	(1,568)	(4,981)
Others		(5,824)	(14,416)	(5,096)	(10,121)

		(123,297)	(253,892)	(158,162)	(293,019)

	~~W~~	483,339	368,388	(115,619)	(228,534)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

32. Reversal of Credit Losses

Reversal of credit losses for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for (reversal of) loss allowance for loan	~~W~~	149,755	152,394	(75,908)	(69,085)
Reversal of loss allowance for other assets		(1,396)	(1,154)	(660)	(2,598)
Reversal of payment guarantees		(163,389)	(164,661)	(10,172)	(202,306)
Reversal of unused commitments		(58,546)	(59,640)	(17,313)	(62,509)
Provision for (reversal of) financial guarantee		2,154	1,766	(30,506)	(42,311)

	~~W~~	(71,422)	(71,295)	(134,559)	(378,809)

33. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	88,260	187,278	85,090	180,706
Defined benefit costs		7,861	15,723	6,587	13,251
Defined contribution costs		710	1,696	482	1,042

		96,831	204,697	92,159	194,999
Depreciation and amortization:
Depreciation of property and equipment		18,063	35,947	17,604	34,967
Amortization of intangible assets		4,270	8,460	13,541	27,025

		22,333	44,407	31,145	61,992
Other:
Employee welfare benefits		10,496	20,091	9,209	19,125
Rent expenses		1,290	3,197	2,305	4,650
Taxes and dues		6,553	15,858	6,377	14,403
Advertising expenses		2,945	4,838	3,816	5,292
Electronic data processing expenses		23,466	45,664	22,466	44,464
Fees and charges		2,468	25,107	2,271	22,733
Others		10,427	21,546	10,522	20,195

		57,645	136,301	56,966	130,862

	~~W~~	176,809	385,405	180,270	387,853

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

34. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gains on disposal of property and equipment	~~W~~	39	1,113	8	127
Rental income on investment property		216	431	195	406
Others		7,428	9,146	73	1,339

		7,683	10,690	276	1,872
Other non-operating expenses:
Losses on disposal of property and equipment		(460)	(1,735)	(154)	(881)
Depreciation of investment property		(444)	(874)	(439)	(877)
Donations		(340)	(5,045)	(441)	(566)
Others		(282)	(1,870)	(121)	(2,209)

		(1,526)	(9,524)	(1,155)	(4,533)

	~~W~~	6,157	1,166	(879)	(2,661)

35. Income Tax Expense

(1)	Income tax expense for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax (*)	~~W~~	199,924	305,654	(100,159)	207,826
Net adjustments for prior years		—	57,293	(17,774)	(217,116)
Changes in deferred income taxes on temporary differences		251,339	431,988	595,707	354,864
Deferred income tax recognized directly to equity
Other comprehensive income		201,987	154,360	(26,032)	116,348
Retained earnings		(272,015)	(276,155)	(103,183)	(103,441)

Income tax expense	~~W~~	381,235	673,140	348,559	358,481

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

35. Income Tax Expense, Continued

(2)	Profit before income taxes and income tax expense for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Profit before income taxes	~~W~~	2,581,545	2,032,297
Income taxes calculated using enacted tax rates		681,529	536,526
Adjustments:
Non-deductible losses and tax-free gains		(45,261)	(49,178)
Non-recognition effect of deferred income taxes and others		31,145	(79,243)
Net adjustments for prior years		(37,010)	(68,943)
Others		42,737	19,319

		(8,389)	(178,045)

Income tax expense	~~W~~	673,140	358,481

Effective tax rate (%)		26.08	17.64

(3)	Changes in income tax expense recognized directly to equity for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	June 30, 2025			January 1, 2025		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	532,872	(140,678)	1,232,007	(325,250)	184,572
Exchange differences on translation of foreign operations		236,742	—	408,725	—	—
Net gain on valuation of cash flow hedge		—	—	1,045	(276)	276
Net loss on hedges of net investments in foreign operations		(179,127)	47,289	(283,997)	74,976	(27,687)
Remeasurements of defined benefit liabilities		97,330	(25,694)	97,330	(25,694)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		89,228	(23,557)	78,615	(20,756)	(2,801)

	~~W~~	777,045	(142,640)	1,533,725	(297,000)	154,360

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

35. Income Tax Expense, Continued

Income tax benefit recognized direct to retained earnings amounting to ~~W~~276,155 million is the tax effect of realized income amounting to ~~W~~1,046,043 million from disposal of equity securities measured at FVOCI.

	2024
	June 30, 2024			January 1, 2024		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	2,280,374	(602,019)	2,619,245	(691,480)	89,461
Exchange differences on translation of foreign operations		287,174	—	152,225	—	—
Net gain on valuation of cash flow hedge		2,527	(667)	4,034	(1,065)	398
Net loss on hedges of net investments in foreign operations		(209,407)	55,284	(117,276)	30,961	24,323
Remeasurements of defined benefit liabilities		120,558	(31,826)	120,558	(31,826)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		90,948	(24,012)	99,153	(26,178)	2,166

	~~W~~	2,572,174	(603,240)	2,877,939	(719,588)	116,348

Income tax benefit recognized direct to retained earnings amounting to ~~W~~103,441 million is the tax effect of realized income amounting to ~~W~~391,821 million from disposal of equity securities measured at FVOCI.

(4)	Global Minimum Corporate Tax Act

The Bank applies the temporary exception under Korean IFRS No. 1012 Income Taxes and does not recognize deferred tax assets or liabilities related to the Pillar 2 legislation, nor does it disclose information related to deferred taxes.

Under the legislation, the parent company is required to pay, in Republic of Korea, top-up tax on profits of its subsidiaries that are taxed at an effective tax rate of less than 15%. However, since most jurisdictions either qualify for the transitional relief provisions or already have an effective tax rate of 15% or higher, it is anticipated that no significant additional taxes will arise. As a result, the Bank has not recognized any amount related to the Global Minimum Corporate Tax Act in its current period income tax expense. The estimated annual effective tax rate is subject to change due to various factors, including tax incentives received by subsidiaries and adjustments to accounting profit or loss for the calculation of GloBE income as required under applicable laws in subsequent periods. Accordingly, the current tax expense related to Pillar 2 is exposed to estimation uncertainty.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

36. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the three-month and six-month periods ended June 30, 2025 and 2024 are computed as follows:

(i) Basic earnings per share

	2025			2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	890,692,667,996	1,908,404,946,662	1,080,681,694,796	1,673,815,643,907
Weighted-average number of ordinary shares outstanding (B)		5,332,154,186	5,299,862,376	5,203,672,208	5,001,085,394

Basic earnings per share (A/B) (in won)	~~W~~	167	360	208	335

(ii) Weighted-average number of ordinary shares outstanding

	2025
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	5,263,311,768	91	478,961,370,888
Increased paid-in capital (B)	13,000,000	91	1,183,000,000
Increased paid-in capital (C)	31,100,000	91	2,830,100,000
Increased paid-in capital (D)	77,640,000	29	2,251,560,000

Cumulative shares (E = A+B+C+D)			485,226,030,888

Weighted-average number of ordinary shares outstanding (E/91)			5,332,154,186

Six-month period ended:
Number of ordinary shares outstanding (A)	5,263,311,768	181	952,659,430,008
Increased paid-in capital (B)	13,000,000	118	1,534,000,000
Increased paid-in capital (C)	31,100,000	91	2,830,100,000
Increased paid-in capital (D)	77,640,000	29	2,251,560,000

Cumulative shares (E = A+B+C+D)			959,275,090,008

Weighted-average number of ordinary shares outstanding (E/181)			5,299,862,376

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

36. Earnings per Share, Continued

	2024
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,785,311,768	91	435,463,370,888
Increased paid-in capital (B)	400,000,000	91	36,400,000,000
Increased paid-in capital (C)	16,800,000	62	1,041,600,000
Increased paid-in capital (D)	24,200,000	26	629,200,000

Cumulative shares (E = A+B+C+D)			473,534,170,888

Weighted-average number of ordinary shares outstanding (E/91)			5,203,672,208

Six-month period ended:
Number of ordinary shares outstanding (A)	4,785,311,768	182	870,926,741,776
Increased paid-in capital (B)	400,000,000	94	37,600,000,000
Increased paid-in capital (C)	16,800,000	62	1,041,600,000
Increased paid-in capital (D)	24,200,000	26	629,200,000

Cumulative shares (E = A+B+C+D)			910,197,541,776

Weighted-average number of ordinary shares outstanding (E/182)			5,001,085,394

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2025 and 2024 are equal because there is no potential dilutive instrument.

37. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2025 and December 31, 2024 are as follows:

	2025		2024
Securities measured at FVTPL (*)	~~W~~	535,437	1,522,739
Securities measured at FVOCI (*)		1,264,532	1,831,157
Securities measured at amortized cost (*)		3,709,375	3,382,755

	~~W~~	5,509,344	6,736,651

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

38. Guarantees and Commitments

Guarantees and commitments as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	136,220	208,758
Guarantees for bond issuance		2,826,925	2,751,485
Guarantees for loans		408,073	468,067
Letter of guarantee		86,997	42,741
Guarantees for on-lending debt		1,353	1,440
Others		8,653,976	8,882,851

		12,113,544	12,355,342
Unconfirmed acceptances and guarantees:
Letter of credit		1,881,027	2,010,549
Others		4,376,647	4,976,884

		6,257,674	6,987,433
Commitments:
Commitments on loans		58,516,253	56,312,320
Others		11,736,123	11,377,587

		70,252,376	67,689,907

	~~W~~	88,623,594	87,032,682

39. Trust Accounts

(1)	Trust accounts as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Accrued trust fee	~~W~~	15,923	10,540
Borrowings from trust accounts		959,032	913,507
Accrued expense		3,945	3,269

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2025 and 2024 are as follows:

	June 30, 2025			June 30, 2024
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	8,912	17,843	9,005	18,539
Interest expenses of borrowings from trust accounts		(8,396)	(17,016)	(15,858)	(28,710)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

39. Trust Accounts, Continued

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Principals guaranteed trust	~~W~~	204,805	209,962
Principals and interest guaranteed trust		201,757	208,636

	~~W~~	406,562	418,598

Principal of money and property trust	~~W~~	363,264	377,327
Accrued trust profit		43,298	41,271

40. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2025 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, KDB Infrastructure Investment Asset Management Co., Ltd., KDB Life Insurance Co., Ltd., KDB Asia (HK) Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, PT KDB Tifa Finance Tbk and 6 others, KDB Investment PEF No. 2, KDB Small Medium Mezzanine PEF and 7 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB ESG 7th INC. and 16 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 20 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Real Estate Board, GM Korea Company, HMM Co., Ltd., Hanjin KAL, Korea Air Lines Co., Ltd., Hanwha Ocean Co., Ltd., Korea Ocean Business Corporation, TAEYOUNG ENGINEERING & CONSTRUCTION and 15 others, Keistone Value Investment 2nd PEF and 106 others, Hana K-NewDeal Unicorn Fund and 122 others
Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2025 and December 31, 2024 are as follows:

	Account	June 30, 2025		December 31, 2024
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	47	188
	Derivative financial assets		—	1,904
	Deposits		70	28
	Other liabilities		36,468	37,040
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		30,902	45,749
	Other liabilities		180	329
KDB Ireland Ltd.	Loans		1,044,963	1,052,396
	Allowance for loan losses		(543)	(548)
	Derivative financial assets		1,514	858
	Other assets		4,871	7,881
	Derivative financial liabilities		5,846	14,535
KDB Bank Europe Ltd.	Cash and due from banks		739,808	715,339
	Loans		79,590	76,437
	Allowance for loan losses		(41)	(40)
	Other assets		4,578	5,313
	Derivative financial liabilities		103	174
Banco KDB Do Brazil S.A.	Cash and due from banks		158,699	191,100
	Loans		348,595	374,850
	Allowance for loan losses		(210)	(227)
	Other assets		5,554	10,260
	Allowance of other assets		(2)	(4)
PT KDB Tifa Finance Tbk	Loans		27,128	29,400
	Allowance for loan losses		(14)	(15)
	Other assets		4,264	122
KDB Silicon Valley LLC	Deposits		62,394	85,260
	Other liabilities		534	668
KDB Asia (HK) Ltd.	Cash and due from banks		1,141,211	1,279,558
	Loans		—	73,500
	Allowance for loan losses		—	(39)
	Other assets		5,939	9,055
	Allowance of other assets		—	(1)
	Deposits		2	2
	Derivative financial liabilities		2,537	4,089
KDB Bank Uzbekistan	Cash and due from banks		278,062	176,400
	Loans		23,877	147,000
	Allowance for loan losses		(12)	(77)
	Other assets		1,278	2,690
	Allowance of other assets		—	(1)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

	Account	June 30, 2025		December 31, 2024
KDB Consus Value PEF	Securities	~~W~~	—	265,501
	Allowance of securities		—	(25)
	Derivative financial assets		—	95,933
	Other assets		—	22,728
	Deposits		—	26
	Other liabilities		—	42,303
KDB Life Insurance Co., Ltd.	Securities		253,568	—
	Allowance of securities		(29)	—
	Derivative financial assets		8,054	—
	Other assets		21,749	—
	Deposits		9	—
	Derivative financial liabilities		1,832	—
	Other liabilities		40,128	—
Corporate Liquidity Assistance Agency Co., Ltd.	Deposits		1,084,209	1,077,427
	Other liabilities		321	359
	Other provisions		—	242
Others	Loans		489,202	428,846
	Allowance for loan losses		(64,803)	(69,899)
	Derivative financial assets		2,140	2,257
	Other assets		1,033	2,396
	Allowance of other assets		(3)	(4)
	Deposits		74,795	105,742
	Borrowings		45,402	59,997
	Other liabilities		1,542	1,349
	Other provisions		7,265	4,467
Associates:
Korea Electric Power Co., Ltd.	Securities		137,304	192,138
	Loans		306,550	335,939
	Allowances for loan losses		(783)	(903)
	Derivative financial assets		41,105	2,350
	Other assets		5,161	5,152
	Deposits		356,756	116,622
	Borrowings		1,287	1,454
	Derivative financial liabilities		244,738	650,949
	Other liabilities		50,227	51,157
	Other provisions		94	157
HMM Co., Ltd.	Securities		—	1,269,495
	Loans		71,386	84,977
	Allowances for loan losses		(229)	(572)
	Other assets		567	2,272
	Deposits		1,086,120	883,000
	Other liabilities		51,462	30,038

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

	Account	June 30, 2025		December 31, 2024
HANJIN KAL	Loans	~~W~~	346,118	428,891
	Allowances for loan losses		—	(2,636)
	Other assets		999	529
	Deposits		—	2,000
	Other liabilities		337	344
Korean Air Lines Co., Ltd.	Loans		1,238,788	2,425,714
	Allowances for loan losses		(1,935)	(27,726)
	Derivative financial assets		1,792	10,235
	Other assets		5,483	8,880
	Deposits		1,257,043	2,106,944
	Derivative financial liabilities		59,517	154,167
	Other liabilities		64,247	67,252
	Other provisions		178	5,493
Korea Ocean Business Corporation	Securities		77,672	62,304
	Other assets		584	481
	Other liabilities		216	203
Hanwha Ocean Co., Ltd.	Securities		64	64
	Loans		2,534,475	2,838,142
	Allowances for loan losses		(35,807)	(90,160)
	Derivative financial assets		150,700	339,872
	Other assets		8,432	9,141
	Deposits		3,229	9,807
	Borrowings		39,031	5,136
	Other liabilities		13,931	13,865
	Other provisions		72,410	138,484
TAEYOUNG ENGINEERING & CONSTRUCTION	Loans		168,216	179,000
	Allowances for loan losses		(25,022)	(17,856)
	Deposits		71,949	57,505
	Other liabilities		1,033	728
	Other provisions		26,186	40,336
Associates:
Others	Securities		18,967	17,353
	Loans		404,042	418,933
	Allowances for loan losses		(25,942)	(18,853)
	Derivative financial assets		—	8,677
	Other assets		7,460	8,138
	Deposits		419,631	478,254
	Derivative financial liabilities		176	—
	Other liabilities		3,053	3,196
	Other provisions		26,607	40,441

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2025 and 2024 are as follows:

	Account	2025		2024
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	12	5
	Dividend income		40,070	31,435
	Fees and commission income, other income		1,874	5,149
	Interest expenses		(573)	(625)
	Other operating expenses		(1,904)	—
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		14,518	13,886
	Interest expenses		(642)	(425)
KDB Ireland Ltd.	Interest income		24,040	25,963
	Fees and commission income, other income		12,244	3,605
	Interest expenses		—	(14)
	Provision for loan losses		(30)	(12)
	Other operating expenses		(7,481)	(15,114)
KDB Bank Europe Ltd.	Interest income		15,872	17,109
	Reversal of allowance for loan losses		—	7
	Fees and commission income, other income		78	20
	Other operating expenses		(72)	(113)
Banco KDB Do Brazil S.A.	Interest income		12,705	11,689
	Reversal of allowance for loan losses		3	20
	Other operating expenses		(2)	(2)
PT KDB Tifa Finance Tbks	Interest income		720	819
KDB Silicon Valley LLC	Interest expenses		(1,328)	(2,373)
KDB Asia (HK) Ltd.	Interest income		29,921	42,066
	Dividend income		6,815	—
	Reversal of allowance for loan losses		37	—
	Fees and commission income, other income		1,337	563
	Interest expenses		—	(196)
	Provision for loan losses		—	(33)
	Other operating expenses		(1,133)	(101)
KDB Bank Uzbekistan	Interest income		7,015	4,239
	Reversal of allowance for loan losses		64	—
KDB Consus Value PEF	Interest income		—	10,103
	Fees and commission income, other income		483	50,872
	Interest expenses		—	(13)
	Other operating expenses		—	(204)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

	Account	2025		2024
KDB Life Insurance Co., Ltd.	Interest income	~~W~~	9,667	—
	Fees and commission income, other income		6,005	—
	Interest expenses		(11)	—
	Other operating expenses		(43,947)	—
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		—	10,065
	Fees and commission income, other income		242	—
	Interest expenses		(7,226)	(7,128)
	Other operating expenses		—	(5)
Others	Interest income		9,441	9,879
	Dividend income		21,419	67,907
	Reversal of allowance for loan losses		712	719
	Fees and commission income, other income		11,175	26,218
	Interest expenses		(1,370)	(2,063)
	Provision for loan losses		(885)	—
	Other operating expenses		(2,229)	(6,084)
Associates:
Korea Electric Power Co., Ltd.	Interest income		12,363	12,662
	Dividend income		44,993	—
	Reversal of allowance for loan losses		120	288
	Fees and commission income, other income		454,438	48,780
	Interest expenses		(4,666)	(7,169)
	Other operating expenses		(176,646)	(352,959)
HMM Co., Ltd.	Interest income		3,706	13,089
	Dividend income		178,320	140,840
	Reversal of allowance for loan losses		343	—
	Fees and commission income, other income		89,514	2,098
	Interest expenses		(27,079)	(4,274)
	Provision for loan losses		—	(12)
	Other operating expenses		(6,854)	(11,723)
HANJIN KAL	Interest income		5,381	5,823
	Dividend income		2,542	2,119
	Reversal of allowance for loan losses		2,636	600
	Fees and commission income, other income		15	15
	Interest expenses		(55)	(37)
	Other operating expenses		(2,773)	(10,629)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

	Account	2025		2024
Korea Air Lines Co., Ltd.	Interest income	~~W~~	35,368	37,394
	Dividend income		9,180	9,180
	Reversal of allowance for loan losses		25,791	276
	Fees and commission income, other income		170,451	49,145
	Interest expenses		(26,886)	(36,486)
	Other operating expenses		(75,728)	(214,246)
Korea Ocean Business Corporation	Interest income		1,539	1,763
	Fees and commission income, other income		813	502
	Interest expenses		—	(222)
	Other operating expenses		(8)	(1,190)
Hanwha Ocean Co., Ltd.	Interest income		51,773	46,453
	Reversal of allowance for loan losses		54,353	68,417
	Fees and commission income, other income		97,277	701,601
	Interest expenses		(1,161)	(7,609)
	Other operating expenses		(196,631)	(52,133)
TAEYOUNG ENGINEERING & CONSTRUCTION	Interest income		3,212	—
	Fees and commission income, other income		14,150	—
	Interest expenses		(139)	—
	Provision for loan losses		(7,166)	—
Others	Interest income		7,742	9,717
	Dividend income		111,368	193,799
	Reversal of allowance for loan losses		77	116,063
	Fees and commission income, other income		18,043	11,372
	Interest expenses		(2,667)	(4,792)
	Provision for loan losses		(7,166)	(10,940)
	Other operating expenses		(2,519)	(76,538)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

40. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2025 and December 31, 2024 are as follows:

	Account	June 30, 2025		December 31, 2024
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	500,000	500,000
KDB Consus Value PEF	Confirmed acceptances and guarantees		—	132,840
	Commitments		—	11,519
KDB Life Insurance Co., Ltd.	Confirmed acceptances and guarantees		132,840	—
Corporate Liquidity Assistance Agency Co., Ltd.	Commitments		—	560,000
Others	Commitments		1,831,035	1,054,869
Associates:
Korean Air Lines Co., Ltd.	Confirmed acceptances and guarantees		170,105	227,666
	Commitments		153,000	454,224
Hanwha Ocean Co., Ltd. (*)	Confirmed acceptances and guarantees		4,191,803	3,729,088
	Unconfirmed acceptances and guarantees		2,148,860	2,583,277
	Commitments		3,121,401	1,779,609
Others	Commitments		2,073,667	403,113

		~~W~~	14,322,711	11,436,205

(*)	For the six-month period ended June 30, 2024, Hanwha Ocean Co., Ltd. was reclassified as an associate due to the loss of control.

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Short-term employee benefits	~~W~~	321	182
Post-employment benefits		8	—

		329	182

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2025 and December 31, 2024.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

41. Statements of Cash Flows

(1)	Cash and cash equivalents in the separate statements of cash flows as of June 30, 2025 and 2024 are as follows:

	June 30, 2025		June 30, 2024
Cash and due from banks:
Cash and foreign currencies	~~W~~	67,780	71,123
Due from banks in Korean won		2,699,122	3,658,006
Due from banks in foreign currencies		9,721,056	8,951,566

		12,487,958	12,680,695
Less: Restricted due from banks, others		(3,147,175)	(3,126,296)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL
Government bonds		—	10,006
Loans measured at amortized cost:
Call-loans		1,645,310	3,260,267
Inter-bank loans		3,416,166	1,379,689

		5,061,476	4,639,956

		5,061,476	4,649,962

	~~W~~	14,402,259	14,204,361

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Decrease in loans due to write-offs	~~W~~	—	363
Increase in securities measured at FVOCI due to debt-to-equity swap		32	37,301
Increase in investments in subsidiaries and associates due to debt-to-equity swap		—	54,719
Decrease in accumulated other comprehensive income due to securities valuation		(699,135)	(338,871)
Deferred income tax effect due to securities valuation		184,572	89,461
Reclassification from investments in subsidiaries and associates to securities measured at FVOCI		1,399,680	544,800
Transfer between property and equipment and investment property		1,712	(10,781)
Recognition of right-of-use assets and lease liabilities		23,990	15,638
In-kind equity		—	1,999,780

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

42. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025			December 31, 2024
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	390,000	124,025	520,000	47,181
Loaned securities		140,713	—	40,409	—

		~~W~~530,713	124,025	560,409	47,181

43. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	3,217,493	1,374,468	15,188,184	19,780,145
Securities measured at FVOCI		2,032,852	14,885,693	13,055,040	29,973,585
Loans measured at FVTPL		—	—	436,988	436,988
Derivative financial assets		—	8,357,539	178	8,357,717

	~~W~~	5,250,345	24,617,700	28,680,390	58,548,435

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,126,367	—	2,126,367
Derivative financial liabilities		—	8,097,612	12,195	8,109,807

	~~W~~	—	10,223,979	12,195	10,236,174

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	2,804,662	1,391,702	14,222,436	18,418,800
Securities measured at FVOCI		1,594,047	16,759,867	14,406,279	32,760,193
Loans measured at FVTPL		—	—	419,773	419,773
Derivative financial assets		—	13,914,992	259	13,915,251

	~~W~~	4,398,709	32,066,561	29,048,747	65,514,017

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	2,389,246	—	2,389,246
Derivative financial liabilities		—	14,853,546	20,393	14,873,939

	~~W~~	—	17,242,792	20,393	17,263,185

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2025	~~W~~	14,222,436	14,406,279	419,773	259	29,048,747	20,393
Profit or loss		573,475	—	(8,904)	(81)	564,490	(8,198)
Other comprehensive income		—	166,197	—	—	166,197	—
Acquisition / Issue		639,929	144,706	31,000	—	815,635	—
Sale / Settlement		(246,569)	(148,564)	(4,881)	—	(400,014)	—
Transfer out (*)		(1,087)	(1,513,578)	—	—	(1,514,665)	—
Others		—	—	—	—	—	—

June 30, 2025	~~W~~	15,188,184	13,055,040	436,988	178	28,680,390	12,195

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

	2024
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2024	~~W~~	12,706,058	14,844,797	488,432	278	28,039,565	22,939
Profit or loss		249,185	—	(15,671)	(7)	233,507	2,012
Other comprehensive income		—	(413,598)	—	—	(413,598)	—
Acquisition / Issue		694,318	2,120,114	—	—	2,814,432	—
Sale / Settlement		(339,373)	(183,739)	(33,952)	—	(557,064)	—
Transfer out (*)		(4,996)	(182,468)	—	—	(187,464)	—
Others		—	—	217	—	217	—

June 30, 2024	~~W~~	13,305,192	16,185,106	439,026	271	29,929,595	24,951

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

(iii)	Changes in deferred day one profit or loss related to level 3 financial instruments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025		2024
Beginning balance	~~W~~	2,829	3,219
Amortization		(191)	(193)

Ending balance	~~W~~	2,638	3,026

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2025 and December 31, 2024 are as follows:

	Valuation technique	Input
Securities measured at FVTPL
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method, Black-Scholes model, Modified Black model, Formula model	Discount rate, exchange rate, volatility, commodity index, etc.
Currency forwards and swaps
Currency options
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2025 and December 31, 2024 are as follows:

June 30, 2025
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc	Discount rate	4.48 ~ 10.00
		Rate of increase in property disposal price	—
		Rate of increase in liquidation value	—
		Volatility	17.55 ~ 56.71
Securities measured at FVOCI
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc	Growth rate Discount rate Volatility Interest Volatility	— 5.79 ~ 13.66 24.53 0.49 ~ 0.63
Loans measured at FVTPL Convertible bonds, etc.	LSMC, Binomial model	Volatility	18.82 ~ 37.73
Derivatives financial assets
Interest rate swaps	Hull-White Two-Factor model	Volatility	(10) ~ 10
Stock index options	Discounted cash flow method, Relative value approach, Net asset value approach, Binomial Tree(T-F)	Volatility	26.72 ~ 31.40

December 31, 2024
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc.	Discount rate	4.87 ~ 10.32
		Rate of increase in property disposal price	—
		Rate of increase in liquidation value	—
		Volatility	18.36 ~ 56.61

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2024
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVOCI
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc.	Growth rate Discount rate Volatility Interest rate volatility	— 6.01 ~ 16.03 29.90 ~ 32.22 0.47 ~ 0.73
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	18.76 ~ 35.92
Derivatives financial assets
Interest rate swaps	Hull-White Two-Factor model	Volatility Correlation coefficient	0.68 ~ 0.85 (70) ~ 100
Stock index options	Discounted cash flow method, Relative value approach, Net asset value approach, Binomial Tree(T-F)	Volatility	25.71 ~ 26.97

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2025 and December 31, 2024 is as follows:

	June 30, 2025
	Profit (loss)			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	83,417	(76,895)	—	—
Securities measured at FVOCI (*1)		—	—	83,371	(67,899)
Loans measured at FVTPL (*2)		1,906	(1,569)	—	—
Derivative financial assets (*2)		924	(903)	—	—

	~~W~~	86,247	(79,367)	83,371	(67,899)

	December 31, 2024
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	79,721	(168,828)	—	—
Securities measured at FVOCI (*1)		—	—	94,580	(71,808)
Loans measured at FVTPL (*2)		3,876	(3,662)	—	—
Derivative financial assets (*2)		252	(239)	—	—

	~~W~~	83,849	(172,729)	94,580	(71,808)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 as of June 30, 2025 and December 31, 2024, W24,873,886 million and W24,518,096 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	9,340,783	3,147,175	—	12,487,958
Securities measured at amortized cost		3,243,377	6,472,104	—	9,715,481
Loans measured at amortized cost (*)		—	1,673,479	206,771,166	208,444,645
Other financial assets (*)		—	14,606,051	1,624,573	16,230,624

	~~W~~	12,584,160	25,898,809	208,395,739	246,878,708

Financial liabilities:
Deposits (*)	~~W~~	—	2,340,166	66,306,894	68,647,060
Borrowings (*)		—	4,155,400	25,394,267	29,549,667
Debentures		—	166,688,074	—	166,688,074
Other financial liabilities (*)		—	12,526,899	5,412,343	17,939,242

	~~W~~	—	185,710,539	97,113,504	282,824,043

	December 31, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	9,633,962	3,361,559	—	12,995,521
Securities measured at amortized cost		3,492,235	5,444,070	—	8,936,305
Loans measured at amortized cost (*)		—	2,824,285	207,162,934	209,987,219
Other financial assets (*)		—	6,105,731	1,691,860	7,797,591

	~~W~~	13,126,197	17,735,645	208,854,794	239,716,636

Financial liabilities:
Deposits (*)	~~W~~	—	2,077,635	64,077,827	66,155,462
Borrowings (*)		—	3,975,955	28,621,339	32,597,294
Debentures		—	167,652,781	—	167,652,781
Other financial liabilities (*)		—	4,427,119	5,313,603	9,740,722

	~~W~~	—	178,133,490	98,012,769	276,146,259

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

43. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2025 and December 31, 2024 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

44. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	9,340,783	—	—	—	—	3,147,175	—	12,487,958
Securities measured at FVTPL		—	19,780,145	—	—	—	—	—	19,780,145
Securities measured at FVOCI		—	—	—	15,758,282	14,215,303	—	—	29,973,585
Securities measured at amortized cost		—	—	—	—	—	9,715,481	—	9,715,481
Loans measured at FVTPL		—	436,988	—	—	—	—	—	436,988
Loans measured at amortized cost		5,061,476	—	—	—	—	202,913,347	—	207,974,823
Derivative financial assets		—	7,496,490	—	—	—	—	861,227	8,357,717
Other financial assets		—	—	—	—	—	16,232,418	—	16,232,418

	~~W~~	14,402,259	27,713,623	—	15,758,282	14,215,303	232,008,421	861,227	304,959,115

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,126,367	—	—	—	—	2,126,367
Deposits		—	—	—	—	—	68,544,231	—	68,544,231
Borrowings		—	—	—	—	—	29,608,382	—	29,608,382
Debentures		—	—	—	—	—	164,199,041	—	164,199,041
Derivative financial liabilities		—	7,616,614	—	—	—	—	493,193	8,109,807
Other financial liabilities		—	—	—	—	—	17,984,141	—	17,984,141

	~~W~~	—	7,616,614	2,126,367	—	—	280,335,795	493,193	290,571,969

	December 31, 2024
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	9,633,962	—	—	—	—	3,361,559	—	12,995,521
Securities measured at FVTPL		—	18,418,800	—	—	—	—	—	18,418,800
Securities measured at FVOCI		—	—	—	17,412,051	15,348,142	—	—	32,760,193
Securities measured at amortized cost		—	—	—	—	—	8,936,305	—	8,936,305
Loans measured at FVTPL		—	419,773	—	—	—	—	—	419,773
Loans measured at amortized cost		4,241,051	—	—	—	—	205,240,302	—	209,481,353
Derivative financial assets		—	13,624,445	—	—	—	—	290,806	13,915,251
Other financial assets		—	—	—	—	—	7,798,105	—	7,798,105

	~~W~~	13,875,013	32,463,018	—	17,412,051	15,348,142	225,336,271	290,806	304,725,301

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,389,246	—	—	—	—	2,389,246
Deposits		—	—	—	—	—	66,100,573	—	66,100,573
Borrowings		—	—	—	—	—	32,730,518	—	32,730,518
Debentures		—	—	—	—	—	165,102,269	—	165,102,269
Derivative financial liabilities		—	13,733,198	—	—	—	—	1,140,741	14,873,939
Other financial liabilities		—	—	—	—	—	9,778,765	—	9,778,765

	~~W~~	—	13,733,198	2,389,246	—	—	273,712,125	1,140,741	290,975,310

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

45. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	8,357,717	—	8,357,717	5,781,498	225,911	2,350,308
Unsettled spot exchange receivables (*)		12,243,979	—	12,243,979	12,241,524	—	2,455
Unsettled domestic exchange receivables		6,354,746	3,992,673	2,362,073	—	—	2,362,073
Security pledged as collateral for repurchase agreements		390,000	—	390,000	124,025	—	265,975
Reverse repurchase agreements		2,531,400	—	2,531,400	2,531,400	—	—
Loaned securities		140,713	—	140,713	140,713	—	—
Receivables from securities transaction		94,861	—	94,861	94,861	—	—

	~~W~~	30,113,416	3,992,673	26,120,743	20,914,021	225,911	4,980,811

	June 30, 2025
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	8,109,807	—	8,109,807	4,335,225	273,736	3,500,846
Unsettled spot exchange payables (*)		12,243,437	—	12,243,437	12,241,524	—	1,913
Unsettled domestic exchange payables		4,276,136	3,992,673	283,463	—	—	283,463
Repurchase agreements		124,025	—	124,025	124,025	—	—
Payables from securities transaction		80,617	—	80,617	80,617	—	—

	~~W~~	24,834,022	3,992,673	20,841,349	16,781,391	273,736	3,786,222

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

45. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2024
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	13,915,251	—	13,915,251	10,019,614	62,644	3,832,993
Unsettled spot exchange receivables (*)		4,171,827	—	4,171,827	4,171,331	—	496
Unsettled domestic exchange receivables		4,246,146	2,312,241	1,933,905	—	—	1,933,905
Security pledged as collateral for repurchase agreements		520,000	—	520,000	47,181	—	472,819
Reverse repurchase agreements		1,676,700	—	1,676,700	1,676,700	—	—
Loaned securities		40,409	—	40,409	40,409	—	—
Receivables from securities transaction		4,206	—	4,206	4,206	—	—

	~~W~~	24,574,539	2,312,241	22,262,298	15,959,441	62,644	6,240,213

	December 31, 2024
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	14,873,939	—	14,873,939	8,518,079	293,465	6,062,395
Unsettled spot exchange payables (*)		4,172,071	—	4,172,071	4,171,331	—	740
Unsettled domestic exchange payables		2,567,289	2,312,241	255,048	—	—	255,048
Repurchase agreements		47,181	—	47,181	47,181	—	—
Payables from securities transaction		16,102	—	16,102	16,102	—	—

	~~W~~	21,676,582	2,312,241	19,364,341	12,752,693	293,465	6,318,183

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

46. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	699,406	1,340,062	18,505	35,351	2,093,324
Operating income (loss) from intersegment sales		(18,646)	(925,649)	—	944,295	—

	~~W~~	680,760	414,413	18,505	979,646	2,093,324

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	1,414,993	(126,271)	26,145	345,746	1,660,613
Operating income (loss) from intersegment sales		5,013	556,092	—	(561,105)	—

	~~W~~	1,420,006	429,821	26,145	(215,359)	1,660,613

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2025 and 2024 are as follows:

	2025
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	728,437	(328,714)	1,016	141,124	541,863
Non-interest income
Income related to securities (*1)		58,539	293,913	—	26,839	379,291
Other non-interest income		140,681	422,939	21,629	906,821	1,492,070

		199,220	716,852	21,629	933,660	1,871,361
Provision for loan losses and others (*2)		184	65,340	—	(19)	65,505
General and administrative expenses		(247,081)	(39,065)	(4,140)	(95,119)	(385,405)

Operating income	~~W~~	680,760	414,413	18,505	979,646	2,093,324

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

46. Operating Segments, Continued

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	852,264	(304,278)	8,808	5,960	562,754
Non-interest income
Income related to securities (*1)		133,189	51,769	—	68,254	253,212
Other non-interest income		343,865	722,588	21,598	(189,906)	898,145

		477,054	774,357	21,598	(121,652)	1,151,357
Provision for loan losses and others (*2)		338,074	(2,262)	—	(1,457)	334,355
General and administrative expenses		(247,386)	(37,996)	(4,261)	(98,210)	(387,853)

Operating income	~~W~~	1,420,006	429,821	26,145	(215,359)	1,660,613

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2025 and 2024 and the geographical non-current asset information as of June 30, 2025 and December 31, 2024 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2025		2024	June 30, 2025	December 31, 2024
Domestic	~~W~~	43,582,110	33,157,231	35,473,061	34,059,881
Overseas		2,593,363	2,757,221	119,097	122,342

	~~W~~	46,175,473	35,914,452	35,592,158	34,182,223

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

47. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and three other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended June 30, 2025, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2025

•	Setting and managing exposure limits by country for 2025

•	Contingency funding plan for 2025

•	Major reporting

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

•	Setting management limit of credit portfolios of 2025

•	Allocation of internal capital limits of 2025

•	Resolution of Credit Committee for the fourth quarter of 2024

•	Results of the adequacy of the individually measured loss allowance of 2024

•	Approval of upward adjustment of credit exposure limit ratio for large affiliates with credit ratings of A0 or Higher

•	Management plan for credit exposure limits following the increase of company A’s refund guarantee Limit

•	Resolution of Credit Committee for the first quarter of 2025

•	Result of integrated crisis analysis for the first half of 2025

•	Enhancement plan for credit rating model of companies not subject to external audit under the External Audit Act

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book (IRRBB) coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

•	Development of system related to Fundamental Review of the Trading Book (FRTB) under Basel III in August 2022

•	Development of system related to operational risk under Basel III in September 2022

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s front office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Murex FRTB	Sep. 2022	Calculation of regulatory capital and internal capital under FRTB SA Standards and stress testing analysis
Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.
Operational Risk Management System	Standardized Approach	Sep. 2022	Calculation of operation risk, RCSA, KRI and management of loss events, etc.
BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.
Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected loss model

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

The Bank has completed IT consulting and system development related to Market Risk Regulation (Fundamental Review of the Trading Book , FRTB) and Operational Risk Regulation under Basel III during the second half of 2022.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

to increase profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, industry, and country. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrowers’ credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

Details of loans by credit rating as of June 30, 2025 and December 31, 2024 are as follows:

< Corporate >

	June 30, 2025
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	181,588,499	158,198,388	23,390,111	—
BBB2 ~ CCC		28,106,944	10,250,249	16,542,119	1,314,576
Below CC		1,089,508	—	22,162	1,067,346

	~~W~~	210,784,951	168,448,637	39,954,392	2,381,922

	December 31, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	180,348,619	159,388,765	20,959,854	—
BBB2 ~ CCC		30,814,870	11,229,886	18,561,521	1,023,463
Below CC		1,101,360	—	100	1,101,260

	~~W~~	212,264,849	170,618,651	39,521,475	2,124,723

< Retail >

	June 30, 2025
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	102,014	98,087	3,927	—
Grade 7~ Grade 8		334	—	334	—
Grade 9~ Grade 10		1,507	—	—	1,507

	~~W~~	103,855	98,087	4,261	1,507

	December 31, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	140,982	135,315	5,667	—
Grade 7~ Grade 8		1,322	—	1,306	16
Grade 9~ Grade 10		1,230	—	—	1,230

	~~W~~	143,534	135,315	6,973	1,246

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2025 and December 31, 2024 are as follows:

< Corporate >

	June 30, 2025
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	54,702,170	49,533,243	5,168,927	—
BBB2 ~ CCC		3,783,323	1,776,914	1,946,554	59,855
Below CC		—	—	—	—

	~~W~~	58,485,493	51,310,157	7,115,481	59,855

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	15,607,790	10,383,550	5,224,240	—
BBB2 ~ CCC		2,724,936	1,732,664	977,994	14,278
Below CC		38,492	—	—	38,492

	~~W~~	18,371,218	12,116,214	6,202,234	52,770

	December 31, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	50,579,198	46,235,837	4,343,361	—
BBB2 ~ CCC		5,699,307	3,365,397	2,285,478	48,432
Below CC		397	—	—	397

	~~W~~	56,278,902	49,601,234	6,628,839	48,829

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	8,255,939	7,466,921	789,018	—
BBB2 ~ CCC		11,035,950	5,176,575	5,842,792	16,583
Below CC		50,886	—	—	50,886

	~~W~~	19,342,775	12,643,496	6,631,810	67,469

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

< Retail >

	June 30, 2025
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	30,760	30,622	138	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	30,760	30,622	138	—

	December 31, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	33,418	33,171	247	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	33,418	33,171	247	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0% (*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2025.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	— Countries, public institutions, banks, equity
	SA	— Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		— Corporate, small and medium enterprises, asset securitization (at each credit level)
Application of IRB by phase		— Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Senior Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is regularly audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt repayability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is executed as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Securities measured at FVOCI	~~W~~	23,939	75,472
Loans measured at amortized cost		2,539,630	2,383,289
Other assets		6,255	7,812

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	721,920	1,264,434	—	278,062	158,699	739,809	532,540	4,540,202	2,456,301	10,691,967
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,581,611	367,938	57,390	—	—	—	667,231	5,366,061	4,306,938	14,347,169
Securities measured at amortized cost
Bonds (excluding government bonds)		3,804,306	—	—	—	—	—	—	678,795	—	4,483,101
Loans		160,465,286	1,437,124	2,253,901	351,549	724,708	291,384	2,338,522	12,876,858	50,267,538	231,006,870
Derivative financial assets		387,023	14,541	—	—	—	—	24,595	31,840	403,465	861,464
Other assets		6,101,469	—	—	—	—	—	—	—	10,267,736	16,369,205

		175,061,615	3,084,037	2,311,291	629,611	883,407	1,031,193	3,562,888	23,493,756	67,701,978	277,759,776
Guarantees (including financial guarantees)		17,158,564	1,056	—	—	—	52,318	—	1,070,306	88,974	18,371,218
Commitments		48,048,437	405,809	225,519	—	—	164,090	586,425	4,126,714	4,959,259	58,516,253

		65,207,001	406,865	225,519	—	—	216,408	586,425	5,197,020	5,048,233	76,887,471

	~~W~~	240,268,616	3,490,902	2,536,810	629,611	883,407	1,247,601	4,149,313	28,690,776	72,750,211	354,647,247

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	453,479	1,318,743	—	176,400	191,100	715,340	19,911	5,499,422	3,247,842	11,622,237
Securities measured at FVOCI:
Bonds (excluding government bonds)		5,930,002	372,498	29,678	—	—	—	706,417	5,949,041	4,118,457	17,106,093
Securities measured at amortized cost:
Bonds (excluding government bonds)		3,560,368	—	—	—	—	—	—	588,959	—	4,149,327
Loans		159,628,176	1,762,157	2,175,683	545,206	694,285	258,082	1,938,291	12,288,293	51,738,561	231,028,734
Derivative financial assets		243,449	—	—	—	—	—	1,230	182	45,981	290,842
Other assets		2,616,174	—	—	—	—	—	—	—	5,362,961	7,979,135

		172,431,648	3,453,398	2,205,361	721,606	885,385	973,422	2,665,849	24,325,897	64,513,802	272,176,368
Guarantees (including financial guarantees)		18,357,053	1,085	—	—	—	56,699	—	828,844	99,094	19,342,775
Commitments		46,482,058	250,896	66,134	—	—	21,402	579,201	4,406,682	4,505,948	56,312,321

		64,839,111	251,981	66,134	—	—	78,101	579,201	5,235,526	4,605,042	75,655,096

	~~W~~	237,270,759	3,705,379	2,271,495	721,606	885,385	1,051,523	3,245,050	29,561,423	69,118,844	347,831,464

Industry information of credit exposure as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	9,112,717	1,579,250	10,691,967
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,443,061	8,999,296	2,904,812	14,347,169
Securities measured at amortized cost
Bonds (excluding government bonds)		953,481	2,652,029	877,591	4,483,101
Loans		88,652,073	119,890,490	22,464,307	231,006,870
Derivative financial assets		—	861,464	—	861,464
Other assets		232,994	502,423	15,633,788	16,369,205

		92,281,609	142,018,419	43,459,748	277,759,776
Guarantees (including financial guarantees)		15,747,190	2,457,748	166,280	18,371,218
Commitments		25,724,917	26,338,532	6,452,804	58,516,253

		41,472,107	28,796,280	6,619,084	76,887,471

	~~W~~	133,753,716	170,814,699	50,078,832	354,647,247

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	9,859,582	1,762,655	11,622,237
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,096,554	10,493,304	3,516,235	17,106,093
Securities measured at amortized cost:
Bonds (excluding government bonds)		847,317	2,337,223	964,787	4,149,327
Loans		89,083,417	118,293,797	23,651,520	231,028,734
Derivative financial assets		—	290,842	—	290,842
Other assets		257,770	606,725	7,114,640	7,979,135

		93,285,058	141,881,473	37,009,837	272,176,368
Guarantees (including financial guarantees)		16,764,602	2,415,561	162,612	19,342,775
Commitments		24,979,628	27,329,872	4,002,821	56,312,321

		41,744,230	29,745,433	4,165,433	75,655,096

	~~W~~	135,029,288	171,626,906	41,175,270	347,831,464

Credit exposures of debt securities by credit rating as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	25,421,496	25,029,553	391,943	—
BBB2 ~ CCC		65,000	5,000	60,000	—
Below CC		—	—	—	—

	~~W~~	25,486,496	25,034,553	451,943	—

	December 31, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	26,273,071	25,861,132	411,939	—
BBB2 ~ CCC		85,000	35,000	50,000	—
Below CC		—	—	—	—

	~~W~~	26,358,071	25,896,132	461,939	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2025 and December 31, 2024 are as follows:

BIS capital adequacy ratio

	June 30, 2025		December 31, 2024
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	47,226,664	42,581,473
Additional Tier 1 capital		—	—

		47,226,664	42,581,473
Tier 2 capital		3,014,682	3,350,097

	~~W~~	50,241,346	45,931,570

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	325,075,608	316,077,185
Market risk-weighted assets		4,085,354	3,246,288
Operational risk-weighted assets		10,096,600	11,020,728

	~~W~~	339,257,562	330,344,201

BIS capital adequacy ratio (A/B):		14.81	13.90
Tier 1 capital ratio:		13.92	12.89
Common Equity Tier 1 ratio		13.92	12.89
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		0.89	1.01

Equity capital based on BIS

	June 30, 2025		December 31, 2024
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	26,925,259	26,316,559
Capital surplus		1,343,195	1,355,849
Retained earnings, etc.		17,544,907	12,768,402
Accumulated other comprehensive income, etc.		1,518,908	2,992,380
Common stock deductibles		(105,605)	(851,717)

		47,226,664	42,581,473
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		896,109	939,461
Qualified capital securities		2,374,000	2,678,000
Non-qualified capital securities		—	—
Additional stock deductibles		(255,427)	(267,364)

		3,014,682	3,350,097

Equity capital (A+B)	~~W~~	50,241,346	45,931,570

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In response to the full implementation of Basel III market risk regulations, the Bank has been calculating and managing market risk capital in accordance with the Standardized Approach under Basel III since January 2023. The Standardized Approach under Basel III measures market risk by three components: sensitivity risk, default risk and residual risk. Sensitivity risk measures the market risk by five risk classes, which are general interest rate, credit spread, equity, foreign exchange and commodity. Default risk quantifies losses in the event of a default that exceeds normal market price fluctuations. Lastly, residual risk quantifies risk that cannot be measured by sensitivity risk and default risk. These components are then simply added together to calculate the total required capital.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors Market Risk limit of each trading department on a daily basis.

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Sensitivity risk:
General interest rate	~~W~~	140,372	94,918
Credit spread		149,375	136,309
Equity		598	24
Foreign exchange (FX)		20,696	14,186
Commodity		988	555

		312,029	245,992
Default risk		4,099	3,296
Residual risk		5,009	4,720

	~~W~~	321,137	254,008

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by IRRBB (Interest Rate Risk in Banking Book), ΔEVE (change in Economic Value of Equity) and ΔNII (change in Net Interest Income).

ΔEVE represents fluctuations in the economic value of equity capital that may occur due to changes in interest rates affecting the present values of assets, liabilities and off-balance sheet items. ΔNII represents changes in net interest income that may occur over a certain period of time (e.g. one year) in the future due to changes in interest rates.

The Bank’s Risk Management Committee sets and manages interest rate risk limits on a yearly basis and interest rate risk is monthly measured and monitored.

ΔEVE and ΔNII of the Bank’s non-trading positions as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
ΔEVE	~~W~~	1,193,897	1,584,245
ΔNII		471,856	551,404

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	USD		EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	8,478,656	270,742	113,152	(2,287)	894,559	9,754,822
Securities measured at FVTPL		768,126	—	4,689	—	20,523	793,338
Securities measured at FVOCI		10,770,887	665,992	665,723	—	91,495	12,194,097
Securities measured at amortized cost		678,795	—	—	—	—	678,795
Loans measured at amortized cost		58,486,410	4,401,033	3,221,563	1,350,495	2,009,019	69,468,520
Derivative financial assets		1,248,288	64,977	4,539	259,554	42,795	1,620,153
Other financial assets		6,577,127	148,392	67,209	6,324	1,104,815	7,903,867

		87,008,289	5,551,136	4,076,875	1,614,086	4,163,206	102,413,592
Financial liabilities:
Financial liabilities measured at FVTPL		245,937	—	—	—	—	245,937
Deposits		18,618,683	27,644	413,118	30	12,145	19,071,620
Borrowings		20,886,172	179,228	2,776,039	—	981,576	24,823,015
Debentures		35,998,736	2,699,207	473,064	1,063,716	9,789,015	50,023,738
Derivative financial liabilities		1,788,388	53,822	3,460	260,956	33,228	2,139,854
Other financial liabilities		6,026,481	194,594	68,235	19,209	1,344,289	7,652,808

		83,564,397	3,154,495	3,733,916	1,343,911	12,160,253	103,956,972

Net financial position	~~W~~	3,443,892	2,396,641	342,959	270,175	(7,997,047)	(1,543,380)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	USD		EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	10,173,373	267,561	100,607	25,041	843,169	11,409,751
Securities measured at FVTPL		843,635	—	2,149	—	21,383	867,167
Securities measured at FVOCI		11,340,644	562,946	611,946	—	160,159	12,675,695
Securities measured at amortized cost		588,960	—	—	—	—	588,960
Loans measured at amortized cost		63,255,440	4,019,108	3,094,708	1,257,669	2,241,160	73,868,085
Derivative financial assets		1,735,394	63,397	9,916	245,797	53,755	2,108,259
Other financial assets		2,311,768	42,597	47,501	3,728	1,021,321	3,426,915

		90,249,214	4,955,609	3,866,827	1,532,235	4,340,947	104,944,832
Financial liabilities:
Financial liabilities measured at FVTPL		271,712	—	—	—	—	271,712
Deposits		17,759,643	90,238	500,654	24	52,053	18,402,612
Borrowings		24,145,429	173,945	2,401,491	—	1,319,443	28,040,308
Debentures		39,397,041	2,643,535	271,509	543,055	8,050,162	50,905,302
Derivative financial liabilities		2,544,086	50,006	3,689	262,150	42,581	2,902,512
Other financial liabilities		2,823,530	57,793	44,262	5,256	1,186,239	4,117,080

		86,941,441	3,015,517	3,221,605	810,485	10,650,478	104,639,526

Net financial position	~~W~~	3,307,773	1,940,092	645,222	721,750	(6,309,531)	305,306

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•	The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,567,503	382,663	1,428,244	1,048,282	—	12,426,692
Securities measured at FVTPL		126,670	80,159	1,281,638	275,750	18,005,873	19,770,090
Securities measured at FVOCI		330,153	647,118	2,688,580	9,799,096	16,498,937	29,963,884
Securities measured at amortized cost		153,569	1,152,568	3,078,520	5,313,556	30,000	9,728,213
Loans		14,035,299	20,982,287	71,155,889	77,552,248	23,440,839	207,166,562
Other financial assets		14,606,005	—	—	—	1,732,753	16,338,758

	~~W~~	38,819,199	23,244,795	79,632,871	93,988,932	59,708,402	295,394,199

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	599,521	224,518	758,460	297,930	245,937	2,126,366
Deposits		26,332,479	14,061,206	23,984,309	4,178,978	477	68,557,449
Borrowings		5,102,985	7,597,702	10,297,130	5,507,805	768,844	29,274,466
Debentures		4,744,857	13,612,593	54,549,835	84,217,408	7,560,673	164,685,366
Other financial liabilities		14,165,025	3,017,208	—	—	5,829,295	23,011,528

	~~W~~	50,944,867	38,513,227	89,589,734	94,202,121	14,405,226	287,655,175

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,972,375	503,873	1,547,894	924,609	—	12,948,751
Securities measured at FVTPL		46,600	44,229	1,366,748	189,953	16,741,203	18,388,733
Securities measured at FVOCI		826,144	915,551	3,345,316	9,961,875	16,773,121	31,822,007
Securities measured at amortized cost		115,000	811,131	3,340,174	4,649,715	30,000	8,946,020
Loans		14,624,020	22,345,767	75,308,653	74,886,373	21,375,761	208,540,574
Other financial assets		6,105,756	—	—	—	1,812,957	7,918,713

	~~W~~	31,689,895	24,620,551	84,908,785	90,612,525	56,733,042	288,564,798

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	692,242	177,967	845,385	401,940	271,712	2,389,246
Deposits		26,721,259	14,853,061	19,694,387	4,812,941	494	66,082,142
Borrowings		6,497,080	9,373,391	9,491,425	6,268,523	774,520	32,404,939
Debentures		7,190,293	9,981,850	51,813,957	88,861,601	8,010,418	165,858,119
Other financial liabilities		5,725,726	2,996,849	—	—	5,921,914	14,644,489

	~~W~~	46,826,600	37,383,118	81,845,154	100,345,005	14,979,058	281,378,935

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2025 and December 31, 2024 are as follows:

Net settlement of derivative financial instruments

	June 30, 2025
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(3,270)	—	—	—	—	(3,270)
Interest rate		(110,707)	(77,405)	(258,424)	(371,975)	667,594	(150,917)
Stock		27	—	—	—	—	27
Hedging purpose derivatives:
Interest rate		30,050	314,619	709,812	2,199,482	1,158,453	4,412,416

	~~W~~	(83,900)	237,214	451,388	1,827,507	1,826,047	4,258,256

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	3,724	—	—	—	—	3,724
Interest rate		55,197	30,315	(325,391)	(394,347)	1,079,448	445,222
Hedging purpose derivatives:
Interest rate		36,090	250,330	841,971	2,130,959	1,295,726	4,555,076

	~~W~~	95,011	280,645	516,580	1,736,612	2,375,174	5,004,022

Gross settlement of derivative financial instruments

	June 30, 2025
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	75,519,934	28,082,421	69,193,627	119,634,458	7,562,843	299,993,283
Outflow		75,564,319	28,104,758	68,706,482	118,925,956	7,692,256	298,993,771
Hedging purpose derivatives:
Currency
Inflow		356,693	400,756	5,018,681	22,316,805	4,444,858	32,537,793
Outflow		358,698	446,517	7,379,987	23,807,506	4,341,401	36,334,109

Total inflow	~~W~~	75,876,627	28,483,177	74,212,308	141,951,263	12,007,701	332,531,076

Total outflow	~~W~~	75,923,017	28,551,275	76,086,469	142,733,462	12,033,657	335,327,880

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	67,582,388	38,553,043	66,563,517	122,988,092	6,762,347	302,449,387
Outflow		67,425,405	38,576,699	66,061,685	122,136,515	6,868,720	301,069,024

Hedging purpose derivatives:
Currency
Inflow		1,258,709	1,810,835	3,446,653	19,785,824	4,827,947	31,129,968
Outflow		1,542,826	1,787,625	3,950,032	22,008,513	4,721,907	34,010,903

Total inflow	~~W~~	68,841,097	40,363,878	70,010,170	142,773,916	11,590,294	333,579,355

Total outflow	~~W~~	68,968,231	40,364,324	70,011,717	144,145,028	11,590,627	335,079,927

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2025 and 2024 (Unaudited), and December 31, 2024

(In millions of won)

47. Risk Management, Continued

In the case of payment guarantees, loan commitments, and similar facilities provided by the Bank, there exists a contractual maturity. However, the Bank is obligated to make immediate payment upon demand by the counterparty. Details of guarantees and commitments as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025		December 31, 2024
Guarantees	~~W~~	18,371,218	19,342,775
Commitments		70,252,376	67,689,907

	~~W~~	88,623,594	87,032,682

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2025 was 0.7% at chained 2020 year prices, primarily due to a 4.0% increase in exports of goods and services and a 1.5% increase in aggregate private and general government consumption expenditures, the effects of which were offset in part by a 3.8% increase in imports of goods and services and a 3.5% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2024.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 2.1% and the unemployment rate was 2.8% in the first nine months of 2025.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 3,071.1 on June 30, 2025, 3,245.4 on July 31, 2025, 3,186.0 on August 29, 2025, 3,424.6 on September 30, 2025, 4,107.5 on October 31, 2025, 3,926.6 on November 28, 2025, 4,214.2 on December 31, 2025 and 4,904.7 on January 19, 2026.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,356.4 to US$1.00 on June 30, 2025, Won 1,382.9 to US$1.00 on July 31, 2025, Won 1,388.6 to US$1.00 on August 29, 2025, Won 1,402.2 to US$1.00 on September 30, 2025, Won 1,423.2 to US$1.00 on October 31, 2025, Won 1,464.8 to US$1.00 on November 28, 2025, Won 1,434.9 to US$1.00 on December 31, 2025 and Won 1,473.5 to US$1.00 on January 19, 2026.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic’s current account surplus in the first nine months of 2025 increased to US$82.8 billion from the current account surplus of US$67.2 billion in the corresponding period of 2024, primarily due to increases in surpluses from the goods account and the income account, the effects of which were offset in part by an increase in deficit from the service account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$50.4 billion in the first nine months of 2025. Exports increased by 2.2% to US$519.7 billion in the first nine months of 2025 from US$508.5 billion in the corresponding period of 2024, primarily due to a substantial growth in demand for semiconductor products globally. Imports decreased by 0.5% to US$469.3 billion in the first nine months of 2025 from US$471.9 billion in the corresponding period of 2024, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$428.1 billion as of December 31, 2025.

Government Finance

Effective January 2, 2026, the responsibility of preparing the Government budget and administering the Government’s finances has been transferred from the Ministry of Economy and Finance to the Ministry of Planning and Budget, a new ministry established under the Prime Minister’s Office.

Under the National Finance Act, the Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Planning and Budget and approved by the President of the Republic, to the National Assembly not later than 120 days prior to the start of the fiscal year, and may submit supplementary budgets revising the original budget at any time during the fiscal year.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2023 amounted to approximately ~~W~~1,102.1 trillion, an increase of 5.6% over the previous year.

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2024 amounted to approximately ~~W~~1,150.9 trillion, an increase of 4.4% over the previous year.

Effective January 2, 2026, the responsibility of administering the national debt of the Republic has been transferred from the Ministry of Economy and Finance to the Ministry of Planning and Budget.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2024:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)

	(millions)
US$	US$ 6,525.0	US$	6,525.0
Euro (EUR)	EUR 1,400.0		1,455.9

Total		US$	7,980.9

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2024.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2020	808,941.0
2021	927,865.2
2022	1,021,574.4
2023	1,080,844.4
2024	1,128,191.5

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2020	2021	2022	2023	2024
	(billions of Won)
Domestic	12,490.0	10,930.0	10,620.0	10,460.0	10,960.0
External(1)	—	—	—	—	—

Total	12,490.0	10,930.0	10,620.0	10,460.0	10,960.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2024
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028	3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048	3.875	USD	500,000,000		500,000,000
2019-001	June 19, 2019	June 19, 2029	2.500	USD	1,000,000,000		1,000,000,000
2020-001	September 16, 2020	September 16, 2030	1.000	USD	625,000,000		625,000,000
2020-002	September 16, 2020	September 16, 2025	0.000	EUR	700,000,000		700,000,000
2021-001	October 15, 2021	October 15, 2026	0.000	EUR	700,000,000		700,000,000
2021-002	October 15, 2021	October 15, 2031	1.750	USD	500,000,000		500,000,000
2024-001	July 3, 2024	July 3, 2029	4.500	USD	1,000,000,000		1,000,000,000

Total External Bonds in Original Currencies							USD 6,525,000,000
							EUR 1,400,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	11,731,930,000,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,470.0, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,528.7, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2024
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	0.750-5.750	2006-2024	2025-2074	1,047,874.2
Interest-Bearing Treasury Bond for National Housing I	1.000-1.750	2015-2024	2020-2029	79,100.9
Interest-Bearing Treasury Bond for National Housing II	0.0	2009-2017	2019-2029	1.9
Interest-Bearing Treasury Bond for National Housing III	—	—	—	0
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1967-1985	—	9.4

Total Bonds				1,126,986.5

2. Borrowings
Borrowings from The Bank of Korea	—	—	—	0
Borrowings from the Sports Promotion Fund	2.875-3.665	2023-2024	2025-2029	960.0
Borrowings from The Korea Foundation Fund	—	—	—	0
Borrowings from the Labor Welfare Promotion Fund	2.920-2.935	2024	2025	50.0
Borrowings from Korea Technology Finance Corporation	2.870-3.100	2024	2026	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	—	—	—	0
Borrowings from the Government Employees’ Pension Fund	—	—	—	0
Borrowings from the Film Industry Development Fund	—	—	—	0
Borrowings from the Korea Credit Guarantee Fund	—	—	—	0
Borrowings from the Housing Finance Credit Guarantee Fund	—	—	—	0
Borrowings from the Korea Infrastructure Credit Guarantee Fund	—	—	—	0

Total Borrowings				1,205.0

Total Internal Funded Debt				1,128,191.5

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2024
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	—	—	—	0
Korea Student Aid Foundation	1.230-5.480	2011-2024	2025-2044	10,350.0
Supply Chain Resilience Fund	2.820-2.960	2024	2026-2027	400.0
Key Industry Stabilization Fund	1.450-2.190	2020-2021	2025	210.0

Total Internal Guaranteed Debt				10,960.0

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-280021.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

The Notes

We are offering US$     aggregate principal amount of     % notes due January     , 20    (the “20    Notes”), US$    aggregate principal amount of     % notes due January    , 20    (the “20    Notes”), US$     aggregate principal amount of     % notes due January     , 20    (the “20    Notes”) and US$    aggregate principal amount of floating rate notes due on the Floating Rate Notes Interest Payment Date (as defined below) falling on or nearest to January    , 20   (the “Floating Rate Notes,” and together with the 20   Notes, 20    Notes and the 20   Notes, the “Notes”).

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Fixed Rate Notes

The 20     Notes are initially limited to US$      aggregate principal amount, the 20    Notes are initially limited to US$    aggregate principal amount and the 20     Notes (together with the 20     Notes and the 20    Notes, the “Fixed Rate Notes”) are initially limited to US$     aggregate principal amount. The 20     Notes will mature on January     , 20     (the “20     Notes Maturity Date”), the 20    Notes will mature on January    , 20   (the “20    Notes Maturity Date”) and the 20     Notes will mature on January     , 20     (the “20     Notes Maturity Date”, and together with the 20     Notes Maturity Date and the 20    Notes Maturity Date, the “Fixed Rate Notes Maturity Dates”). The 20     Notes will bear interest at the rate of     % per annum, the 20    Notes will bear interest at the rate of     % per annum and the 20     Notes will bear interest at the rate of     % per annum, in each case payable semi-annually in arrear on January      and July      of each year (each, a “Fixed Rate Notes Interest Payment Date”), beginning on July     , 2026. Interest on the Fixed Rate Notes will accrue from January     , 2026. If any Fixed Rate Notes Interest Payment Date or any Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a 20     Note, 20     Note or 20     Note, as applicable, at the close of business on the fifteenth day (whether or not a business day) preceding the related Fixed Rate Notes Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

Floating Rate Notes

The Floating Rate Notes are initially limited to US$ aggregate principal amount. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date (as defined below) on or nearest to January     , 20     (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus     % per annum, payable

quarterly in arrear on January     , April     , July      and October      of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”), beginning on the Floating Rate Notes Interest Payment Date falling on or nearest to April     , 2026, and if redeemed early, the date of such redemption. In no event shall the rate of interest for the Floating Rate Notes be less than 0% for any Floating Rate Notes Interest Period (as defined herein).

Interest on the Floating Rate Notes will accrue from (and including) January     , 2026. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day (and interest will continue to accrue to but excluding such following date that is a business day) unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day and interest shall accrue to but excluding such preceding business day. The term “business day” as used herein means a U.S. Government Securities Business Day (as defined herein) and a day other than a Saturday, a Sunday or any other day on which banking institutions in Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding the related Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1. Definition of Compounded Daily SOFR

“Compounded Daily SOFR” means the rate of return of a daily compound interest investment (with the daily secured overnight financing rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent (as defined herein) on the Floating Rate Notes Interest Determination Date in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards:

where:

“d” means the number of calendar days in the Floating Rate Notes Interest Period;

“d0” for any Floating Rate Notes Interest Period, means the number of U.S. Government Securities Business Days (as defined herein) in the Floating Rate Notes Interest Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the Floating Rate Notes Interest Period;

“ni” for any U.S. Government Securities Business Day “i” means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day;

“SOFRi-5USBD” means the SOFR Reference Rate for the U.S. Government Securities Business Day (being a U.S. Government Securities Business Day falling in the Floating Rate Notes Interest Period) falling five U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”; and

“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day, a reference rate equal to the daily secured overnight financing rate (“SOFR”) for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York (the “New York Fed’s Website”) in each case, on or about 5:00 p.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (the “SOFR Determination Time”).

“Floating Rate Notes Interest Determination Date” means the date five U.S. Government Securities Business Days before each Floating Rate Notes Interest Payment Date;

“Floating Rate Notes Interest Period” refers to the period from (and including) January     , 2026 to (but excluding) the first Floating Rate Notes Interest Payment Date and each successive period from (and including) a Floating Rate Notes Interest Payment Date to (but excluding) the next Floating Rate Notes Interest Payment Date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of manifest error, the Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Floating Rate Notes Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Floating Rate Notes Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Floating Rate Notes Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Floating Rate Notes Interest Period, we have a duty to appoint such other leading commercial bank or investment bank in New York or London.

2. Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if the Calculation Agent is notified by the Determination Agent on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to the then-current Benchmark, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Determination Agent will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Any determination, decision or election that may be made by the Determination Agent or us pursuant to the Benchmark Replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

a.

will be conclusive and binding absent manifest error, may be made in the Determination Agent’s sole discretion, and, notwithstanding anything to the contrary herein relating to the Floating Rate Notes;

b.	if made by us, will be made in our sole discretion;

c.	if made by the Determination Agent, will be made after consultation with us, and the Determination Agent will not make any such determination, decision or election to which we object; and

d.	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the Benchmark Replacement provisions not made by the Determination Agent will be made by us on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth herein.

None of the fiscal agent, paying agent or calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or Compounded Daily SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the fiscal agent, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by us or the Determination Agent without independent investigation, and none of the fiscal agent, paying agent or the calculation agent will have any liability for actions taken at our direction in connection therewith. None of the fiscal agent, paying agent or calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties as a result of the unavailability of SOFR, Compounded Daily SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties. None of the fiscal agent, paying agent or calculation agent shall be responsible or liable for our actions or omissions or for those of the Determination Agent, or for any failure or delay in the performance by us or the Determination Agent, nor shall any of the fiscal agent, paying agent or calculation agent be under any obligation to oversee or monitor our performance or that of the Determination Agent.

For purposes of these Benchmark Replacement provisions:

“Benchmark” means, initially, Compounded Daily SOFR, as such term is defined above; provided that if the Determination Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including the daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment (as defined herein);

II.	the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

III.

the sum of: (a) the alternate rate of interest that has been selected by us or the Determination Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

II.	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); and

III.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the Determination Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Determination Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Determination Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Determination Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Determination Agent determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

in the case of clause (I) or (II) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

II.	in the case of clause (III) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

II.

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

III.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Determination Agent” means an independent bank of international repute selected by and acting as our agent for the purposes of the conditions of the Floating Rate Notes and notified to the Fiscal Agent and Calculation Agent in writing. Neither the Calculation Agent nor the Fiscal Agent shall be responsible for the calculations made by, or the actions or omissions of, the Determination Agent and shall not be liable for any losses caused thereby.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR, the SOFR Determination Time, as such time is defined herein, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Determination Agent in accordance with the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

General

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption. In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published by us in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear or Clearstream, if you are a DTC participant in such systems, or indirectly through organizations that are DTC participants in such systems. Euroclear and Clearstream will hold their Euroclear/Clearstream participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Notes through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•	borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•	borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

The third paragraph under the heading “Tax Treaties” under “Taxation—Korean Taxation” in the accompanying prospectus shall be hereby deleted in its entirety and replaced with the following:

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with the documents proving the beneficial owner of such Korean source income, including a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner, or a BO Application. If you are a non-resident corporation and the amount of tax reduction or exemption is ~~W~~1 billion or more (excluding cases where the domestic source income is paid through a foreign investment scheme or where the real beneficiary of domestic source income is a governmental organization of the other country to a tax treaty prescribed by the Ministry of Economy and Finance, including the government of the signatory state to the relevant tax treaty, local government, or the central bank), you must additionally submit (i) the names and addresses of the members of your board of directors, (ii) personal details and current equity holdings of your shareholders, (iii) your audit reports for the past three years, or (iv) tax returns or financial statements (including detailed statements) submitted to a relevant tax authority of the non-resident’s country of residence for the past three years, together with Korean translations thereof. Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income), or an OIV, a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. Starting from January 1, 2022, an OIV is deemed to be a beneficial owner of the Korean source income if (i) under the applicable tax treaty, the OIV bears tax liabilities in the country in which it is established or the OIV is deemed to be the beneficial owner of the Korean source income, and (ii) the Korean source income is eligible for the treaty benefits under the tax treaty. The benefits under a tax treaty between Korea and the country of such OIV’s residence will apply with respect to the relevant income paid to such OIV, subject to certain application requirements as prescribed by Korean tax law. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income. In the case of a tax rate reduction, the withholding agent is required to submit the application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the end of February of the year following the date of payment of such income (or, in the case of a temporary suspension or permanent closure of business, by the end of the month following the second month after the month in which such suspension or closure occurs).

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

U.S. Federal Income Tax Considerations

For a discussion of U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—U.S. Federal Income Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated January     , 2026 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes	Principal Amount of the Floating Rate Notes
Australia and New Zealand Banking Group Limited	US$	US$	US$	US$
BofA Securities, Inc.
Crédit Agricole Corporate and Investment Bank
KB SECURITIES CO., LTD.
KDB Asia Limited
Morgan Stanley & Co. International plc
MUFG Securities Asia Limited

Total	US$	US$	US$	US$

Any Underwriter who is not registered as a broker-dealer with the Securities and Exchange Commission will not engage in any transaction related to the Notes in the United States except as permitted by the Exchange Act. Crédit Agricole Corporate and Investment Bank will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, Crédit Agricole Securities (USA) Inc. KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Application will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. In addition, application will be made to list the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. Application will also be made for listing of the Notes to the International Securities Market of the London Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the 20     Notes is US$      after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20     Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The amount of our net proceeds from the 20     Notes is US$      after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20     Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The amount of our net proceeds from the 20     Notes is US$      after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20     Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The amount of our net proceeds from the Floating Rate Notes is US$      after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. private banks should be aware that placing an order on a “principal” basis may require the Underwriters to apply the “proprietary orders” of the SFC Code to such order and will require the Underwriters to apply the “rebates” requirements of the SFC Code (if applicable) to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus orders should be sent to: hkbondsyndicate@anz.com; bofa_dcm_syndicate_pb_orders@bofa.com; HKG-Syndicate@ca-cib.com; global.dcm@kbfg.com; kdb_syndicate@kdb.co.kr; omnibus_debt@morganstanley.com; Asia-Syndicate@hk.sc.mufg.jp.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the Underwriters with such evidence within the timeline requested.

By placing an order, prospective investors (including any underlying investors in relation to omnibus orders) are deemed to represent to the Underwriters that it is not a Sanctions Restricted Person. A “Sanctions Restricted Person” means an individual or entity (a “Person”): (a) that is, or is directly or indirectly owned or controlled by a Person that is, described or designated in (i) the most current “Specially Designated Nationals and Blocked Persons” list (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/sdnlist.pdf ) or (ii) the Foreign Sanctions Evaders List (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/fse/fselist.pdf) or (iii) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions” (which as of the date hereof can be found at: https://eeas.europa.eu/headquarters/headquartershomepage_en/8442/Consolidated%20list%20of%20sanctions); or (b) that is otherwise the subject of any sanctions administered or enforced by any Sanctions Authority, other than solely by virtue of: (i) their inclusion in the most current “Sectoral Sanctions Identifications” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/ssi/ssilist.pdf) (the “SSI List”), (ii) their inclusion in Annexes 3, 4, 5 and 6 of Council Regulation No. 833/2014, as amended by Council Regulation No. 960/2014 (the “EU Annexes”), (iii) their inclusion in any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes, (iv) them being the subject of restrictions imposed by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) under which BIS has restricted exports, re-exports or transfers of certain controlled goods, technology or software to such individuals or entities; (v) them being an entity listed in the Annex to the new Executive Order of 3 June 2021 entitled “Addressing the Threat from Securities Investments that Finance Certain Companies of the People’s Republic of China” (known as the Non-SDN Chinese Military- Industrial Complex Companies List), which amends the Executive Order 13959 of 12 November 2020 entitled “Addressing the threat from Securities Investments that Finance Chinese Military Companies”; or (vi) them being subject to restrictions imposed on the operation of an online service, Internet application or other information or communication services in the United States directed at preventing a foreign government from accessing the data of U.S. persons; or (c) that is located, organized or a resident in a comprehensively sanctioned country or territory, including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk’s People’s Republic or Luhansk People’s Republic. “Sanctions Authority” means: (a) the United States government; (b) the United Nations; (c) the European Union (or any of its member states); (d) the United Kingdom; (e) any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; and (f) the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United States Department of State, the United States Department of Commerce and His Majesty’s Treasury.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January     , 2026, which we expect will be the      business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in one business day, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the first business day from the settlement, because the Notes will initially settle in T+   ,

you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Spain

The proposed offer of Notes has not been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”). Accordingly, each of the Underwriters has represented and agreed that Notes can only be offered in Spain to qualified investors pursuant to and in compliance with the consolidated text of the Securities Market Law approved by Spanish Royal Legislative Decree 4/2015, Spanish Royal Decree 1310/2005, both as amended from time to time, and any regulation issued thereunder.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571)

of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the prospectus supplement and the accompanying prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the prospectus supplement and the accompanying prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yulchon LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Yulchon LLC, and Yulchon LLC may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. Our Legal Entity Identifier is 549300ML2LNRZUCS7149.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 24, 2025 and a decision of our Chief Executive Officer dated December 26, 2025. On January 7, 2026, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which are available to the public from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. This website is maintained by the U.S. Securities and Exchange Commission and contains reports and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
20 Notes	US500630EM64	500630 EM6
20 Notes	US500630ER51	500630 ER5
20 Notes	US500630EQ78	500630 EQ7
Floating Rate Notes	US500630EP95	500630 EP9

PROSPECTUS

US$12,854,705,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 20, 2025

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Norwegian krone” or “NOK” are to the currency of Norway, references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Swedish Krona” or “SEK” are to the currency of Sweden and references to “Thai Baht” or “THB” are to the currency of Thailand.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial information as of and for the years ended December 31, 2024 and 2023 included in this prospectus has been prepared in accordance with International Financial Reporting Standards as adopted in Korea, or Korean IFRS or K-IFRS. References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended, or the KDB Act. Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government directly owns all of our paid-in capital. Our registered office is located at 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul, The Republic of Korea. Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2024, we had ~~W~~212,382.5 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), ~~W~~339,221.1 billion of total assets and ~~W~~42,924.9 billion of total equity, compared to ~~W~~203,067.3 billion of loans outstanding, ~~W~~317,065.8 billion of total assets and ~~W~~39,430.5 billion of total equity as of December 31, 2023. In 2024, we recorded interest income of ~~W~~12,105.9 billion, interest expense of ~~W~~10,987.8 billion and net income of ~~W~~2,007.2 billion, compared to ~~W~~11,489.0 billion of interest income, ~~W~~9,927.5 billion of interest expense and ~~W~~3,027.1 billion of net income in 2023. See “—Selected Financial Statement Data.”

Currently, the Government directly holds 100% of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. The Government may dismiss each such person if he/she (i) violates the KDB Act, an order issued thereunder, or the Articles of Incorporation or (ii) is unable to perform his/her duties due to physical or mental disability. The Chairman may be dismissed by the President of the Republic at the recommendation of the chairman of the Financial Services Commission. The Chief Executive Officer and members of the Board of Directors may be dismissed by the Financial Services Commission at the recommendation of the Chairman and the Auditor may be dismissed by the Financial Services Commission. There is no prescribed timeline for dismissal. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 32 of the KDB Act. Article 32 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior approval of the National Assembly.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted industrial finance bonds), which may be used for increased levels of lending to small- and medium-sized enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended the KDB Act to provide that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	40% or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)

any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized after offsetting any net losses; and

(3)

any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Economy and Finance to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•

the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking (which was subsequently adjusted due to a change in the Government’s decision to halt its plan for our privatization and to consolidate and strengthen our public financing role, utilizing our rich experience and expertise in public policy financing);

•

the provision of government guarantees for our mid- to long-term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid- to long-term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

In May 2014, the Government and the National Assembly amended the KDB Act to streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions by merging KDBFG and KoFC into us. The amended KDB Act provides, among others, that:

•	the Government will halt its plan for our privatization;

•	public policy financing will be consolidated and strengthened through the newly merged entity;

•	we will comprehensively succeed to the properties, rights and obligations of KDBFG and KoFC upon the consummation of the merger;

•	the bonds issued by KDBFG and the policy bank bonds issued by the KoFC shall be deemed as the industrial financial bonds issued by us;

•	the business engaged in by KoFC in accordance with the Korea Finance Corporation Act or other laws and decrees will be continuously performed by us; and

•

the repayment of the principal of and interest on foreign currency debt (with an original maturity of one year or more at the time of issuance) incurred by KoFC and us before this amended KDB Act comes into force shall be guaranteed by the Government at the time of initial sale by the Government of its equity interest in us, subject to the approval by the National Assembly.

In May 2020, the Government amended the KDB Act in order to provide statutory grounds for the establishment of the Key Industry Stabilization Fund to support businesses in certain key industries that face financial difficulties resulting from the COVID-19 pandemic. In accordance with the terms of its formation, all operations under the fund are currently scheduled to terminate by the end of 2025, at which point all rights and obligations under the fund will be transferred to the Government.

The Acting Minister of Economy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2024, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

	As of December 31, 2024(1)
	(billions of Won)
Long-term debt(2):
Won currency borrowings	~~W~~	4,358.6
Industrial finance bonds		162,692.0
Foreign currency borrowings		5,615.2

Total long-term debt		172,665.8	(3)(4)

Capital:
Paid-in capital		26,316.6
Capital surplus		2,457.0
Retained earnings(5)		12,914.6
Accumulated other comprehensive income		1,236.7
Total capital		42,924.9

Total capitalization	~~W~~	215,590.7

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2024.
(2)	Defined as debt that has a maturity at issuance of one year or more.
(3)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,470.0 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2024.

(4)

As of December 31, 2024, we had confirmed acceptances and guarantees totaling ~~W~~12,355.3 billion under outstanding guarantees issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2024 and 2023—Note 39.”

(5)

Includes regulatory reserve for credit losses of ~~W~~77.6 billion as of December 31, 2024. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2024 and 2023—Note 23.”

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “contribute to the sound development of the financial industry and the national economy by supplying and managing funds necessary for the development and promotion of industries, expansion of social infrastructure, development of regions, stabilization of the financial markets and facilitation of sustainable growth.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities, subject to certain restrictions;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from lenders overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises;

•	manage and operate various funds established pursuant to Government-led initiatives; and

•	carry out other businesses incidental to the foregoing (subject to the approval of the Financial Services Commission).

Government Support and Supervision

The Government owns directly all of our paid-in capital. Since our establishment, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions to our capital of (i) ~~W~~451 billion in cash and ~~W~~1,652 billion in cash in April 2020 and July 2020, respectively, (ii) ~~W~~510 billion in cash and ~~W~~611 billion in cash in January 2021 and May 2021, respectively, (iii) ~~W~~392 billion in cash in March 2022, ~~W~~308 billion in cash in July 2022 and ~~W~~565 billion in the form of shares of common stock of Korea Land and Housing Corporation in December 2022, (iv) ~~W~~435 billion in the form of shares of common stock of Korea Land and Housing Corporation in March 2023, ~~W~~120 billion in cash in May 2023 and ~~W~~220 billion in cash in October 2023, and (v) ~~W~~2 trillion in the form of shares of common stock of Korea Land and Housing Corporation in March 2024, ~~W~~84 billion in cash in April 2024, ~~W~~121 billion in cash in June 2024 and ~~W~~185 billion in cash in July 2024.

Taking into account these capital contributions, as of December 31, 2024, our total paid-in capital was ~~W~~26,316.6 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2024 and 2023—Note 23.” The Government contributed ~~W~~65 billion in cash in March 2025 and ~~W~~156 billion in cash in April 2025 to our capital.

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 31 and 32 of the KDB Act. Article 31 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of authorized capital” and that accumulated amounts in reserve may be capitalized. Article 32 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations in the following ways:

•	the Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

We have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small- and medium-sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

We also pay dividends on a regular basis to the Government. For fiscal years 2022, 2023 and 2024, we paid to the Government dividends amounting to ~~W~~164.7 billion, ~~W~~878.1 billion and ~~W~~758.7  billion, respectively.

Selected Financial Statement Data

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Consolidated Financial Statement Data

The following table presents selected statements of financial position data regarding our assets, liabilities and shareholders’ equity on a consolidated basis as of December 31, 2024 and 2023, which have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023.

	As of December 31,
	2023			2024
	(billions of Won)
Statements of Financial Position Data
Total Loans (measured at amortized cost)(1)	~~W~~	217,196.1		227,453.1
Total Borrowings(2)		266,741.1		281,379.7
Total Assets		347,534.5	(3)	372,581.1
Total Liabilities		308,106.9	(3)	328,571.4
Equity		39,427.5	(3)	44,009.7

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.
(3)

Our equity interest in HMM Company Limited was initially classified as assets held for sale in our consolidated financial statements as of and for the years ended December 31, 2023 and 2022 following the designation of a preferred bidder for the sale of HMM Company Limited in December 2023. However, upon the termination of negotiations in February 2024, our equity interest in HMM Company Limited was reclassified as an investment in an associate, with the reclassification being applied retroactively. See Note 2(6) of the notes to our consolidated financial statements as of and for the years ended December 31, 2024 and 2023, which will be available on our website.

Our selected income statement data included in the following table have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023.

	Year Ended December 31,
	2023			2024
	(billions of Won)
Income Statement Data
Total Interest Income	~~W~~	12,831.8		13,555.8
Total Interest Expense		10,396.2		11,537.8
Net Interest Income		2,435.6		2,018.0
Operating Income		1,472.8		2,207.6
Non-operating Income (Expense)		(314.4	)(1)	465.0
Profit before Income Taxes		1,158.3	(1)	2,672.6
Income Tax Expense (Benefit)		(510.3	)(1)	525.9
Profit from discontinued operations		2,328.1	(2)	—
Net Income		3,996.7	(1)	2,146.7

(1)

Our equity interest in HMM Company Limited was initially classified as assets held for sale in our consolidated financial statements as of and for the years ended December 31, 2023 and 2022 following the designation of a preferred bidder for the sale of HMM Company Limited in December 2023. However, upon the termination of negotiations in February 2024, our equity interest in HMM Company Limited was reclassified as an investment in an associate, with the reclassification being applied retroactively. See Note 2(6) of the notes to our consolidated financial statements as of and for the years ended December 31, 2024 and 2023, which will be available on our website.

(2)

In September 2022, Hanwha Group entered into a conditional investment agreement with Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME (now Hanwha Ocean Co., Ltd.) to acquire a 49.3% equity interest in DSME through a capital increase, provided that certain conditions were met. Following such agreement, we reclassified our gains related to DSME as profit from discontinued operations. In May 2023, pursuant to such agreement, Hanwha Group completed the acquisition of newly issued shares of DSME and became its largest shareholder, and as of December 31, 2024, the shares of DSME owned by us were classified as investments in associates. For more information, see Note 16 of the notes to our consolidated financial statements as of and for the years ended December 31, 2024 and 2023, which will be available on our website.

Separate Financial Statement Data

The following tables present selected separate financial information as of and for the years ended December 31, 2024 and 2023, which has been derived from our audited separate financial statements as of and for the years ended December 31, 2024 and 2023 included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

	As of December 31,
	2023			2024
	(billions of Won)
Statements of Financial Position Data
Total Loans (measured at amortized cost)(1)	~~W~~	203,067.3		212,382.5
Total Borrowings(2)		252,497.3		266,322.6
Total Assets		317,065.8	(3)	339,221.1
Total Liabilities		277,635.2	(3)	296,296.2
Equity		39,430.5	(3)	42,924.9

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.
(3)

Our equity interest in HMM Company Limited was initially classified as assets held for sale in our consolidated financial statements as of and for the years ended December 31, 2023 and 2022 following the designation of a preferred bidder for the sale of HMM Company Limited in December 2023. However, upon the termination of negotiations in February 2024, our equity interest in HMM Company Limited was reclassified as an investment in an associate, with the reclassification being applied retroactively. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2024 and 2023—Note 2(6).”

As of December 31, 2024, our total assets increased by 7.0% to ~~W~~339,221.1 billion from ~~W~~317,065.8 billion as of December 31, 2023, primarily due to an increase in loans measured at amortized cost to ~~W~~209,481.4 billion as of December 31, 2024 from ~~W~~199,981.8 billion as of December 31, 2023, an increase in derivative financial assets to ~~W~~13,915.3 billion as of December 31, 2024 from ~~W~~7,383.3 billion as of December 31, 2023, an increase in cash and due from banks to ~~W~~12,995.5 billion as of December 31, 2024 from ~~W~~8,659.8 billion as of December 31, 2023, an increase in investments in subsidiaries and associates to ~~W~~33,263.3 billion as of December 31, 2024 from ~~W~~30,803.0 billion as of December 31, 2023 and an increase in securities measured at fair value through profit or loss to ~~W~~18,418.8 billion as of December 31, 2024 from ~~W~~16,058.6 billion as of December 31, 2023. The effects of such increases were partially offset by a decrease in other assets to ~~W~~8,056.5 billion as of December 31, 2024 from ~~W~~10,175.8 billion as of December 31, 2023 and a decrease in securities measured at fair value through other comprehensive income to ~~W~~32,760.2 billion as of December 31, 2024 from ~~W~~33,888.1 billion as of December 31, 2023.

As of December 31, 2024, our total liabilities increased by 6.7% to ~~W~~296,296.2 billion from ~~W~~277,635.2 billion as of December 31, 2023, primarily due to an increase in debentures to ~~W~~165,102.3 billion as of December 31, 2024 from ~~W~~156,933.9 billion as of December 31, 2023, an increase in derivative financial liabilities to ~~W~~14,873.9 billion as of December 31, 2024 from ~~W~~7,654.9 billion as of December 31, 2023 and an increase in borrowings to ~~W~~32,730.5 billion as of December 31, 2024 from ~~W~~27,745.6 billion as of December 31, 2023. The effects of such increases were partially offset by a decrease in other liabilities to ~~W~~9,983.5 billion as of December 31, 2024 from ~~W~~12,100.4 billion as of December 31, 2023.

As of December 31, 2024, our total equity increased by 8.9% to ~~W~~42,924.9 billion from ~~W~~39,430.5 billion as of December 31, 2023, primarily due to an increase in issued capital to ~~W~~26,316.6 billion as of December 31, 2024 from ~~W~~23,926.6 billion as of December 31, 2023 and an increase in retained earnings to ~~W~~12,914.6 billion as of December 31, 2024 from ~~W~~10,876.9 billion as of December 31, 2023. The effects of such increases were partially offset by a decrease in accumulated other comprehensive income to ~~W~~1,236.7 billion as of December 31, 2024 from ~~W~~2,158.4 billion as of December 31, 2023.

Our selected income statement data included in the following table have been derived from our audited separate financial statements as of and for the years ended December 31, 2024 and 2023 included in this prospectus.

	Year Ended December 31,
	2023			2024
	(billions of Won)
Income Statement Data
Total Interest Income	~~W~~	11,489.0		12,105.9
Total Interest Expense		9,927.5		10,987.8
Net Interest Income		1,561.5		1,118.1
Operating Income		2,996.9		2,294.1
Profit before Income Taxes		3,965.7	(1)	2,440.8
Income Tax Expense		938.6	(1)	433.7
Net Income		3,027.1	(1)	2,007.2

(1)

Our equity interest in HMM Company Limited was initially classified as assets held for sale in our consolidated financial statements as of and for the years ended December 31, 2023 and 2022 following the designation of a preferred bidder for the sale of HMM Company Limited in December 2023. However, upon the termination of negotiations in February 2024, our equity interest in HMM Company Limited was reclassified as an investment in an associate, with the reclassification being applied retroactively. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2024 and 2023—Note 2(6).”

2024

We had net income of ~~W~~2,007.2 billion in 2024 compared to ~~W~~3,027.1 billion in 2023, on a separate basis. The principal factors for the decrease in net income included:

•

a change in net gain (loss) on derivatives to a net loss of ~~W~~829.8 billion in 2024 from a net gain of ~~W~~1.3 billion in 2023, primarily due to a change in net gain (loss) on hedging purpose derivatives to a net loss in 2024 from a net gain in 2023, which in turn resulted mainly from foreign currency fluctuations;

•

a significant decrease in reversal of impairment loss on investments in subsidiaries and associates to ~~W~~160.9 billion in 2024 from ~~W~~972.4 billion in 2023, primarily due to an increase in impairment loss on our investment in HMM Company Limited; and

•

a significant decrease in reversal of provisions for credit losses to ~~W~~244.1 billion in 2024 from ~~W~~802.6 billion in 2023, primarily due to a provision of our loan loss allowances in 2024, which was in turn primarily due to a decrease in the reversal of provisions for loan loss allowance for Hanwha Ocean Co., Ltd.

The above factors were offset in significant part by the following factors:

•	an increase in net foreign currency transaction gain to ~~W~~864.9 billion in 2024 from ~~W~~302.4 billion in 2023, primarily due to foreign currency fluctuations; and

•

a decrease in income tax expense to ~~W~~433.7 billion in 2024 from ~~W~~938.6 billion in 2023, primarily due to a decrease in profit before income taxes to ~~W~~2,440.8 billion in 2024 from ~~W~~3,965.7 billion in 2023.

2023

We had net income of ~~W~~3,027.1 billion in 2023 compared to ~~W~~465.0 billion in 2022, on a separate basis. The principal factors for the increase in net income included:

•

a reversal of impairment loss on investments in subsidiaries and associates of ~~W~~972.4 billion in 2023 compared to an impairment loss on such investments of ~~W~~1,168.6 billion in 2022, primarily due to an increase in the recoverable amount of our investment in Hanwha Ocean Co., Ltd., resulting from an increase in the fair value of such investment following its acquisition by the Hanwha Group;

•

a reversal of provisions for credit losses of ~~W~~802.6 billion in 2023 compared to provisions for credit losses of ~~W~~260.4 billion in 2022, primarily due to a reversal of our loan loss allowances in 2023, which was in turn primarily due to a decrease in our expected credit losses resulting from a general improvement in the credit ratings of companies in the Korean shipbuilding sector to which we provided loans, including Hanwha Ocean Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding) and Daehan Shipbuilding Co., Ltd.;

•

a change in net foreign currency transaction gain (loss) to a net gain of ~~W~~302.4 billion in 2023 from a net loss of ~~W~~300.9 billion in 2022, which was primarily due to foreign currency fluctuations; and

•

a change in net gain (loss) on securities measured at fair value through profit or loss to a net gain of ~~W~~518.8 billion in 2023 from a net loss of ~~W~~39.4 billion in 2022, which was primarily due to the stabilization of interest rate levels in 2023 compared to 2022.

The above factors were partially offset by the following factors:

•

an increase in income tax expense to ~~W~~938.6 billion in 2023 from ~~W~~127.7 billion in 2022, primarily due to an increase in profit before income taxes to ~~W~~3,965.7 billion in 2023 from ~~W~~592.7 billion in 2022;

•

a change to a net loss on financial liabilities measured at fair value through profit or loss of ~~W~~148.1 billion in 2023 from a net gain of ~~W~~465.1 billion in 2022, primarily due to fluctuations in the interest rate levels of structured industrial finance debentures and structured deposits; and

•

a decrease in net gain on derivatives to ~~W~~1.3 billion in 2023 from ~~W~~121.4 billion in 2022, primarily due to a change in net gain (loss) on fair value hedged items to a net loss in 2023 from a net gain in 2022, resulting from foreign currency fluctuations.

Allowances for Loan Losses and Loans in Arrears

We establish allowances for losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. Under Korean IFRS 1109, we establish allowances for credit losses based on expected credit losses instead of incurred losses by assessing changes in expected credit losses and recognizing such changes as impairment loss (or reversal of impairment loss) in profit or loss. The allowance required to be established with respect to a loan or receivable is the amount of the expected 12-month credit loss or the expected lifetime credit loss for the applicable loan or receivable, according to three stages of credit risk deterioration since initial recognition.

As of December 31, 2024, we established allowances of ~~W~~2,926.0 billion for loan losses, which was 5.6% lower than the allowances as of December 31, 2023 of ~~W~~3,100.0 billion, resulting from our disposals of non-performing loans and participations in debt-for-equity swap transactions. Allowances for loan losses under Korean IFRS are recorded for loans based on expected credit losses, depending on whether there has been a significant increase in credit risk or a credit impairment since initial recognition and, if our allowances for loan losses are deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses within retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2024 and 2023—Notes 3(27), 9(1), 23(4) and 23(5).”

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2024, we have provided loans of ~~W~~717.0 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~68.8 billion, acquired through debt-for-equity swap transactions. As of December 31, 2024, we had established allowances of ~~W~~367.4 billion for loan losses with respect to such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of December 31, 2023(1)				As of December 31, 2024(1)
		Loan Amount		Loan Loss Allowances		Loan Amount		Loan Loss Allowances
		(billions of Won)
Loan Classification	Normal(2)	~~W~~	201,239.1	~~W~~	2,127.3	~~W~~	210,727.5	~~W~~	2,186.3
	Precautionary		412.3		77.1		551.5		100.0
	Substandard		624.1		223.6		566.8		225.6
	Doubtful		163.6		139.6		177.1		107.3
	Expected Loss		628.2		532.4		359.7		306.8

	Total	~~W~~	203,067.3	~~W~~	3,100.0	~~W~~	212,382.5	~~W~~	2,926.0

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of December 31, 2024, our non-performing loans totaled ~~W~~1,103.5 billion, representing 0.5% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On December 31, 2024, our legal reserve was ~~W~~3,725.5 billion, representing 1.8% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies, including HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding), GM Korea Company and Taeyoung E&C. As of December 31, 2024, our credit extended to these companies totaled ~~W~~9,966.1 billion, accounting for 2.9% of our total assets as of such date.

The following table shows the changes in credit exposure (including loans, guarantees and equity investments classified as substandard or below) extended to these companies as of the dates indicated:

Company	As of December 31,			Primary Reason for Change
	2023		2024
	(billions of Won)
HMM Company Limited		6,549.4	6,595.1	Increase due to the reclassification of shares from assets held for sale to investments in associates
HJ Shipbuilding & Construction		1,195.7	966.8	Decrease due to decreases in working capital loans and refund guarantees
Daehan Shipbuilding		977.2	1,067.3	Increase due to an increase in refund guarantees
K Shipbuilding		645.2	728.5	Increase due to an increase in refund guarantees
GM Korea Company		455.9	474.7	Increase due to an increase in the value of stocks
Taeyoung E&C		138.0	133.7	Decrease due to a reduction in the value of stocks in connection with debt-for-equity swaps

Total	~~W~~	9,961.4	9,966.1

As of December 31, 2024, we established allowances of ~~W~~0.6 billion for HMM Company Limited, ~~W~~133.3 billion for HJ Shipbuilding & Construction, ~~W~~112.8 billion for Daehan Shipbuilding, ~~W~~67.4 billion for K Shipbuilding, none for GM Korea Company and ~~W~~17.9 billion for Taeyoung E&C.

In July 2016, HMM Company Limited executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in HMM Company Limited, which resulted in us becoming the largest shareholder of HMM Company Limited. In October 2018, we injected ~~W~~1 trillion in emergency aid into HMM Company Limited in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by HMM Company Limited. We also concurrently entered into an agreement to jointly manage HMM Company Limited together with Korea Ocean Business Corporation until December 2020, which was subsequently extended to January 2022. In June 2021, we exercised our right to convert ~~W~~300 billion of our convertible bonds into 60 million common shares of HMM Company Limited. Following an improvement in the financial performance of HMM Company Limited, we ended our joint management of HMM Company Limited in January 2022, upon which Korea Ocean Business Corporation became its sole manager. We and Korea Ocean Business Corporation are each pursuing the sale of our respective equity shares in HMM Company Limited. In July 2023, we and Korea Ocean Business Corporation jointly announced a combined sale of an aggregate of approximately 38.9% of the equity interest in HMM Company Limited through a competitive bidding process. Although a consortium led by Harim Group was initially selected as the preferred bidder in December 2023, we concluded our negotiations with them in February 2024 upon failure to reach an agreement on certain commercial issues. In October 2023, we exercised our right to convert ~~W~~200 billion of our convertible bonds into 40 million common shares of HMM Company Limited and exercised our stock purchase warrant tied to the bonds with warrants we had purchased previously and acquired 60 million common shares of HMM Company Limited. In May, June and October 2024, we exercised our right to convert an aggregate of ~~W~~480 billion of our convertible bonds into an aggregate of 96 million common shares of HMM Company Limited. In April 2025, we exercised our right to convert ~~W~~360 billion of our convertible bonds into 72 million common shares of HMM Company Limited, following which our equity stake in HMM Company Limited amounted to 36.02% as of April 30, 2025.

In January 2019, HJ Shipbuilding & Construction Philippines, a subsidiary of HJ Shipbuilding & Construction at Subic Bay in the Philippines, declared bankruptcy and filed for corporate rehabilitation with a regional trial court following its failure to comply with loan obligations to its Philippine lenders. In March 2019, creditors in Korea (including us) and lenders in the Philippines agreed on, and executed, a business normalization plan including a debt-to-equity swap and capital reduction for HJ Shipbuilding & Construction, as a result of which we became the largest shareholder of HJ Shipbuilding & Construction. In September 2021, creditors of HJ Shipbuilding & Construction (including us) sold a 66.85% interest in the company to a consortium led by Dongbu Corporation.

K Shipbuilding has faced financial difficulties for the past several years due to prolonged slowdowns in the Korean shipbuilding and shipping industries. K Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. In November 2020, we selected a consortium consisting of KH Investment and UAMCO., Ltd. as the preferred bidder for the sale of shares of K Shipbuilding. In July 2021, the consortium acquired a 97% interest in K Shipbuilding for ~~W~~250 billion. In December 2021, we terminated our creditor management of K Shipbuilding, and in December 2022, sold all of our equity stake in K Shipbuilding.

In January 2024, Taeyoung Engineering & Construction Co., or Taeyoung E&C, commenced workout procedures, pursuant to which its creditors, including us, agreed to temporarily defer all of its debt payment obligations. Subsequently, we, as the lead creditor, worked together with external consultants to evaluate Taeyoung E&C’s ability to maintain its business and repay its loans. In April 2024, we proposed a corporate improvement plan to restructure Taeyoung E&C based on such evaluation, which would involve debt-to-equity swaps and capital reductions, among others, and the creditors approved such corporate improvement plan, following which we entered into an agreement with Taeyoung E&C to implement such plan.

In 2024, we sold non-performing loans worth ~~W~~387.4 billion to Hana F&I Co., Ltd.

Our large exposure to financially troubled companies in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally, which could disrupt the business, activities and operations of many of our borrowers, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. For example, the recent COVID-19 pandemic resulted in significant global and domestic economic and financial disruptions, and had an especially direct negative impact on certain of our borrowers, among them the airline industry, which required significant liquidity following a sharp decline in aircraft traffic and a dramatic increase in the number of suspended flights due to entry restrictions imposed by many countries in response to COVID-19 during the course of the pandemic.

In April 2020, we provided Asiana Airlines, a subsidiary of Kumho Asiana Group and the second-largest airline in Korea, with liquidity support in the aggregate amount of approximately ~~W~~1.2 trillion, in the form of the provision of a credit line and an investment in its perpetual convertible bonds. Our decision to take such measure was largely driven by a need to address Asiana Airlines’ financial difficulties resulting from the negative impact of the COVID-19 pandemic on the airline industry, although we had previously provided Asiana Airlines with liquidity support in similar amount and form in 2019 as well with the aim of enhancing its financial condition. In the fourth quarter of 2020, we injected ~~W~~0.3 trillion into Asiana Airlines through the Key Industry Stabilization Fund, which was established by the Government to support businesses in certain key industries that faced financial difficulties resulting from the COVID-19 pandemic, in order to normalize its operations following the cancellation of plans by a consortium led by HDC Hyundai Development to acquire Asiana Airlines. In November 2020, we signed an investment agreement with Hanjin KAL, the parent company of Korean Air Lines, to inject ~~W~~800 billion (consisting of ~~W~~500 billion through participation in a rights offering and ~~W~~300 billion through purchase of exchangeable bonds) into Hanjin KAL in connection with Korean Air Lines’ contemplated acquisition of a 63.9% stake in Asiana Airlines through a transaction valued at ~~W~~1.8 trillion (the “Asiana Acquisition”). In December 2020, Asiana Airlines’ shareholders approved a 3-to-1 share capital reduction plan, which was aimed at offsetting part of Asiana Airlines’ deficits and improving its capital structure. The Asiana Acquisition was consummated in December 2024 after a lengthy approval process by the antitrust authorities of a number of jurisdictions, following which Asiana Airlines became a consolidated subsidiary of Korean Airlines Co., Ltd. As of December 31, 2024, our equity interest in Hanjin KAL amounted to approximately 10.6%. In February 2025, Asiana Airlines repaid all of its outstanding credit obligations to us, in the aggregate amount of approximately ~~W~~1.4 trillion.

In addition, adverse economic conditions in Korea have prompted the Government in recent years to implement various emergency aid initiatives involving Korean banks, including us, to provide liquidity assistance to a range of financially troubled companies. Such initiatives include, among others, the provision of new loans to financially troubled companies, extension of maturity dates for existing loans and suspension of interest payment obligations for an extended period of time. For example, in February 2024, the Government announced a financial support program amounting to ~~W~~75.9 trillion mostly aimed at helping small- and medium-sized enterprises overcome adverse economic conditions resulting from the prevailing high interest rate environment and expand their businesses into new industries. We provided ~~W~~15.3 trillion toward this program as of December 31, 2024. Our participation in such Government-led initiatives may lead us to extend credit to financially troubled borrowers that we would not otherwise extend, or offer terms for such credit that we would not otherwise offer, in the absence of such initiatives. Furthermore, there is no guarantee that the financial condition and liquidity position of our financially troubled borrowers benefiting from such initiatives will improve sufficiently for them to service their debt on a timely basis, or at all. Accordingly, increases in our exposure to financially troubled borrowers resulting from such Government-led initiatives may have a material adverse effect on our financial condition and results of operations.

A deterioration in the financial condition of our borrowers, including those under workout, court receivership, court mediation or other restructuring procedures, could result in a deterioration in the quality of our loan portfolio. This, in turn, could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, which could have a material adverse impact on our business, financial condition or results of operations.

Operations

Loan Operations

We mainly provide equipment capital loans, project loans and working capital loans to private Korean enterprises that undertake major industrial projects either directly or indirectly through on-lending. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

The interest rate we charge on our loans varies based on a number of factors, including the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of three to five years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

The Business Planning Department functions as our centralized policy-making and planning division with respect to our lending activities. The Business Planning Department formulates and revises our internal regulations on loan programs as well as setting basic lending guidelines.

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the availability of collateral or guarantee, debt repayment ability and business prospects. The Credit Review Committee, Division Credit Review Committee, Division Credit Review Sub-Committee, Credit Officer, Head of the Regional Head Office and General Manager each has authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

Our overall risk management policy is set by the Risk Management Committee. For detailed information regarding our risk management policy and procedures, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2024 and 2023—Note 48.”

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	As of December 31,
	2023		2024
	(billions of Won)
Equipment Capital Loans:
Domestic Currency	~~W~~	61,149.1	62,063.4
Foreign Currency		11,861.3	12,719.7

		73,010.4	74,783.1
Working Capital Loans:
Domestic Currency(2)		69,497.3	68,969.5
Foreign Currency		17,458.0	21,931.6

		86,955.4	90,901.1
Other Loans(3)		43,101.6	46,698.2

Total Loans	~~W~~	203,067.3	212,382.5

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of December 31, 2024, we had ~~W~~212,382.5 billion in outstanding loans, which represents a 4.6% increase from ~~W~~203,067.3 billion of outstanding loans as of December 31, 2023.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	As of December 31,			As % of December 31, 2024 Total
	2023		2024
	(billions of Won, except percentages)
Loans with Remaining Maturities of One Year or Less	~~W~~	69,771.0	78,640.4	47.5%
Loans with Remaining Maturities of More Than One Year		90,194.7	87,043.8	52.5

Total	~~W~~	159,965.7	165,684.2	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	As of December 31,				As % of December 31, 2024 Total
	2023		2024
	(billions of Won, except percentages)
Manufacturing	~~W~~	72,985.3	~~W~~	76,354.0	46.1%
Banking and Insurance		38,223.0		40,685.5	24.6
Transportation		10,493.9		10,259.3	6.2
Public Administration		539.4		745.9	0.5
Electric, Gas and Water Supply Industry		5,562.0		5,689.7	3.4
Others(2)		32,162.2		31,949.8	19.3

Total	~~W~~	159,965.7	~~W~~	165,684.2	100.0%

Percentage increase (decrease) from previous period		1.5%		3.6%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

Industrial Bank of Korea was our single largest borrower as of December 31, 2024, accounting for 4.1% of our outstanding equipment capital and working capital loans. As of December 31, 2024, our five largest borrowers and 20 largest borrowers accounted for 10.2% and 20.1%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2024 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2024 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Manufacturing	36.4%
Banking and Insurance	47.9
Transportation	7.7
Electric, Gas and Water Supply Industry	4.4
Others(1)	3.6

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,			As % of Year Ended December 31, 2024 Total
	2023		2024
	(billions of Won, except percentages)
Manufacturing	~~W~~	40,217.9	41,700.8	52.8%
Banking and Insurance		17,283.5	13,487.1	17.1
Transportation		4,249.5	4,033.8	5.1
Electric, Gas and Water Supply Industry		2,752.8	3,394.9	4.3
Public Administration		163.9	258.3	0.3
Others(1)		15,940.9	16,170.3	20.5

Total	~~W~~	80,608.5	79,045.2	100.0

Percentage increase (decrease) from previous period		4.0%	(1.9)%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	on-lending loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2024:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	As of December 31, 2024%			As of December 31, 2024%
	(billions of Won, except percentages)
Industrial fund loans	~~W~~	56,651.8	75.8%	~~W~~	55,151.6	60.7%
On-lending loans		2,018.1	2.7		13,114.0	14.4
Foreign currency loans		7,792.4	10.4		1,712.5	1.9
Local currency loans denominated in foreign currencies		0.7	0.0		16.4	0.0
Offshore loans in foreign currencies		4,824.8	6.5		18,487.3	20.3
Government fund loans		61.4	0.1		0.0	0.0
Overdraft		0.0	0.0		131.1	0.1
Others(1)		3,433.9	4.6		2,288.2	2.5

Total	~~W~~	74,783.1	100.0%	~~W~~	90,901.1	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 20 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 50% of the borrower’s estimated annual sales for the manufacturing industry or up to 40% for the non-manufacturing industry, excluding depreciation expenses.

On-lending Loans. On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. Most of the funds provided by us through on-lending are ultimately lent to small- and medium-sized enterprises for their equipment purchases and working capital. We explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. We monitor our exposure to, and the credit standing of, each financial institution to which we lend. Borrowers do not apply directly to us and may only apply for our on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and generally assumes liability for repayment to us. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by us, the ultimate borrower need only apply to the intermediary bank for approval.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese Yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 20 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 20 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, generally of up to 20 years and, working capital foreign currency loans, generally of up to three years. However, longer maturities may be negotiated on an individual basis.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul subway system;

•	freight terminal facilities;

•	hospitals; and

•	other facilities.

Government fund loans that are equipment capital loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at floating interest rates with original maturities of 10 to 20 years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2023		2024
	(billions of Won)
Acceptances	~~W~~	179.8	~~W~~	208.8
Guarantees on local borrowing		795.7		742.5
Guarantees on foreign borrowing		9,793.3		11,361.3
Letter of guarantee for importers		35.9		42.7

Total	~~W~~	10,804.7	~~W~~	12,355.3

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the acquisition is necessary for the corporate restructuring of the company. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Engineering & Construction Co., Ltd., depending on market conditions. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments increased to ~~W~~51,083.5 billion as of December 31, 2024 from ~~W~~45,040.4 billion as of December 31, 2023.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in companies financed by capital contributions from the Government. As of December 31, 2024, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~25,346.7 billion, equal to 42.1 % of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2024:

Equity Investments

	Book Value as of December 31, 2024
	(billions of Won)
Electric, Gas and Water Supply Industry	~~W~~	16,984.6
Construction		1,013.5
Banking and Insurance		13,170.6
Real Estate Business		9.7
Manufacturing		3,753.1
Transportation and Communication		5,939.7
Others		10,212.3

Total	~~W~~	51,083.5

As of December 31, 2024, we held total equity investments, on a book value basis, of ~~W~~3,381.0 billion in one of our five largest borrowers and ~~W~~3,381.0 billion in three of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2024, the aggregate value of our equity investments accounted for approximately 78.9 % of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyses and managerial assistance; and

•	offering trust services.

As of December 31, 2024, we held in trust cash and other assets totaling ~~W~~30,231.7 billion, and we generated in 2024 trust fee income equaling ~~W~~441.5 billion. As of December 31, 2023, we held in trust cash and other assets totaling ~~W~~32,834.0 billion, and we generated in 2023 trust fee income equaling ~~W~~449.1 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2023 and 2024, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2024:

Type of Funds Borrowed	As of December 31, 2024
	(billions of Won)
General Purpose	~~W~~	62.2
Special Purpose		4,626.9

Total	~~W~~	4,689.0

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2024:

Outstanding Balance	As of December 31, 2024
	(billions of Won)
Denominated in Won	~~W~~	115,502.4
Denominated in Other Currencies		52,024.1

Total	~~W~~	167,526.5

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of debt (including bonds and loans) guaranteed or purchased by us, other than those excepted by the KDB Act, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2024, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2024) was ~~W~~187,040.0 billion, equal to 20.7 % of our authorized amount under the KDB Act, which was ~~W~~903.587.9 billion.

In 2024, we issued ~~W~~50.1 trillion in Won-denominated industrial finance bonds and ~~W~~16.5 trillion in industrial finance bonds denominated in other currencies. In 2025, we are targeting to issue approximately ~~W~~51.2 trillion in Won-denominated industrial finance bonds and approximately ~~W~~20.3 trillion in industrial finance bonds denominated in other currencies, subject to change depending on our funding needs and market conditions.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2024, the outstanding amount of our foreign currency borrowings was US$19.0 billion.

Our long term and short term foreign currency borrowings increased to ~~W~~27,999.4 billion as of December 31, 2024 from ~~W~~22,934.4 billion as of December 31, 2023.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2024, demand deposits held by us totaled ~~W~~2,078.6 billion and time and savings deposits held by us totaled ~~W~~54,865.3  billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2024:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2025		2026		2027		2028		Thereafter
	(billions of Won)
Won	~~W~~	51,514.3	~~W~~	39,346.6	~~W~~	15,690.1	~~W~~	5,071.3	~~W~~	8,277.5
Foreign		40,715.7		14,176.9		10,157.7		6,011.6		8,961.6

Total Won Equivalent	~~W~~	92,230.0	~~W~~	53,523.5	~~W~~	25,847.8	~~W~~	11,082.9	~~W~~	17,239.0

(1)	Excludes bonds sold under repurchase agreements.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2024, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

The following table summarizes, as of December 31 of the years indicated, our outstanding direct internal debt:

Direct Internal Debt

(billions of Won)
2020	113,091.4
2021	115,318.8
2022	126,854.0
2023	121,108.9
2024	120,191.5

The following table summarizes, as of December 31 of the years indicated, our outstanding direct external debt:

Direct External Debt

(billions of Won)
2020	42,207.6
2021	52,412.9
2022	60,771.2
2023	66,102.6
2024	80,023.5

The following table sets out, by currency and the equivalent amount in U.S. Dollars, our outstanding external bonds as of December 31, 2024:

External Bonds

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	USD27,349		27,349
Euro (EUR)	EUR1,929		2,006
New Zealand Dollar (NZD)	NZD140		79
Hong Kong dollar (HKD)	HKD6,200		799
Chinese offshore renminbi (CNH)	CNH5,330		730
Swiss franc (CHF)	CHF925		1,023
Brazilian real (BRL)	BRL11,400		1,846
Australian dollar (AUD)	AUD1,466		911
Great Britain Sterling (GBP)	GBP311		390
Norwegian Krone (NOK)	NOK400		35
Indonesian Rupiah (IDR)	IDR1,620,000		100
Indian Rupee (INR)	INR11,213		131
Swedish Krona (SEK)	SEK1,410		128
Mexican Peso (MXN)	MXN3,500		169
Thai Baht (THB)	THB4,580		134
Singapore Dollar (SGD)	SGD20		15
Japanese Yen (JPY)	JPY10,000		64

Total		US$	35,909

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2024.

For further information on our outstanding indebtedness, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo, Tashkent, Jakarta and Mountain View. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain twelve branches in Tokyo, Shanghai, Singapore, New York City, London, Beijing, Guangzhou, Qingdao, Shenyang, Yangon, Hong Kong and Frankfurt, and six overseas representative offices in Ho Chi Minh City, Abu Dhabi, Moscow, Sydney, Bangkok and Jakarta.

Property

Our head office is located at 14 Eunhaeng-ro, Yeongdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 60 branches in major cities throughout the Republic, including 18 in Seoul. We generally lease our domestic and overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of one Chief Executive Officer (who also serves as the Chairman of the Board of Directors), one Chief Operating Officer and not more than eight directors. Under the KDB Act, the President of the Republic appoints our Chief Executive Officer and Chairman of the Board of Directors upon the recommendation of the Chairman of the Financial Services Commission. The Financial Services Commission appoints all of our directors upon the recommendation of our Chief Executive Officer. Under our Articles of Incorporation, our executive directors serve for three-year terms and they may be re-appointed, and our independent non-executive directors serve for two-year terms and they may be re-appointed; provided, however, that our independent non-executive directors shall not serve more than one year for each reappointment and shall not serve more than five years consecutively.

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Seog Hoon Kang	June 6, 2025
Chief Operating Officer and Vice Chairman of the Board of Directors	Bock Kyu Kim	March 22, 2026
Auditor	Jae Shin Kim	August 25, 2027
Independent Non-executive Directors	Hee Rak Kim	January 28, 2026
	Sun Key You	January 28, 2026
	Seung Cheol Jeon	May 1, 2027
	Seonghoon Cho	May 1, 2027

As of December 31, 2024, we employed 3,513 persons with 2,091 persons located in our head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2024
USD	50,000,000	2.730	February 6, 2015	February 6, 2027	50,000,000
USD	30,000,000	3.010	June 24, 2015	June 24, 2025	30,000,000
USD	50,000,000	3.376	July 9, 2015	July 9, 2025	50,000,000
USD	50,000,000	3.330	July 22, 2015	July 22, 2025	50,000,000
USD	50,000,000	3.200	August 6, 2015	August 6, 2025	50,000,000
USD	350,000,000	3.375	September 16, 2015	September 16, 2025	350,000,000
USD	400,000,000	3.375	September 16, 2015	September 16, 2025	400,000,000
USD	1,000,000,000	3.000	January 13, 2016	January 13, 2026	1,000,000,000
USD	50,000,000	2.690	March 30, 2016	March 30, 2026	50,000,000
USD	53,000,000	2.180	August 10, 2016	August 10, 2026	53,000,000
USD	500,000,000	2.000	September 12, 2016	September 12, 2026	500,000,000
USD	50,000,000	2.530	November 10, 2016	November 10, 2028	50,000,000
USD	50,000,000	3.088	January 17, 2017	January 17, 2027	50,000,000
USD	50,000,000	3.800	January 29, 2018	January 29, 2038	50,000,000
USD	50,000,000	4.100	March 19, 2018	March 19, 2048	50,000,000
USD	750,000,000	1.750	February 18, 2020	February 18, 2025*	750,000,000
USD	32,000,000	3M USD Libor+1.35	April 22, 2020	October 22, 2025	32,000,000
USD	50,000,000	3M USD Libor+1.30	April 28, 2020	April 28, 2025*	50,000,000
USD	40,000,000	3M USD Libor+1.25	April 29, 2020	April 29, 2025*	40,000,000
USD	50,000,000	3M USD Libor+1.20	May 7, 2020	May 7, 2025*	50,000,000
USD	50,000,000	3M USD Libor+1.13	May 15, 2020	May 15, 2025	50,000,000
USD	500,000,000	1.250	June 3, 2020	June 3, 2025	500,000,000
USD	500,000,000	1.250	June 3, 2020	June 3, 2025	500,000,000
USD	500,000,000	0.800	October 27, 2020	April 27, 2026	500,000,000
USD	500,000,000	0.800	January 19, 2021	July 19, 2026	500,000,000
USD	300,000,000	1.625	January 19, 2021	January 19, 2031	300,000,000
USD	500,000,000	1.000	March 9, 2021	September 9, 2026	500,000,000
USD	300,000,000	2.000	April 1, 2021	April 1, 2031	300,000,000
USD	200,000,000	SOFR+0.29	May 18, 2021	May 18, 2025	200,000,000
USD	100,000,000	1.146	May 18, 2021	May 18, 2026	100,000,000
USD	100,000,000	1.035	June 18, 2021	June 18, 2026	100,000,000
USD	100,000,000	1.015	June 4, 2021	December 4, 2025	100,000,000
USD	100,000,000	1.145	June 4, 2021	June 4, 2026	100,000,000
USD	100,000,000	3M USD Libor+0.25	June 11, 2021	June 11, 2026	100,000,000
USD	50,000,000	2.470	August 24, 2021	August 24, 2051	50,000,000
USD	200,000,000	1.750	September 27, 2021	September 27, 2031	200,000,000
USD	20,000,000	2.850	October 12, 2021	October 12, 2051	20,000,000
USD	20,000,000	2.925	October 18, 2021	October 18, 2051	20,000,000
USD	700,000,000	0.750	October 25, 2021	January 25, 2025*	700,000,000
USD	500,000,000	1.375	October 25, 2021	April 25, 2027	500,000,000
USD	300,000,000	2.000	October 25, 2021	October 25, 2031	300,000,000
USD	20,000,000	2.870	November 19, 2021	November 19, 2051	20,000,000
USD	20,000,000	1.448	December 2, 2021	December 2, 2025	20,000,000
USD	38,000,000	1.950	January 25, 2022	January 25, 2027	38,000,000
USD	200,000,000	2.250	January 26, 2022	January 26, 2032	200,000,000
USD	750,000,000	2.000	February 24, 2022	February 24, 2025*	750,000,000
USD	250,000,000	2.000	February 24, 2022	February 24, 2025*	250,000,000
USD	500,000,000	2.250	February 24, 2022	February 24, 2027	500,000,000
USD	40,000,000	2.643	March 18, 2022	March 18, 2032	40,000,000
USD	100,000,000	3.130	April 21, 2022	April 21, 2025*	100,000,000
USD	50,000,000	3.400	May 18, 2022	May 18, 2027	50,000,000
USD	300,000,000	3.125	June 7, 2022	June 7, 2025	300,000,000
USD	1,000,000,000	4.000	September 8, 2022	September 8, 2025	1,000,000,000
USD	450,000,000	4.250	September 8, 2022	September 8, 2032	450,000,000
USD	50,000,000	SOFR+1.00	October 14, 2022	October 14, 2027	50,000,000
USD	50,000,000	SOFR+1.005	October 17, 2022	October 17, 2027	50,000,000
USD	50,000,000	SOFR+0.995	October 17, 2022	October 17, 2027	50,000,000
USD	50,000,000	SOFR+1.00	October 19, 2022	October 19, 2027	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2024
USD	50,000,000	SOFR+1.03	October 26, 2022	October 26, 2027	50,000,000
USD	50,000,000	SOFR+1.03	October 27, 2022	October 27, 2027	50,000,000
USD	50,000,000	SOFR+1.03	October 28, 2022	October 28, 2027	50,000,000
USD	50,000,000	SOFR+0.75	November 3, 2022	November 3, 2025	50,000,000
USD	200,000,000	3.125	November 3, 2022	June 7, 2025	200,000,000
USD	20,000,000	SOFR+1.30	November 4, 2022	November 4, 2027	20,000,000
USD	130,000,000	5.450	November 21, 2022	November 21, 2028	130,000,000
USD	35,000,000	SOFR+1.30	November 22, 2022	November 22, 2027	35,000,000
USD	20,000,000	5.450	November 28, 2022	November 28, 2028	20,000,000
USD	20,000,000	SOFR+1.30	November 28, 2022	November 28, 2027	20,000,000
USD	20,000,000	SOFR+1.30	December 8, 2022	December 8, 2027	20,000,000
USD	60,000,000	SOFR+1.29	December 14, 2022	December 14, 2027	60,000,000
USD	55,000,000	SOFR+0.60	February 3, 2023	February 3, 2025*	55,000,000
USD	40,000,000	SOFR+0.95	February 10, 2023	February 10, 2028	40,000,000
USD	1,000,000,000	4.375	February 15, 2023	February 15, 2028	1,000,000,000
USD	1,000,000,000	4.375	February 15, 2023	February 15, 2033	1,000,000,000
USD	50,000,000	SOFR+0.75	February 16, 2023	February 16, 2026	50,000,000
USD	50,000,000	5.250	February 27, 2023	February 27, 2025*	50,000,000
USD	10,000,000	5.010	March 3, 2023	March 3, 2026	10,000,000
USD	20,000,000	5.500	March 7, 2023	March 7, 2025*	20,000,000
USD	10,000,000	4.640	May 8, 2023	May 8, 2025*	10,000,000
USD	40,000,000	SOFR+0.85	May 11, 2023	May 11, 2028	40,000,000
USD	50,000,000	SOFR+0.80	June 5, 2023	June 5, 2026	50,000,000
USD	50,000,000	SOFR+0.80	June 15, 2023	June 15, 2026	50,000,000
USD	50,000,000	SOFR+0.80	June 20, 2023	June 20, 2026	50,000,000
USD	50,000,000	SOFR+0.82	June 26, 2023	June 26, 2026	50,000,000
USD	22,000,000	SOFR+0.80	July 12, 2023	July 12, 2026	22,000,000
USD	50,000,000	5.320	July 14, 2023	July 14, 2026	50,000,000
USD	300,000,000	SOFR+0.90	August 1, 2023	August 1, 2028	300,000,000
USD	50,000,000	5.240	August 2, 2023	August 2, 2026	50,000,000
USD	50,000,000	5.430	August 8, 2023	August 8, 2025	50,000,000
USD	50,000,000	5.250	August 11, 2023	August 11, 2026	50,000,000
USD	50,000,000	SOFR+0.55	August 18, 2023	August 18, 2025	50,000,000
USD	50,000,000	SOFR+0.55	August 18, 2023	August 18, 2025	50,000,000
USD	50,000,000	5.500	August 29, 2023	August 29, 2043	50,000,000
USD	75,000,000	SOFR+0.50	September 13, 2023	March 13, 2025*	75,000,000
USD	300,000,000	SOFR+0.70	October 23, 2023	October 23, 2026	300,000,000
USD	700,000,000	5.375	October 23, 2023	October 23, 2026	700,000,000
USD	500,000,000	5.375	October 23, 2023	October 23, 2028	500,000,000
USD	500,000,000	5.625	October 23, 2023	October 23, 2033	500,000,000
USD	38,000,000	SOFR+0.70	October 31, 2023	October 30, 2026	38,000,000
USD	33,000,000	SOFR+0.87	November 15, 2023	November 15, 2028	33,000,000
USD	50,000,000	SOFR+0.87	November 29, 2023	November 29, 2028	50,000,000
USD	20,000,000	SOFR+0.79	December 20, 2023	December 20, 2028	20,000,000
USD	30,000,000	4.780	December 29, 2023	August 29, 2025	30,000,000
USD	100,000,000	SOFR+0.38	January 19, 2024	January 19, 2025*	100,000,000
USD	50,000,000	SOFR+0.51	January 19, 2024	January 19, 2026	50,000,000
USD	20,000,000	SOFR+0.90	January 24, 2024	January 24, 2031	20,000,000
USD	1,750,000,000	4.625	February 15, 2024	February 15, 2027	1,750,000,000
USD	1,250,000,000	4.500	February 15, 2024	February 15, 2029	1,250,000,000
USD	12,000,000	SOFR+0.30	February 21, 2024	February 21, 2025*	12,000,000
USD	50,000,000	SOFR+0.35	February 26, 2024	March 26, 2025*	50,000,000
USD	50,000,000	4.945	February 28, 2024	February 28, 2027	50,000,000
USD	100,000,000	5.470	March 6, 2024	March 5, 2025*	100,000,000
USD	30,000,000	5.500	March 26, 2024	March 26, 2025*	30,000,000
USD	100,000,000	5.490	March 26, 2024	March 26, 2025*	100,000,000
USD	50,000,000	5.490	March 27, 2024	March 27, 2025*	50,000,000
USD	50,000,000	5.360	April 11, 2024	April 11, 2025*	50,000,000
USD	100,000,000	SOFR+0.36	April 12, 2024	May 9, 2025*	100,000,000
USD	30,000,000	5.380	April 12, 2024	May 12, 2025	30,000,000
USD	100,000,000	5.368	April 16, 2024	April 16, 2025*	100,000,000
USD	50,000,000	5.374	April 17, 2024	April 17, 2025*	50,000,000
USD	50,000,000	SOFR+0.36	April 17, 2024	May 17, 2025*	50,000,000
USD	20,000,000	SOFR+0.60	April 17, 2024	April 17, 2029	20,000,000
USD	50,000,000	5.530	April 18, 2024	April 18, 2025*	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2024
USD	50,000,000	5.530	April 18, 2024	April 18, 2025*		50,000,000
USD	50,000,000	5.640	April 19, 2024	April 19, 2025*		50,000,000
USD	20,000,000	5.562	April 23, 2024	April 23, 2025*		20,000,000
USD	57,000,000	5.545	April 25, 2024	April 25, 2025*		57,000,000
USD	20,000,000	5.460	May 3, 2024	October 30, 2025		20,000,000
USD	50,000,000	5.600	May 20, 2024	May 22, 2025		50,000,000
USD	50,000,000	5.510	May 30, 2024	May 30, 2025		50,000,000
USD	65,000,000	SOFR+0.30	May 30, 2024	November 20, 2025		65,000,000
USD	20,000,000	5.560	June 7, 2024	June 7, 2025		20,000,000
USD	50,000,000	SOFR+0.60	June 12, 2024	June 3, 2029		50,000,000
USD	25,000,000	SOFR+0.59	June 14, 2024	June 14, 2027		25,000,000
USD	20,000,000	5.490	June 21, 2024	June 21, 2025		20,000,000
USD	1,000,000,000	4.750	June 26, 2024	June 26, 2027		1,000,000,000
USD	58,000,000	5.240	June 28, 2024	August 28, 2025		58,000,000
USD	65,000,000	SOFR+0.75	July 12, 2024	July 12, 2029		65,000,000
USD	41,000,000	4.990	July 18, 2024	December 18, 2025		41,000,000
USD	100,000,000	SOFR+0.30	July 25, 2024	July 24, 2025		100,000,000
USD	100,000,000	SOFR+0.30	July 25, 2024	July 24, 2025		100,000,000
USD	100,000,000	SOFR+0.30	August 1, 2024	July 31, 2025		100,000,000
USD	100,000,000	SOFR+0.29	August 1, 2024	July 31, 2025		100,000,000
USD	30,000,000	4.660	August 30, 2024	August 30, 2025		30,000,000
USD	100,000,000	SOFR+0.40	August 30, 2024	February 27, 2026		100,000,000
USD	50,000,000	SOFR+0.35	September 3, 2024	September 3, 2025		50,000,000
USD	20,000,000	4.071	September 5, 2024	September 5, 2027		20,000,000
USD	100,000,000	SOFR+0.45	September 12, 2024	March 12, 2026		100,000,000
USD	50,000,000	SOFR+0.45	September 13, 2024	March 13, 2026		50,000,000
USD	100,000,000	SOFR+0.35	September 23, 2024	September 23, 2025		100,000,000
USD	50,000,000	SOFR+0.35	September 30, 2024	September 30, 2025		50,000,000
USD	50,000,000	4.490	October 16, 2024	October 16, 2025		50,000,000
USD	1,000,000,000	4.125	October 16, 2024	October 16, 2027		1,000,000,000
USD	50,000,000	SOFR+0.40	October 22, 2024	October 22, 2025		50,000,000
USD	60,000,000	4.525	October 30, 2024	October 30, 2025		60,000,000
USD	50,000,000	4.535	November 7, 2024	November 7, 2025		50,000,000
USD	50,000,000	4.470	November 12, 2024	November 12, 2029		50,000,000
USD	50,000,000	4.590	November 14, 2024	November 14, 2025		50,000,000
USD	30,000,000	4.650	November 19, 2024	November 19, 2025		30,000,000
USD	10,000,000	4.530	November 19, 2024	May 19, 2026		10,000,000
USD	10,000,000	4.580	November 20, 2024	November 20, 2026		10,000,000
USD	50,000,000	4.670	November 29, 2024	November 29, 2025		50,000,000
USD	100,000,000	SOFR+0.32	December 2, 2024	December 22, 2025		100,000,000

		Subtotal in Original Currency			USD	27,424,000,000

		Subtotal in Equivalent Amount of Won(1)			~~W~~	40,313,280,000,000

NZD	27,000,000	2.600	June 1, 2021	June 1, 2031		27,000,000
NZD	27,000,000	2.600	June 9, 2021	June 9, 2031		27,000,000
NZD	27,000,000	2.600	June 16, 2021	June 16, 2031		27,000,000
NZD	29,000,000	3.000	October 8, 2021	October 8, 2031		29,000,000
NZD	30,000,000	5.450	January 27, 2023	January 27, 2028		30,000,000

		Subtotal in Original Currency			NZD	140,000,000

		Subtotal in Equivalent Amount of Won(2)			~~W~~	115,957,800,000

HKD	160,000,000	2.100	March 25, 2020	March 25, 2025*		160,000,000
HKD	200,000,000	0.740	September 1, 2021	September 12, 2025		200,000,000
HKD	390,000,000	3.450	May 10, 2022	May 10, 2029		390,000,000
HKD	169,000,000	3.600	May 12, 2022	May 12, 2029		169,000,000
HKD	349,000,000	4.200	June 28, 2022	June 17, 2032		349,000,000
HKD	320,000,000	4.150	September 23, 2022	September 25, 2025		320,000,000
HKD	230,000,000	4.100	April 25, 2023	April 25, 2030		230,000,000
HKD	200,000,000	4.150	April 26, 2023	April 26, 2030		200,000,000
HKD	170,000,000	4.620	September 11, 2023	September 11, 2026		170,000,000
HKD	100,000,000	4.630	September 13, 2023	September 13, 2026		100,000,000
HKD	300,000,000	4.500	January 11, 2024	January 13, 2025*		300,000,000
HKD	390,000,000	4.540	January 24, 2024	January 24, 2025*		390,000,000
HKD	200,000,000	4.510	January 24, 2024	January 24, 2025*		200,000,000
HKD	390,000,000	4.040	January 25, 2024	January 25, 2027		390,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2024
HKD	300,000,000	4.600	January 29, 2024	February 3, 2025*		300,000,000
HKD	200,000,000	4.420	March 7, 2024	March 7, 2025*		200,000,000
HKD	120,000,000	4.720	March 27, 2024	March 27, 2025*		120,000,000
HKD	300,000,000	4.450	March 27, 2024	March 27, 2026		300,000,000
HKD	123,000,000	4.640	May 7, 2024	May 7, 2026		123,000,000
HKD	250,000,000	4.450	May 10, 2024	May 10, 2027		250,000,000
HKD	389,000,000	3.500	August 20, 2024	August 20, 2027		389,000,000
HKD	390,000,000	4.020	November 5, 2024	November 5, 2025		390,000,000
HKD	360,000,000	3.725	December 10, 2024	December 10, 2029		360,000,000
HKD	200,000,000	4.050	December 19, 2024	December 19, 2025		200,000,000

		Subtotal in Original Currency			HKD	6,200,000,000

		Subtotal in Equivalent Amount of Won(3)			~~W~~	1,173,660,000,000

CNH	287,000,000	3.010	May 6, 2020	May 6, 2025*		287,000,000
CNH	140,000,000	3.460	May 19, 2022	May 19, 2026		140,000,000
CNH	260,000,000	3.300	June 30, 2022	June 20, 2032		260,000,000
CNH	230,000,000	3.400	July 29, 2022	July 29, 2025		230,000,000
CNH	235,000,000	3.200	August 19, 2022	August 19, 2025		235,000,000
CNH	130,000,000	3.310	August 19, 2022	August 19, 2025		130,000,000
CNH	400,000,000	3.490	September 22, 2022	September 22, 2025		400,000,000
CNH	330,000,000	3.700	November 30, 2022	November 30, 2027		330,000,000
CNH	250,000,000	3.410	January 19, 2023	January 19, 2026		250,000,000
CNH	250,000,000	3.510	January 19, 2023	January 19, 2026		250,000,000
CNH	355,000,000	2.950	June 14, 2023	June 14, 2026		355,000,000
CNH	325,000,000	2.950	June 15, 2023	June 15, 2026		325,000,000
CNH	330,000,000	3.050	June 26, 2023	June 26, 2026		330,000,000
CNH	187,000,000	3.080	June 30, 2023	June 30, 2026		187,000,000
CNH	181,000,000	3.000	July 26, 2023	July 26, 2026		181,000,000
CNH	350,000,000	3.000	July 31, 2023	July 31, 2026		350,000,000
CNH	330,000,000	2.965	August 30, 2023	August 30, 2025		330,000,000
CNH	150,000,000	3.120	September 14, 2023	September 14, 2026		150,000,000
CNH	360,000,000	2.770	July 31, 2024	July 31, 2027		360,000,000
CNH	250,000,000	2.800	September 5, 2024	September 5, 2034		250,000,000

		Subtotal in Original Currency			CNH	5,330,000,000

		Subtotal in Equivalent Amount of Won(4)			~~W~~	1,072,769,100,000

EUR	500,000,000	2.625	September 8, 2022	September 8, 2027		500,000,000
EUR	50,000,000	2.810	October 13, 2022	October 13, 2026		50,000,000
EUR	50,000,000	2.810	October 14, 2022	October 14, 2026		50,000,000
EUR	100,000,000	3.180	October 19, 2022	October 19, 2026		100,000,000
EUR	100,000,000	3.180	October 19, 2022	October 19, 2026		100,000,000
EUR	750,000,000	3.375	May 23, 2023	May 23, 2028		750,000,000
EUR	250,000,000	3.375	September, 2023	May 23, 2028		250,000,000
EUR	20,000,000	ESTR+0.36	March 25, 2024	March 25, 2026		20,000,000
EUR	15,000,000	ESTR+0.22	April 9, 2024	May 9, 2025*		15,000,000
EUR	94,000,000	ESTR+0.275	November 29, 2024	November 29, 2025		94,000,000

		Subtotal in Original Currency			EUR	1,929,000,000

		Subtotal in Equivalent Amount of Won(5)			~~W~~	2,948,920,170,000

CHF	300,000,000	0.445	May 8, 2020	May 8, 2025*		300,000,000
CHF	200,000,000	0.170	July 22, 2021	July 22, 2031		200,000,000
CHF	225,000,000	0.940	April 28, 2022	April 28, 2027		225,000,000
CHF	200,000,000	2.2225	July 24, 2024	July 24, 2026		200,000,000

		Subtotal in Original Currency			CHF	925,000,000

		Subtotal in Equivalent Amount of Won(6)			~~W~~	1,504,401,500,000

BRL	245,000,000	8.820	December 13, 2023	December 13, 2025		245,000,000
BRL	492,000,000	8.672	January 26, 2024	January 26, 2025*		492,000,000
BRL	250,500,000	8.638	March 22, 2024	March 23, 2026		250,500,000
BRL	249,000,000	8.24	April 4, 2024	April 2, 2026		249,000,000
BRL	249,500,000	8.94	April 8, 2024	April 8, 2026		249,500,000
BRL	252,000,000	7.79	April 11, 2024	April 11, 2025*		252,000,000
BRL	251,000,000	8.978	April 11, 2024	April 10, 2026		251,000,000
BRL	253,500,000	9.26	April 18, 2024	April 17, 2026		253,500,000
BRL	518,000,000	8.68	April 19, 2024	April 17, 2026		518,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2024
BRL	527,000,000	8.88	April 22, 2024	April 22, 2026		527,000,000
BRL	256,500,000	9.570	May 10, 2024	May 8, 2026		256,500,000
BRL	257,500,000	9.550	May 21, 2024	May 21, 2026		257,500,000
BRL	256,000,000	9.525	May 23, 2024	May 22, 2026		256,000,000
BRL	256,500,000	8.745	May 23, 2024	May 22, 2026		256,500,000
BRL	254,500,000	8.835	May 28, 2024	May 28, 2026		254,500,000
BRL	257,500,000	9.747	May 31, 2024	May 29, 2026		257,500,000
BRL	257,000,000	9.70	June 3, 2024	June 1, 2026		257,000,000
BRL	515,000,000	8.828	June 4, 2024	June 2, 2026		515,000,000
BRL	519,500,000	9.021	June 5, 2024	June 5, 2026		519,500,000
BRL	270,500,000	9.28	July 17, 2024	December 30, 2025		270,500,000
BRL	110,000,000	8.85	July 24, 2024	December 24, 2025		110,000,000
BRL	1,400,000,000	9.888	July 30, 2024	January 8, 2026		1,400,000,000
BRL	236,000,000	9.145	August 12, 2024	August 3, 2026		236,000,000
BRL	234,000,000	9.36	August 13, 2024	August 3, 2026		234,000,000
BRL	280,000,000	9.40	August 14, 2024	December 30, 2025		280,000,000
BRL	280,500,000	9.06	August 16, 2024	August 18, 2025		280,500,000
BRL	280,000,000	9.50	August 16, 2024	December 30, 2025		280,000,000
BRL	282,500,000	9.46	September 6, 2024	December 30, 2025		282,500,000
BRL	271,000,000	9.60	September 30, 2024	January 15, 2026		271,000,000
BRL	278,500,000	11.04	October 17, 2024	October 16, 2026		278,500,000
BRL	281,500,000	11.18	October 21, 2024	October 21, 2026		281,500,000
BRL	250,000,000	10.385	October 23, 2024	December 16, 2025		250,000,000
BRL	250,000,000	10.33	October 25, 2024	December 18, 2025		250,000,000
BRL	288,500,000	11.21	November 22, 2024	November 19, 2026		288,500,000
BRL	289,000,000	11.235	November 25, 2024	November 25, 2026		289,000,000

		Subtotal in Original Currency			BRL	11,399,500,000

		Subtotal in Equivalent Amount of Won(7)			~~W~~	2,712,397,030,000

AUD	100,000,000	3.966	November 30, 2016	November 30, 2026		100,000,000
AUD	60,000,000	3.760	January 18, 2018	January 18, 2028		60,000,000
AUD	74,000,000	1.460	February 24, 2020	February 24, 2025*		74,000,000
AUD	74,000,000	1.460	February 24, 2020	February 24, 2025*		74,000,000
AUD	74,000,000	1.450	February 25, 2020	February 25, 2025*		74,000,000
AUD	74,000,000	1.450	February 25, 2020	February 25, 2025*		74,000,000
AUD	56,000,000	2.565	April 7, 2021	April 1, 2036		56,000,000
AUD	30,000,000	2.550	September 28, 2021	September 28, 2041		30,000,000
AUD	40,000,000	2.500	September 28, 2021	September 28, 2041		40,000,000
AUD	40,000,000	3M BBSW+0.70	September 28, 2021	September 28, 2031		40,000,000
AUD	60,000,000	2.550	September 30, 2021	September 30, 2036		60,000,000
AUD	50,000,000	2.780	October 18, 2021	October 18, 2041		50,000,000
AUD	30,000,000	3.190	November 26, 2021	November 26, 2041		30,000,000
AUD	50,000,000	3.240	November 30, 2021	November 30, 2041		50,000,000
AUD	28,000,000	3.040	February 8, 2022	February 8, 2032		28,000,000
AUD	30,000,000	3.000	March 17, 2022	March 17, 2027		30,000,000
AUD	40,000,000	5.550	June 23, 2022	June 23, 2032		40,000,000
AUD	27,000,000	4.030	August 10, 2022	August 10, 2027		27,000,000
AUD	30,000,000	5.060	January 27, 2023	January 27, 2033		30,000,000
AUD	30,000,000	4.090	April 21, 2023	April 21, 2026		30,000,000
AUD	30,000,000	5.050	April 26, 2023	April 26, 2033		30,000,000
AUD	70,000,000	3M BBSW+0.905	April 28, 2023	April 28, 2028		70,000,000
AUD	37,000,000	5.100	April 28, 2023	April 28, 2033		37,000,000
AUD	30,000,000	5.000	May 15, 2023	May 15, 2033		30,000,000
AUD	60,000,000	6.340	November 2, 2023	November 2, 2033		60,000,000
AUD	40,000,000	6.310	November 2, 2023	November 2, 2033		40,000,000
AUD	35,000,000	6.120	November 28, 2023	November 28, 2038		35,000,000
AUD	32,000,000	6.150	December 8, 2023	December 8, 2038		32,000,000
AUD	30,000,000	3M BBSW+0.77	January 22, 2024	January 22, 2029		30,000,000
AUD	30,000,000	5.570	January 30, 2024	January 30, 2034		30,000,000
AUD	40,000,000	3M BBSW+0.69	October 31, 2024	October 31, 2029		40,000,000
AUD	35,000,000	5.140	November 5, 2024	November 5, 2032		35,000,000

		Subtotal in Original Currency			AUD	1,466,000,000

		Subtotal in Equivalent Amount of Won(8)			~~W~~	1,339,454,880,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2024
IDR	680,000,000,000	6.000	January 22, 2020	January 22, 2025*		680,000,000,000
IDR	615,000,000,000	6.000	January 23, 2020	January 23, 2025*		615,000,000,000
IDR	325,000,000,000	6.75	July 17, 2024	July 17, 2029		325,000,000,000

		Subtotal in Original Currency			IDR	1,620,000,000,000

		Subtotal in Equivalent Amount of Won(9)			~~W~~	147,582,000,000

INR	3,712,500,000	5.980	October 13, 2021	October 13, 2026		3,712,500,000
INR	3,500,000,000	7.40	January 25, 2024	January 25, 2029		3,500,000,000
INR	4,000,000,000	7.25	June 11, 2024	June 11, 2029		4,000,000,000

		Subtotal in Original Currency			INR	11,212,500,000

		Subtotal in Equivalent Amount of Won(10)			~~W~~	192,742,875,000

NOK	400,000,000	2.905	July 21, 2015	July 21, 2025		400,000,000

		Subtotal in Original Currency			NOK	400,000,000

		Subtotal in Equivalent Amount of Won(11)			~~W~~	51,848,000,000

THB	1,500,000,000	1.580	January 14, 2020	January 14, 2025*		1,500,000,000
THB	1,500,000,000	1.530	January 15, 2020	January 15, 2025*		1,500,000,000
THB	1,580,000,000	1.170	March 3, 2020	March 3, 2025*		1,580,000,000

		Subtotal in Original Currency			THB	4,580,000,000

		Subtotal in Equivalent Amount of Won(12)			~~W~~	196,940,000,000

GBP	36,000,000	2.045	March 18, 2022	March 18, 2029		36,000,000
GBP	25,000,000	2.190	April 6, 2022	April 6, 2032		25,000,000
GBP	250,000,000	4.25	October 29, 2024	October 22, 2028		250,000,000

		Subtotal in Original Currency			GBP	311,000,000

		Subtotal in Equivalent Amount of Won(13)			~~W~~	573,381,370,000

SGD	20,000,000	3.700	September 8, 2023	September 8, 2026		20,000,000

		Subtotal in Original Currency			SGD	20,000,000

		Subtotal in Equivalent Amount of Won(14)			~~W~~	21,621,600,000

SEK	400,000,000	1.830	August 10, 2017	August 10, 2027		400,000,000
SEK	400,000,000	1.815	August 16, 2017	August 16, 2027		400,000,000
SEK	410,000,000	1.740	November 30, 2017	November 30, 2027		410,000,000
SEK	200,000,000	2.010	February 27, 2018	February 27, 2028		200,000,000

		Subtotal in Original Currency			SEK	1,410,000,000

		Subtotal in Equivalent Amount of Won(15)			~~W~~	187,854,300,000

MXN	3,500,000,000	TIIE28+0.20	July 14, 2022	July 9, 2026		3,500,000,000

		Subtotal in Original Currency			MXN	3,500,000,000

		Subtotal in Equivalent Amount of Won(16)			~~W~~	249,095,000,000

JPY	2,000,000,000	0.45	May 27, 2024	May 27, 2026		2,000,000,000
JPY	8,000,000,000	0.50	August 30, 2024	February 28, 2027		8,000,000,000

		Subtotal in Original Currency			JPY	10,000,000,000

		Subtotal in Equivalent Amount of Won(17)			~~W~~	93,648,000,000

Total External Bonds of KDB in Equivalent Amount of Won					~~W~~	52,895,553,625,000

*	Repaid on the respective maturity dates.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,470.00, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(2)

New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 828.27, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(3)

Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 189.30, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(4)

Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 201.27, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(5)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,528.73, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.
(6)

Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,626.38, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(7)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 237.94, the prevailing market rate on December 31, 2024.
(8)

Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 913.68, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(9)

Indonesian rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 9.11, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(10)

Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 17.19, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(11)

Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 129.62, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(12)

Thai Baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 43.00, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(13)

Great Britain Sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,843.67, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(14)

Singapore Dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 1,081.08, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(15)

Swedish Krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 133.23, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(16)

Mexican Peso amounts are converted to Won amounts at the rate of MXN 1.00 to Won 71.17, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(17)

Japanese Yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 936.48, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2024(1)
		(%)			(millions of Won)
Mizuho and others	Bank loans from foreign funds	2.96~5.59	2022~2024	2025~2028		2,798,873
Bank of New York Mellon, London and others	Off-shore short-term borrowings	2.25~5.32	2023~2024	2025~2026		1,757,295
China Development Bank and others	Off-shore long-term borrowings	0.40~6.91	2024	2025		1,721,187
Others	Short-term borrowings in foreign currency	0.94~6.63	2022~2024	2025~2027		16,412,709
	Long-term borrowings in foreign currency	2.96~5.59	2022~2024	2025~2028		1,333,982

Total External Borrowings of KDB					~~W~~	24,024,046

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2024 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2024
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	1.00~3.60	2024	2025	~~W~~	4,320,000
Long-term Industrial Finance Bonds	0.98~7.05	2007~2024	2013~2054		111,182,416

Total Bonds	0.98~7.05	2007~2024	2013~2054		115,502,416
2. Borrowings
Borrowings from the Ministry of Economy and Finance	2.40~2.53	2005~2012	2025~2032		62,184
Borrowings from Korea SMEs and Startups Agency	1.20~2.40	2017~2024	2025~2034		64,390
Borrowings from the Ministry of Culture, Sports and Tourism	0.78~2.03	2012~2024	2025~2036		2,946,821
Borrowings from Korea Energy Agency	0.25~1.75	2010~2024	2025~2034		280,245
Others(1)	0.00~2.91	2003~2024	2025~2044		1,335,404

Total Borrowings(2)					4,689,044
3. Other Debt(3)					556

Total Internal Floating Debt(4)					4,651,007
Total Internal Funded Debt(5)					115,541,009

Total Internal Debt				~~W~~	120,192,016

(1)	Includes borrowings from local governments, The Bank of Korea, the petroleum enterprises support fund and others.
(2)	Consist of short term borrowings in the amount of ~~W~~330,451 million and long term borrowings in the amount of ~~W~~4,358,593 million.
(3)	Other debt includes bonds sold under repurchase agreements and call money.
(4)	Floating debt is debt that has a maturity at issuance of less than one year.
(5)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Jae Shin Kim, who was appointed by the Financial Services Commission for a three-year term on August 26, 2024.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our separate and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is Nexia Samduk, located at 12th Floor, S&S Building, 48 Ujeongguk-ro, Jongno-gu, Seoul 03145, Korea, which has audited our separate financial statements as of and for the years ended December 31, 2024 and 2023 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with Korean IFRS, as summarized in “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2024 and 2023—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

Independent Auditors’ Report

Based on a report originally issued in Korean

The Board of Directors and Shareholders

Korea Development Bank

Opinion

We have audited the accompanying separate financial statements of Korea Development Bank (the “Bank”), which comprise the separate statements of financial position as of December 31, 2024 and 2023 and the separate statements of comprehensive income, the separate statements of changes in equity and the separate statements of cash flows for the years then ended, and notes to the separate financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2024 and 2023, and its separate financial performance and its separate cash flows for the years then ended in accordance with International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”).

Basis for Opinion

We conducted our audits in accordance with Korean Standards on Auditing. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Bank in accordance with the ethical requirements of the Republic of Korea that are relevant to our audit of the separate financial statements and we have fulfilled our other ethical responsibilities in accordance with the ethical requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

Auditing standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the separate financial statements in accordance with Korean IFRS, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the separate financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Bank or to cease operations.

Those charged with governance are responsible for overseeing the Bank’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the separate financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Korean Standards on Auditing will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these separate financial statements.

As part of an audit in accordance with Korean Standards on Auditing, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the separate financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Bank to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the separate financial statements, including the disclosures, and whether the separate financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

/s/ Nexia Samduk

Seoul, Korea

March 28, 2025

This report is effective as of March 28, 2025, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

Korea Development Bank

Separate Statements of Financial Position

December 31, 2024 and 2023

(In millions of won)	Notes	December 31, 2024		December 31, 2023
Assets
Cash and due from banks	4,42,44,45,48	~~W~~	12,995,521	8,659,808
Securities measured at FVTPL	5,44,45,48		18,418,800	16,058,556
Securities measured at FVOCI	6,38,44,45,48		32,760,193	33,888,064
Securities measured at amortized cost	7,38,44,45,48		8,936,305	8,583,188
Loans measured at FVTPL	8,44,45,48		419,773	488,432
Loans measured at amortized cost	9,44,45,48		209,481,353	199,981,780
Derivative financial assets	10,44,45,46,48		13,915,251	7,383,325
Investments in subsidiaries and associates	2,11,47		33,263,341	30,803,008
Property and equipment, net	12,47		794,138	802,084
Investment property, net	13,47		62,573	73,822
Intangible assets, net	14,47		62,171	85,461
Defined benefit assets	20		30,968	68,920
Current tax assets			24,196	13,547
Other assets	15,44,45,48		8,056,518	10,175,783

Total assets		~~W~~	339,221,101	317,065,778

Liabilities
Financial liabilities measured at FVTPL	16,44,45,48	~~W~~	2,389,246	1,920,061
Deposits	17,44,45,48		66,100,573	65,897,732
Borrowings	18,44,45,48		32,730,518	27,745,629
Debentures	19,44,45,48		165,102,269	156,933,867
Derivative financial liabilities	10,44,45,46,48		14,873,939	7,654,901
Provisions	21		814,870	1,058,783
Deferred tax liabilities	2,36		4,032,721	3,978,164
Current tax liabilities			268,596	345,683
Other liabilities	22,44,45,48		9,983,473	12,100,425

Total liabilities			296,296,205	277,635,245
Equity
Issued capital	1,23		26,316,559	23,926,559
Capital surplus	23		2,457,006	2,468,715
Accumulated other comprehensive income	23		1,236,725	2,158,351
Retained earnings	2,23		12,914,606	10,876,908
(Regulatory reserve for credit losses of ~~W~~77,581 million and ~~W~~211,996 million as of December 31, 2024 and 2023, respectively)
(Required reversal of regulatory reserve for credit losses of ~~W~~5,029 million and ~~W~~134,415 million as of December 31, 2024 and 2023, respectively)
(Planned reversal of regulatory reserve for credit losses of ~~W~~5,029 million and ~~W~~134,415 million as of December 31, 2024 and 2023, respectively)

Total equity			42,924,896	39,430,533

Total liabilities and equity		~~W~~	339,221,101	317,065,778

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Comprehensive Income

Years ended December 31, 2024 and 2023

(In millions of won, except earnings per share information)	Notes	2024		2023
Interest income	24	~~W~~	12,105,864	11,489,024
Interest expense	24		(10,987,799)	(9,927,505)

Net interest income	47		1,118,065	1,561,519
Net fees and commission income	25		487,716	409,836
Dividend income	26		1,037,482	768,370
Net gain on securities measured at FVTPL	27		720,623	518,808
Net loss on financial liabilities measured at FVTPL	28		(51,047)	(148,104)
Net gain (loss) on securities measured at FVOCI	29		30,359	(9,420)
Net gain (loss) on derivatives	30		(829,751)	1,290
Net foreign currency transaction gain	31		864,870	302,365
Other operating expense, net	32		(471,244)	(386,462)

Non-interest income, net			1,789,008	1,456,683
Reversal of credit losses	33		(244,126)	(802,644)
General and administrative expenses	34,47		857,083	823,991

Operating income	47		2,294,116	2,996,855
Reversal of impairment loss on investments in subsidiaries and associates	2		160,887	972,393
Other non-operating income	35		11,587	16,524
Other non-operating expense	35		(25,780)	(20,103)

Non-operating expense, net			146,694	968,814

Profit before income taxes			2,440,810	3,965,669
Income tax expense	2,36		433,652	938,601

Profit for the year	2,23		2,007,158	3,027,068
(Profit for the year adjusted for regulatory reserve for credit losses: ~~W~~2,012,187 million and ~~W~~3,161,483 million for the years ended December 31, 2024 and 2023, respectively)
Other comprehensive income for the year, net of tax Items that are or may be reclassified subsequently to profit or loss:	23
Net gain on securities measured at FVOCI			119,989	336,088
Exchange differences on translation of foreign operations			256,500	20,099
Valuation loss on cash flow hedge			(2,200)	(2,352)
Net loss on hedges of net investments in foreign operations			(122,706)	(15,112)

			251,583	338,723
Items that will not be reclassified to profit or loss:
Net loss on securities measured at FVOCI			(232,332)	(173,433)
Fair value changes on financial liabilities designated at fair value due to credit risk			(15,116)	(17,722)
Remeasurements of defined benefit liabilities			(17,096)	(16,138)

			(264,544)	(207,293)

			(12,961)	131,430

Total comprehensive income for the year	2	~~W~~	1,994,197	3,158,498

Earnings per share
Basic and diluted earnings per share (in won)	37	~~W~~	391	641

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Changes in Equity

Years ended December 31, 2024 and 2023

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2023	~~W~~	23,151,559	2,475,310	2,819,333	7,222,171	35,668,373
Profit for the year		—	—	—	3,027,068	3,027,068
Net gain (loss) on securities measured at FVOCI		—	—	(629,757)	792,412	162,655
Exchange differences on translation of foreign operations		—	—	20,099	—	20,099
Valuation loss on cash flow hedge		—	—	(2,352)	—	(2,352)
Net loss on hedges of net investments in foreign operations		—	—	(15,112)	—	(15,112)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(17,722)	—	(17,722)
Remeasurements of defined benefit liabilities		—	—	(16,138)	—	(16,138)

Total comprehensive income for the year		—	—	(660,982)	3,819,480	3,158,498
Dividends		—	—	—	(164,743)	(164,743)
Paid in capital increase		775,000	(6,595)	—	—	768,405

Transaction with owners		775,000	(6,595)	—	(164,743)	603,662

Balance at December 31, 2023	~~W~~	23,926,559	2,468,715	2,158,351	10,876,908	39,430,533

Balance at January 1, 2024	~~W~~	23,926,559	2,468,715	2,158,351	10,876,908	39,430,533
Profit for the year		—	—	—	2,007,158	2,007,158
Net gain (loss) on securities measured at FVOCI		—	—	(1,021,008)	908,665	(112,343)
Exchange differences on translation of foreign operations		—	—	256,500	—	256,500
Valuation loss on cash flow hedge		—	—	(2,200)	—	(2,200)
Net loss on hedges of net investments in foreign operations		—	—	(122,706)	—	(122,706)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(15,116)	—	(15,116)
Remeasurements of defined benefit liabilities		—	—	(17,096)	—	(17,096)

Total comprehensive income for the year		—	—	(921,626)	2,915,823	1,994,197
Dividends		—	—	—	(878,125)	(878,125)
Paid in capital increase		2,390,000	(11,709)	—	—	2,378,291

Transaction with owners		2,390,000	(11,709)	—	(878,125)	1,500,166

Balance at December 31, 2024	~~W~~	26,316,559	2,457,006	1,236,725	12,914,606	42,924,896

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Cash Flows

Years ended December 31, 2024 and 2023

(In millions of won)	Notes	2024		2023
Cash flows from operating activities
Profit for the year		~~W~~	2,007,158	3,027,068
Adjustments for:
Income tax expense	36		433,652	938,601
Interest income	24		(12,105,864)	(11,489,024)
Interest expense	24		10,987,799	9,927,505
Dividend income	26		(1,037,482)	(768,370)
Gain on valuation of securities measured at FVTPL	27		(541,330)	(466,098)
Loss (gain) on disposal of securities measured at FVTPL			(44,189)	4,944
Net loss on financial liabilities measured at FVTPL	28		51,047	148,104
Loss (gain) on disposal of securities measured at FVOCI	29		(30,359)	9,420
Impairment loss on securities measured at amortized cost			496	9,011
Net loss on loans measured at FVTPL	32		24,105	8,913
Loss (gain) on valuation of derivatives			399,252	(1,088,077)
Net loss on fair value hedged items	30		811,454	1,428,426
Gain on foreign exchange translations	31		(869,967)	(318,814)
Loss on disposal of investments in subsidiaries and associates	32		6,769	366
Reversal of impairment loss on investments in subsidiaries and associates			(160,887)	(972,393)
Increase (reversal) of provision for loan loss allowance	33		90,837	(399,011)
Increase (reversal) of provision for other assets	33		(3,683)	3,104
Reversal of provision for payment guarantees	21		(210,329)	(379,837)
Reversal of provision for unused commitments	21		(77,748)	(34,922)
Increase (reversal) of financial guarantee provision	21		(43,203)	8,022
Increase (reversal) of provision for possible losses from lawsuits	21		21,405	(4)
Reversal of provision for restoration	21		(109)	(493)
Defined benefit costs	20		24,880	22,044
Depreciation of property and equipment	34		73,856	71,507
Loss on disposal of property and equipment	35		792	1,082
Gain on disposal of intangible assets	35		(29)	(2)
Depreciation of investment property	35		2,293	2,273
Amortization of intangible assets	34		42,721	55,043
Gain on redemption of debentures			—	(2)

			(2,153,821)	(3,278,682)
Changes in operating assets and liabilities:
Due from banks			(897,272)	1,985,955
Securities measured at FVTPL			(2,480,154)	(1,850,440)
Loans measured at FVTPL			44,554	44,466
Loans measured at amortized cost			(11,429,775)	(755,056)
Derivative financial instruments			118,150	(186,503)
Other assets			2,324,550	(2,348,067)
Financial liabilities measured at FVTPL			140,952	29,718
Deposits			98,689	(2,417,870)
Defined benefit assets			(10,156)	(25,314)
Other liabilities			(2,418,461)	4,791,847

			(14,508,923)	(731,264)
Income taxes paid			(370,177)	(15,739)
Interest received			12,077,199	11,262,819
Interest paid			(10,530,167)	(9,259,247)
Dividends received			1,037,888	767,958

Net cash provided by (used in) operating activities		~~W~~	(12,440,843)	1,772,913

(Continued)

Korea Development Bank

Separate Statements of Cash Flows, Continued

Years ended December 31, 2024 and 2023

(In millions of won)	Notes	2024		2023
Cash flows from investing activities
Net decrease (increase) of securities measured at FVTPL		~~W~~	538,112	(1,667,342)
Disposal of securities measured at FVOCI			10,710,160	13,877,283
Acquisition of securities measured at FVOCI	6		(7,844,743)	(10,636,345)
Redemption of securities measured at amortized cost	7		4,708,420	3,020,000
Acquisition of securities measured at amortized cost	7		(5,020,325)	(5,217,386)
Disposal of property and equipment			4,108	12,023
Acquisition of property and equipment	12		(26,459)	(27,092)
Disposal of intangible assets			129	269
Acquisition of intangible assets	14		(18,566)	(22,373)
Disposal of investments in subsidiaries and associates			390,644	320,761
Acquisition of investments in subsidiaries and associates			(936,925)	(667,428)

Net cash provided by (used in) investing activities			2,504,555	(1,007,630)
Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			380,000	266,200
Decrease of financial liabilities measured at FVTPL			(123,352)	(17,930)
Proceeds from borrowings			61,331,012	53,493,413
Repayment of borrowings			(56,510,708)	(51,152,176)
Proceeds from issuance of debentures			114,684,239	124,728,281
Repayment of debentures			(107,791,891)	(128,327,695)
Decrease in lease liabilities			(33,273)	(24,477)
Dividends			(878,125)	(164,743)
Paid in capital increase			378,511	336,268

Net cash provided by (used in) financing activities			11,436,413	(862,859)
Effects from changes in foreign currency exchange rate for cash and cash equivalents held			514,311	85,684
Net increase (decrease) in cash and cash equivalents			2,014,436	(11,892)
Cash and cash equivalents at beginning of the year			11,860,577	11,872,469

Cash and cash equivalents at end of the year	42	~~W~~	13,875,013	11,860,577

See accompanying notes to the separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~26,316,559 million with 5,263,311,768 shares of issued and outstanding as of December 31, 2024 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of December 31, 2024 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	60	11	7	7	86

2. Basis of Preparation

(1) Application of accounting standards

These separate financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“Korean IFRS”) enacted by the Act on External Audit of Stock Companies.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2024. The nature and the impact of each new standard or amendment are described below:

Amendment of Korean IFRS No.1001 “Presentation of Financial Statements”—Classification of Liabilities into Current and Non-Current and Non-current Liabilities with Covenants

Liabilities are classified as current or non-current based on their substantive rights existing at the end of the reporting period, without considering the possibility of exercising the right to delay the payment or management’s expectations. Also, if the transfer of equity instruments is included in the payment of liabilities, it is excluded if the option to pay with equity instruments is recognized separately from the liability in a compound financial instrument and meets the definition of equity instruments. These amendments do not have a significant impact on the financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

2. Basis of Preparation, Continued

Amendment of Korean IFRS No.1007 “Statement of Cash Flows” and No.1107 “Financial Instruments: Disclosures”—Disclosure of Supplier Finance Arrangements

The amendments require disclosure of the effects of supplier finance arrangements on the Bank’s liabilities, cash flows and exposure to liquidity risk. These amendments do not have a significant impact on the financial statements.

Amendment of Korean IFRS No.1116 “Leases”—Lease Liability in a Sale and Leaseback

The amendments require a seller-lessee to subsequently measure lease liabilities arising from a leaseback in a way that it does not recognize any amount of the gain or loss that relates to the right of use it retains. These amendments do not have a significant impact on the financial statements.

Amendment of Korean IFRS No.1001 “Presentation of Financial Statements”—Disclosure of Virtual Asset

The amendments require additional disclosure for virtual assets held by the Bank, virtual assets entrusted by customers to the Bank, and the issuance and transfer of virtual assets. These amendments do not have a significant impact on the financial statements.

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2024, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendment of Korean IFRS No.1021 “The Effects of Changes in Foreign Exchange Rates” and Korean IFRS No.1101 “First-time Adoption of International Financial Reporting Standards”—Lack of exchangeability

The amendments require the Bank to determine a spot exchange rate when exchangeability is lacking, and to disclose information on the nature and financial effects of the currency not being exchangeable into the other currency, the spot exchange rate(s) used, the estimation process, and the risks to which the Bank is exposed. This amendment will be applied to the financial statements for the accounting year beginning on or after January 1, 2025. These amendments do not have a significant impact on the financial statements.

Amendment of Korean IFRS No.1109 “Financial Instruments” and No.1107 “Financial Instruments: Disclosures”

The amendments address practical concerns and introduce new requirements, such as permitting the deeming of financial liabilities as settled (derecognized) through an electronic payment system if certain criteria are met before the payment date. It also includes additional disclosures for equity instruments designated as financial assets measured at fair value through other comprehensive income. This amendment will be effective for annual reporting periods beginning on or after January 1, 2026. The Bank is currently reviewing the impact of these amendments on its financial statements

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

2. Basis of Preparation, Continued

Korean IFRS Accounting Standards Annual Improvements Volume 11

Korean IFRS Accounting Standards Annual Improvements Volume 11 will be effective for annual reporting periods beginning on or after January 1, 2026. These amendments do not have a significant impact on the financial statements.

•	Korean IFRS No.1101 “First-time adoption of International Financial Reporting Standards”: Hedge accounting by a first-time adopter

•	Korean IFRS No.1107 “Financial Instruments: Disclosures”: Gain or loss on derecognition, Application guidance

•	Korean IFRS No.1109 “Financial Instruments”: Derecognition of lease liabilities, Definition of transaction price

•	Korean IFRS No.1110 “Consolidated Financial Statements”: Determination of a ‘de facto agent’

•	Korean IFRS No.1007 “Statement of Cash Flows”: Cost method

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

2. Basis of Preparation, Continued

outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

2. Basis of Preparation, Continued

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

(6) Restatement of prior year financial statements for comparative presentation

In order to proceed with the sale of its shares in HMM Co., Ltd., the Bank selected the Pan Ocean-JKL consortium as the preferred bidder on December 18, 2023, and classified the shares as assets held for sale. However, as negotiations with the preferred bidder broke down on February 7, 2024, the shares were retrospectively reclassified as investments in associates from the date they were initially classified as assets held for sale. Accordingly, the comparative statement of financial position as of December 31, 2023 and the statement of comprehensive income for the year ended December 31, 2023 have been restated.

The major adjustments to each item resulting from the reclassification are as follows.

<Statement of financial position >

	December 31, 2023
	As previously reported		Restated	Changes
Investments in subsidiaries and associates	~~W~~	26,870,568	30,803,008	3,932,440
Assets held for sale		3,228,444	—	(3,228,444)
Deferred tax liabilities		3,792,309	3,978,164	185,855
Retained earnings		10,358,767	10,876,908	518,141

<Statement of comprehensive income>

	2023
	As previously reported		Restated	Changes
Reversal of impairment loss on investments in subsidiaries and associates	~~W~~	562,550	972,393	409,843
Other non-operating expense		314,256	20,103	(294,153)
Income tax expense		752,746	938,601	185,855
Profit for the year		2,508,927	3,027,068	518,141

(7) Approval date for the separate financial statements

The separate financial statements were authorized for issue by the Board of Directors on March 27, 2025, which will be submitted for approval to the shareholders’ meeting to be held on March 28, 2025.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting.

The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (“OTC”) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the separate statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income.

After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

(ii) Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank classifies all the pensions as defined benefit plans except defined contribution plans. The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

3. Significant Accounting Policies, Continued

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Cash	~~W~~	67,357	65,738
Due from banks in Korean won:
Due from Bank of Korea		1,236,493	1,972,258
Other due from banks in Korean won		316,521	45,715

		1,553,014	2,017,973

Due from banks in foreign currencies / off-shores		11,375,150	6,576,097

	~~W~~	12,995,521	8,659,808

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

4. Cash and Due from Banks, Continued

(2)	Restricted due from banks as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Reserve deposit	~~W~~	2,664,190	2,302,201
Deposit of monetary stabilization account		—	150,000
Others		380,971	308,676

	~~W~~	3,045,161	2,760,877

5. Securities Measured at FVTPL

(1)	Details of securities in financial assets at fair value through profit or loss as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	2,445,393	2,383,651
Equity investments		—	1,193,938	1,345,253
Beneficiary certificates		—	9,982,204	10,697,146
Government and public bonds		2,588,113	2,562,353	2,804,662
Financial bonds		230,000	230,311	230,200
Others		90,470	90,465	90,721

		2,908,583	16,504,664	17,551,633
Securities denominated in foreign currencies/off-shores:
Stocks		—	27,420	30,688
Equity investments		—	154,888	217,416
Beneficiary certificates		—	479,469	551,952
Debt securities		67,847	64,977	67,111

		67,847	726,754	867,167

	~~W~~	2,976,430	17,231,418	18,418,800

	December 31, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	2,151,564	2,044,046
Equity investments		—	905,853	1,002,008
Beneficiary certificates		—	9,411,162	9,887,428
Government and public bonds		1,686,000	1,637,507	1,784,605
Financial bonds		600,000	597,206	601,369
Others		50,470	50,234	50,372

		2,336,470	14,753,526	15,369,828

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

5. Securities Measured at FVTPL, Continued

	December 31, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in foreign currencies/off-shores:
Stocks	~~W~~	—	27,398	26,918
Equity investments		—	104,369	157,892
Beneficiary certificates		—	477,542	489,767
Debt securities		14,183	13,876	14,151

		14,183	623,185	688,728

	~~W~~	2,350,653	15,376,711	16,058,556

(2)	Equity securities with disposal restrictions in financial assets at fair value through profit or loss as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
Company	Number of shares	Carrying amount		Restricted period
TnJ Co., Ltd.	167,989	~~W~~	1,862	Undecided
National Happiness Fund	34,066		—	Undecided
SEMITECH Co., Ltd.	33,187		368	Undecided
Hongin Chemical Co., Ltd.	5,060		—	Undecided
ROKIT HEALTHCARE Inc.	288,459		3,657	For one month from the listing date

	528,761	~~W~~	5,887

	December 31, 2023
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	14,884	Undecided
SEMITECH Co., Ltd.	33,187		368	Undecided
Hongin Chemical Co., Ltd.	5,060		—	Undecided

	72,313	~~W~~	15,252

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	13,456,956	13,841,932
Government and public bonds		615,000	607,017	611,775
Financial bonds		1,810,000	1,815,420	1,820,344

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2024
	Face value		Acquisition cost	Fair value (Carrying amounts)
Corporate bonds	~~W~~	2,326,029	2,325,538	2,265,042
Others		576,000	576,000	1,504,996

		5,327,029	18,780,931	20,044,089
Securities denominated in foreign currencies/off-shores:
Equity securities		—	145	1,214
Debt securities		13,064,373	13,167,685	12,674,481

		13,064,373	13,167,830	12,675,695
Loaned securities:
Debt securities		40,000	39,965	40,409

	~~W~~	18,431,402	31,988,726	32,760,193

	December 31, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	11,277,639	11,709,407
Government and public bonds		1,575,000	1,561,815	1,558,377
Financial bonds		1,380,000	1,372,473	1,381,371
Corporate bonds		4,670,160	4,667,812	4,558,013
Others		1,500,680	1,500,680	3,933,681

		9,125,840	20,380,419	23,140,849
Securities denominated in foreign currencies/off-shores:
Equity securities		—	498	1,128
Debt securities		11,186,342	11,297,509	10,706,746

		11,186,342	11,298,007	10,707,874
Loaned securities:
Debt securities		40,000	39,483	39,341

	~~W~~	20,352,182	31,717,909	33,888,064

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the years ended December 31, 2024 and 2023 are the amount of ~~W~~1,234,598 million of gain and ~~W~~1,076,647 million of gain, respectively, which is directly recognized in retained earnings.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

6. Securities Measured at FVOCI, Continued

(2)	Changes in securities measured at FVOCI for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	33,888,064	37,684,919
Acquisition		9,844,523	11,068,483
Disposal		(9,430,950)	(14,296,449)
Change due to amortization		23,424	22,292
Change in fair value		(1,399,248)	(774,816)
Reclassification		(1,696,500)	—
Foreign exchange differences		1,489,314	149,606
Others (*)		41,566	34,029

Ending balance	~~W~~	32,760,193	33,888,064

(*)

For the year ended December 31, 2024, others represent the increase in securities measured at FVOCI including the shares of BLUEMTEC Co., Ltd., Inhwa Precision Co., Ltd., KODACO Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds, the shares of DPECO Co., Ltd. and others acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act, the shares of Aero Space Technology Of Korea Inc. and others acquired in accordance with the changes in creditor rights as resolved by the Financial Creditors’ Council and others. For the year ended December 31, 2023, others represent the increase in securities measured at FVOCI including the shares of ALT Co., Ltd., T’way Air Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds and the shares of Dae Young Metal Co., Ltd., CHEW YOUNG ROO CO., LTD. and others acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act.

(3)	Equity securities with disposal restrictions in securities measured at FVOCI as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	208,996	Undecided
High Gain Antenna Co., Ltd.	18,138		448	Undecided
Aero Space Technology Of Korea Inc.	27,912,000		14,068	Until April 8, 2025
KODACO Co., Ltd.	2,183,376		2	Until March 26, 2025
ISTE Co.,Ltd.	761,904		6,248	For one month from the listing date
FineOne Co., Ltd.	548,245		3,255	For one to three month from the listing date
3billion Inc.	234,330		8,768	For two month from the listing date
3ALogics. Inc.	889,184		8,718	For one to two month from the listing date
Onconic Therapeutics Inc.	702,850		9,999	For one month from the listing date
Knowmerce Corp.	335,940		7,830	For two to three month from the listing date

	33,699,017	~~W~~	268,332

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2023
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	196,670	Undecided
High Gain Antenna Co., Ltd.	18,138		372	Undecided
Kumho Tire Co., Inc.	21,339,320		115,019	Until July 6, 2024 (*)

	21,470,508	~~W~~	312,061

(*)	From July 6, 2021, 50% of the shares may be sold every year

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- Impaired	Credit- impaired	Total
Beginning balance	~~W~~	16,186	1,173	73,063	90,422
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		(302)	302	—	—
Transfer to credit-impaired debt securities		(75)	75	—	—
Provision for (reversal of) loss allowance		2,275	219	143	2,637
Disposal		(800)	—	—	(800)
Foreign currency translation, etc.		1,058	30	2,266	3,354

Ending balance	~~W~~	18,342	1,799	75,472	95,613

	2023
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- Impaired	Credit- impaired	Total
Beginning balance	~~W~~	11,041	2,398	72,740	86,179
Transfer to 12-month expected credit loss		187	(187)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		—	—	—	—
Transfer to credit-impaired debt securities		—	—	—	—
Provision for (reversal of) loss allowance		4,534	(219)	(48)	4,267
Disposal		(283)	—	—	(283)
Foreign currency translation, etc.		707	(819)	371	259

Ending balance	~~W~~	16,186	1,173	73,063	90,422

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,492,235	3,492,235
Financial bonds		2,015,083	2,014,617
Corporate bonds		2,849,742	2,840,493

		8,357,060	8,347,345
Securities denominated in foreign currencies:
Corporate bonds		588,960	588,960
Less: loss allowance		(9,715)

	~~W~~	8,936,305	8,936,305

	December 31, 2023
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,841,102	3,841,102
Financial bonds		2,456,764	2,456,431
Corporate bonds		2,141,858	2,132,972

		8,439,724	8,430,505
Securities denominated in foreign currencies:
Corporate bonds		152,683	152,683
Less: loss allowance		(9,219)

	~~W~~	8,583,188	8,583,188

(2)	Changes in securities measured at amortized cost for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	8,583,188	6,355,884
Acquisition		5,020,325	5,217,386
Redemption		(4,708,420)	(3,020,000)
Change due to amortization		23,210	38,929
Impairment loss		(496)	(9,011)
Foreign exchange differences, etc.		18,498	—

Ending balance	~~W~~	8,936,305	8,583,188

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	378,250	419,773	422,724	488,432
Loans in foreign currencies:
Privately placed corporate bonds		3,400	—	2,804	—

	~~W~~	381,650	419,773	425,528	488,432

(2)	Losses related to loans measured at FVTPL for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	4,126	8,254
Transaction losses		(6,796)	(5,332)

		(2,670)	2,922
Valuation losses on loans measured at FVTPL
Valuation gains		2,534	7,381
Valuation losses		(26,639)	(16,294)

		(24,105)	(8,913)

	~~W~~	(26,775)	(5,991)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	68,851,877	68,093,728	69,353,773	68,310,908
Loans for facility development		62,063,432	61,108,673	61,149,089	59,856,968
Loans for households		117,607	116,709	143,534	142,911
Inter-bank loans		2,877,321	2,703,919	2,971,744	2,807,208

		133,910,237	132,023,029	133,618,140	131,117,995
Loans in foreign currencies:
Loans		35,155,384	35,092,441	29,820,779	29,740,998
Inter-bank loans		7,052,491	7,029,441	3,879,644	3,865,256
Off-shore loans		23,728,052	23,543,740	20,816,849	20,691,653

		65,935,927	65,665,622	54,517,272	54,297,907
Other loans:
Bills bought in foreign currency		2,755,722	2,723,534	2,033,111	1,995,544
Advances for customers on acceptances and guarantees		16,592	2,278	24,593	11,463
Privately placed corporate bonds		1,758,612	1,745,315	2,307,802	2,231,504
Others		8,005,365	7,827,441	10,566,404	10,403,677

		12,536,291	12,298,568	14,931,910	14,642,188

		212,382,455	209,987,219	203,067,322	200,058,090

Less:
Loss allowance for loan		(2,926,042)		(3,099,978)
Present value discount		(9,728)		(11,054)
Deferred loan origination costs and fees		34,668		25,490

	~~W~~	209,481,353		199,981,780

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the years ended December 31, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	587,840	1,423,097	1,089,041	3,099,978
Transfer to 12-month expected credit loss		35,129	(35,005)	(124)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(176,556)	190,847	(14,291)	—
Transfer to credit-impaired loans		(54,321)	(85,329)	139,650	—
Provision for (reversal of) loss allowance		326,386	(209,005)	(26,544)	90,837
Write-offs		—	—	(24,526)	(24,526)
Recovery		—	—	52,255	52,255
Sale		—	—	(232,565)	(232,565)
Debt-to-equity swap		—	—	(48,175)	(48,175)
Foreign currency translation		22,358	6,134	18,557	47,049
Other		(6,917)	(25,713)	(26,181)	(58,811)

Ending balance	~~W~~	733,919	1,265,026	927,097	2,926,042

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	289,254	2,340,836	1,367,141	3,997,231
Transfer to 12-month expected credit loss		62,758	(49,164)	(13,594)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(90,108)	106,404	(16,296)	—
Transfer to credit-impaired loans		(70,171)	(287,708)	357,879	—
Provision for (reversal of) loss allowance		388,223	(704,243)	(82,991)	(399,011)
Write-offs		—	—	(203,807)	(203,807)
Recovery		—	—	40,194	40,194
Sale		—	—	(188,127)	(188,127)
Debt-to-equity swap		—	—	(134,919)	(134,919)
Foreign currency translation		7,497	12,366	117	19,980
Other		387	4,606	(36,556)	(31,563)

Ending balance	~~W~~	587,840	1,423,097	1,089,041	3,099,978

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Reversal of (provision for) allowance for loan losses	~~W~~	(90,837)	399,011
Gains (losses) on disposal of loan		(26,257)	11,341

	~~W~~	(117,094)	410,352

(4)	Changes in net deferred loan origination costs and fees for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	25,490	21,224
New deferrals		24,019	19,969
Amortization		(14,841)	(15,703)

Ending balance	~~W~~	34,668	25,490

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	140,000	249,316	—	—
Forwards		70,000	1,050,000	694	101,248
Swaps		388,226,698	388,229,673	1,167,657	1,815,342
Options		6,107,544	17,571,540	279,721	543,144

		394,544,242	407,100,529	1,448,072	2,459,734
Currency
Forwards		64,871,269	46,445,711	4,032,920	1,953,791
Swaps		82,977,711	99,618,376	8,147,283	9,318,293
Options		262,474	250,213	8,736	3,184

		148,111,454	146,314,300	12,188,939	11,275,268
Stock
Options		3,084	48	259	—
Allowance and other adjustments		—	—	(12,825)	(1,804)

		542,658,780	553,414,877	13,624,445	13,733,198
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		48,180,348	48,180,348	130,264	235,972
Currency
Swaps		11,609,881	12,259,237	160,577	907,743
Allowance and other adjustments		—	—	(35)	(2,974)

		59,790,229	60,439,585	290,806	1,140,741

	~~W~~	602,449,009	613,854,462	13,915,251	14,873,939

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2023
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	10,000	178,898	—	—
Forwards		150,000	960,000	19,805	61,903
Swaps		328,237,476	328,249,544	1,175,713	1,590,340
Options		7,060,912	14,242,205	363,225	477,698

		335,458,388	343,630,647	1,558,743	2,129,941
Currency
Forwards		49,981,210	34,750,324	1,138,767	681,269
Swaps		56,661,776	71,544,517	4,134,336	4,148,686
Options		283,101	284,177	755	2,437

		106,926,087	106,579,018	5,273,858	4,832,392
Stock
Options		3,041	334,536	278	128
Allowance and other adjustments		—	—	(11,855)	(1,075)

		442,387,516	450,544,201	6,821,024	6,961,386
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		37,996,299	37,996,299	88,620	337,955
Currency
Swaps		10,411,160	10,225,034	473,876	358,865
Allowance and other adjustments		—	—	(195)	(3,305)

		48,407,459	48,221,333	562,301	693,515

	~~W~~	490,794,975	498,765,534	7,383,325	7,654,901

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

(2)	The notional amounts outstanding for the hedging instruments by period as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	194,040	4,804,351	9,943,343	24,808,058	8,430,556	48,180,348
Currency:
Notional amounts outstanding	~~W~~	532,518	600,953	1,277,080	7,771,329	1,428,001	11,609,881

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	894,844	1,337,050	4,089,937	24,151,788	7,522,680	37,996,299
Currency:
Notional amounts outstanding	~~W~~	701,180	622,774	1,970,389	5,721,728	1,395,089	10,411,160

(3)	Details of the balances of the hedging instruments by risk type as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Notional amounts			Balances		Changes in fair value for 2024
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	58,800	58,800	—	—	(2,044)
Fair value hedge accounting:
Interest rate risk:
Swaps		48,121,548	48,121,548	130,264	235,972	256,255
Currency risk
Swaps		11,609,881	12,259,237	160,577	907,743	(825,515)

		59,731,429	60,380,785	290,841	1,143,715	(569,260)

	~~W~~	59,790,229	60,439,585	290,841	1,143,715	(571,304)

	December 31, 2023
	Notional amounts			Balances		Changes in fair value for 2023
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	90,258	90,258	—	—	(3,222)
Fair value hedge accounting:
Interest rate risk:
Swaps		37,906,041	37,906,041	88,620	337,955	684,976
Currency risk
Swaps		10,411,160	10,225,034	473,876	358,865	428,419

		48,317,201	48,131,075	562,496	696,820	1,113,395

	~~W~~	48,407,459	48,221,333	562,496	696,820	1,110,173

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2024	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	58,800	—	—	—	1,045
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		6,638,016	—	8,661	—	(6,819)	—
Debt debentures		—	40,711,955	—	(868,944)	(265,708)	—
Other liabilities (Deposits, etc.)		—	122,084	—	(24,359)	3,247	—

		6,638,016	40,834,039	8,661	(893,303)	(269,280)	—

Currency risk:
Debt debentures		—	11,376,831	—	527,750	828,917	—

		6,638,016	52,210,870	8,661	(365,553)	559,637	—

	~~W~~	6,638,016	52,269,670	8,661	(365,553)	559,637	1,045

	December 31, 2023
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2023	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	90,258	—	—	—	4,034
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		5,423,921	—	129,096	—	89,803	—
Debt debentures		—	33,375,068	—	(1,094,649)	(769,319)	—
Other liabilities (Deposits, etc.)		—	110,422	—	(18,518)	(885)	—

		5,423,921	33,485,490	129,096	(1,113,167)	(680,401)	—

Currency risk:
Debt debentures		—	10,206,197	—	300,053	(425,112)	—

		5,423,921	43,691,687	129,096	(813,114)	(1,105,513)	—

	~~W~~	5,423,921	43,781,945	129,096	(813,114)	(1,105,513)	4,034

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the years ended December 31, 2024 and 2023 is as follows:

	2024		2023
Interest rate risk	~~W~~	(13,025)	4,575
Currency risk		3,402	3,307

	~~W~~	(9,623)	7,882

(6)	The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the years ended December 31, 2024 and 2023 is as follows:

	2024
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(2,152)	108	(837)

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2023
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(3,207)	(16)	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	166,721	(283,996)

	2023
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	20,402	(117,276)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

10. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Carrying amount		Changes in fair value for 2024	Change in the value of the hedging instrument recognized in other comprehensive income for 2024	Hedge ineffectiveness recognized in profit or loss for 2024
Debentures in foreign currencies	~~W~~	1,324,680	(166,721)	(166,721)	—

	December 31, 2023
	Carrying amount		Changes in fair value for 2023	Change in the value of the hedging instrument recognized in other comprehensive income for 2023	Hedge ineffectiveness recognized in profit or loss for 2023
Debentures in foreign currencies	~~W~~	1,137,428	(20,402)	(20,402)	—

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Subsidiaries:
KDB Asia Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd.(*1)		145,747	126,602
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.(*2)		52,622	51,275
PT KDB Tifa Finance Tbk		85,288	85,288
KDB Silicon Valley LLC		118,615	118,615
KDB OCCASIO II, L.P.		147,565	138,850
KDB Synergy, L.P.		126,592	19,872
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		100,623	115,086
Korea Railroad Financing 1		67,098	72,907
Korea Education Financing		30,685	35,744
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
KDB Consus Value PEF(*3)		317,360	177,353
KDB-IAP OBOR PEF(*4)		—	—
Green Initiative 2nd Private Equity Fund		217,577	135,687
KDBC Co-investment Private Equity Fund		33,914	26,751
KDB Asia PEF		88,066	88,066
KDB Small Medium Mezzanine PEF		33,350	33,350
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		3,693,968	3,354,312

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2024		December 31, 2023
Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Fund II		212,074	212,515
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.)(*5)		2,227,877	1,496,741
HMM Co., Ltd.(*6)		5,240,667	3,932,440
GM Korea Company(*7)		474,733	455,904
HANJIN KAL(*8)		500,000	500,000
Korean Air Lines Co., Ltd.		330,477	330,477
TAEYOUNG ENGINEERING & CONSTRUCTION		54,719	—
Others(*9)		2,580,204	2,571,997

		29,569,373	27,448,696

	~~W~~	33,263,341	30,803,008

(*1)

The Bank recognized reversal of impairment losses amounting to ~~W~~19,145 million and ~~W~~1,150 million for the years ended December 31, 2024 and 2023, respectively, due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank.

(*2)

The Bank recognized reversal of impairment losses amounting to ~~W~~1,347 million and ~~W~~11,513 million for the years ended December 31, 2024 and 2023, respectively, due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank.

(*3)

The Bank recognized a impairment loss amounting to ~~W~~161,231 million and ~~W~~93,109 million for the year ended December 31, 2024 and 2023, respectively, due to a decrease in value in use resulting from the deterioration of expected cash flows from the shares held by the Bank.

(*4)

The decrease in the net asset value due to the decrease in the fair value of assets held prior to the previous year was considered as objective evidence of impairment and an impairment loss was recognized, resulting in a carrying value of “0”.

(*5)

The Bank recognized reversal of impairment losses amounting to ~~W~~731,136 million and ~~W~~366,972 million for the years ended December 31, 2024 and 2023, respectively, due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank.

(*6)

The Bank selected the Pan Ocean-JKL consortium as the preferred bidder on December 18, 2023 for the shares of HMM Co., Ltd. for the year ended December 31, 2023. The shares of HMM Co., Ltd. was classified to the assets held for sale from the investments in associates. However, as negotiations regarding the sale of shares with the Pan Ocean-JKL consortium fell through on February 7, 2024, the shares was retrospectively reclassified the investments in associates for the year ended December 31, 2024. Due to a decrease in the recoverable amount resulting from changes in the fair value of the shares, an impairment loss of ~~W~~388,273 million was recognized for the year ended December 31, 2024, while an impairment reversal of ~~W~~460,941 million was recognized in the year ended December 31, 2023 due to an increase in the recoverable amount.

(*7)

The Bank recognized a reversal of impairment loss amounting to ~~W~~18,830 million and ~~W~~79,450 million for the years ended December 31, 2024 and 2023, respectively, due to the increase in value in use based on the operating cash flow.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*8)	The Bank recognized a reversal of impairment loss amounting to ~~W~~147,239 million for the year ended December 31, 2023. due to the increase in value in use based on the operating cash flow.
(*9)

The Bank recognized impairment losses amounting to ~~W~~60,067 million for AJU PRIVATE EQUITY FUND NO.2 and 17 other companies for the year ended December 31, 2024. The Bank recognized a reversal of impairment losses amounting to ~~W~~1,763 million for AJU PRIVATE EQUITY FUND NO.2 and 13 other companies for the year ended December 31, 2023.

(2)	The market value of marketable investments in subsidiaries and associates as of December 31, 2024 and 2023 are as follows:

	Market value			Carrying amounts
	December 31, 2024		December 31, 2023	December 31, 2024	December 31, 2023
Korea Electric Power Co., Ltd.	~~W~~	4,235,267	3,992,346	16,921,067	16,921,067
HMM Co., Ltd.		5,248,540	3,939,482	5,240,667	3,932,440
HANJIN KAL		532,486	514,124	500,000	500,000
Korean Air Lines Co., Ltd.		276,622	292,534	330,477	330,477
Hanwha Ocean Co., Ltd.		2,231,222	1,499,429	2,227,877	1,496,741
TAEYOUNG ENGINEERING & CONSTRUCTION		82,420	—	54,719	—

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	4,772,302	3,861,411	910,891	398,397	86,776	198,956	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,576,690	1,428,151	148,539	124,478	10,345	7,833	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,451,315	1,274,047	177,268	104,690	13,336	37,879	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,119,216	909,683	209,533	107,884	58,442	72,178	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		768,583	651,551	117,032	112,929	10,355	(3,077)	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		187,549	76,978	110,571	15,676	5,542	14,484	84.65
KDB Silicon Valley LLC	USA	December	Finance		154,757	2,318	152,439	5,950	1,022	21,644	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Finance		216,086	19,201	196,885	19,917	18,443	41,624	90.00
KDB Synergy, L.P.	Cayman Islands	December	Finance		158,602	14,632	143,970	6,229	2,079	16,085	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		10,817,227	9,131,904	1,685,323	887,013	228,977	227,595	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		244,602	168	244,434	14,769	10,165	10,165	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		138,295	6	138,289	7,677	5,400	5,400	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		62,670	9	62,661	3,389	2,676	2,676	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		81,990	15,033	66,957	43,136	20,295	20,152	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		95,332	4,281	91,051	9,975	3,797	3,759	100.00

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2024
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
KDB Biz Co., Ltd.	Korea	December	Services	7,823	4,344	3,479	29,648	415	(128)	100.00
KDB Consus Value PEF	Korea	December	Financial investment	17,763,900	17,705,401	58,499	1,772,177	4,576	(621,923)	75.92
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment	68,249	77,936	(9,687)	—	(1,123)	(2,251)	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment	239,159	198	238,961	1	3,572	30,175	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment	63,454	75	63,379	2,320	(23,138)	(23,138)	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment	1,331,309	641,097	690,212	620,498	(14,598)	(14,642)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment	52,964	111	52,853	49,841	38,074	38,074	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment	1,082,696	—	1,082,696	32,897	14,841	14,841	100.00

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation	246,807,795	205,444,962	41,362,833	93,398,896	3,491,698	4,070,175	32.90

Korea Tourism Organization	Korea	December	Culture and tourism administration	1,186,637	374,191	812,446	883,749	947	(3,064)	43.58
Korea Infrastructure Fund II	Korea	December	Financial investment	958,001	118,877	839,124	104,545	97,646	97,646	26.67
Korea Ocean Business Corporation	Korea	December	Finance	13,718,841	5,657,223	8,061,618	500,210	(437,522)	173,900	20.80
Korea Real Estate Board	Korea	December	Appraisal	314,616	59,868	254,748	240,013	17,147	17,129	30.60
GM Korea Company (*3)	Korea	December	Manufacturing	9,904,378	4,593,449	5,310,929	14,337,105	2,198,818	2,084,697	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	33,848,562	5,993,018	27,855,544	11,700,224	3,782,169	6,946,998	33.73
HANJIN KAL (*3)	Korea	December	Holding company	4,207,158	893,997	3,313,161	292,157	496,999	467,614	10.58
Korean Air Lines Co., Ltd. (*3)	Korea	December	Air passenger transportation	47,012,066	36,048,874	10,963,192	17,870,718	1,381,858	1,279,328	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	17,843,809	12,980,459	4,863,350	10,776,005	528,119	568,324	19.50
TAEYOUNG ENGINEERING & CONSTRUCTION (*4)	Korea	December	Construction	4,323,924	3,796,725	527,199	2,686,174	34,976	31,449	11.64

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2023
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	4,011,578	3,299,643	711,935	322,406	62,770	80,327	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,379,518	1,238,011	141,507	137,648	8,454	30,487	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,182,367	1,042,978	139,389	85,944	10,194	15,241	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		888,598	751,243	137,355	83,945	47,004	33,272	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		637,659	517,549	120,110	131,662	14,396	25,061	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		150,511	54,424	96,087	14,843	4,480	7,332	84.65
KDB Silicon Valley LLC	USA	December	Finance		132,634	1,839	130,795	8,254	3,574	5,711	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Finance		155,351	90	155,261	18,225	15,257	14,228	90.00
KDB Synergy, L.P.	Cayman Islands	December	Finance		21,185	20	21,165	2,809	1,194	1,521	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		9,776,950	8,227,089	1,549,861	744,953	207,287	205,033	99.92
Korea BTL Financing 1 (*1)	Korea	Semi- annually	Financial investment		279,733	192	279,541	15,888	(4,753)	(4,753)	41.67
Korea Railroad Financing 1 (*1)	Korea	Semi- annually	Financial investment		150,436	11	150,425	9,840	9,446	9,446	50.00
Korea Education Financing (*1)	Korea	Semi- annually	Financial investment		72,755	8	72,747	3,390	(10,097)	(10,097)	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		73,868	10,563	63,305	40,431	19,402	19,202	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		131,258	1,366	129,892	10,104	3,118	3,153	100.00
KDB Biz Co., Ltd.	Korea	December	Services		7,200	3,594	3,606	27,528	678	(55)	100.00
KDB Consus Value PEF	Korea	December	Financial investment		17,496,596	17,116,238	380,358	1,491,269	11,790	1,614,265	70.56
KDB-IAP OBOR PEF (*2)	Korea	December	Financial investment		59,864	67,299	(7,435)	—	(6,285)	(6,229)	33.52
KDB Asia PEF (*2)	Korea	December	Financial investment		217,186	182	217,004	1	(241)	14,879	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		86,610	94	86,516	4,203	972	972	66.67
Green Initiative 2nd Private Equity Fund (*2)	Korea	December	Financial investment		822,461	378,517	443,944	18,478	(7,613)	(8,251)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		40,232	80	40,152	2,737	2,479	2,479	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		1,672,215	604,360	1,067,855	61,571	2,893	2,893	100.00

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity generation		239,714,965	202,450,215	37,264,750	88,219,461	(4,822,549)	(5,032,584)	32.90
Korea Tourism Organization	Korea	December	Culture and tourism administration		1,213,223	398,563	814,660	868,365	6,129	(8,016)	43.58

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2023
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Korea Infrastructure Fund II	Korea	December	Financial investment	892,813	88,389	804,424	105,605	98,850	98,850	26.67
Korea Ocean Business Corporation	Korea	December	Finance	12,445,716	4,765,386	7,680,330	382,768	(579,708)	(371,921)	20.80
Korea Real Estate Board	Korea	December	Appraisal	297,439	52,429	245,010	226,450	17,028	11,072	30.60
GM Korea Company (*3)	Korea	December	Manufacturing	8,040,972	4,673,023	3,367,949	13,829,398	1,642,204	1,642,204	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	25,713,363	4,272,550	21,440,813	8,400,969	968,560	1,323,878	29.20
HANJIN KAL (*3)	Korea	December	Holding company	3,784,922	931,046	2,853,876	275,727	385,139	301,583	10.58
Korean Air Lines Co., Ltd. (*3)	Korea	December	Air passenger transportation	30,391,776	20,576,568	9,815,208	16,111,796	1,061,165	814,521	3.32
Hanwha Ocean Co., Ltd. (*3)	Korea	December	Manufacturing	13,944,773	9,632,616	4,312,157	7,408,312	159,886	(10,004)	19.50

(*1)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*2)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*3)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*4)

Although the Bank’s shareholding is less than 20%, as the main creditor bank, the Bank have initiated management procedures that designate the Bank as the managing institution. Consequently, the Bank have acquired significant influence, such as the ability to participate in the financial and operating policies of the company and have classified it as an associate.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the years ended December 31, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	December 31, 2024
Acquisition cost:
Land	~~W~~	307,481	—	—	10,307	—	317,788
Buildings and structures		635,054	1,351	—	7,315	—	643,720
Leasehold improvements		46,003	261	—	1,309	70	47,643
Vehicles		585	—	—	—	45	630
Equipment		62,730	1,973	(997)	—	481	64,187
Construction in progress		1,817	7,722	—	(9,539)	—	—
Right-of-use assets (Real estate)		122,090	25,216	(24,202)	—	10,252	133,356
Right-of-use assets (Vehicles)		11,245	3,640	(2,004)	—	213	13,094
Right-of-use assets (Others)		93	61	(19)	—	17	152
Others		170,173	15,152	(304)	—	622	185,643

		1,357,271	55,376	(27,526)	9,392	11,700	1,406,213
Accumulated depreciation:
Buildings and structures(*)		254,358	19,840	—	436	—	274,634
Leasehold improvements		37,520	2,916	—	—	(474)	39,962
Vehicles		544	9	—	—	40	593
Equipment		51,321	4,052	(994)	—	346	54,725
Right-of-use assets (Real estate)		51,066	33,742	(19,465)	—	4,734	70,077
Right-of-use assets (Vehicles)		5,277	3,280	(1,853)	—	118	6,822
Right-of-use assets (Others)		37	53	(19)	—	9	80
Others		149,680	9,964	(294)	—	448	159,798

		549,803	73,856	(22,625)	436	5,221	606,691
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	802,084	(18,480)	(4,901)	8,956	6,479	794,138

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

12. Property and Equipment, Continued

(*)	The amounts include government grants.

	2023
	January 1, 2023		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	December 31, 2023
Acquisition cost:
Land	~~W~~	301,959	—	(35)	5,557	—	307,481
Buildings and structures		627,664	1,811	(1,977)	7,556	—	635,054
Leasehold improvements		44,856	1,390	(1,821)	1,439	139	46,003
Vehicles		719	—	(141)	—	7	585
Equipment		60,156	3,525	(1,033)	—	82	62,730
Construction in progress		—	7,389	—	(5,572)	—	1,817
Right-of-use assets (Real estate)		126,035	35,211	(40,134)	—	978	122,090
Right-of-use assets (Vehicles)		7,977	4,908	(1,652)	—	12	11,245
Right-of-use assets (Others)		93	11	(14)	—	3	93
Others		157,730	12,977	(625)	—	91	170,173

		1,327,189	67,222	(47,432)	8,980	1,312	1,357,271
Accumulated depreciation:
Buildings and structures(*)		233,783	18,032	(780)	3,362	(39)	254,358
Leasehold improvements		36,391	2,945	(1,821)	—	5	37,520
Vehicles		628	57	(141)	—	—	544
Equipment		47,728	4,518	(976)	—	51	51,321
Right-of-use assets (Real estate)		45,968	33,895	(28,366)	—	(431)	51,066
Right-of-use assets (Vehicles)		4,154	2,800	(1,645)	—	(32)	5,277
Right-of-use assets (Others)		9	41	(14)	—	1	37
Others		140,971	9,219	(584)	—	74	149,680

		509,632	71,507	(34,327)	3,362	(371)	549,803
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	812,173	(4,285)	(13,105)	5,618	1,683	802,084

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

13. Investment Property

Changes in investment property for the years ended December 31, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Acquisition/ depreciation	Reclassification	December 31, 2024
Acquisition cost:
Land	~~W~~	55,450	—	(10,307)	45,143
Buildings and structures		55,992	—	915	56,907

		111,442	—	(9,392)	102,050
Accumulated depreciation:
Buildings and structures		34,645	2,293	(436)	36,502
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	73,822	(2,293)	(8,956)	62,573

	2023
	January 1, 2023		Acquisition/ depreciation	Reclassification	December 31, 2023
Acquisition cost:
Land	~~W~~	61,008	—	(5,558)	55,450
Buildings and structures		59,414	—	(3,422)	55,992

		120,422	—	(8,980)	111,442
Accumulated depreciation:
Buildings and structures		35,734	2,273	(3,362)	34,645
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	81,713	(2,273)	(5,618)	73,822

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~83,879 million and ~~W~~92,553 million as of December 31, 2024 and 2023, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 44.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the years ended December 31, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Acquisition	Disposal	Amortization	Foreign exchange differences and others	December 31, 2024
Development expense	~~W~~	55,907	13,882	—	(34,802)	309	35,296
Equipment usage right		409	—	—	(52)	47	404
Other deposits provided		11,542	—	(100)	—	43	11,485
Others		17,603	4,684	—	(7,867)	566	14,986

	~~W~~	85,461	18,566	(100)	(42,721)	965	62,171

	2023
	January 1, 2023		Acquisition	Disposal	Amortization	Foreign exchange differences and others	December 31, 2023
Development expense	~~W~~	87,593	14,575	—	(46,135)	(126)	55,907
Equipment usage right		452	363	—	(50)	(356)	409
Other deposits provided		11,789	—	(267)	—	20	11,542
Others		18,655	7,435	—	(8,858)	371	17,603

	~~W~~	118,489	22,373	(267)	(55,043)	(91)	85,461

15. Other Assets

Other assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Accounts receivable	~~W~~	4,380,521	6,676,728
Unsettled domestic exchange receivables		1,933,905	1,938,307
Accrued income		1,108,382	1,200,380
Guarantee deposits		446,219	343,333
Prepaid expenses		20,903	19,000
Advance payments		8,648	8,555
Financial guarantee asset		50,298	48,182
Others		183,774	21,330

		8,132,650	10,255,815
Allowance for credit losses		(72,514)	(76,445)
Present value discount		(3,618)	(3,587)

	~~W~~	8,056,518	10,175,783

The carrying amounts of financial assets included in other assets above amounted to ~~W~~7,798,105 million and ~~W~~10,136,642 million as of December 31, 2024 and 2023, respectively, and their fair value amounted to ~~W~~7,797,591 million and ~~W~~10,133,962 million as of December 31, 2024 and 2023, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

16. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities measured at fair value through profit or loss as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Debentures	~~W~~	1,806,079	1,515,655
Deposits		583,167	404,406

	~~W~~	2,389,246	1,920,061

Changes in fair value of structured debentures and deposits to which hedge accounting is applied are recognized in profit or loss, but structured debentures not subject to hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures and deposits, not subject to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities measured at fair value through profit or loss as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Carrying amount	~~W~~	2,389,246	1,920,061
Contractual cash flow amounts		2,787,200	2,380,244

Difference	~~W~~	(397,954)	(460,183)

17. Deposits

Deposits as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	104,173	104,173	155,186	155,186
Time and savings deposits		47,088,629	47,156,011	51,011,074	51,054,680
Certificates of deposit		505,159	505,223	74,363	74,080

		47,697,961	47,765,407	51,240,623	51,283,946
Deposits in foreign currencies:
Demand deposits		963,783	962,800	836,797	836,658
Time and savings deposits		7,776,645	7,739,508	6,049,678	6,045,288
Certificates of deposit		8,651,522	8,677,085	6,866,270	6,880,941

		17,391,950	17,379,393	13,752,745	13,762,887
Off-shore deposits in foreign currencies:
Demand deposits		1,010,662	1,010,662	904,364	904,364

	~~W~~	66,100,573	66,155,462	65,897,732	65,951,197

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

18. Borrowings

(1)	Borrowings as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	2.91	~~W~~	4,689,044	4,641,896
Borrowings in foreign currencies	0.40	6.91		20,545,564	20,489,948
Off-shore borrowings in foreign currencies	2.25	5.32		3,478,482	3,463,100
Others	0.43	5.68		4,023,136	4,002,350

				32,736,226	32,597,294

Deferred borrowing costs				(5,708)

			~~W~~	32,730,518

	December 31, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.10	3.41	~~W~~	4,787,182	4,726,465
Borrowings in foreign currencies	0.14	7.38		16,655,307	16,584,979
Off-shore borrowings in foreign currencies	2.42	6.18		4,011,646	3,985,025
Others	—	6.02		2,298,142	2,293,650

				27,752,277	27,590,119

Deferred borrowing costs				(6,648)

			~~W~~	27,745,629

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

18. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of December 31, 2024 and 2023 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2024		December 31, 2023
Ministry of Economy and Finance	Borrowings from government fund (*)	2.40 ~ 2.53	~~W~~	62,184	77,629

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	1.20 ~ 2.40		64,390	59,171

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	0.78 ~ 2.03		2,946,821	3,080,914

Korea Energy Agency	Borrowings from fund for rational use of energy	0.25 ~ 1.75		280,245	256,472

Local governments	Borrowings from local small and medium enterprise promotion fund	0.50 ~ 2.80		19,160	22,620

The Bank of Korea	Borrowings from Bank of Korea	—		330,451	418,866

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 2.91		985,793	871,510

			~~W~~	4,689,044	4,787,182

(*)	Borrowings from government fund are subordinated borrowings.

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of December 31, 2024 and 2023 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2024		December 31, 2023

Mizuho and others	Bank loans from foreign funds	2.96 ~ 5.59	~~W~~	2,798,873	2,076,759

The Export-Import Bank of Korea	Exchange equalization fund borrowings in foreign currencies	—		—	23,931

Bank of New York Mellon, London and others	Off-shore short term borrowings	2.61 ~ 5.31		1,757,295	2,185,972

China Development Bank and others	Off-shore long term borrowings	2.25 ~ 5.32		1,721,187	1,825,674

Others	Short-term borrowings in foreign currencies	0.40 ~ 6.91		16,412,709	13,730,337

	Long term borrowings in foreign currencies	0.94 ~ 6.63		1,333,982	824,280

			~~W~~	24,024,046	20,666,953

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

19. Debentures

Debentures as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.98	7.05	~~W~~	113,968,049	114,467,840
Discount on debentures				(178,440)
Valuation adjustment for fair value hedges				(120,391)

				113,669,218
Debentures in foreign currencies:
Debentures	0.75	11.24		29,840,263	30,907,953
Discount on debentures				(41,691)
Valuation adjustment for fair value hedges				(444,851)

				29,353,721
Off-shore debentures:
Debentures	0.17	11.21		21,912,152	22,276,988
Discount on debentures				(56,870)
Valuation adjustment for fair value hedges				224,048

				22,079,330

			~~W~~	165,102,269	167,652,781

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

19. Debentures, Continued

	December 31, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.96	6.60	~~W~~	115,066,663	114,805,330
Discount on debentures				(147,257)
Valuation adjustment for fair value hedges				(226,273)

				114,693,133
Debentures in foreign currencies:
Debentures	0.40	10.87		23,278,766	23,733,405
Discount on debentures				(36,276)
Premium on debentures				47
Valuation adjustment for fair value hedges				(561,938)

				22,680,599
Off-shore debentures:
Debentures	—	11.15		19,628,771	19,359,808
Discount on debentures				(62,251)
Valuation adjustment for fair value hedges				(6,385)

				19,560,135

			~~W~~	156,933,867	157,898,543

20. Defined Benefit Assets

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Present value of defined benefit liabilities	~~W~~	429,017	389,839
Fair value of plan assets		(459,985)	(458,759)

	~~W~~	(30,968)	(68,920)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

20. Defined Benefit Assets, Continued

(2)	Changes in defined benefit assets for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit assets
Beginning balance	~~W~~	389,839	(458,759)	(68,920)
Current service costs		28,508	—	28,508
Interest expense (income)		16,958	(20,586)	(3,628)
Remeasurements of defined benefit liabilities:
Demographic assumption		(5,276)	—	(5,276)
Financial assumption		20,488	2,881	23,369
Experience adjustment		5,135	—	5,135

		20,347	2,881	23,228
Payments from the plan		(26,636)	16,479	(10,157)
Others		1	—	1

Ending balance	~~W~~	429,017	(459,985)	(30,968)

	2023
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit assets
Beginning balance	~~W~~	354,703	(442,473)	(87,770)
Current service costs		26,974	—	26,974
Interest expense (income)		18,219	(23,149)	(4,930)
Remeasurements of defined benefit liabilities:
Demographic assumption		62	—	62
Financial assumption		25,482	2,713	28,195
Experience adjustment		(6,136)	—	(6,136)

		19,408	2,713	22,121
Payments from the plan		(29,465)	4,150	(25,315)

Ending balance	~~W~~	389,839	(458,759)	(68,920)

(3)	Fair value of plan assets for each type as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	459,985	—	458,759

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

20. Defined Benefit Assets, Continued

(4)	Defined benefit costs recognized in profit or loss for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Current service costs	~~W~~	28,508	26,974
Interest expense, net		(3,628)	(4,930)

	~~W~~	24,880	22,044

(5)	The principal actuarial assumptions used as of December 31, 2024 and 2023 are as follows:

	December 31, 2024	December 31, 2023
Discount rate (%)	4.04 ~ 4.05	4.58 ~ 4.60
Future salary increasing rate (%)	5.50	5.50

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2024 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	8.15% decrease	9.42% increase
Future salary increasing rate	9.19% increase	8.12% decrease

(7)

The weighted average duration of defined benefit obligation is 9.63 years and 9.64 years as of December 31, 2024 and 2023, respectively. In addition, there are no expected contributions to the plans for the next reporting period.

21. Provisions

(1)	Details of provisions as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Provision for payment guarantees	~~W~~	434,990	592,098
Provision for unused commitments		333,175	398,641
Provision for financial guarantee		7,560	50,763
Provision for possible losses from lawsuits		21,573	168
Provision for restoration		14,181	13,722
Other provision		3,391	3,391

	~~W~~	814,870	1,058,783

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

21. Provisions, Continued

(2)	Changes in provision for payment guarantees for the years ended December 31, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	230,436	317,138	44,524	592,098
Transfer to 12-month expected credit loss		25,360	(25,353)	(7)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(31,313)	31,331	(18)	—
Transfer to credit-impaired exposures		(979)	(314)	1,293	—
Reversal of payment guarantees		(9,485)	(162,576)	(38,268)	(210,329)
Foreign currency translation		1,570	29,957	21,694	53,221

Ending balance	~~W~~	215,589	190,183	29,218	434,990

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	64,150	537,255	352,020	953,425
Transfer to 12-month expected credit loss		10,730	(9)	(10,721)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(12,582)	65,431	(52,849)	—
Transfer to credit-impaired exposures		(23,162)	—	23,162	—
Provision for (reversal of) payment guarantees		170,444	(306,822)	(243,459)	(379,837)
Foreign currency translation		20,856	21,283	(23,629)	18,510

Ending balance	~~W~~	230,436	317,138	44,524	592,098

(3)	Changes in provision for unused commitments for the years ended December 31, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	114,277	272,952	11,412	398,641
Transfer to 12-month expected credit loss		14,759	(14,752)	(7)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(23,897)	24,423	(526)	—
Transfer to credit-impaired exposures		—	(2,130)	2,130	—
Provision for (reversal of) unused commitments		18,978	(159,360)	62,634	(77,748)
Foreign currency translation		8,629	3,542	111	12,282

Ending balance	~~W~~	132,746	124,675	75,754	333,175

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

21. Provisions, Continued

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	121,771	300,309	9,310	431,390
Transfer to 12-month expected credit loss		1,277	(985)	(292)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(242,717)	249,928	(7,211)	—
Transfer to credit-impaired exposures		(8,993)	(1,957)	10,950	—
Provision for (reversal of) unused commitments		241,633	(275,209)	(1,346)	(34,922)
Foreign currency translation		1,306	866	1	2,173

Ending balance	~~W~~	114,277	272,952	11,412	398,641

(4)	Changes of financial guarantee provision for the years ended December 31, 2024 and 2023 are as follows:

	2024
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	3,122	42,240	5,401	50,763
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(260)	260	—	—
Transfer to credit-impaired exposures		—	(14)	14	—
Provision for (reversal of) financial guarantee		58	(39,277)	(3,984)	(43,203)

Ending balance	~~W~~	2,920	3,209	1,431	7,560

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	661	36,682	5,398	42,741
Transfer to 12-month expected credit loss		412	(343)	(69)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(42)	71	(29)	—
Transfer to credit-impaired exposures		—	(3,190)	3,190	—
Provision for (reversal of) financial guarantee		2,091	9,020	(3,089)	8,022

Ending balance	~~W~~	3,122	42,240	5,401	50,763

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

21. Provisions, Continued

(5)	Changes of lawsuit provision and other provision for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	168	13,722	3,391
Increase (reversal) of provision		21,405	(109)	—
Provision used and others		—	568	—

Ending balance	~~W~~	21,573	14,181	3,391

	2023
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	239	14,206	6,029
Increase (reversal) of provision		(4)	(493)	—
Provision used and others		(67)	9	(2,638)

Ending balance	~~W~~	168	13,722	3,391

(6)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as a financial guarantee provision.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of December 31, 2024, the Bank is involved in 3 lawsuits as a plaintiff and 18 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~17,596 million and ~~W~~116,422 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of December 31, 2024 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

21. Provisions, Continued

Major lawsuits in progress as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Contents	Amounts		Status of lawsuit
Plaintiff:
Hanil Engineering & Construction Co., Ltd	Appeal against the confirmed decision on Investigation	~~W~~	16,900	1st trial in progress

Defendant:
257 individuals including Mr. Kang	Claim for wage		41,853	1st trial in progress
Shinhan Bank and Woori Bank	Claim for damages		31,711	1st trial ruled in favor of the Bank; 2nd trial partially ruled against the Bank
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial ruled in favor of the Bank; 2nd trial in progress

	December 31, 2023
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st, 2nd trial ruled against the Bank; 3rd trial in progress

Defendant:
Shinhan Bank and Woori Bank	Claim for damages		76,838	1st trial ruled in favor of the Bank
131 individuals including Mr. Kang	Claim for wage		35,459	1st , 2nd trial ruled in favor of the Bank
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Woori Bank	Claim for profit and loss settlement		14,500	1st, 2nd trial ruled against the Bank; 3rd trial in progress
Korea Trade Insurance Corporation	Claim for recovery		11,870	1st trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial in progress

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

21. Provisions, Continued

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

22. Other Liabilities

(1)	Other liabilities as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Accounts payable	~~W~~	4,345,402	6,627,972
Lease liabilities		83,444	97,231
Accrued expense		2,862,819	2,515,484
Advance receipts		—	32
Unearned income		82,097	91,617
Deposits withholding tax		59,273	52,038
Guarantee money received		911,670	718,975
Foreign exchanges payable		23,229	19,088
Domestic exchanges payable		255,049	533,833
Borrowing from trust accounts		1,007,782	1,037,094
Financial guarantee liability		52,963	50,388
Others		315,872	381,831

		9,999,600	12,125,583
Present value discount		(16,127)	(25,158)

	~~W~~	9,983,473	12,100,425

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~9,778,765 million and ~~W~~11,823,274 million as of December 31, 2024 and 2023, respectively, and their fair value amounted to ~~W~~9,740,722 million and ~~W~~11,800,828 million as of December 31, 2024 and 2023, respectively.

(2)	Details of lease liabilities as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Face value		Discount	Carrying amounts
Real estate	~~W~~	76,406	(14,363)	62,043
Vehicles		6,952	(215)	6,737
Others		86	(9)	77

	~~W~~	83,444	(14,587)	68,857

	December 31, 2023
	Face value		Discount	Carrying amounts
Real estate	~~W~~	90,518	(22,984)	67,534
Vehicles		6,657	462	7,119
Others		56	(2)	54

	~~W~~	97,231	(22,524)	74,707

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

22. Other Liabilities, Continued

(3)	The amount related to lease recognized in profit or loss for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Depreciation of right-of-use assets
Real estate	~~W~~	33,742	33,895
Vehicles		3,280	2,800
Others		53	41

		37,075	36,736
Interest expenses on the lease liabilities		2,474	2,772
Expense relating to leases of low-value assets		8,760	8,801

	~~W~~	48,309	48,309

(4)	Cash flows used in lease liabilities for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Decrease in lease liabilities	~~W~~	33,273	24,477
Lease payments relating to leases of low-value assets		8,760	8,801

	~~W~~	42,033	33,278

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,711	25,614	36,338	10,781	83,444

	December 31, 2023
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,111	24,687	49,975	12,458	97,231

23. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 5,263,311,768 shares issued and 4,785,311,768 shares issued as of December 31, 2024 and 2023, respectively, and outstanding with a total par value (~~W~~5,000 of par value per share) of ~~W~~26,316,559 million and ~~W~~23,926,559 million as of December 31, 2024 and 2023, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

23. Equity, Continued

(2) Capital surplus

Capital surplus as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Paid-in capital in excess of par value	~~W~~	22,138	33,847
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,457,006	2,468,715

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Net gain on securities measured at FVOCI
Valuation gain on securities measured at FVOCI (before tax)	~~W~~	1,136,394	2,528,823
Loss allowance for securities measured at FVOCI (before tax)		95,613	90,422
Income tax effect		(325,250)	(691,480)

		906,757	1,927,765
Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		408,725	152,225
Income tax effect		—	—

		408,725	152,225
Valuation gain on cash flow hedge:
Valuation gain on cash flow hedge (before tax)		1,045	4,034
Income tax effect		(276)	(1,065)

		769	2,969
Net gain (loss) on hedges of net investments in foreign operations:
Net gain (loss) on hedges of net investments in foreign operations (before tax)		(283,997)	(117,276)
Income tax effect		74,976	30,961

		(209,021)	(86,315)
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		97,330	120,558
Income tax effect		(25,694)	(31,826)

		71,636	88,732
Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation gain on financial liabilities designated at fair value due to credit risk (before tax)		78,615	99,153
Income tax effect		(20,756)	(26,178)

		57,859	72,975

	~~W~~	1,236,725	2,158,351

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

23. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the years ended December 31, 2024 and 2023 are as follows:

	2024
	January 1, 2024		Increase (Decrease)	Tax Effect	December 31, 2024
Gain (loss) on securities measured at FVOCI	~~W~~	1,927,765	(1,387,238)	366,230	906,757
Exchange differences on translation of foreign operations		152,225	256,500	—	408,725
Valuation gain on cash flow hedge		2,969	(2,989)	789	769
Net loss on hedges of net investments in foreign operations		(86,315)	(166,721)	44,015	(209,021)
Remeasurements of defined benefit liabilities		88,732	(23,228)	6,132	71,636
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		72,975	(20,538)	5,422	57,859

	~~W~~	2,158,351	(1,344,214)	422,588	1,236,725

	2023
	January 1, 2023		Increase (Decrease)	Tax Effect	December 31, 2023
Gain (loss) on securities measured at FVOCI	~~W~~	2,557,521	(860,375)	230,619	1,927,765
Exchange differences on translation of foreign operations		132,126	20,099	—	152,225
Valuation gain on cash flow hedge		5,322	(3,207)	854	2,969
Net loss on hedges of net investments in foreign operations		(71,202)	(20,402)	5,289	(86,315)
Remeasurements of defined benefit liabilities		104,870	(22,120)	5,982	88,732
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		90,696	(24,245)	6,524	72,975

	~~W~~	2,819,333	(910,250)	249,268	2,158,351

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Legal reserve	~~W~~	3,725,456	2,721,885
Voluntary reserve
Regulatory reserve for loan losses		77,581	211,996
Unappropriated retained earnings		9,111,569	7,943,027

	~~W~~	12,914,606	10,876,908

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

23. Equity, Continued

(ii)	Changes in legal reserve for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	2,721,885	2,535,892
Transfer from retained earnings		1,003,571	185,993

Ending balance	~~W~~	3,725,456	2,721,885

(iii)	Changes in unappropriated retained earnings for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	7,943,027	4,439,027
Contribution to legal reserve		(1,003,571)	(185,993)
Transfer from regulatory reserve for credit losses		134,415	35,256
Dividends		(878,125)	(164,743)
Reclassification of gain or loss on equity securities measured at FVOCI		908,665	792,412
Profit for the year		2,007,158	3,027,068

Ending balance	~~W~~	9,111,569	7,943,027

(iv)	Statements of appropriation of retained earnings for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023 (*)
I. Unappropriated retained earnings:
Unappropriated retained earning carried forward from the prior year	~~W~~	5,677,605	4,123,547
Effect of restatement due to reclassification of accounts		518,141	—
Gain on disposal of securities measured at FVOCI		908,665	792,412
Profit for the year		2,007,158	2,508,927

		9,111,569	7,424,886
II. Transfers such as discretionary reserves
Transfer from to regulatory reserve for credit losses		5,029	134,415

		5,029	134,415
III. Appropriation of retained earnings:
Contribution to legal reserve		802,863	1,003,571
Dividends (~~W~~144 for 2024 and ~~W~~184 for 2023 per share)		758,706	878,124

		1,561,569	1,881,695

IV. Unappropriated retained earnings to be carried over to subsequent year	~~W~~	7,555,029	5,677,606

(*)

The comparative statement of appropriation of retained earnings for the year ended December 31, 2023 is the amount approved by the shareholders’ meeting on March 28, 2024 and the amount of appropriation has been confirmed.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

23. Equity, Continued

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Beginning balance	~~W~~	77,581	211,996
Planned reversal of reserve for credit losses		(5,029)	(134,415)

Ending balance	~~W~~	72,552	77,581

(ii)	Required reversal of regulatory reserve for credit losses and profit after adjusting regulatory reserve for loan losses for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Profit for the year	~~W~~	2,007,158	3,027,068
Obligated amount of reversal of regulatory reserve for credit losses		5,029	134,415

Profit after adjusting regulatory reserve for credit losses	~~W~~	2,012,187	3,161,483

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	392	670

24. Net Interest Income

Net interest income for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Interest income:
Due from banks	~~W~~	388,599	399,442
Securities measured at FVTPL		88,317	57,273
Securities measured at FVOCI		879,350	821,316
Securities measured at amortized cost		339,803	245,955
Loans measured at FVTPL		15,134	12,326
Loans measured at amortized cost		10,394,661	9,952,712

		12,105,864	11,489,024
Interest expense:
Financial liabilities measured at FVTPL		(111,053)	(86,275)
Deposits		(2,407,111)	(2,371,427)
Borrowings		(1,650,814)	(1,443,925)
Debentures		(6,818,821)	(6,025,878)

		(10,987,799)	(9,927,505)

	~~W~~	1,118,065	1,561,519

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

25. Net Fees and Commission Income

Net fees and commission income for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Fees and commission income:
Loan commissions	~~W~~	169,779	157,190
Underwriting and investment consulting commissions		136,894	96,350
Brokerage and agency commissions		7,959	8,297
Trust and retirement pension plan commissions		39,973	39,059
Fees on asset management		2,519	1,857
Other fees		179,233	145,774

		536,357	448,527
Fees and commission expenses:
Brokerage and agency fees		(11,738)	(11,338)
Other fees		(36,903)	(27,353)

		(48,641)	(38,691)

	~~W~~	487,716	409,836

26. Dividend Income

Dividend income for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Securities measured at FVTPL	~~W~~	347,637	204,838
Securities measured at FVOCI		124,583	121,754
Investments in subsidiaries and associates		565,262	441,778

	~~W~~	1,037,482	768,370

27. Net Gain on Securities Measured at FVTPL

Net gain related to securities measured at FVTPL for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	229,821	144,875
Gains on valuation		832,528	632,028

		1,062,349	776,903
Losses on securities measured at FVTPL:
Losses on sale		(50,521)	(92,147)
Losses on valuation		(291,198)	(165,930)
Purchase related expense		(7)	(18)

		(341,726)	(258,095)

	~~W~~	720,623	518,808

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

28. Net Loss on Financial Liabilities Measured at FVTPL

Net loss related to financial liabilities measured at fair value through profit or loss for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Gains on financial liabilities measured at FVTPL:
Gains on valuation	~~W~~	61,852	7,049
Losses on financial liabilities measured at FVTPL:
Losses on redemption		(704)	(697)
Losses on valuation		(112,195)	(154,456)

		(112,899)	(155,153)

	~~W~~	(51,047)	(148,104)

29. Net Gain (Loss) on Securities Measured at FVOCI

Net gain (loss) related to securities measured at FVOCI for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	33,968	4,717
Reversal of impairment losses		1,341	631

		35,309	5,348
Losses on securities measured at FVOCI:
Losses on sale		(972)	(9,870)
Impairment losses		(3,978)	(4,898)

		(4,950)	(14,768)

	~~W~~	30,359	(9,420)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

30. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	4,553,550	4,693,102
Currency		19,806,705	12,626,046
Stock		958	30,210
Gains on adjustment of derivatives		4,517	50,960

		24,365,730	17,400,318
Losses on trading purpose derivatives:
Interest		(4,535,164)	(4,626,262)
Currency		(19,264,769)	(12,594,489)
Stock		(814)	(1,262)
Losses on adjustment of derivatives		(10,612)	(1,977)

		(23,811,359)	(17,223,990)

		554,371	176,328
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		446,804	891,895
Currency		202,263	754,498
Gains on adjustment of derivatives		218	28

		649,285	1,646,421
Losses on hedging purpose derivatives:
Interest		(129,563)	(137,354)
Currency		(1,091,968)	(255,026)
Losses on adjustment of derivatives		(422)	(653)

		(1,221,953)	(393,033)

		(572,668)	1,253,388
Net loss on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		567,529	140,424
Gains on redemption		227,081	199,661

		794,610	340,085
Losses on fair value hedged items:
Losses on valuation		(1,229,042)	(1,365,202)
Losses on redemption		(377,022)	(403,309)

		(1,606,064)	(1,768,511)

		(811,454)	(1,428,426)

	~~W~~	(829,751)	1,290

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

30. Net Gain (Loss) on Derivatives, Continued

Related with cash flow hedge, the Bank recognized ~~W~~108 million of gain and ~~W~~16 million of loss in the statements of comprehensive income as the ineffective portion for the years ended December 31, 2024 and 2023, respectively.

31. Net Foreign Currency Transaction Gain

Net foreign currency transaction gain for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Net loss on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	737,968	923,756
Losses on foreign exchange transactions		(743,065)	(940,205)

		(5,097)	(16,449)
Net gain on foreign currency translations:
Gains on foreign currency translations		28,135,177	8,793,292
Losses on foreign currency translations		(27,265,210)	(8,474,478)

		869,967	318,814

	~~W~~	864,870	302,365

32. Other Operating Income (Expense), net

Other operating income (expense) for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Other operating income:
Gains on sale of loans	~~W~~	38,680	28,597
Gains on disposal of loans measured at FVTPL		4,126	8,254
Gains on valuation of loans measured at FVTPL		2,534	7,381
Gains on disposal of investments in subsidiaries and associates		1,422	—
Reversal of provisions		246	634
Others		42,238	38,856

		89,246	83,722
Other operating expenses:
Losses on sale of loans		(64,937)	(17,256)
Losses on disposal of loans measured at FVTPL		(6,796)	(5,332)
Losses on valuation of loans measured at FVTPL		(26,639)	(16,294)
Losses on disposal of investments in subsidiaries and associates		(8,191)	(366)
Increase in provisions		(21,543)	(137)
Insurance expenses		(98,346)	(100,830)
Credit guarantee fund salary		(229,909)	(216,076)
Educational taxes		(58,426)	(54,588)
Foreign security contributions		(11,547)	(17,587)
Others		(34,156)	(41,718)

		(560,490)	(470,184)

	~~W~~	(471,244)	(386,462)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

33. Reversal of Credit Losses

Reversal of credit losses for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Provision for (reversal of) loan loss allowance	~~W~~	90,837	(399,011)
Provision for (reversal of) other assets		(3,683)	3,104
Reversal of payment guarantees		(210,329)	(379,837)
Reversal of unused commitments		(77,748)	(34,922)
Provision for (reversal of) financial guarantee provision		(43,203)	8,022

	~~W~~	(244,126)	(802,644)

34. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Payroll costs:
Short-term employee benefits	~~W~~	406,425	393,016
Defined benefit costs		24,880	22,044
Defined contribution costs		7,425	7,509

		438,730	422,569
Depreciation and amortization:
Depreciation of property and equipment		73,856	71,507
Amortization of intangible assets		42,721	55,043

		116,577	126,550
Other:
Employee welfare benefits		38,677	35,343
Rent expenses		5,479	6,586
Taxes and dues		40,630	38,170
Advertising expenses		19,977	18,377
Electronic data processing expenses		89,489	90,068
Fees and charges		42,521	41,000
Others		65,003	45,328

		301,776	274,872

	~~W~~	857,083	823,991

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

35. Other Non-Operating Income and Expense

Other non-operating income and expense for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Other non-operating income:
Gain on disposal of property and equipment	~~W~~	634	5,291
Gain on disposal of intangible assets		29	2
Rental income on investment property		3,105	3,122
Others		7,819	8,109

		11,587	16,524
Other non-operating expense:
Losses on disposal of property and equipment		(1,426)	(6,373)
Depreciation of investment property		(2,293)	(2,273)
Donations		(19,531)	(8,574)
Others		(2,530)	(2,883)

		(25,780)	(20,103)

	~~W~~	(14,193)	(3,579)

36. Income Tax Expense

(1)	Income tax expense for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Current income tax (*)	~~W~~	492,373	494,903
Changes in income tax before the prior years		(209,932)	(34,323)
Changes in deferred income taxes on temporary differences		54,557	356,370
Effect of unused tax loss		—	156,618
Deferred income tax recognized directly to equity
Other comprehensive income		422,588	249,268
Retained earnings		(325,934)	(284,235)

Income tax expense	~~W~~	433,652	938,601

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

36. Income Tax Expense, Continued

(2)	Profit before income taxes and income tax expense for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Profit before income taxes	~~W~~	2,440,810	3,965,669
Income taxes calculated using enacted tax rates		644,374	1,046,937
Adjustments:
Non-deductible losses and tax-free gains		(23,000)	(22,887)
Non-recognition effect of deferred income taxes and others		(191,773)	(148,375)
Net adjustments for prior years		(64,048)	10,698
Others		68,099	52,228

		(210,722)	(108,336)

Income tax expense	~~W~~	433,652	938,601

Effective tax rate (%)		17.77	23.67

(3)	Changes in temporary differences and deferred tax assets (liabilities) for the years ended December 31, 2024 and 2023 are as follows:

	2024
	January 1, 2024(*)		Decrease	Increase	December 31, 2024	Deferred tax assets (liabilities)
Derivatives	~~W~~	(293,338)	(293,338)	(578,805)	(578,805)	(152,805)
Investments in subsidiaries and associates		(8,303,869)	732,702	(1,377,387)	(10,413,958)	(3,138,284)
Gains on fair value hedged items valuation		(721,347)	(721,347)	(834,323)	(834,323)	(220,261)
Gains on foreign exchange translation for hedged liabilities		(365,725)	(365,725)	(54,511)	(54,511)	(14,391)
Impairment losses on debt securities		65,933	—	—	65,933	17,406
Impairment losses on equity securities		11,965	(2,814)	88	14,867	3,925
Defined benefit obligation		369,485	26,479	67,256	410,262	108,309
Plan assets		(411,139)	(26,479)	(25,602)	(410,262)	(108,309)
Financial assets held for trading		(202,890)	(151,849)	(243,453)	(294,494)	(77,746)
Available-for-sale financial assets		(146,414)	521	—	(146,935)	27
Write-off		1,665,174	41,184	40,021	1,664,011	439,299
Provisions		498,485	1,005,186	804,040	297,339	78,497
Property impairment losses		5,939	173	—	5,766	1,522
Dividends Receivable		17,397	—	—	17,397	4,593
Loan origination fees		(32,138)	(32,138)	(40,376)	(40,376)	(10,659)
Gains on sales of loans		(2,527,985)	—	—	(2,527,985)	(667,388)
Others		(2,282,634)	(1,410,877)	(307,961)	(1,179,718)	(296,456)

		(12,653,101)	(1,198,322)	(2,551,013)	(14,005,792)	(4,032,721)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

36. Income Tax Expense, Continued

	2024
	January 1, 2024(*)		Decrease	Increase	December 31, 2024	Deferred tax assets (liabilities)
Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates, etc.		2,253,148	(983,481)		1,269,667	—

	~~W~~	(14,906,249)			(15,275,459)	(4,032,721)

(*)	Temporary differences as of January 1, 2024 reflected previous year’s additional tax adjustment after the financial statements were issued.

	2023
	January 1, 2023 (*)		Decrease	Increase	December 31, 2023	Deferred tax assets (liabilities)
Derivatives	~~W~~	1,015,549	1,015,549	(293,338)	(293,338)	(77,441)
Investments in subsidiaries and associates		(8,028,677)	4,173	(989,365)	(9,022,215)	(2,964,927)
Gains on fair value hedged items valuation		(1,797,984)	(1,797,984)	(721,347)	(721,347)	(190,436)
Gains on foreign exchange translation for hedged liabilities		(132,878)	(132,878)	(365,725)	(365,725)	(96,551)
Impairment losses on debt securities		65,933	—	—	65,933	17,406
Impairment losses on equity securities		11,935	50	80	11,965	3,159
Defined benefit obligation		332,684	29,150	65,951	369,485	97,544
Plan assets		(405,768)	(29,150)	(13,222)	(389,840)	(102,918)
Financial assets held for trading		(61,685)	(10,644)	(151,849)	(202,890)	(53,563)
Available-for-sale financial assets		(146,364)	51	—	(146,415)	164
Write-off		1,616,032	29,179	110,585	1,697,438	448,124
Provisions		995,687	1,502,388	1,005,186	498,485	131,600
Property impairment losses		6,111	173	—	5,938	1,568
Dividends Receivable		17,397	—	77	17,474	4,613
Loan origination fees		(21,697)	(21,697)	(32,138)	(32,138)	(8,484)
Gains on sales of loans		(2,541,608)	(13,623)	—	(2,527,985)	(667,388)
Others		(1,235,725)	876,497	331,742	(1,780,480)	(520,634)

		(10,311,058)	1,451,234	(1,053,363)	(12,815,655)	(3,978,164)
Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates, etc.		2,512,727	(259,579)		2,253,148	—

	~~W~~	(12,823,785)			(15,068,803)	(3,978,164)

Unused tax loss	~~W~~	591,011	591,011	—	—	—

(*)	Temporary differences as of January 1, 2023 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

36. Income Tax Expense, Continued

(4)	Changes in income tax expense recognized directly to equity for the years ended December 31, 2024 and 2023 are as follows:

	2024
	December 31, 2024			January 1, 2024		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	906,757	(325,250)	1,927,765	(691,480)	366,230
Exchange differences on translation of foreign operations		408,725	—	152,225	—	—
Net gain on valuation of cash flow hedge		769	(276)	2,969	(1,065)	789
Net loss on hedges of net investments in foreign operations		(209,021)	74,976	(86,315)	30,961	44,015
Remeasurements of defined benefit liabilities		71,636	(25,694)	88,732	(31,826)	6,132
Fair value changes on financial liabilities designated at fair value due to credit risk		57,859	(20,756)	72,975	(26,178)	5,422

	~~W~~	1,236,725	(297,000)	2,158,351	(719,588)	422,588

Income tax benefit recognized direct to retained earnings amounting to ~~W~~325,934 million is the tax effect of realized income amounting to ~~W~~1,234,598 million from disposal of equity securities measured at FVOCI.

	2023
	December 31, 2023			January 1, 2023		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	1,927,765	(691,480)	2,557,521	(922,099)	230,619
Exchange differences on translation of foreign operations		152,225	—	132,126	—	—
Net gain on valuation of cash flow hedge		2,969	(1,065)	5,322	(1,919)	854
Net loss on hedges of net investments in foreign operations		(86,315)	30,961	(71,202)	25,672	5,289
Remeasurements of defined benefit liabilities		88,732	(31,826)	104,870	(37,808)	5,982
Fair value changes on financial liabilities designated at fair value due to credit risk		72,975	(26,178)	90,696	(32,702)	6,524

	~~W~~	2,158,351	(719,588)	2,819,333	(968,856)	249,268

Income tax benefit recognized direct to retained earnings amounting to ~~W~~284,235 million is the tax effect of realized income amounting to ~~W~~1,076,647 million from disposal of equity securities measured at FVOCI.

(5) Global Minimum Corporate Tax Act

The Bank applies the temporary exception under Korean IFRS No. 1012 Income Taxes and does not recognize deferred tax assets or liabilities related to the Pillar 2 legislation, nor does it disclose information related to deferred taxes.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

36. Income Tax Expense, Continued

Under the legislation, the parent company is required to pay, in Republic of Korea, top-up tax on profits of its subsidiaries that are taxed at an effective tax rate of less than 15 percent. However, since most jurisdictions either qualify for the transitional relief provisions or already have an effective tax rate of 15% or higher, it is anticipated that no significant additional taxes will arise. As a result, the Bank has not recognized any amount related to the Global Minimum Corporate Tax Act in its current period income tax expense. The estimated annual effective tax rate is subject to change due to various factors, including tax incentives received by subsidiaries and adjustments to accounting profit or loss for the calculation of GloBE income as required under applicable laws in subsequent periods. Accordingly, the current tax expense related to Pillar 2 is exposed to estimation uncertainty.

37. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the years ended December 31, 2024 and 2023 are computed as follows:

(i) Basic earnings per share

	2024		2023
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	2,007,158,097,051	3,027,068,710,870
Weighted-average number of ordinary shares outstanding (B)		5,129,882,260	4,720,569,302

Basic earnings per share (A/B) (in won)	~~W~~	391	641

(ii) Weighted-average number of ordinary shares outstanding

	2024
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	4,785,311,768	366	1,751,424,107,088
Increased paid-in capital (B)	400,000,000	278	111,200,000,000
Increased paid-in capital (C)	16,800,000	246	4,132,800,000
Increased paid-in capital (D)	24,200,000	210	5,082,000,000
Increased paid-in capital (E)	37,000,000	154	5,698,000,000

Cumulative shares (F = A+B+C+D+E)			1,877,536,907,088

Weighted-average number of ordinary shares outstanding (F/366)			5,129,882,260

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

37. Earnings per Share, Continued

	2023
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	4,630,311,768	365	1,690,063,795,320
Increased paid-in capital (B)	87,000,000	276	24,012,000,000
Increased paid-in capital (C)	24,000,000	220	5,280,000,000
Increased paid-in capital (D)	44,000,000	83	3,652,000,000

Cumulative shares (E = A+B+C+D)			1,723,007,795,320

Weighted-average number of ordinary shares outstanding (E/365)			4,720,569,302

(2) Diluted earnings per share

Diluted and basic earnings per share for the years ended December 31, 2024 and 2023 are equal because there is no potential dilutive instrument.

38. Pledged Assets

Assets pledged by the Bank as collateral as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI (*)	~~W~~	1,726,575	377,632	3,264,199	448,961
Securities measured at amortized cost (*)		3,382,755		15,413,180

	~~W~~	5,109,330	377,632	18,677,379	448,961

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

39. Guarantees and Commitments

Guarantees and commitments as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	208,758	179,849
Guarantees for bond issuance		2,751,485	2,347,527
Guarantees for loans		468,067	537,699
Letter of guarantee		42,741	35,858
Guarantees for on-lending debt		1,440	2,821
Others		8,882,851	7,700,977

		12,355,342	10,804,731

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

39. Guarantees and Commitments, Continued

	December 31, 2024		December 31, 2023
Unconfirmed acceptances and guarantees:
Letter of credit		2,010,549	2,219,357
Others		4,976,884	5,340,302

		6,987,433	7,559,659
Commitments:
Commitments on loans		56,312,320	54,816,638
Others		11,377,587	2,046,383

		67,689,907	56,863,021

	~~W~~	87,032,682	75,227,411

40. Trust Accounts

(1)	Trust accounts as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Accrued trust fee	~~W~~	10,540	16,123
Borrowings from trust accounts		913,507	881,342
Accrued interest on deposits		3,269	2,257

(2)	Transactions with trust accounts for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Fees on trust accounts	~~W~~	36,655	35,770
Interest expenses of borrowings from trust accounts		54,845	54,577

(3)	The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Principals guaranteed money trust	~~W~~	209,962	219,950
Principals and interest guaranteed money trust		208,636	219,081

	~~W~~	418,598	439,031

Principal of money and property trust	~~W~~	377,327	400,818
Accrued trust profit		41,271	38,213

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

41. Related Party Transactions

(1)	The Bank’s related parties as of December 31, 2024 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, PT KDB Tifa Finance Tbk and 6 others, KDB Investment PEF No. 2, KDB Consus Value PEF, KDB Small Medium Mezzanine PEF and 7 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB ESG 7th INC. and 12 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 21 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Real Estate Board, GM Korea Company, HMM Co., Ltd., HANJIN KAL, Korean Air Lines Co., Ltd., Hanwha Ocean Co., Ltd., Korea Ocean Business Corporation, TAEYOUNG ENGINEERING & CONSTRUCTION and 16 others, Keistone Value Investment 2nd Private Equity Fund and 99 others, Hana K-New Deal Unicorn Fund and 117 others
Others	Key management personnel

(2)	Significant balances with related parties as of December 31, 2024 and 2023 are as follows:

	Account	December 31, 2024		December 31, 2023
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	188	876
	Allowance for loan losses		—	(1)
	Derivative financial assets		1,904	1,331
	Other assets		—	1
	Deposits		28	39
	Derivative financial liabilities		—	791
	Other liabilities		37,040	37,212
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		45,749	14,847
	Other liabilities		329	118
KDB Ireland Ltd.	Loans		1,052,396	853,433
	Allowance for loan losses		(548)	(416)
	Derivative financial assets		858	2,461
	Other assets		7,881	7,873
	Derivative financial liabilities		14,535	15,377

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	December 31, 2024		December 31, 2023
KDB Bank Europe Ltd.	Cash and due from banks		715,339	578,908
	Loans		76,437	84,224
	Allowance for loan losses		(40)	(41)
	Other assets		5,313	4,726
	Derivative financial liabilities		174	313
Banco KDB Do Brazil S.A.	Cash and due from banks		191,100	104,441
	Loans		374,850	321,061
	Allowance for loan losses		(227)	(156)
	Other assets		10,260	8,415
	Allowance of other assets		(4)	(4)
PT KDB Tifa Finance Tbk	Loans		29,400	25,788
	Allowance for loan losses		(15)	(13)
	Other assets		122	134
KDB Silicon Valley LLC	Deposits		85,260	91,547
	Other liabilities		668	185
KDB Asia Ltd.	Cash and due from banks		1,279,558	1,291,474
	Loans		73,500	128,940
	Allowance for loan losses		(39)	(63)
	Derivative financial assets		—	98
	Other assets		9,055	10,313
	Allowance of other assets		(1)	(1)
	Deposits		2	2
	Derivative financial liabilities		4,089	5,002
KDB Bank Uzbekistan	Cash and due from banks	~~W~~	176,400	128,940
	Loans		147,000	—
	Allowance for loan losses		(77)	—
	Other assets		2,690	429
	Allowance of other assets		(1)	—
KDB Consus Value PEF	Securities		265,501	274,423
	Allowance of securities		(25)	(23)
	Derivative financial assets		95,933	2,899
	Other assets		22,728	25,516
	Deposits		26	69
	Derivative financial liabilities		—	6,234
	Other liabilities		42,303	47,386
Corporate Liquidity Assistance Agency Co., Ltd.	Loans		—	440,000
	Allowance for loan losses		—	(238)
	Other assets		—	64,756
	Allowance of other assets		—	(35)
	Deposits		1,077,427	107,763
	Other liabilities		359	137
	Other provisions		242	224

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	December 31, 2024		December 31, 2023
Others	Loans		428,846	431,960
	Allowance for loan losses		(69,899)	(62,201)
	Derivative financial assets		2,257	7,722
	Other assets		2,396	3,019
	Allowance of other assets		(4)	(9)
	Deposits		105,742	128,073
	Borrowings		59,997	80,076
	Derivative financial liabilities		—	314
	Other liabilities		1,349	2,359
	Other provisions		4,467	17,929
Associates:
Korea Electric Power Co., Ltd.	Securities		192,138	168,701
	Loans		335,939	328,097
	Allowances for loan losses		(903)	(1,082)
	Derivative financial assets		2,350	84,826
	Other assets		5,152	5,783
	Deposits		116,622	371,020
	Borrowings		1,454	1,801
	Derivative financial liabilities		650,949	160,304
	Other liabilities		51,157	46,449
	Other provisions		157	85
HMM Co., Ltd.	Securities	~~W~~	1,269,495	3,286,533
	Loans		84,977	123,682
	Allowances for loan losses		(572)	(775)
	Other assets		2,272	4,280
	Deposits		883,000	258,880
	Other liabilities		30,038	17,292
HANJIN KAL	Loans		428,891	447,774
	Allowances for loan losses		(2,636)	(3,142)
	Other assets		529	526
	Deposits		2,000	2,000
	Other liabilities		344	333
Korean Air Lines Co., Ltd.	Securities		—	64,154
	Loans		2,425,714	1,482,916
	Allowances for loan losses		(27,726)	(4,831)
	Derivative financial assets		10,235	8,790
	Other assets		8,880	13,743
	Deposits		2,106,944	1,605,661
	Derivative financial liabilities		154,167	81,256
	Other liabilities		67,252	47,542
	Other provisions		5,493	561

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	December 31, 2024		December 31, 2023
Korea Ocean Business Corporation	Securities		62,304	55,020
	Other assets		481	401
	Deposits		—	25,000
	Other liabilities		203	713
Hanwha Ocean Co., Ltd.	Securities		64	64
	Loans		2,838,142	1,468,780
	Allowances for loan losses		(90,160)	(146,570)
	Derivative financial assets		339,872	328,988
	Other assets		9,141	8,443
	Deposits		9,807	156,336
	Borrowings		5,136	—
	Other liabilities		13,865	11,968
	Other provisions		138,484	417,443
TAEYOUNG ENGINEERING & CONSTRUCTION	Loans		179,000	—
	Allowances for loan losses		(17,856)	—
	Deposits		57,505	—
	Other liabilities		728	—
	Other provisions		40,336	—
Associates:
Others	Securities	~~W~~	17,353	26,345
	Loans		418,933	218,912
	Allowances for loan losses		(18,853)	(546)
	Derivative financial assets		8,677	19
	Other assets		8,138	8,068
	Deposits		478,254	397,953
	Derivative financial liabilities		—	1,174
	Other liabilities		3,196	2,671
	Other provisions		40,441	46

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

41. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the years ended December 31, 2024 and 2023 are as follows:

	Account	2024		2023
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	49	277
	Dividend income		31,435	21,060
	Reversal of allowance for loan losses		1	1
	Fees and commission income, other income		10,829	2,255
	Interest expenses		(2,511)	(1,795)
	Other operating expenses		(1,358)	(886)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		13,886	13,634
	Interest expenses		(1,044)	(463)
KDB Ireland Ltd.	Interest income		50,169	42,763
	Fees and commission income, other income		9,801	10,909
	Interest expenses		(14)	(43)
	Provision for loan losses		(78)	(167)
	Other operating expenses		(21,716)	(12,778)
KDB Bank Europe Ltd.	Interest income		35,959	24,340
	Reversal of allowance for loan losses		4	—
	Fees and commission income, other income		164	1,118
	Provision for loan losses		—	(27)
	Other operating expenses		(203)	(1,609)
Banco KDB Do Brazil S.A.	Interest income		25,057	20,548
	Provision for loan losses		(44)	(79)
	Other operating expenses		(4)	(4)
PT KDB Tifa Finance Tbk	Interest income		1,621	1,497
	Provision for loan losses		(1)	(5)
KDB Silicon Valley LLC	Fees and commission income, other income	~~W~~	—	4
	Interest expenses		(4,411)	(5,271)
KDB Asia Ltd.	Interest income		83,117	84,207
	Reversal of allowance for loan losses		33	11
	Fees and commission income, other income		1,941	3,174
	Interest expenses		(196)	(483)
	Other operating expenses		(3,374)	(4,964)
KDB Bank Uzbekistan	Interest income		11,140	4,028
	Fees and commission income, other income		—	153
	Provision for loan losses		(77)	—
	Other operating expenses		(1)	—

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	2024		2023
KDB Consus Value PEF	Interest income	~~W~~	20,054	11,852
	Fees and commission income, other income		126,080	15,749
	Interest expenses		(25)	(21)
	Other operating expenses		(837)	(6,165)
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		11,420	20,212
	Fees and commission income, other income		273	—
	Interest expenses		(15,373)	(3,567)
	Provision for loan losses		—	(86)
	Other operating expenses		(18)	(100)
Others	Interest income		19,626	22,478
	Dividend income		122,373	56,040
	Reversal of allowance for loan losses		834	44,599
	Fees and commission income, other income		40,590	21,219
	Interest expenses		(3,720)	(4,703)
	Provision for loan losses		(22)	(55,623)
	Other operating expenses		(7,444)	(19,352)
Associates:
Korea Electric Power Co., Ltd.	Interest income		25,125	24,512
	Reversal of allowance for loan losses		179	—
	Fees and commission income, other income		77,973	121,605
	Interest expenses		(9,786)	(11,360)
	Provision for loan losses		—	(1,082)
	Other operating expenses		(682,464)	(221,506)
HMM Co., Ltd.	Interest income	~~W~~	22,084	38,998
	Dividend income		140,840	121,439
	Reversal of allowance for loan losses		203	—
	Fees and commission income, other income		3,274	1,916
	Interest expenses		(16,846)	(44,123)
	Provision for loan losses		—	(775)
	Other operating expenses		(89,348)	(69,013)
HANJIN KAL	Interest income		11,626	11,735
	Dividend income		2,119	1,201
	Reversal of allowance for loan losses		507	—
	Fees and commission income, other income		30	30
	Interest expenses		(109)	(841)
	Provision for loan losses		—	(3,142)
	Other operating expenses		(18,883)	(5,671)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

41. Related Party Transactions, Continued

	Account	2024		2023
Korean Air Lines Co., Ltd.	Interest income	~~W~~	198,210	72,984
	Dividend income		9,180	9,180
	Reversal of allowance for loan losses		6,508	—
	Fees and commission income, other income		104,844	89,082
	Interest expenses		(105,080)	(66,766)
	Provision for loan losses		—	(4,831)
	Other operating expenses		(308,689)	(119,041)
Korea Ocean Business Corporation	Interest income		3,166	1,695
	Fees and commission income, other income		464	2
	Interest expenses		(222)	(524)
	Other operating expenses		(1,016)	(1,086)
Hanwha Ocean Co., Ltd.	Interest income		100,644	117,836
	Reversal of allowance for loan losses		56,410	—
	Fees and commission income, other income		868,116	462,472
	Interest expenses		(9,322)	(6,391)
	Provision for loan losses		—	(146,570)
	Other operating expenses		(77,827)	(481,806)
TAEYOUNG ENGINEERING & CONSTRUCTION	Interest income		10,320	—
	Reversal of allowance for loan losses		98,818	—
	Interest expenses		(374)	—
	Other operating expenses		(40,337)	—
Others	Interest income	~~W~~	18,285	8,983
	Dividend income		290,838	260,290
	Reversal of allowance for loan losses		116,677	—
	Fees and commission income, other income		21,422	7,315
	Interest expenses		(8,787)	(8,135)
	Provision for loan losses		(18,351)	(546)
	Other operating expenses		(48,701)	(2,465)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

41. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of December 31, 2024 and 2023 are as follows:

	Account	December 31, 2024		December 31, 2023
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	500,000	500,000
KDB Consus Value PEF	Confirmed acceptances and guarantees		132,840	132,840
	Commitments		11,519	—
Corporate Liquidity Assistance Agency Co., Ltd.	Commitments		560,000	560,000
Others	Unconfirmed acceptances and guarantees		—	885
	Commitments		1,054,869	1,059,271
Associates:
Korean Air Lines Co., Ltd.	Confirmed acceptances and guarantees		227,666	172,957
	Commitments		454,224	30,000
Hanwha Ocean Co., Ltd.	Confirmed acceptances and guarantees		3,729,088	3,529,955
	Unconfirmed acceptances and guarantees		2,583,277	2,150,165
	Commitments		1,779,609	1,836,929
Others	Commitments		403,113	377,891

		~~W~~	11,436,205	10,350,893

(5)	Details of compensation to key management personnel for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Short-term employee benefits	~~W~~	1,084	957
Post-employment benefits		52	41

	~~W~~	1,136	998

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of December 31, 2024 and 2023.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

42. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Cash and due from banks:
Cash and foreign currencies	~~W~~	67,357	65,738
Due from banks in Korean won		1,553,014	2,017,973
Due from banks in foreign currencies / off-shores		11,375,150	6,576,097

		12,995,521	8,659,808
Less: Restricted due from banks, others		(3,361,559)	(2,464,287)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL
Government and public bonds		—	162,256
Loans measured at amortized cost:
Call-loans		2,802,236	4,456,954
Inter-bank loans		1,438,815	1,045,846

		4,241,051	5,502,800

		4,241,051	5,665,056

	~~W~~	13,875,013	11,860,577

(2)	Significant transactions not involving cash flows for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Decrease in loans due to write-offs	~~W~~	24,526	203,807
Increase in securities measured at FVOCI due to debt-to-equity swap, etc		41,566	34,030
Increase in investments in subsidiaries and associates due to debt-to-equity swap		54,719	—
Increase (decrease) in accumulated other comprehensive income due to securities valuation		(1,387,238)	(860,375)
Deferred income tax effect due to securities valuation		366,230	230,619
Reclassification of investments in subsidiaries and associates to securities measured at FVTPL		—	4,800
Reclassification from securities measured at FVOCI to investments in subsidiaries and associates		1,696,500	1,497,000
Transfer from investment property to property and equipment		8,956	5,618
Recognition of right-of-use assets and lease liabilities		28,917	40,130
In-kind equity		1,999,780	432,137

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

43. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities sold and loaned debt securities that do not qualify for derecognition as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	520,000	47,181	1,447,767	30,095
Loaned securities		40,409	—	39,341	—

	~~W~~	560,409	47,181	1,487,108	30,095

44. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	2,804,662	1,391,702	14,222,436	18,418,800
Securities measured at FVOCI		1,594,047	16,759,867	14,406,279	32,760,193
Loans measured at FVTPL		—	—	419,773	419,773
Derivative financial assets		—	13,914,992	259	13,915,251

	~~W~~	4,398,709	32,066,561	29,048,747	65,514,017

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	2,389,246	—	2,389,246
Derivative financial liabilities		—	14,853,546	20,393	14,873,939

	~~W~~	—	17,242,792	20,393	17,263,185

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,784,605	1,567,893	12,706,058	16,058,556
Securities measured at FVOCI		2,397,136	16,646,131	14,844,797	33,888,064
Loans measured at FVTPL		—	—	488,432	488,432
Derivative financial assets		—	7,383,047	278	7,383,325

	~~W~~	4,181,741	25,597,071	28,039,565	57,818,377

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	1,920,061	—	1,920,061
Derivative financial liabilities		32	7,631,930	22,939	7,654,901

	~~W~~	32	9,551,991	22,939	9,574,962

(ii)	Changes in the fair value of level 3 financial instruments for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2024	~~W~~	12,706,058	14,844,797	488,432	278	28,039,565	22,939
Profit or loss		1,016,696	—	(24,106)	(19)	992,571	(2,546)
Other comprehensive income		—	(37,552)	—	—	(37,552)	—
Acquisition / Issue		892,251	2,307,497	7,000	—	3,206,748	—
Sale / Settlement		(388,799)	(100,283)	(52,149)	—	(541,231)	—
Transfer out(*)		(3,770)	(2,608,180)	—	—	(2,611,950)	—
Others		—	—	596	—	596	—

December 31, 2024	~~W~~	14,222,436	14,406,279	419,773	259	29,048,747	20,393

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	2023
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2023	~~W~~	10,610,539	16,224,072	541,811	12,762	27,389,184	40,359
Profit or loss		317,948	—	(8,913)	241	309,276	(11,455)
Other comprehensive income		—	(1,305,498)	—	—	(1,305,498)	—
Acquisition / Issue		2,404,013	831,851	6,804	—	3,242,668	—
Sale / Settlement		(626,442)	(684,083)	(51,270)	(12,725)	(1,374,520)	(5,965)
Transfer out(*)		—	(221,545)	—	—	(221,545)	—

December 31, 2023	~~W~~	12,706,058	14,844,797	488,432	278	28,039,565	22,939

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

(iii)	Changes in deferred day one profit or loss for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
Beginning balance	~~W~~	3,219	3,604
Amortization		(390)	(385)

Ending balance	~~W~~	2,829	3,219

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2024 and 2023 are as follows:

	Valuation technique	Input
Securities measured at FVTPL
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets
Interest rate swaps	Discounted cash flow method, Black-Scholes model, Modified Black model, Formula model	Discount rate, exchange rate, volatility, commodity index, etc.
Currency forwards and swaps
Currency options
Commodities options
Financial liabilities measured at FVTPL
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2024 and 2023 are as follows:

December 31, 2024
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	4.87 ~ 10.32
	method, Relative value	Rate of increase in
	approach, Net asset	property disposal price	—
	value approach, etc.	Rate of increase in	—
liquidation value
		Volatility	18.36 ~ 56.61
Securities measured at FVOCI
Equity securities	Discounted cash flow	Growth rate	—
	method, Relative value	Discount rate	6.01 ~ 16.03
	approach, Net asset	Volatility	29.90 ~ 32.22
	value approach, etc.	Interest rate volatility	0.47 ~ 0.73
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	18.76 ~ 35.92
Derivatives financial assets
Interest rate swaps	Hull-White	Volatility	0.68 ~ 0.85
	Two-Factor model	Correlation coefficient	(70) ~ 100
Stock index options	Discounted cash flow	Volatility	25.71 ~ 26.97
method, Relative value
approach, Net asset
value approach,
Binomial Tree(T-F)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2023
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	7.04 ~ 17.73
	method, Relative	Rate of increase in
	value approach, Net	property disposal price	—
	asset value approach, etc.	Rate of increase in liquidation value	—
		Volatility	19.68 ~ 76.22
Securities measured at FVOCI
Equity securities	Discounted cash flow	Growth rate	—
	method, Relative value	Discount rate	9.25 ~ 20.40
	approach, Net asset	Volatility	16.68 ~ 76.22
	value approach, etc.	Interest rate volatility	0.51 ~ 0.86
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	16.68 ~ 76.22
Derivatives financial assets Interest rate swaps	Hull-White	Volatility	0.51 ~ 1.06
	Two-Factor model	Correlation coefficient	(70) ~ 100
Stock index options	Discounted cash flow	Volatility	19.59 ~ 25.45
method, Relative value
approach, Net asset
value approach,
Binomial Tree(T-F)

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Profit (loss) for the year			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	79,721	(168,828)	—	—
Securities measured at FVOCI (*1)		—	—	94,580	(71,808)
Loans measured at FVTPL (*2)		3,876	(3,662)	—	—
Derivative financial assets (*2)		252	(239)	—	—

	~~W~~	83,849	(172,729)	94,580	(71,808)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2023
	Profit (loss) for the year			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	(1,876)	(2,487)	—	—
Securities measured at FVOCI (*1)		—	—	26,489	(23,913)
Loans measured at FVTPL (*2)		6,170	(5,936)	—	—
Derivative financial assets (*2)		264	(247)	—	—

	~~W~~	4,558	(8,670)	26,489	(23,913)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 in 2024 and 2023, ~~W~~24,518,096 million and ~~W~~18,704,023 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	9,633,962	3,361,559	—	12,995,521
Securities measured at amortized cost		3,492,235	5,444,070	—	8,936,305
Loans measured at amortized cost (*)		—	2,824,285	207,162,934	209,987,219
Other financial assets (*)		—	6,105,731	1,691,860	7,797,591

	~~W~~	13,126,197	17,735,645	208,854,794	239,716,636

Financial liabilities:
Deposits (*)	~~W~~	—	2,077,635	64,077,827	66,155,462
Borrowings (*)		—	3,975,955	28,621,339	32,597,294
Debentures		—	167,652,781	—	167,652,781
Other financial liabilities (*)		—	4,427,119	5,313,603	9,740,722

	~~W~~	—	178,133,490	98,012,769	276,146,259

	December 31, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	6,195,521	2,464,287	—	8,659,808
Securities measured at amortized cost		3,841,102	4,742,086	—	8,583,188
Loans measured at amortized cost (*)		—	4,547,212	195,510,878	200,058,090
Other financial assets (*)		—	8,432,806	1,701,156	10,133,962

	~~W~~	10,036,623	20,186,391	197,212,034	227,435,048

Financial liabilities:
Deposits (*)	~~W~~	—	1,896,208	64,054,989	65,951,197
Borrowings (*)		—	2,268,046	25,322,073	27,590,119
Debentures		—	157,898,543	—	157,898,543
Other financial liabilities (*)		—	7,027,953	4,772,875	11,800,828

	~~W~~	—	169,090,750	94,149,937	263,240,687

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2024 and 2023 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, other spread, prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

45. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	9,633,962	—	—	—	—	3,361,559	—	12,995,521
Securities measured at FVTPL		—	18,418,800	—	—	—	—	—	18,418,800
Securities measured at FVOCI		—	—	—	17,412,051	15,348,142	—	—	32,760,193
Securities measured at amortized cost		—	—	—	—	—	8,936,305	—	8,936,305
Loans measured at FVTPL		—	419,773	—	—	—	—	—	419,773
Loans measured at amortized cost		4,241,051	—	—	—	—	205,240,302	—	209,481,353
Derivative financial assets		—	13,624,445	—	—	—	—	290,806	13,915,251
Other financial assets		—	—	—	—	—	7,798,105	—	7,798,105

	~~W~~	13,875,013	32,463,018	—	17,412,051	15,348,142	225,336,271	290,806	304,725,301

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,389,246	—	—	—	—	2,389,246
Deposits		—	—	—	—	—	66,100,573	—	66,100,573
Borrowings		—	—	—	—	—	32,730,518	—	32,730,518
Debentures		—	—	—	—	—	165,102,269	—	165,102,269
Derivative financial liabilities		—	13,733,198	—	—	—	—	1,140,741	14,873,939
Other financial liabilities		—	—	—	—	—	9,778,765	—	9,778,765

	~~W~~	—	13,733,198	2,389,246	—	—	273,712,125	1,140,741	290,975,310

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

45. Categories of Financial Assets and Liabilities, Continued

	December 31, 2023
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	6,195,521	—	—	—	—	2,464,287	—	8,659,808
Securities measured at FVTPL		162,256	15,896,300	—	—	—	—	—	16,058,556
Securities measured at FVOCI		—	—	—	18,243,848	15,644,216	—	—	33,888,064
Securities measured at amortized cost		—	—	—	—	—	8,583,188	—	8,583,188
Loans measured at FVTPL		—	488,432	—	—	—	—	—	488,432
Loans measured at amortized cost		5,502,800	—	—	—	—	194,478,980	—	199,981,780
Derivative financial assets		—	6,821,024	—	—	—	—	562,301	7,383,325
Other financial assets		—	—	—	—	—	10,136,642	—	10,136,642

	~~W~~	11,860,577	23,205,756	—	18,243,848	15,644,216	215,663,097	562,301	285,179,795

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,920,061	—	—	—	—	1,920,061
Deposits		—	—	—	—	—	65,897,732	—	65,897,732
Borrowings		—	—	—	—	—	27,745,629	—	27,745,629
Debentures		—	—	—	—	—	156,933,867	—	156,933,867
Derivative financial liabilities		—	6,961,386	—	—	—	—	693,515	7,654,901
Other financial liabilities		—	—	—	—	—	11,823,274	—	11,823,274

	~~W~~	—	6,961,386	1,920,061	—	—	262,400,502	693,515	271,975,464

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

46. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	13,915,251	—	13,915,251	10,019,614	62,644	3,832,993
Unsettled spot exchange receivables (*)		4,171,827	—	4,171,827	4,171,331	—	496
Unsettled domestic exchange receivables		4,246,146	2,312,241	1,933,905	—	—	1,933,905
Security pledged as collateral for repurchase agreements		520,000	—	520,000	47,181	—	472,819
Reverse repurchase agreements		1,676,700	—	1,676,700	1,676,700	—	—
Loaned securities		40,409	—	40,409	40,409	—	—
Receivables from securities transaction		4,206	—	4,206	4,206	—	—

	~~W~~	24,574,539	2,312,241	22,262,298	15,959,441	62,644	6,240,213

	December 31, 2024
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	14,873,939	—	14,873,939	8,518,079	293,465	6,062,395
Unsettled spot exchange payables (*)		4,172,071	—	4,172,071	4,171,331	—	740
Unsettled domestic exchange payables		2,567,289	2,312,241	255,048	—	—	255,048
Repurchase agreements		47,181	—	47,181	47,181	—	—
Payables from securities transaction		16,102	—	16,102	16,102	—	—

	~~W~~	21,676,582	2,312,241	19,364,341	12,752,693	293,465	6,318,183

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

46. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2023
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	7,383,325	—	7,383,325	4,953,052	171,466	2,258,807
Unsettled spot exchange receivables (*)		6,494,499	—	6,494,499	6,493,455	—	1,044
Unsettled domestic exchange receivables		5,110,172	3,171,865	1,938,307	—	—	1,938,307
Security pledged as collateral for repurchase agreements		1,447,767	—	1,447,767	30,095	—	1,417,672
Reverse repurchase agreements		2,599,900	—	2,599,900	2,599,900	—	—
Loaned securities		39,341	—	39,341	39,341	—	—
Receivables from securities transaction		39,213	—	39,213	39,213	—	—

	~~W~~	23,114,217	3,171,865	19,942,352	14,155,056	171,466	5,615,830

	December 31, 2023
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	7,654,901	—	7,654,901	4,385,976	207,942	3,060,983
Unsettled spot exchange payables (*)		6,494,121	—	6,494,121	6,493,455	—	666
Unsettled domestic exchange payables		3,705,699	3,171,866	533,833	—	—	533,833
Repurchase agreements		30,095	—	30,095	30,095	—	—
Payables from securities transaction		13,536	—	13,536	13,536	—	—

	~~W~~	17,898,352	3,171,866	14,726,486	10,923,062	207,942	3,595,482

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

47. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	5,982,755	1,352,710	41,950	(5,083,299)	2,294,116
Operating income (loss) from intersegment sales		20,589	167,747	—	(188,336)	—

	~~W~~	6,003,344	1,520,457	41,950	(5,271,635)	2,294,116

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	3,202,060	1,923,113	55,327	(2,183,645)	2,996,855
Operating income (loss) from intersegment sales		(24,918)	(1,256,628)	—	1,281,546	—

	~~W~~	3,177,142	666,485	55,327	(902,099)	2,996,855

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

47. Operating Segments, Continued

(3)	Details of segment results for the Bank’s reportable segments for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,653,158	(592,763)	16,053	41,617	1,118,065
Non-interest income
Income related to securities (*1)		293,996	313,002	—	142,993	749,991
Other non-interest income		4,350,033	1,952,285	35,170	(5,241,810)	1,095,678

		4,644,029	2,265,287	35,170	(5,098,817)	1,845,669
Provision for loan losses and others (*2)		237,772	(71,267)	—	20,960	187,465
General and administrative expenses		(531,615)	(80,800)	(9,273)	(235,395)	(857,083)

Operating income	~~W~~	6,003,344	1,520,457	41,950	(5,271,635)	2,294,116

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	2,075,842	(559,810)	17,914	27,573	1,561,519
Non-interest income
Income related to securities (*1)		7,580	317,583	—	167,558	492,721
Other non-interest income		959,020	684,697	44,568	(775,110)	913,175

		966,600	1,002,280	44,568	(607,552)	1,405,896
Provision for loan losses and others (*2)		571,679	283,665	—	(1,913)	853,431
General and administrative expenses		(436,979)	(59,650)	(7,155)	(320,207)	(823,991)

Operating income	~~W~~	3,177,142	666,485	55,327	(902,099)	2,996,855

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

47. Operating Segments, Continued

(4)

Geographical revenue information about the Bank’s operating segments for the years ended December 31, 2024 and 2023 and the geographical non-current asset information as of December 31, 2024 and 2023 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2024		2023	December 31, 2024	December 31, 2023
Domestic	~~W~~	66,878,265	40,864,069	34,059,881	31,641,008
Overseas		2,981,348	2,637,622	122,342	123,367

	~~W~~	69,859,613	43,501,691	34,182,223	31,764,375

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, gain on derivatives, foreign currency transaction gain, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and three other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

Risk Management Steering Committee

Established under the Risk Management Council, the Risk Management Steering Committee (Steering Committee) is comprised of the heads of relevant departments. The Steering Committee is responsible for: preliminary review on the decisions of the Risk Management Council; establishing operational limits under the Regulatory Liquidity Book; and reporting on important matters related to risks.

Operational Risk Management Council

Established under the Risk Management Council, the Operational Risk Management Council is comprised of the heads of relevant departments. The Operational Risk Management Council conducts reviews, makes decisions and provide reports on matters related to operational risks.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended December 31, 2024, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2024

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

•	Contingency funding plan for 2024

•	Setting and managing exposure limits by country for 2024

•	Increase in internal capital limit

•	Major reporting

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

•	Setting management limit of credit portfolios of 2024

•	Resolution of Credit Committee for the fourth quarter of 2023

•	Allocation of internal capital limits of 2024

•	Adjustment of exposure limits by country

•	Resolution of Credit Committee for the first quarter of 2024

•	Result of integrated crisis analysis for the first half of 2024

•	Revision of the application period for additional loan loss provisions for COVID-19-affected firms

•	Resolution of Credit Committee for the second quarter of 2024

•	Result of operation of corporate credit rating system in 2024

•	Verification of risk-weighted assets for BIS ratio as of December 31, 2023

•	Resolution of Credit Committee for the third quarter of 2024

•	Result of BCP training for 2024

•	Result of integrated crisis analysis for the second half of 2024

•	Result of assessment of suitability for internal capital for 2024

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

•	Development of system related to Fundamental Review of the Trading Book (FRTB) under Basel III in August 2022

•	Development of system related to operational risk under Basel III in September 2022

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Murex FRTB	Sep. 2022	Calculation of regulatory capital and internal capital under FRTB SA Standards and stress testing analysis
Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.
Operational Risk Management System	Standardized Approach	Sep. 2022	Calculation of operation risk, RCSA, KRI and management of loss events, etc.
BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.
Loan Loss Allowance	IFRS	Jan. 2011	Incurred loss model
Calculation System	IFRS 9	Mar. 2017	Expected loss model

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

The Bank completed IT consulting and system development related to the revised Market Risk Regulation (FRTB) and Operational Risk Regulation under Basel III during the second half of 2022. After conducting parallel calculations under both Basel II and Basel III standards during the second half of 2022, the Bank has been operating under the Basel III framework since January 2023.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk, liquidity risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

Details of loans by credit rating as of December 31, 2024 and 2023 are as follows:

< Corporate >

	December 31, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	180,348,619	159,388,765	20,959,854	—
BBB2 ~ CCC		30,814,870	11,229,886	18,561,521	1,023,463
Below CC		1,101,360	—	100	1,101,260

	~~W~~	212,264,849	170,618,651	39,521,475	2,124,723

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	173,049,276	154,937,789	18,111,487	—
BBB2 ~ CCC		28,462,327	10,457,743	16,807,917	1,196,667
Below CC		1,412,185	—	—	1,412,185

	~~W~~	202,923,788	165,395,532	34,919,404	2,608,852

< Retail >

	December 31, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	114,899	109,559	5,307	33
Grade 7~ Grade 8		1,205	—	1,205	—
Grade 9~ Grade 10		1,502	—	—	1,502

	~~W~~	117,606	109,559	6,512	1,535

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	140,982	135,315	5,667	—
Grade 7~ Grade 8		1,322	—	1,306	16
Grade 9~ Grade 10		1,230	—	—	1,230

	~~W~~	143,534	135,315	6,973	1,246

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of December 31, 2024 and 2023 are as follows:

< Corporate >

	December 31, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	50,579,198	46,235,837	4,343,361	—
BBB2 ~ CCC		5,699,307	3,365,397	2,285,478	48,432
Below CC		397	—	—	397

	~~W~~	56,278,902	49,601,234	6,628,839	48,829

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	8,255,939	7,466,921	789,018	—
BBB2 ~ CCC		11,035,950	5,176,575	5,842,792	16,583
Below CC		50,886	—	—	50,886

	~~W~~	19,342,775	12,643,496	6,631,810	67,469

	December 31, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	48,742,342	44,927,503	3,814,839	—
BBB2 ~ CCC		6,034,409	2,350,626	3,622,987	60,796
Below CC		—	—	—	—

	~~W~~	54,776,751	47,278,129	7,437,826	60,796

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	7,779,809	6,962,566	817,243	—
BBB2 ~ CCC		10,515,773	4,612,674	5,885,145	17,954
Below CC		68,808	—	86	68,722

	~~W~~	18,364,390	11,575,240	6,702,474	86,676

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

< Retail >

	December 31, 2024
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	33,418	33,171	247	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	33,418	33,171	247	—

	December 31, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	39,887	39,310	577	—
Grade 7~ Grade 8		—	—	—	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	39,887	39,310	577	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0% (*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2024.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	— Countries, public institutions, banks, equity
	SA	— Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		— Corporate, small and medium enterprises, asset securitization (at each credit level)
Application of IRB by phase		— Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (SRO) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Securities measured at FVOCI	~~W~~	75,472	73,063
Loans measured at amortized cost		2,383,289	2,663,591
Other assets		7,812	13,481

(iv) Credit exposure

Geographical information of credit exposure as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	453,479	1,318,743	—	176,400	191,100	715,340	19,911	5,499,422	3,247,842	11,622,237
Securities measured at FVOCI:
Bonds (excluding government bonds)		5,930,002	372,498	29,678	—	—	—	706,417	5,949,041	4,118,457	17,106,093
Securities measured at amortized cost:
Bonds (excluding government bonds)		3,560,368	—	—	—	—	—	—	588,959	—	4,149,327
Loans		159,628,176	1,762,157	2,175,683	545,206	694,285	258,082	1,938,291	12,288,293	51,738,561	231,028,734
Derivative financial assets		243,449	—	—	—	—	—	1,230	182	45,981	290,842
Other assets		2,616,174	—	—	—	—	—	—	—	5,362,961	7,979,135

		172,431,648	3,453,398	2,205,361	721,606	885,385	973,422	2,665,849	24,325,897	64,513,802	272,176,368
Guarantees (including financial guarantees)		18,357,053	1,085	—	—	—	56,699	—	828,844	99,094	19,342,775
Commitments		46,482,058	250,896	66,134	—	—	21,402	579,201	4,406,682	4,505,948	56,312,321

		64,839,111	251,981	66,134	—	—	78,101	579,201	5,235,526	4,605,042	75,655,096

	~~W~~	237,270,759	3,705,379	2,271,495	721,606	885,385	1,051,523	3,245,050	29,561,423	69,118,844	347,831,464

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	138,552	1,346,131	—	128,940	104,441	578,910	256,742	2,782,499	1,222,893	6,559,108
Securities measured at FVOCI:
Bonds (excluding government bonds)		10,137,604	227,397	—	—	—	—	354,937	5,573,303	3,305,218	19,598,459
Securities measured at amortized cost:
Bonds (excluding government bonds)		2,653,129	—	—	—	—	—	—	152,683	—	2,805,812
Loans		162,410,485	2,068,402	1,942,429	501,707	826,633	1,038,070	1,541,959	7,283,163	45,660,084	223,272,932
Derivative financial assets		207,334	9,763	—	—	—	—	49,559	813	295,027	562,496
Other assets		3,991,060	—	—	—	—	—	—	—	6,294,514	10,285,574

		179,538,164	3,651,693	1,942,429	630,647	931,074	1,616,980	2,203,197	15,792,461	56,777,736	263,084,381
Guarantees (including financial guarantees)		17,523,463	—	—	—	—	48,997	—	743,963	47,967	18,364,390
Commitments		46,663,341	72,725	114,919	—	25,788	—	313,368	4,155,937	3,470,560	54,816,638

		64,186,804	72,725	114,919	—	25,788	48,997	313,368	4,899,900	3,518,527	73,181,028

	~~W~~	243,724,968	3,724,418	2,057,348	630,647	956,862	1,665,977	2,516,565	20,692,361	60,296,263	336,265,409

Industry information of credit exposure as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	9,859,582	1,762,655	11,622,237
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,096,554	10,493,304	3,516,235	17,106,093
Securities measured at amortized cost:
Bonds (excluding government bonds)		847,317	2,337,223	964,787	4,149,327
Loans		89,083,417	118,293,797	23,651,520	231,028,734
Derivative financial assets		—	290,842	—	290,842
Other assets		257,770	606,725	7,114,640	7,979,135

	93,285,058		141,881,473	37,009,837	272,176,368
Guarantees (including financial guarantees)		16,764,602	2,415,561	162,612	19,342,775
Commitments		24,979,628	27,329,872	4,002,821	56,312,321

	41,744,230		29,745,433	4,165,433	75,655,096

	~~W~~135,029,288		171,626,906	41,175,270	347,831,464

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	5,814,916	744,192	6,559,108
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,403,270	12,644,311	3,550,878	19,598,459
Securities measured at amortized cost:
Bonds (excluding government bonds)		369,654	1,673,363	762,795	2,805,812
Loans		86,309,450	116,687,925	20,275,557	223,272,932
Derivative financial assets		—	562,496	—	562,496
Other assets		308,939	615,661	9,360,974	10,285,574

	90,391,313		137,998,672	34,694,396	263,084,381
Guarantees (including financial guarantees)		16,171,129	2,091,952	101,309	18,364,390
Commitments		26,388,986	26,117,146	2,310,506	54,816,638

	42,560,115		28,209,098	2,411,815	73,181,028

	~~W~~132,951,428		166,207,770	37,106,211	336,265,409

Credit exposures of debt securities by credit rating as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	26,273,071	25,861,132	411,939	—
BBB2 ~ CCC		85,000	35,000	50,000	—
Below CC		—	—	—	—

	~~W~~	26,358,071	25,896,132	461,939	—

	December 31, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	26,723,386	26,383,861	339,525	—
BBB2 ~ CCC		112,869	30,000	82,869	—
Below CC		—	—	—	—

	~~W~~	26,836,255	26,413,861	422,394	—

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of December 31, 2024 and 2023 are as follows:

BIS capital adequacy ratio

	December 31, 2024		December 31, 2023
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	42,581,473	37,417,288
Additional Tier 1 capital		—	—

		42,581,473	37,417,288
Tier 2 capital		3,350,097	3,854,806

	~~W~~	45,931,570	41,272,094

Risk-weighted assets (*) (B):
Credit risk-weighted assets	~~W~~	316,077,185	277,294,329
Market risk-weighted assets		3,246,288	2,895,790
Operational risk-weighted assets		11,020,728	13,164,005

	~~W~~	330,344,201	293,354,124

BIS capital adequacy ratio (*) (A/B):		13.90%	14.07%
Tier 1 capital ratio:		12.89%	12.76%
Common Equity Tier 1 ratio		12.89%	12.76%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.01%	1.31%

(*)	The previous period’s BIS ratio has been revised due to changes in the methodology for calculating risk-weighted assets.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

Equity capital based on BIS

	December 31, 2024		December 31, 2023
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	26,316,559	23,926,559
Capital surplus, etc.		1,355,849	1,435,780
Retained earnings		12,768,402	9,900,499
Accumulated other comprehensive income		2,992,380	3,148,442
Common stock deductibles		(851,717)	(993,991)

		42,581,473	37,417,288
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		939,461	955,241
Qualified capital securities		2,678,000	3,176,000
Non-qualified capital securities		—	—
Additional stock deductibles		(267,364)	(276,435)

		3,350,097	3,854,806

Equity capital (A+B)	~~W~~	45,931,570	41,272,094

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In response to the full implementation of Basel III market risk regulations, the Bank has been calculating and managing market risk capital in accordance with the Standardized Approach under Basel III since January 2023. The Standardized Approach under Basel III measures market risk by three components: sensitivity risk, default risk and residual risk. Sensitivity risk measures the market risk by five risk classes, which are general interest rate, credit spread, equity, foreign exchange and commodity. Default risk quantifies losses in the event of a default that exceeds normal market price fluctuations. Lastly, residual risk quantifies risk that cannot be measured by sensitivity risk and default risk. These components are then simply added together to calculate the total required capital.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors Market Risk limit of each trading department on a daily basis.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
Sensitivity risk:
General interest rate	~~W~~	94,918	112,612
Credit spread		136,309	84,971
Equity		24	815
Foreign exchange (FX)		14,186	8,383
Commodity		555	120

		245,992	206,901
Default risk		3,296	7,696
Residual risk		4,720	3,901

	~~W~~	254,008	218,498

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by IRRBB (Interest Rate Risk in Banking Book), ΔEVE (change in Economic Value of Equity) and ΔNII (change in Net Interest Income).

ΔEVE represents fluctuations in the economic value of equity capital that may occur due to changes in interest rates affecting the present values of assets, liabilities and off-balance sheet items. ΔNII represents changes in net interest income that may occur over a certain period of time (e.g. one year) in the future due to changes in interest rates.

The Bank’s Risk Management Committee sets and manages interest rate risk limits on a yearly basis and interest rate risk is monthly measured and monitored.

ΔEVE and ΔNII of the Bank’s non-trading positions as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
ΔEVE	~~W~~	1,584,245	1,920,912
ΔNII		551,404	583,853

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,585,770	10,173,373	267,561	100,607	25,041	843,169	12,995,521
Securities measured at FVTPL		17,551,633	843,635	—	2,149	—	21,383	18,418,800
Securities measured at FVOCI		20,084,498	11,340,644	562,946	611,946	—	160,159	32,760,193
Securities measured at amortized cost		8,347,345	588,960	—	—	—	—	8,936,305
Loans measured at FVTPL		419,773	—	—	—	—	—	419,773
Loans measured at amortized cost		135,613,268	63,255,440	4,019,108	3,094,708	1,257,669	2,241,160	209,481,353
Derivative financial assets		11,806,992	1,735,394	63,397	9,916	245,797	53,755	13,915,251
Other financial assets		4,371,190	2,311,768	42,597	47,501	3,728	1,021,321	7,798,105

		199,780,469	90,249,214	4,955,609	3,866,827	1,532,235	4,340,947	304,725,301
Financial liabilities:
Financial liabilities measured at FVTPL		2,117,534	271,712	—	—	—	—	2,389,246
Deposits		47,697,961	17,759,643	90,238	500,654	24	52,053	66,100,573
Borrowings		4,690,210	24,145,429	173,945	2,401,491	—	1,319,443	32,730,518
Debentures		114,196,967	39,397,041	2,643,535	271,509	543,055	8,050,162	165,102,269
Derivative financial liabilities		11,971,427	2,544,086	50,006	3,689	262,150	42,581	14,873,939
Other financial liabilities		5,661,685	2,823,530	57,793	44,262	5,256	1,186,239	9,778,765

		186,335,784	86,941,441	3,015,517	3,221,605	810,485	10,650,478	290,975,310

Net financial position	~~W~~	13,444,685	3,307,773	1,940,092	645,222	721,750	(6,309,531)	13,749,991

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	2,053,194	6,109,070	54,613	88,293	31,063	323,575	8,659,808
Securities measured at FVTPL		15,369,828	667,073	—	2,116	—	19,539	16,058,556
Securities measured at FVOCI		23,180,190	9,601,225	76,216	499,704	—	530,729	33,888,064
Securities measured at amortized cost		8,430,505	152,683	—	—	—	—	8,583,188
Loans measured at FVTPL		488,432	—	—	—	—	—	488,432
Loans measured at amortized cost		136,780,322	54,107,004	4,261,084	2,095,045	1,045,941	1,692,384	199,981,780
Derivative financial assets		5,079,144	1,962,602	62,952	15,177	216,238	47,212	7,383,325
Other financial assets		5,805,262	3,051,990	52,799	34,950	2,293	1,189,348	10,136,642

		197,186,877	75,651,647	4,507,664	2,735,285	1,295,535	3,802,787	285,179,795
Financial liabilities:
Financial liabilities measured at FVTPL		1,659,485	260,576	—	—	—	—	1,920,061
Deposits		51,240,623	14,219,436	33,889	393,757	185	9,842	65,897,732
Borrowings		4,817,839	19,649,421	272,211	1,610,656	1,481	1,394,021	27,745,629
Debentures		114,993,187	31,115,161	3,206,528	153,390	97,197	7,368,404	156,933,867
Derivative financial liabilities		4,894,577	2,431,566	63,937	7,236	212,812	44,773	7,654,901
Other financial liabilities		6,848,988	3,508,339	56,519	35,828	1,627	1,371,973	11,823,274

		184,454,699	71,184,499	3,633,084	2,200,867	313,302	10,189,013	271,975,464

Net financial position	~~W~~	12,732,178	4,467,148	874,580	534,418	982,233	(6,386,226)	13,204,331

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity analysis of non-derivative financial instruments including interest payment as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,972,375	503,873	1,547,894	924,609	—	12,948,751
Securities measured at FVTPL		46,600	44,229	1,366,748	189,953	16,741,203	18,388,733
Securities measured at FVOCI		826,144	915,551	3,345,316	9,961,875	16,773,121	31,822,007
Securities measured at amortized cost		115,000	811,131	3,340,174	4,649,715	30,000	8,946,020
Loans		14,624,020	22,345,767	75,308,653	74,886,373	21,375,761	208,540,574
Other financial assets		6,105,756	—	—	—	1,812,957	7,918,713

	~~W~~	31,689,895	24,620,551	84,908,785	90,612,525	56,733,042	288,564,798

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	692,242	177,967	845,385	401,940	271,712	2,389,246
Deposits		26,721,259	14,853,061	19,694,387	4,812,941	494	66,082,142
Borrowings		6,497,080	9,373,391	9,491,425	6,268,523	774,520	32,404,939
Debentures		7,190,293	9,981,850	51,813,957	88,861,601	8,010,418	165,858,119
Other financial liabilities		5,725,726	2,996,849	—	—	5,921,914	14,644,489

	~~W~~	46,826,600	37,383,118	81,845,154	100,345,005	14,979,058	281,378,935

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	6,496,029	435,423	1,052,742	675,016	—	8,659,210
Securities measured at FVTPL		148,946	183,900	1,240,381	357,045	14,108,295	16,038,567
Securities measured at FVOCI		993,549	818,347	4,937,042	9,576,173	15,126,966	31,452,077
Securities measured at amortized cost		329,935	648,441	3,341,184	4,242,848	30,000	8,592,408
Loans		14,612,469	18,283,041	70,764,523	77,534,031	18,136,771	199,330,835
Other financial assets		8,432,805	—	—	—	1,773,897	10,206,702

	~~W~~	31,013,733	20,369,152	81,335,872	92,385,113	49,175,929	274,279,799

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	472,317	156,783	447,317	583,068	260,576	1,920,061
Deposits		27,470,945	11,085,432	20,825,008	6,400,963	128,990	65,911,338
Borrowings		4,644,515	5,118,500	11,503,777	5,421,288	840,401	27,528,481
Debentures		5,640,391	8,903,959	48,962,250	86,164,795	7,795,760	157,467,155
Other financial liabilities		8,439,585	2,664,173	—	—	5,703,816	16,807,574

	~~W~~	46,667,753	27,928,847	81,738,352	98,570,114	14,729,543	269,634,609

Remaining contractual maturity analysis of derivative financial instruments as of December 31, 2024 and 2023 are as follows:

Net settlement of derivative financial instruments

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	3,724	—	—	—	—	3,724
Interest rate		55,197	30,315	(325,391)	(394,347)	1,079,448	445,222
Hedging purpose derivatives:
Interest rate		36,090	250,330	841,971	2,130,959	1,295,726	4,555,076

	~~W~~	95,011	280,645	516,580	1,736,612	2,375,174	5,004,022

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(2,033)	(28,349)	(275,111)	(366,676)	826,714	154,545
Interest rate		(1)	—	—	—	—	(1)
Hedging purpose derivatives:
Interest rate		43,722	144,662	543,394	1,595,618	1,336,540	3,663,936

	~~W~~	41,688	116,313	268,283	1,228,942	2,163,254	3,818,480

Gross settlement of derivative financial instruments

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	67,582,388	38,553,043	66,563,517	122,988,092	6,762,347	302,449,387
Outflow		67,425,405	38,576,699	66,061,685	122,136,515	6,868,720	301,069,024

Hedging purpose derivatives:
Currency
Inflow		1,258,709	1,810,835	3,446,653	19,785,824	4,827,947	31,129,968
Outflow		1,542,826	1,787,625	3,950,032	22,008,513	4,721,907	34,010,903

Total inflow	~~W~~	68,841,097	40,363,878	70,010,170	142,773,916	11,590,294	333,579,355

Total outflow	~~W~~	68,968,231	40,364,324	70,011,717	144,145,028	11,590,627	335,079,927

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	45,348,884	27,478,545	57,355,351	87,467,138	5,566,523	223,216,441
Outflow		45,470,176	27,330,617	56,975,759	86,723,581	5,583,057	222,083,190

Hedging purpose derivatives:
Currency
Inflow		1,581,339	714,124	5,614,897	17,506,798	4,659,118	30,076,276
Outflow		1,828,956	1,245,814	5,799,883	17,135,514	4,444,721	30,454,888

Total inflow	~~W~~	46,930,223	28,192,669	62,970,248	104,973,936	10,225,641	253,292,717

Total outflow	~~W~~	47,299,132	28,576,431	62,775,642	103,859,095	10,027,778	252,538,078

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2024 and 2023

(In millions of won)

48. Risk Management, Continued

Remaining contractual maturity analysis of guarantees and commitments as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	2,224,092	2,203,315	3,958,687	10,308,705	647,976	19,342,775
Commitments		74,400	138,142	1,440,012	2,535,934	63,501,419	67,689,907

	~~W~~	2,298,492	2,341,457	5,398,699	12,844,639	64,149,395	87,032,682

	December 31, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,210,778	2,221,822	5,049,000	9,253,213	629,577	18,364,390
Commitments		282,001	103,672	1,586,296	1,763,658	53,127,394	56,863,021

	~~W~~	1,492,779	2,325,494	6,635,296	11,016,871	53,756,971	75,227,411

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 52 million people. The country’s largest city and capital, Seoul, has a population of about 9 million people.

Map of the Republic of Korea

RUSSIA
MONGOLIA
Vladivostok
CHINA
BEIJING
PYONGYANG
EAST SEA
SEOUL
KOREA
TOKYO
JAPAN
YELLOW SEA
Osaka
Fukuoka
Shanghai
TAIWAN

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party, or the UNDP. The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term in February 2008. In April 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities. In October 2018, a Seoul district court sentenced him to 15 years of prison term, which decision he subsequently appealed. In October 2020, the Supreme Court ruled against such appeal and sentenced him to 17 years of prison term. Subsequently, he was released from prison pursuant to a special presidential pardon in December 2022.

In December 2012, the country elected Park Geun-hye as President. She commenced her term in February 2013. In March 2017, the Constitutional Court unanimously upheld a parliamentary vote to impeach President Park, triggering her immediate dismissal, for a number of constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. After a series of trials, former President Park was sentenced to a combined 22 years of prison term and a fine of ~~W~~21.5 billion. In light of her deteriorating health, however, former President Park was granted a special pardon by President Moon, her successor, and was released from prison in December 2021.

A special election to elect a successor to former President Park was held in May 2017 and the country elected Moon Jae-in as President. His term, which commenced on May 10, 2017, ended on May 9, 2022.

In March 2022, the country elected Yoon Suk-yeol as President. His term commenced on May 10, 2022. On December 3, 2024, President Yoon declared martial law, citing an urgent need to protect the country. The National Assembly swiftly voted to rescind the declaration of martial law, which led to President Yoon’s revocation of the decree hours later. On December 14, 2024, the National Assembly voted in favor of President Yoon’s impeachment, for his purported acts of insurrection, among others, which resulted in an immediate suspension of his presidential powers, with the prime minister simultaneously taking over the role of acting President. These events have prompted numerous ongoing public protests, both against and in support of President Yoon. On April 4, 2025, the Constitutional Court unanimously upheld the National Assembly’s vote to impeach President Yoon, triggering his immediate dismissal, with a special election to elect a new President to be held on June 3, 2025. Although the Government believes that the Korean economy and society are resilient enough to withstand any temporary negative impact of such political developments or any potential ensuing societal unrest, there is no assurance that such developments would not have a material adverse effect on the Korean economy and public finances.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the President, the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Public Official Election Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than five seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises six provinces (Gyeonggi, Chungbuk, Chungnam, Jeonnam, Gyeongbuk and Gyeongnam), three special autonomous provinces (Jeju, Gangwon and Jeonbuk), one special city

(Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejeon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 22nd legislative general election was held on April 10, 2024 and the term of the National Assembly members elected in the 22nd legislative general election commenced on May 30, 2024. Currently, there are three major political parties: The Democratic Party of Korea, or the DPK, the People Power Party, or the PPP, and the Rebuilding Korea Party, or the RKP.

As of March 31, 2025, the parties control the following number of seats in the National Assembly:

	DPK	PPP	RKP	Others	Total
Number of seats	170	108	12	10	300

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and approximately 7.6 million reserves. The Republic’s military forces, composed of approximately 500,000 regular troops and 3.1 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. Over the years, the Republic and the United States have entered into a series of Special Measures Agreements, or SMAs, which cover the Republic’s contribution to the cost of maintaining the U.S. military presence in the Republic. In March 2021, the Republic and the United States reached an agreement to enter into a new six-year SMA, under which the Republic would increase its share of the cost of the American military presence in the Republic, which became effective in September 2021 upon ratification by the National Assembly.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-un, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons, ballistic missile and satellite programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•	From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United

Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea. Despite such actions, North Korea increased the frequency of its military actions since the beginning of 2022, firing numerous ballistic missiles, including intercontinental ballistic missiles, and in November 2023, successfully launched its first spy satellite.

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•

In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings were held between Korea and North Korea in April, May and September 2018 and between the United States and North Korea in June 2018, February 2019 and June 2019, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea or between the United States and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or the ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the International Bank for Reconstruction and Development;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Health Organization, or the WHO;

•	the World Trade Organization, or the WTO;

•	the International Atomic Energy Agency, or the IAEA;

•	the Inter-American Development Bank, or the IDB;

•	the Organization for Economic Cooperation and Development, or the OECD; and

•	the Asian Infrastructure Investment Bank.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2020		2021		2022		2023		2024
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		0.9%		7.9%		4.6%		3.3%		6.2	%(7)
GDP Growth (at chained 2020 year prices)		(0.7)%		4.6%		2.7%		1.4%		2.0	%(7)
Inflation(1)		0.5%		2.5%		5.1%		3.6%		2.3	%(7)
Unemployment(2)		4.0%		3.7%		2.9%		2.7%		2.8	%(7)
Trade Surplus (Deficit)(3)		$44.9		$29.3		$(47.8)		$(10.4)		$51.6	(7)
Foreign Currency Reserves		$443.1		$463.1		$423.2		$420.1		$415.6
External Liabilities(4)		$550.6		$630.7		$673.3		$672.5		$670.0	(7)
Fiscal Balance	~~W~~	(71.2)	~~W~~	(30.5)	~~W~~	(64.6)	~~W~~	(36.8)	~~W~~	(43.5	)(7)
Direct Internal Debt of the Government(5) (as % of GDP(6))		39.3%		43.1%		46.2%		48.2%		N/A	(8)
Direct External Debt of the Government(5) (as % of GDP(6))		0.5%		0.5%		0.5%		0.5%		N/A	(8)

(1)	Measured by the year-on-year change in the consumer price index with base year 2020, as announced by The Bank of Korea.
(2)	Average for year.
(3)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(4)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.

(5)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(6)	At chained 2020 year prices.
(7)	Preliminary.
(8)	Not available.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the occurrence of severe health epidemics, including the COVID-19 pandemic;

•

hostilities, political or social tensions involving Russia (including the Russia-Ukraine war and ensuing actions that the United States and other countries have taken or may take in the future, such as the imposition of sanctions against Russia) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•	interest rate fluctuations as well as perceived or actual changes in policy rates, or other monetary and fiscal policies set forth, by the U.S. Federal Reserve and other central banks;

•

disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including as a result of health epidemics, government policies and labor shortages;

•	increased uncertainties in the global financial markets and industry, including difficulties faced by several banks in the United States and Europe;

•

a deterioration in economic and trade relations between the United States and its trading partners, including as a result of the imposition of significant tariffs by the United States on its trading partners;

•	financial and social difficulties affecting many governments worldwide, in particular in Latin America and Europe;

•

escalations in trade protectionism globally and geopolitical tensions in East Asia and the Middle East (including those resulting from the escalating hostilities in the Middle East following the Israel-Hamas war);

•	the slowdown of economic growth in China and other major emerging market economies;

•	political and social instability in various countries in the Middle East, including Iran, Iraq, Syria and Yemen; and

•	fluctuations in oil and commodity prices.

There has been significant volatility in global financial markets resulting from, among others, the COVID-19 pandemic, the Russia-Ukraine war and ensuing sanctions against Russia, the escalating hostilities in the Middle East following the Israel-Hamas war, difficulties faced by several banks in the United States and Europe and significant fluctuations in policy interest rates globally, which has also led to significant volatility in the Korea Composite Stock Price Index in recent years. See “—The Financial System—Securities Markets”. Declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. Moreover, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has depreciated significantly in recent years. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets. In addition, in the event of difficult conditions in the global credit markets or a deterioration of the global economy in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead to or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•	a slowdown in consumer spending and depressed consumer sentiment due to the outbreak of infectious diseases, such as the COVID-19 pandemic;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers, which may occur due to, among others, higher levels of market interest rates;

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately Won 1,927.3 trillion as of December 31, 2024 from Won 843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•	deterioration in economic or diplomatic relations between Korea and other countries resulting from territorial or trade disputes or disagreements in foreign policy;

•

a substantial increase in the Government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounted for approximately 19.2% of the Republic’s total population as of December 31, 2024, an increase from 7.2% as of December 31, 2000, and is expected to surpass 22.5% in 2027;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics that affect the livestock industry.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border. The Republic updated the reference year from 2010 to 2015 in July 2019, and from 2015 to 2020 in June 2024, to better align Korean national accounts statistics with the recommendations of the previously implemented System of National Accounts 2008, to accurately reflect recent economic structural changes, and to maintain comparability with other countries’ accounts.

The following table sets out the composition of the Republic’s GDP at current market and chained 2020 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2020	2021	2022	2023	2024(1)	As % of GDP 2024(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	984,088.0	1,046,772.2	1,139,397.2	1,197,566.9	1,235,320.5	48.5
Government	349,586.2	378,268.2	409,866.5	423,133.2	439,502.7	17.2
Gross Capital Formation	648,928.8	721,964.5	774,411.5	774,563.6	774,314.5	30.4
Exports of Goods and Services	712,542.3	874,074.3	1,052,553.6	996,865.6	1,137,666.2	44.6
Less Imports of Goods and Services	(636,678.7)	(799,166.2)	(1,052,447.3)	(990,452.9)	(1,036,361.5)	(40.7)
Statistical Discrepancy	0.0	0.0	0.0	(487.1)	(1,321.8)	(0.1)
Expenditures on Gross Domestic Product	2,058,466.5	2,221,912.9	2,323,781.5	2,401,189.4	2,549,120.7	100.0
Net Factor Income from the Rest of the World	16,943.8	23,413.6	28,055.4	42,128.6	36,081.9	1.4
Gross National Income(2)	2,075,410.3	2,245,326.5	2,351,837.0	2,443,318.1	2,585,202.6	101.4
Gross Domestic Product at Chained 2020 Year Prices:
Private	984,088.0	1,020,878.4	1,063,928.5	1,082,682.9	1,095,010.1	47.8
Government	349,586.2	369,293.7	384,235.8	389,091.8	395,805.2	17.3
Gross Capital Formation	648,928.8	675,845.0	676,282.5	681,957.7	667,836.6	29.2
Exports of Goods and Services	712,542.3	789,432.2	820,347.6	849,926.1	908,291.6	39.7
Less Imports of Goods and Services	(636,678.7)	(701,537.0)	(730,672.0)	(756,395.9)	(774,842.5)	(33.9)
Statistical Discrepancy	0.0	(489.4)	(842.9)	(886.5)	(1,154.6)	(0.1)
Expenditures on Gross Domestic Product(3)	2,058,466.5	2,153,422.9	2,212,158.9	2,243,220.4	2,288,923.2	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	16,943.8	22,553.7	25,584.2	38,122.9	31,641.7	1.4
Trading Gains and Losses from Changes in the Terms of Trade	0.0	(21,620.0)	(94,623.4)	(91,400.4)	(53,939.1)	(2.4)
Gross National Income(4)	2,075,410.3	2,154,356.5	2,143,107.5	2,189,886.8	2,267,167.8	99.0
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	0.9	7.9	4.6	3.3	6.2
At Chained 2020 Year Prices	(0.7)	4.6	2.7	1.4	2.0

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2020	2021	2022	2023	2024(1)	As % of GDP 2024(1)
	(billions of Won)
Industrial Sectors:	719,110.4	773,620.4	789,147.0	824,491.9	913,410.5	35.8
Agriculture, Forestry and Fishing	32,481.6	36,998.4	33,656.4	34,325.0	37,005.4	1.5
Manufacturing, Mining and Quarrying	530,768.1	585,053.1	617,557.4	617,134.7	686,690.3	26.9
Mining and Quarrying	1,737.2	1,843.5	1,807.8	2,261.3	2,091.1	0.1
Manufacturing	529,030.9	583,209.6	615,749.6	614,873.4	684,599.2	26.9
Electricity, Gas and Water Supply	45,605.3	37,579.5	16,493.8	42,538.6	60,363.7	2.4
Construction	110,255.4	113,989.4	121,439.4	130,493.6	129,351.1	5.1
Services:	1,171,665.8	1,264,275.9	1,349,454.4	1,405,368.8	1,455,704.3	57.1
Wholesale and Retail Trade, Accommodation and Food Services	214,871.3	227,253.6	248,366.2	265,510.1	271,703.1	10.7
Transportation and Storage	66,603.8	82,702.3	95,655.6	94,378.8	98,714.3	3.9
Finance and Insurance	110,016.4	124,021.2	136,404.4	138,566.4	139,357.4	5.5
Real Estate	161,030.1	162,658.9	158,314.6	160,025.3	167,658.9	6.6
Information and Communication	89,215.3	102,319.0	103,549.3	106,049.4	110,709.9	4.3
Business Activities	156,652.6	166,098.7	177,636.8	186,753.6	191,780.1	7.5
Public Administration, Defense and Social Security	129,850.9	138,688.7	149,078.6	155,208.6	162,164.1	6.4
Education	90,436.1	96,862.5	101,581.8	103,917.0	106,793.9	4.2
Human Health and Social Work	106,034.6	114,340.0	123,519.0	131,995.9	139,720.3	5.5
Cultural and Other Services	46,954.8	49,330.9	55,348.1	62,963.6	67,102.3	2.6
Taxes Less Subsidies on Products	167,690.3	184,016.7	185,180.2	171,328.7	180,005.8	7.1
Gross Domestic Product at Current Market Prices	2,058,466.5	2,221,912.9	2,323,781.5	2,401,189.4	2,549,120.7	100.0
Net Factor Income from the Rest of the World	16,943.8	23,413.6	28,055.4	42,128.6	36,081.9	1.4
Gross National Income at Current Market Price	2,075,410.3	2,245,326.5	2,351,837.0	2,443,318.1	2,585,202.6	101.4

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2020	2021	2022	2023	2024(1)
GDP per capita (thousands of Won)	39,711	42,919	44,971	46,433	49,257
GDP per capita (U.S. dollar)	33,652	37,503	34,809	35,570	36,113
Average Exchange Rate (in Won per U.S. dollar)	1,180.1	1,144.4	1,292.0	1,305.4	1,364.0

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2020	2021	2022	2023	2024(1)
GNI per capita (thousands of Won)	40,038	43,372	45,514	47,248	49,955
GNI per capita (U.S. dollar)	33,929	37,898	35,229	36,194	36,624
Average Exchange Rate (in Won per U.S. dollar)	1,180.1	1,144.4	1,292.0	1,305.4	1,364.0

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2020 year prices)

	2020	2021	2022	2023	2024(1)	As % of GDP 2024(1)
	(billions of Won)
Industrial Sectors:	719,110.4	754,589.3	771,177.9	782,080.7	804,949.7	35.2
Agriculture, Forestry and Fishing	32,481.6	33,598.5	33,866.3	32,972.5	33,183.1	1.4
Manufacturing, Mining and Quarrying	530,768.1	565,269.6	579,036.4	588,841.5	612,180.8	26.7
Mining and Quarrying	1,737.2	1,974.8	1,785.3	1,808.5	1,647.0	0.1
Manufacturing	529,030.9	563,294.8	577,227.8	587,008.9	610,553.9	26.7
Electricity, Gas and Water Supply	45,605.3	46,403.2	48,020.4	46,648.8	48,964.8	2.1
Construction	110,255.4	109,318.0	110,254.8	113,617.9	110,621.0	4.8
Services:	1,171,665.8	1,222,603.2	1,269,070.6	1,295,453.4	1,316,497.5	57.5
Wholesale and Retail Trade, Accommodation and Food Services	214,871.3	219,693.4	231,974.4	228,939.2	225,657.3	9.9
Transportation and Storage	66,603.8	73,634.5	82,748.1	92,818.6	100,657.2	4.4
Finance and Insurance	110,016.4	117,411.7	120,645.5	121,705.1	126,001.9	5.5
Real Estate	161,030.1	163,741.0	160,447.8	160,758.7	164,385.6	7.2
Information and Communication	89,215.3	97,513.5	99,786.9	100,881.1	102,164.9	4.5
Business Activities	156,652.6	159,603.6	163,453.3	166,386.4	165,512.1	7.2
Public Administration, Defense and Social Security	129,850.9	134,868.3	139,003.2	142,043.4	144,685.9	6.3
Education	90,436.1	95,484.0	98,708.1	99,515.9	100,136.8	4.4
Human Health and Social Work	106,034.6	112,370.6	119,255.3	124,697.3	129,739.4	5.7
Cultural and Other Services	46,954.8	48,282.6	52,244.1	56,119.8	56,941.3	2.5
Taxes Less Subsidies on Products	167,690.3	176,230.4	172,134.2	164,486.4	167,118.6	7.3
Gross Domestic Product(2)	2,058,466.5	2,153,422.9	2,212,158.9	2,243,220.4	2,288,923.2	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea

GDP in 2020 contracted by 0.7% at chained 2020 year prices, primarily due to a 4.6% decrease in private consumption expenditures and a 1.7% decrease in exports of goods and services, which were offset in significant part by a 3.3% decrease in imports of goods and services, a 5.2% increase in general government consumption expenditures and a 2.8% increase in gross domestic fixed capital formation, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the COVID-19 pandemic.

GDP growth in 2021 was 4.6% at chained 2020 year prices, as exports of goods and services increased by 10.8%, aggregate private and general government consumption expenditures increased by 4.2% and gross domestic fixed capital formation increased by 4.3%, which more than offset an increase in imports of goods and services by 10.2%, each compared with 2020.

GDP growth in 2022 was 2.7% at chained 2020 year prices, as aggregate private and general government consumption expenditures increased by 4.2% and exports of goods and services increased by 3.9%, which more than offset an increase in imports of goods and services by 4.2% and a decrease in gross fixed capital formation by 0.2%, each compared with 2021.

GDP growth in 2023 was 1.4% at chained 2020 year prices, as exports of goods and services increased by 3.6%, aggregate private and general government consumption expenditures increased by 1.6% and gross domestic fixed capital formation increased by 1.4%, which was offset in significant part by a 3.5% increase in imports of goods and services, each compared with 2022.

Based on preliminary data, GDP growth in 2024 was 2.0% at chained 2020 year prices, as exports of goods and services increased by 6.9% and aggregate private and general government consumption expenditures increased by 1.3%, which was offset in part by a 2.4% increase in imports of goods and services and a 0.6% decrease in gross domestic fixed capital formation, each compared with 2023.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2020 = 100)

	Index Weight(1)	2020	2021	2022	2023	2024(2)
Industries	10,000.0	100.0	108.2	108.8	108.8	113.2
Mining and Manufacturing	9,555.0	100.0	108.2	108.8	108.8	113.2
Mining	23.0	100.0	94.2	95.8	113.9	95.5
Manufacturing	9,532.0	100.0	108.2	108.8	108.8	113.2
Food Products	485.9	100.0	111.7	114.0	109.3	125.3
Beverage Products	102.0	100.0	93.0	91.4	77.7	75.3
Tobacco Products	44.7	100.0	88.4	93.2	100.9	114.2
Textiles	110.6	100.0	104.3	100.4	82.1	81.3
Wearing Apparel, Clothing Accessories and Fur Articles	83.2	100.0	137.3	117.6	114.0	73.6
Tanning and Dressing of Leather, Luggage and Footwear	17.6	100.0	92.0	78.7	49.4	36.0
Wood and Products of Wood and Cork (Except Furniture)	31.0	100.0	80.4	89.5	94.5	77.9
Pulp, Paper and Paper Products	133.8	100.0	97.5	95.1	93.7	102.3
Printing and Reproduction of Recorded Media	43.9	100.0	109.4	129.3	118.0	110.7
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	354.5	100.0	98.4	101.9	104.3	108.8
Chemicals and Chemical Products	756.8	100.0	105.9	93.6	91.0	96.3
Pharmaceuticals, Medicinal Chemicals and Botanical Products	288.9	100.0	96.2	111.7	141.2	157.3
Rubber and Plastic Products	414.8	100.0	104.5	110.9	112.8	120.3
Non-metallic Minerals	213.6	100.0	107.6	96.4	84.9	95.3
Basic Metals	600.2	100.0	101.0	95.5	97.5	97.2
Fabricated Metal Products	495.9	100.0	83.7	82.7	93.4	112.7
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	2,402.9	300.0	342.5	316.7	329.7	335.2
Medical, Precision and Optical Instruments, Watches and Clocks	389.1	300.0	297.5	365.1	364.4	388.9
Electrical Equipment	478.2	100.0	113.4	138.3	120.8	94.4
Other Machinery and Equipment	776.7	100.0	116.6	113.4	108.6	100.3
Motor Vehicles, Trailers and Semitrailers	1,014.2	100.0	109.6	121.0	137.1	135.5
Other Transport Equipment	144.1	100.0	93.3	108.0	103.4	110.8
Furniture	43.1	100.0	72.9	64.1	52.4	50.7
Other Products	106.3	200.0	232.8	340.2	243.9	278.1
Electricity, Gas	445.0	100.0	104.9	107.5	103.5	105.1
Total Index	10,000.0	100.0	108.2	108.8	108.8	113.2

(1)

Index weights were established on the basis of an industrial census in 2020 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office

Industrial production decreased by 0.3% in 2020, primarily due to decreased domestic consumption and exports resulting from the COVID-19 pandemic. Industrial production recovered and increased by 8.2% in 2021, primarily due to increased exports and domestic consumption. Industrial production increased by 0.6% in 2022, primarily due to increased exports and domestic consumption. Industrial production remained stable in 2023. Based on preliminary data, industrial production increased by 4.0% in 2024, primarily due to increased exports.

Manufacturing

The manufacturing sector decreased production by 0.4% in 2020, primarily due to decreased demand for automobiles. The manufacturing sector increased production by 8.2% in 2021, primarily due to increased demand for consumer electronics products, electronic components (including semiconductors) and machinery. The manufacturing sector increased production by 0.6% in 2022, primarily due to increased demand for electrical equipment and automobiles. Production levels for the manufacturing sector remained stable in 2023. Based on preliminary data, the manufacturing sector increased production by 4.0% in 2024, primarily due to increased demand for electronic components (including semiconductors) and pharmaceuticals.

Automobiles. In 2020, automobile production decreased by 11.2% and export sales volume recorded a decrease of 21.4%, compared with 2019, primarily due to a general decline in global demand for automobiles caused by the COVID-19 pandemic, which outpaced a 4.7% increase in domestic sales volume from 2019 to 2020, primarily due to increased domestic demand for automobiles. In 2021, automobile production decreased by 1.3% and domestic sales volume recorded a decrease of 8.5%, compared with 2020, primarily due to the global shortage of semiconductors amid the COVID-19 pandemic, but export sales volume recorded an increase of 8.6% compared with 2020, primarily due to an increase in the market share of domestic automobile manufacturers in the global automotive market. In 2022, automobile production increased by 8.5% and export sales volume recorded an increase of 12.7%, compared with 2021, primarily due to an increase in demand for Korean automobiles in the global automotive market as well as the gradual easing of the global shortage of automotive semiconductors in the second half of 2022, but domestic sales volume recorded a decrease of 3.2% compared with 2021, primarily due to the global shortage of automotive semiconductors during the first half of 2022. In 2023, automobile production increased by 13.0%, export sales volume recorded an increase of 20.3% and domestic sales volume recorded an increase of 3.3%, compared with 2022, primarily due to the continued easing of the global shortage of automotive semiconductors and increased global and domestic demand for environmentally-friendly automobiles. Based on preliminary data, in 2024, automobile production decreased by 2.7% and domestic sales volume recorded a decrease of 6.5%, compared with 2023, primarily due to a decrease in demand for automobiles following a deterioration in domestic economic conditions, but export sales volume recorded an increase of 0.6% compared with 2023, primarily due to an increase in demand for environmentally-friendly automobiles in the global automotive market.

Electronics. In 2020, electronics production amounted to ~~W~~329,872 billion, an increase of 2.2% from the previous year, and exports of electronics amounted to US$183.5 billion, an increase of 3.7% from the previous year, primarily due to an increase in demand for semiconductors, computers and other electronic apparatuses. In 2020, export sales of semiconductor memory chips constituted approximately 19.5% of the Republic’s total exports. In 2021, electronics production amounted to ~~W~~370,907 billion, an increase of 12.4% from the previous year, and exports amounted to US$227.6 billion, an increase of 24.0% from the previous year, primarily due to an increase in demand for semiconductors, display panels, mobile devices, solid state drives and secondary cell batteries. In 2021, export sales of semiconductor memory chips constituted approximately 20.0% of the Republic’s total exports. In 2022, electronics production amounted to ~~W~~378,091 billion, an increase of 1.9% from the previous year, and exports amounted to US$233.2 billion, an increase of 2.5% from the previous year, primarily due to an increase in demand for semiconductors, display panels and secondary cell batteries. In 2022, export sales of semiconductor memory chips constituted approximately 19.1% of the Republic’s total exports. Based on preliminary data, in 2023, electronics production amounted to ~~W~~327,651 billion, a decrease of 13.3% from the previous year, and exports amounted to US$186.8 billion, a decrease of 19.9% from the previous year, primarily due to a decrease in demand for semiconductors, computers and other electronic apparatuses. In 2023, export sales of semiconductor memory chips constituted approximately 15.8% of the Republic’s total exports. Based on preliminary data, in 2024, electronics production amounted to ~~W~~373,322 billion, an increase of 13.9% from the previous year, and exports amounted to US$235.1 billion, an increase of 25.9% from the previous year, primarily due to an increase in demand for semiconductors, computers and other electronic apparatuses. In 2024, export sales of semiconductor memory chips constituted approximately 20.8% of the Republic’s total exports.

Iron and Steel. In 2020, crude steel production totaled 67.1 million tons, a decrease of 6.0% from 2019, primarily due to adverse conditions in the construction and shipbuilding industries in light of the COVID-19 pandemic, and export sales volume of iron and steel products decreased by 5.0%, primarily due to a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. In 2021, crude steel production totaled 70.4 million tons, an increase of 4.9% from 2020, primarily due to an increase in domestic demand for crude steel products following a gradual economic recovery from the COVID-19 pandemic, but export sales volume of iron and steel products decreased by 6.1%, primarily due to an increase in the price of steel products coupled with a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. In 2022, crude steel production totaled 65.8 million tons, a decrease of 6.5% from 2021, primarily due to disruptions in supply chain resulting from the Russia-Ukraine war and the temporary closure of steel production plants in Korea due to a typhoon during the course of 2022, and export sales volume of iron and steel products decreased by 5.3%, primarily due to a decrease in global demand for crude steel products resulting from the lingering effects of the COVID-19 pandemic and a general slowdown of the global economy. In 2023, crude steel production totaled 66.7 million tons, an increase of 1.3% from 2022, primarily due to the re-opening of steel production plants in Korea following the recovery from the damage caused by a typhoon during 2022, and export sales volume of iron and steel products increased by 6.5%, primarily due to an increase in demand for crude steel products from North America and Japan. Based on preliminary data, in 2024, crude steel production totaled 63.5 million tons, a decrease of 4.8% from 2023, primarily due to a decrease in domestic demand for crude steel products resulting from adverse conditions in the construction and shipbuilding industries, although export sales volume of iron and steel products increased by 3.7%, primarily due to an increase in demand for crude steel products from export destinations in Europe, Mexico and India.

Shipbuilding. In 2020, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, a decrease of 20.0% compared to 2019, primarily due to the adverse conditions in the domestic and global shipbuilding industry resulting from the COVID-19 pandemic. In 2021, the Republic’s shipbuilding orders amounted to approximately 17 million compensated gross tons, an increase of 112.5% compared to 2020, primarily due to increased demand for container carriers and LNG carriers. In 2022, the Republic’s shipbuilding orders amounted to approximately 16 million compensated gross tons, a decrease of 5.9% compared to 2021, primarily due to a decrease in demand for oil tankers and container carriers. In 2023, the Republic’s shipbuilding orders amounted to approximately 10 million compensated gross tons, a decrease of 37.5% compared to 2022, primarily due to decreased demand for container carriers and LNG carriers. Based on preliminary data, in 2024, the Republic’s shipbuilding orders amounted to approximately 11 million compensated gross tons, an increase of 9.1% compared to 2023, primarily due to an increase in demand for LNG carriers, oil tankers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2020, rice production decreased 5.4% from 2019 to 3.5 million tons. In 2021, rice production increased 11.4% from 2020 to 3.9 million tons. In 2022, rice production decreased 2.6% from 2021 to 3.8 million tons. In 2023, rice production decreased 2.6% from 2022 to 3.7 million tons. In 2024, rice production decreased 2.7% from 2023 to 3.6 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2020, the agriculture, forestry and fisheries industry decreased by 6.7% compared to 2019, primarily due to a decrease in farming and livestock production. In 2021, the agriculture, forestry and fisheries industry increased by 3.4% compared to 2020, primarily due to an increase in farming and fisheries production. In 2022, the agriculture, forestry and fisheries industry increased by 0.8% compared to 2021, primarily due to an increase in livestock production. Based on preliminary data, in 2023, the agriculture, forestry and fisheries industry decreased by 2.6% compared to 2022, primarily due to a decrease in farming and livestock production. Based on preliminary data, in 2024, the agriculture, forestry and fisheries industry increased by 0.8% compared to 2023, primarily due an increase in farming and livestock production.

Construction

In 2020, the construction industry decreased by 0.4% compared to 2019, primarily due to a decrease in the construction of residential buildings. In 2021, the construction industry decreased by 0.9% compared to 2020, primarily due to a decrease in the construction of residential buildings. In 2022, the construction industry increased by 0.9% compared to 2021, primarily due to an increase in the construction of commercial buildings. Based on preliminary data, in 2023, the construction industry increased by 3.1% compared to 2022, primarily due to an increase in the construction of commercial buildings. Based on preliminary data, in 2024, the construction industry decreased by 2.8% compared to 2023, primarily due to a decrease in the construction of residential buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents(1), except ratios)
2020	285.6	271.3	95.0
2021	300.6	285.0	94.8
2022	304.0	287.0	94.4
2023(2)	297.6	279.4	93.9
2024(2)	303.5	284.1	93.6

(1)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(2)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Gas		Oil		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents(2), except percentages)
2020	75,983	26.6	53,956	18.9	107,971	37.8	34,119	11.9	13,524	4.7	285,553	100.0
2021	76,968	25.6	59,628	19.8	115,205	38.3	33,657	11.2	15,092	5.0	300,550	100.0
2022	75,869	25.0	59,203	19.5	114,676	37.7	37,500	12.3	16,732	5.5	303,980	100.0
2023(3)	73,700	24.8	56,648	19.0	111,036	37.3	38,445	12.9	17,769	6.0	297,598	100.0
2024(3)	69,682	23.0	60,900	20.1	113,888	37.5	40,205	13.2	18,859	6.2	303,534	100.0

(1)	Includes hydro-electric power, biofuels and waste-based energy, geothermal and solar power and heat.
(2)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(3)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2024, the Republic had 26 nuclear plants with a total estimated nuclear power installed generating capacity of 26,050 megawatts and four nuclear plants under construction.

In February 2025, the Government announced the Eleventh Basic Plan of Long-Term Electricity Supply and Demand for the period from 2024 to 2038, which focuses on, among other things, (i) promoting the use of scientific methods to estimate and calculate future electricity demand, (ii) pursuit of energy mix that prioritizes supply stability, efficiency and carbon neutrality, (iii) expansion of carbon-free energy sources instead of converting aging coal-fired generation plants into LNG power plants, (iv) expansion of power grid systems that take into account the construction of new facilities for renewable energy, and (v) effective utilization of the energy market to enhance supply stability and energy distribution. Furthermore, the Eleventh Basic Plan includes the following implementation measures: (i) continued utilization of nuclear power as a carbon-free energy source, (ii) systematic expansion of renewable energy sources while attaining greenhouse gas reduction goals, (iii) expansion of clean hydrogen- and ammonia-based power generation, and (iv) incorporation of district energy systems into the national electricity supply and demand management framework.

Services Sector

In 2020, the service industry decreased by 0.7% compared to 2019 as the arts, sports and recreation related services sector decreased by 31.9%, the accommodation and food service activities sector decreased by 17.9% and the transportation and storage sector decreased by 12.4%, each compared with 2019. In 2021, the service industry increased by 8.8% compared to 2020 as the arts, sports and recreation related services sector increased by 18.8%, the information and communications sector increased by 14.6% and the transportation and storage sector increased by 11.9%, each compared with 2020. In 2022, the service industry increased by 11.6% compared to 2021 as the arts, sports and recreation related services sector increased by 48.5%, the transportation and storage sector increased by 30.5% and the accommodation and food services sector increased by 25.6%, each compared with 2021. In 2023, the service industry increased by 4.8% compared to 2022 as the arts, sports and recreation related services sector increased by 9.8%, the membership organizations, repair and other personal services sector increased by 8.9% and the financial and insurance activities sector increased by 8.1%, each compared with 2022. Based on preliminary data, in 2024, the service industry increased by 3.2% compared to 2023 as the transportation and storage sector increased by 7.6%, the information and communications sector increased by 6.5% and the arts, sports and recreation related services sector increased by 3.7%, each compared with 2023.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2020=100)	(%)	(2020=100)	(%)	(2015=100)		(%)		(%)
2020	100.0	(0.5)	100.0	0.5	115.5		(0.6)		4.0
2021	106.4	6.4	102.5	2.5	123.5		6.9		3.7
2022	115.3	8.4	107.7	5.1	130.7		5.8		2.9
2023	117.1	1.6	111.6	3.6	134.9		3.2		2.7
2024	119.1	1.7	114.2	2.3	N/A	(4)	N/A	(4)	2.8

(1)	Average for the year.
(2)	Nominal wage index of average earnings in the manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office

In 2020, the inflation rate increased to 0.5%, primarily due to increases in agricultural and livestock product prices. In 2021, the inflation rate increased to 2.5%, primarily due to increases in agricultural and livestock product prices and oil prices. In 2022, the inflation rate increased to 5.1%, primarily due to increases in agricultural and livestock product prices and oil prices. In 2023, the inflation rate decreased to 3.6%, primarily due to a slower rate of increase in the prices of agricultural and livestock products and oil. Based on preliminary data, in 2024, the inflation rate decreased to 2.3% despite increases in agricultural and livestock product prices, primarily due to a slower rate of increase in the prices of personal services, electricity, gas, water and processed goods and, to a lesser extent, a decrease in oil prices.

In 2020, the unemployment rate increased to 4.0%, primarily due to the COVID-19 pandemic. In 2021, the unemployment rate decreased to 3.7%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. In 2022, the unemployment rate decreased to 2.9%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. In 2023, the unemployment rate decreased to 2.7%, primarily due to an increase in the number of workers employed in the service industry. Based on preliminary data, in 2024, the unemployment rate increased to 2.8%, primarily due to a decrease in the number of workers employed in the manufacturing and construction sectors.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 62% and 65% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2024, the economically active population of the Republic was 29.4 million and the number of employees was 28.6 million.

The following table shows selected employment information by industry and by gender:

	2020	2021	2022	2023	2024
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	26,904	27,273	28,089	28,416	28,576
Employment by Industry:
Agriculture, Forestry and Fishing	5.4	5.3	5.4	5.3	5.2
Mining and Manufacturing	16.3	16.1	16.1	15.7	15.6
S.O.C & Services	78.3	78.6	78.5	79.0	79.2
Electricity, Transport, Communication and Finance	11.8	12.3	12.4	12.5	12.9
Business, Private & Public Service and Other Services	38.0	38.6	39.0	39.4	39.6
Construction	7.5	7.7	7.6	7.4	7.2
Wholesale & Retail Trade, Hotels and Restaurants	21.0	20.0	19.6	19.6	19.4

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	57.2	57.0	56.7	56.1	55.7
Female	42.8	43.0	43.3	43.9	44.3

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

Pursuant to certain amendments to the Labor Standards Act that became effective on July 1, 2018, the maximum working hours of employees have been reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act is in effect for workplaces with 300 or more workers from July 1, 2018, and has been extended to workplaces with 50 or more but fewer than 300 workers from January 1, 2020, and has been further extended to workplaces with five or more but fewer than 50 workers from July 1, 2021.

Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occurs from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In October, November and December 2020, unionized workers at GM Korea went on partial strikes during wage and collective agreement negotiations.

•	In November and December 2020, unionized workers at Kia went on partial strikes demanding higher wages, performance-based incentives and other benefits.

•

In November and December 2021, unionized workers at Hankook Tire & Technology, one of Korea’s largest tire makers, went on a full strike demanding higher wages and performance-based incentive payments.

•

In 2021, unionized workers at CJ Logistics, one of Korea’s largest freight transportation companies, went on a series of partial strikes and demonstrations, demanding higher wages commensurate with increases in parcel delivery fees.

•

In June and November 2022, unionized truck drivers across various industries went on nationwide strikes demanding that a minimum pay system based on freight rates be made permanent and expanded in scope.

•	In 2022, subcontracted workers of Daewoo Shipping and Marine Engineering went on a full strike demanding higher wages.

•	In September 2023, the National Railroad Workers’ Union went on strike demanding improved pay and working conditions and an expansion of the KTX bullet train services.

•	In November 2023, unionized Seoul subway workers went on strike in protest of the city-run Seoul Metro’s bid to downsize its workforce.

•

In early 2024, thousands of doctors went on strike to protest the Government’s plans to increase the number of medical school admissions, and to demand higher pay and reductions in their workload, among others.

•	In December 2024, the National Railroad Workers’ Union and Seoul Subway Workers’ Union went on strike demanding increased pay and improved working conditions.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party, or the UPP, in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016. As of December 31, 2024, the Justice Party did not hold any seat in the National Assembly.

Population and Birthrate

Both the population and birthrate in the Republic have been declining for most of the recent past. The population has decreased by 1.2% from 2020 to 2024, and the birthrate has decreased by 10.7% over the same period.

The following table shows the population and birthrate of the Republic:

	2020	2021	2022	2023	2024
Population (in thousands of persons)	51,829	51,639	51,439	51,325	51,217
Birthrate (percentage)(1)	0.84	0.81	0.78	0.72	0.75	(2)

(1)	Represents the average number of children a woman gives birth to over her lifetime.
(2)	Preliminary.

Source: Ministry of the Interior and Safety; Korea National Statistical Office

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act, or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Trading Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, the Financial Investment Businesses).

Accordingly, all financial businesses relating to financial investment products are classified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2024, there were seven nationwide banks, five regional banks, three internet-only banks and 33 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ~~W~~2,103 billion in 2020, ~~W~~1,121 billion in 2021, ~~W~~1,265 billion in 2022, ~~W~~775 billion in 2023 and ~~W~~2,185 billion in 2024. Taking into account these capital contributions, its total paid-in capital was ~~W~~26,317 billion as of December 31, 2024.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ~~W~~578 billion in 2020, ~~W~~299 billion in 2021, ~~W~~25 billion in 2022, ~~W~~2,000 billion in 2023 and ~~W~~2,100 billion in 2024. Taking into account these capital contributions, its total paid-in capital was ~~W~~16,873 billion as of December 31, 2024.

•

Industrial Bank of Korea: the Government directly owned 59.5% of its total shares (including common and preferred shares) as of December 31, 2024. The Government had owned all of the issued share capital of Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2020, Industrial Bank of Korea issued an aggregate of 161,507,381 new common shares to the Government for a total of ~~W~~1,266 billion in cash. In November 2020, Industrial Bank of Korea acquired from the Government and cancelled an aggregate of 44,847,038 perpetual preferred shares that it had previously issued to the Government. In May 2021, Industrial Bank of Korea issued and sold 5,636,227 new ordinary shares to the Government for an aggregate consideration of ~~W~~49 billion in cash. Taking into account such transactions, its total paid-in capital was ~~W~~4,211 billion as of December 31, 2024.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2020	2,171.7	13.9	0.6
December 31, 2021	2,371.9	11.8	0.5
December 31, 2022	2,532.4	10.1	0.4
December 31, 2023	2,629.0	12.5	0.5
December 31, 2024(2)	2,799.1	14.8	0.5

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service

In 2020, these banks posted an aggregate net profit of ~~W~~12.1 trillion, compared to an aggregate net profit of ~~W~~13.9 trillion in 2019, primarily due to increased loan loss provisions. In 2021, these banks posted an aggregate net profit of ~~W~~16.9 trillion, compared to an aggregate net profit of ~~W~~12.1 trillion in 2020, primarily due to the significant amount of gains recognized by The Korea Development Bank in connection with the exercise of its right to convert its convertible bonds issued by HMM Company Limited into common shares, which took place in June 2021, and to a lesser extent, increased net interest income and decreased loan loss provisions. In 2022, these banks posted an aggregate net profit of ~~W~~18.5 trillion, compared to an aggregate net profit of ~~W~~16.9 trillion in 2021, primarily due to increased net interest income reflecting the rise in interest rates during 2022. In 2023, these banks posted an aggregate net profit of ~~W~~21.2 trillion, compared to an aggregate net profit of ~~W~~18.5 trillion in 2022, primarily due to an increase in net interest income, which was offset in part by an increase in loan loss provisions. Based on preliminary data, in 2024, these banks posted an aggregate net profit of ~~W~~22.4 trillion, compared to an aggregate net profit of ~~W~~21.2 trillion in 2023, primarily due to a decrease in loan loss provisions, which was offset in part by an increase in non-operating expenses.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2024, 79 mutual savings banks, 22 life insurance institutions, which include joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Trading Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 30, 2020	2,873.5
January 29, 2021	2,976.2
February 26, 2021	3,013.0
March 31, 2021	3,061.4
April 30, 2021	3,147.9
May 31, 2021	3,203.9
June 30, 2021	3,296.7
July 30, 2021	3,202.3
August 31, 2021	3,199.3
September 30, 2021	3,068.8
October 29, 2021	2,970.7
November 30, 2021	2,839.0
December 30, 2021	2,977.7
January 28, 2022	2,663.3
February 28, 2022	2,699.2
March 31, 2022	2,757.7
April 29, 2022	2,695.1
May 31, 2022	2,685.9
June 30, 2022	2,332.6
July 29, 2022	2,451.5
August 31, 2022	2,472.1
September 30, 2022	2,155.5
October 31, 2022	2,293.6
November 30, 2022	2,472.5
December 29, 2022	2,236.4
January 31, 2023	2,425.1
February 28, 2023	2,412.9
March 31, 2023	2,476.9
April 28, 2023	2,501.5
May 31, 2023	2,577.1
June 30, 2023	2,564.3
July 31, 2023	2,632.6
August 31, 2023	2,556.3
September 27, 2023	2,465.1
October 31, 2023	2,278.0
November 30, 2023	2,535.3
December 28, 2023	2,655.3
January 31, 2024	2,497.1
February 29, 2024	2,642.4
March 29, 2024	2,746.6
April 30, 2024	2,692.1
May 31, 2024	2,636.5
June 28, 2024	2,797.8
July 31, 2024	2,770.7
August 30, 2024	2,674.3
September 30, 2024	2,593.3
October 31, 2024	2,556.2
November 29, 2024	2,455.9
December 30, 2024	2,399.5
January 31, 2025	2,517.4
February 28, 2025	2,532.8
March 31, 2025	2,481.1
April 30, 2025	2,556.6

Over the years, liquidity and credit concerns and volatility in the global financial markets have led to fluctuations in the stock prices of Korean companies. In recent years, there was significant volatility in the stock prices of Korean companies due to deteriorating market conditions domestically and abroad. The index was 2,579.5 on May 8, 2025.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Supervisory Service. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Economy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited, although such limit is expected to be increased to ~~W~~100 million per person through an amendment to the Depositor Protection Act of Korea and the Presidential Decree thereof, which is expected to become effective by September 2025.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate”, the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

The Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019 to address the sluggishness of the global and domestic economy. On March 16, 2020, The Bank of Korea further lowered its policy rate to 0.75% from 1.25%, which was further lowered to 0.5% on May 28, 2020, in response to deteriorating economic conditions resulting from the COVID-19 pandemic. However, as the economy began to show signs of recovery from the COVID-19 pandemic starting from the second half of 2021, The Bank of Korea raised its policy rate from 0.50% to 0.75% on August 26, 2021, 1.00% on November 25,

2021 and 1.25% on January 14, 2022. Subsequently, in response to rising levels of household debt and inflationary pressures, The Bank of Korea continued to raise its policy rate, to 1.50% on April 14, 2022, 1.75% on May 26, 2022, 2.25% on July 13, 2022, 2.50% on August 25, 2022, 3.00% on October 12, 2022, 3.25% on November 24, 2022 and 3.50% on January 13, 2023. More recently, however, The Bank of Korea began to lower its policy rate, to 3.25% on October 11, 2024, 3.00% on November 28, 2024 and 2.75% on February 25, 2025 in response to weak economic conditions in the Republic.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2020	2021	2022	2023	2024
	(billions of Won)
Money Supply (M1)(1)	1,197,828.9	1,372,336.6	1,236,983.3	1,246,196.4	1,297,881.8
Quasi-money(2)	2,002,006.8	2,241,351.0	2,521,252.2	2,658,356.2	2,862,473.9
Money Supply (M2)(3)	3,199,835.7	3,613,687.6	3,758,235.5	3,904,552.6	4,160,355.7
Percentage Increase Over Previous Year	9.8%	12.9%	4.0%	3.9%	6.6%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)

Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Economy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Economy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Economy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions”. The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in October 2023, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a currency forward, currency option, foreign exchange swap or currency swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a currency forward, currency option, foreign exchange swap or currency swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2020	1,088.0
January 29, 2021	1,114.6
February 26, 2021	1,108.4
March 31, 2021	1,133.5
April 30, 2021	1,119.4
May 31, 2021	1,116.0
June 30, 2021	1,130.0
July 30, 2021	1,147.4
August 31, 2021	1,164.4
September 30, 2021	1,184.9
October 29, 2021	1,171.7
November 30, 2021	1,193.4

Won/U.S. Dollar Exchange Rate
December 31, 2021	1,185.5
January 28, 2022	1,202.4
February 28, 2022	1,202.7
March 31, 2022	1,210.8
April 29, 2022	1,269.4
May 31, 2022	1,245.8
June 30, 2022	1,299.4
July 29, 2022	1,304.0
August 31, 2022	1,347.5
September 30, 2022	1,434.8
October 31, 2022	1,419.3
November 30, 2022	1,331.5
December 30, 2022	1,267.3
January 31, 2023	1,228.7
February 28, 2023	1,317.4
March 31, 2023	1,303.8
April 28, 2023	1,339.9
May 31, 2023	1,322.2
June 30, 2023	1,312.8
July 31, 2023	1,280.0
August 31, 2023	1,321.4
September 27, 2023	1,344.8
October 31, 2023	1,352.8
November 30, 2023	1,289.0
December 29, 2023	1,289.4
January 31, 2024	1,330.6
February 29, 2024	1,334.0
March 29, 2024	1,346.8
April 30, 2024	1,378.1
May 31, 2024	1,376.5
June 28, 2024	1,389.2
July 31, 2024	1,384.6
August 30, 2024	1,335.3
September 30, 2024	1,319.6
October 31, 2024	1,383.3
November 29, 2024	1,394.7
December 31, 2024	1,470.0
January 31, 2025	1,433.3
February 28, 2025	1,439.6
March 31, 2025	1,466.5
April 30, 2025	1,438.5

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. In recent years, the value of the Won relative to the U.S. dollar depreciated significantly, due primarily to the COVID-19 pandemic, the Russia-Ukraine war and ensuing sanctions against Russia, the escalating hostilities in the Middle East following the Israel-Hamas war and, more recently, the political situation in Korea relating to the impeachment of former President Yoon in April 2025 following his declaration of martial law in December 2024, among others. The market average exchange rate was Won 1,394.1 to US$1.00 on May 8, 2025.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2020	2021	2022	2023	2024(4)
	(millions of dollars)
Current Account	75,902.2	85,228.2	25,828.6	32,821.7	99,042.9
Goods	80,604.8	75,730.9	15,620.0	37,657.7	100,126.9
Exports(2)	517,909.3	649,475.2	694,324.1	643,577.2	696,196.1
Imports(2)	437,304.5	573,744.3	678,704.1	605,919.5	596,069.2
Services	(14,670.1)	(5,286.7)	(7,253.1)	(26,824.1)	(23,701.6)
Income	13,486.9	19,444.9	20,347.1	26,249.3	26,619.3
Current Transfers	(3,519.4)	(4,660.9)	(2,885.4)	(4,261.2)	(4,001.7)
Capital and Financial Account	80,996.4	78,335.3	27,063.2	32,129.1	95,512.1
Capital Account	(386.3)	(155.3)	0.7	47.1	303.3
Financial Account(3)	81,382.7	78,490.6	27,062.5	32,082.0	95,208.8
Net Errors and Omissions	5,866.8	(6,582.3)	1,233.2	(786.8)	(4,137.4)

(1)

Figures are prepared based on the sixth edition of the Balance of Payment Manual published by International Monetary Fund in December 2010 and implemented by the Government in December 2013. In December 2018, The Bank of Korea revised the Republic’s balance of payments information to capture new economic activities and reflect the changes in raw data.

(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea

The current account surplus in 2023 increased to US$32.8 billion in 2023 from the current account surplus of US$25.8 billion in 2022, primarily due to an increase in surplus from the goods account, as well as an increase in surplus from the income account, the effects of which were offset in part by an increase in deficit from the services account. Based on preliminary data, the current account surplus in 2024 increased to US$99.0 billion in 2024 from the current account surplus of US$32.8 billion in 2023, primarily due to an increase in surplus from the goods account and a decrease in deficit from the services account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations that provide a framework for the conduct and regulation of foreign investment activities. In September 1998, the

Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2020	2021	2022	2023	2024(2)
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	14.5	18.1	22.3	23.5	26.7
Merger & Acquisition	6.2	11.4	8.1	9.2	7.9

Total	20.7	29.5	30.4	32.7	34.6

Actual Investment	11.5	17.9	18.2	19.5	14.8

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2023, the contracted and reported amount of foreign direct investment in the Republic increased to US$32.7 billion from US$30.4 billion in 2022, primarily due to an increase in foreign investment in the services sector to US$17.8 billion in 2023 from US$16.6 billion in 2022.

Based on preliminary data, in 2024, the contracted and reported amount of foreign direct investment in the Republic increased to US$34.6 billion from US$32.7 billion in 2023, primarily due to an increase in foreign investment in the manufacturing sector to US$14.5 billion in 2024 from US$11.9 billion in 2023.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2020	2021	2022	2023	2024
	(billions of dollars)
North America
U.S.A.	5.3	5.3	8.7	6.1	5.2
Others	3.5	1.6	5.8	6.5	5.5

	8.8	6.9	14.5	12.6	10.7
Asia
Japan	0.8	1.2	1.5	1.3	6.1
Hong Kong	1.1	0.6	0.4	1.2	1.0
Singapore	2.3	4.2	3.2	2.7	2.4
China	2.0	1.9	1.5	1.6	5.8
Others	0.4	1.2	0.5	1.8	1.0

	6.6	9.1	7.1	8.6	16.3
European Union
Ireland	0.0	1.8	0.1	0.0	0.0
Netherlands	0.6	1.0	4.9	1.1	0.9
Germany	0.5	2.8	0.5	0.2	0.3
France	0.2	0.2	0.2	1.2	0.9
Others	2.7	6.2	1.8	3.7	3.0

	4.0	12.0	7.5	6.2	5.1
Other regions and countries	1.3	1.5	1.3	5.3	2.5

Total	20.7	29.5	30.4	32.7	34.6

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(1)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2020	512.5	29.4%	467.6	26.8%	44.9	109.6
2021	644.4	33.2%	615.1	31.7%	29.3	104.8
2022	683.6	38.0%	731.4	40.7%	(47.8)	93.5
2023	632.2	34.4%	642.6	34.9%	(10.4)	98.4
2024(3)	683.7	36.6%	632.1	33.8%	51.6	108.2

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(2)	At current market prices.
(3)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy. See “—The Economy—Worldwide Economic and Financial Difficulties”.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023	As % of 2023 Total	2024(2)	As % of 2024 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	8.6	1.7	9.8	1.5	10.4	1.5	10.7	1.7	11.6	1.7
Raw Materials and Fuels	32.1	6.3	51.4	8.0	75.1	11.0	62.6	9.9	60.9	8.9
Petroleum & Derivatives	24.7	4.8	38.8	6.0	63.3	9.3	52.4	8.3	50.7	7.4
Others	7.4	1.4	12.6	2.0	11.8	1.7	10.2	1.6	10.2	1.5
Light Industrial Products	32.4	6.3	35.3	5.5	35.2	5.1	33.4	5.3	34.2	5.0
Heavy & Chemical Industrial Products	439.3	85.7	547.9	85.0	563.0	82.4	525.5	83.1	577.0	84.4
Electronic & Electronic Products	178.5	34.8	221.8	34.4	224.2	32.8	181.1	28.6	231.0	33.8
Chemicals & Chemical Products	66.6	13.0	91.9	14.3	98.0	14.3	86.6	13.7	83.6	12.2
Metal Goods	39.6	7.7	52.6	8.2	55.3	8.1	49.8	7.9	48.2	7.0
Machinery & Precision Equipment	63.4	12.4	70.9	11.0	70.9	10.4	72.6	11.5	72.5	10.6
Transport Equipment	77.6	15.1	94.2	14.6	98.4	14.4	118.2	18.7	120.6	17.6
Passenger Cars	35.6	6.9	44.3	6.9	51.7	7.6	68.3	10.8	68.3	10.0
Ships & Boats	19.2	3.7	22.4	3.5	17.6	2.6	20.8	3.3	24.5	3.6
Others	22.8	4.4	27.5	4.3	29.2	4.3	29.1	4.6	27.8	4.1
Others	13.6	2.7	16.6	2.6	16.1	2.4	17.2	2.7	21.2	3.1

Total	512.5	100.0	644.4	100.0	683.6	100.0	632.2	100.0	683.7	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Imports by Major Commodity Groups (C.I.F.)(1)

	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023	As % of 2023 Total	2024(2)	As % of 2024 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	206.3	44.1	302.6	49.2	393.8	53.8	328.4	51.1	308.3	48.8
Crude Petroleum	44.5	9.5	67.0	10.9	106.0	14.5	86.2	13.4	85.4	13.5
Mineral	21.4	4.6	33.3	5.4	31.3	4.3	27.1	4.2	25.9	4.1
Chemicals	46.4	9.9	60.4	9.8	70.2	9.6	64.8	10.1	55.5	8.8
Iron & Steel Products	15.2	3.3	22.2	3.6	22.7	3.1	21.3	3.3	20.5	3.2
Non-ferrous Metal	11.7	2.5	18.4	3.0	19.5	2.7	15.9	2.5	15.9	2.5
Others	67.1	14.3	101.3	16.5	144.1	19.7	113.1	17.6	105.1	16.6
Capital Goods	177.1	37.9	212.8	34.6	228.9	31.3	211.5	32.9	222.3	35.2
Machinery & Precision Equipment	57.9	12.4	70.0	11.4	68.6	9.4	66.1	10.3	67.8	10.7
Electric & Electronic Machines	105.1	22.5	127.6	20.7	144.8	19.8	129.3	20.1	135.7	21.5
Transport Equipment	11.9	2.5	13.0	2.1	13.2	1.8	13.7	2.1	16.3	2.6
Others	2.3	0.5	2.2	0.4	2.3	0.3	2.4	0.4	2.5	0.4
Consumer Goods	84.2	18.0	99.6	16.2	108.7	14.9	102.7	16.0	101.4	16.0
Cereals	7.1	1.5	8.9	1.4	11.3	1.5	9.8	1.5	8.7	1.4
Goods for Direct Consumption	22.3	4.8	25.7	4.2	29.0	4.0	27.5	4.3	27.7	4.4
Durable Consumer Goods	34.9	7.5	42.2	6.9	42.8	5.9	40.7	6.3	40.4	6.4
Nondurable Consumer Goods	20.0	4.3	22.8	3.7	25.6	3.5	24.7	3.8	24.6	3.9

Total	467.6	100.0	615.1	100.0	731.4	100.0	642.6	100.0	632.1	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

In 2020, the Republic recorded a trade surplus of US$44.9 billion. Exports decreased by 5.5% to US$512.5 billion in 2020 from US$542.2 billion in 2019, primarily due to a slowdown of the global economy resulting from the COVID-19 pandemic. Imports decreased by 7.1% to US$467.6 billion in 2020 from US$503.3 billion in 2019, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials, as well as decreased domestic consumption, which were mainly attributed to the COVID-19 pandemic.

In 2021, the Republic recorded a trade surplus of US$29.3 billion. Exports increased by 25.7% to US$644.4 billion in 2021 from US$512.5 billion in 2020, primarily due to a recovery of the global economy from the COVID-19 pandemic. Imports increased by 31.5% to US$615.1 billion in 2021 from US$467.6 billion in 2020, primarily due to an increase in domestic consumption as well as an increase in oil prices, which also led to increased unit prices of other major raw materials.

In 2022, the Republic recorded a trade deficit of US$47.8 billion. Exports increased by 6.1% to US$683.6 billion in 2022 from US$644.4 billion in 2021, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports increased by 18.9% to US$731.4 billion in 2022 from US$615.1 billion in 2021, primarily due to an increase in energy and commodity prices, which also led to increased unit prices of other major raw materials.

In 2023, the Republic recorded a trade deficit of US$10.4 billion. Exports decreased by 7.5% to US$632.2 billion in 2023 from US$683.6 billion in 2022, primarily due to a deterioration in the domestic economic conditions of the Republic’s major trading partners and a downturn in the semiconductor industry. Imports decreased by 12.1% to US$642.6 billion in 2023 from US$731.4 billion in 2022, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Based on preliminary data, in 2024, the Republic recorded a trade surplus of US$51.6 billion. Exports increased by 8.1% to US$683.7 billion in 2024 from US$632.2 billion in 2023, primarily due to a substantial growth in demand for semiconductor products globally and a general improvement in the domestic economic conditions of the Republic’s major trading partners. Imports decreased by 1.6% to US$632.1 billion in 2024 from US$642.6 billion in 2023, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

The following table sets forth the Republic’s exports trading partners:

Exports

	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023	As % of 2023 Total	2024(1)	As % of 2024 Total(1)
	(millions of dollars, except percentages)
China	132,565.4	25.9	162,913.0	25.3	155,789.4	22.8	124,817.7	19.7	133,036.3	19.5
United States	74,115.8	14.5	95,902.0	14.9	109,765.7	16.1	115,696.3	18.3	127,786.5	18.7
Japan	25,097.7	4.9	30,061.8	4.7	30,606.3	4.5	29,000.6	4.6	29,606.7	4.3
Hong Kong	30,653.8	6.0	37,467.1	5.8	27,651.2	4.0	25,193.6	4.0	35,022.8	5.1
Singapore	9,828.4	1.9	14,148.5	2.2	20,205.4	3.0	18,752.0	3.0	18,216.1	2.7
Vietnam	48,510.6	9.5	56,728.5	8.8	60,963.7	8.9	53,479.5	8.5	58,321.3	8.5
Taiwan	16,465.4	3.2	24,285.3	3.8	26,198.2	3.8	20,178.8	3.2	33,960.9	5.0
India	11,937.3	2.3	15,603.3	2.4	18,870.1	2.8	17,949.6	2.8	18,695.7	2.7
Indonesia	6,312.9	1.2	8,550.3	1.3	10,215.9	1.5	9,140.2	1.4	7,944.0	1.2
Mexico	8,241.0	1.6	11,290.2	1.8	12,654.2	1.9	12,222.0	1.9	13,607.2	2.0
Australia	6,188.5	1.2	9,750.5	1.5	18,753.0	2.7	17,791.4	2.8	15,593.1	2.3
Germany	9,576.1	1.9	11,109.9	1.7	10,067.7	1.5	10,317.1	1.6	9,037.9	1.3
Others(2)	133,005.1	26.0	166,590.0	25.9	181,844.0	26.6	177,687.0	28.1	182,863.1	26.7

Total	512,498.0	100.0	644,400.4	100.0	683,584.8	100.0	632,225.8	100.0	683,691.6	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

The following table sets forth the Republic’s imports trading partners:

Imports

	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023	As % of 2023 Total	2024(1)	As % of 2024 Total(1)
	(millions of dollars, except percentages)
China	108,884.6	23.3	138,628.1	22.5	154,576.3	21.1	142,857.3	22.2	139,867.8	22.1
Japan	46,023.0	9.8	54,642.2	8.9	54,711.8	7.5	47,656.5	7.4	47,898.7	7.6
United States	57,492.2	12.3	73,213.4	11.9	81,784.7	11.2	71,272.0	11.1	72,121.4	11.4
Saudi Arabia	15,979.6	3.4	24,271.3	3.9	41,640.3	5.7	32,762.5	5.1	31,502.2	5.0
Qatar	7,562.1	1.6	11,611.1	1.9	16,567.2	2.3	14,998.9	2.3	14,211.0	2.2
Australia	18,707.1	4.0	32,918.0	5.4	44,929.4	6.1	32,823.0	5.1	29,956.3	4.7
Germany	20,680.9	4.4	21,996.3	3.6	23,614.9	3.2	23,611.2	3.7	22,301.0	3.5
Kuwait	5,827.9	1.2	8,253.9	1.3	12,401.9	1.7	9,659.0	1.5	8,786.8	1.4
Taiwan	17,837.0	3.8	23,485.8	3.8	28,274.6	3.9	24,370.6	3.8	30,222.5	4.8
United Arab Emirates	5,692.7	1.2	7,318.7	1.2	15,492.8	2.1	16,422.8	2.6	17,988.2	2.8
Indonesia	7,594.7	1.6	10,725.1	1.7	15,734.9	2.2	12,145.9	1.9	12,569.0	2.0
Malaysia	8,892.6	1.9	10,456.2	1.7	15,249.1	2.1	15,237.1	2.4	13,982.0	2.2
Others(2)	146,458.4	31.3	197,573.3	32.1	226,391.8	31.0	198,755.3	30.9	190,693.1	30.2

Total	467,632.8	100.0	615,093.4	100.0	731,369.7	100.0	642,572.1	100.0	632,100.0	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

In recent years, the value of the Won relative to the U.S. dollar has depreciated significantly, in particular due to the impact of the COVID-19 pandemic, the Russia-Ukraine war and ensuing sanctions against Russia and the escalating hostilities in the Middle East following the Israel-Hamas war and, more recently, the political situation in Korea relating to the impeachment of former President Yoon in April 2025 following his declaration of martial law in December 2024, among others. See “—The Economy—Worldwide Economic and Financial Difficulties”. An appreciation of the Won against the U.S. dollar increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar terms. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar-denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015, Colombia since July 2016, the United Kingdom since January 2021, Israel and Cambodia since December 2022, Indonesia since January 2023 and the Philippines since 2024. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009, the European Union since 2011, with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua since 2021 and with the Regional Comprehensive Economic Partnership since 2022, and is currently negotiating additional regional FTAs. The

Republic and Turkey have completed revisions to their bilateral FTA, which became effective in August 2018. The Republic and the United States have also completed revisions to their bilateral FTA, which became effective in January 2019.

Non-Commodities Trade Balance

The Republic had non-commodities trade deficits of US$4.7 billion in 2020, non-commodities trade surpluses of US$9.5 billion in 2021 and US$10.2 billion in 2022, and non-commodities trade deficits of US$4.8 billion in 2023. Based on preliminary data, the Republic had non-commodities trade deficits of US$1.1 billion in 2024.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2020	2021	2022	2023	2024
	(millions of dollars)
Gold	$4,794.8	$4,794.8	$4,794.8	$4,794.8	$4,794.8
Foreign Exchange(1)	430,117.2	438,319.2	399,043.1	395,643.3	391,889.9

Total Gold and Foreign Exchange	434,912.0	443,114.0	403,837.9	400,438.1	396,684.7

Reserve Position at IMF	4,815.3	4,634.9	4,489.5	4,627.8	4,204.9
Special Drawing Rights	3,370.8	15,369.5	14,836.3	15,082.1	14,714.1

Total Official Reserves	$443,098.1	$463,118.4	$423,163.7	$420,147.9	$415,603.8

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$443.1 billion as of December 31, 2020 and US$463.1 billion as of December 31, 2021, primarily due to continued trade surpluses and capital inflows. The Government’s foreign currency reserves decreased to US$423.2 billion as of December 31, 2022, US$420.1 billion as of December 31, 2023 and US$415.6 billion as of December 31, 2024, however, primarily in relation to the depreciation of the Won against the U.S. dollar. The amount of the Government’s foreign currency reserve was US$409.7 billion as of March 31, 2025.

Government Finance

The Ministry of Economy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Economy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2023 budgeted revenues increased by 13.7% to ~~W~~588.6 trillion from ~~W~~517.7 trillion in 2022, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains). 2023 budgeted expenditures and net lending increased by 5.2% to ~~W~~601.6 trillion from ~~W~~571.8 trillion in 2022, led by increases in budgeted expenditures on revitalization of the economy. The 2023 budget anticipated a ~~W~~13.1 trillion budget deficit.

2024 budgeted revenues decreased by 2.6% to ~~W~~573.3 trillion from ~~W~~588.6 trillion in 2023, led by a decrease in budgeted tax revenues (including taxes on income, profits and capital gains). 2024 budgeted expenditures and net lending increased by 2.7% to ~~W~~617.7 trillion from ~~W~~601.6 trillion in 2023, led by increases in budgeted expenditures on revitalization of the economy. The 2024 budget anticipated a ~~W~~44.4 trillion budget deficit.

2025 budgeted revenues increased by 6.3% to ~~W~~609.4 trillion from ~~W~~573.3 trillion in 2024, led by increases in budgeted tax revenues (including taxes on income, profits and capital gains). 2025 budgeted expenditures and net lending increased by 2.2% to ~~W~~631.1 trillion from ~~W~~617.7 trillion in 2024, led by increases in budgeted expenditures on revitalization of the economy. The 2025 budget anticipated a ~~W~~21.7 trillion budget deficit.

Beginning in March 2020, the National Assembly approved a series of supplementary budgets as part of the Government’s efforts to mitigate adverse effects on the Korean economy resulting from the COVID-19 pandemic. See “—The Economy—Worldwide Economic and Financial Difficulties”. These supplementary budgets, which amounted to ~~W~~66.8 trillion in 2020, ~~W~~49.8 trillion in 2021 and ~~W~~78.9 trillion in 2022, were some of the largest of their kind drawn up in response to an outbreak of an infectious disease in Korea. The supplementary budgets were funded through the issuance of treasury bonds by the Government, The Bank of Korea’s unappropriated surplus and other surplus funds available to the Government, among others.

Any significant increase in additional spending measures may lead to a budget deficit for 2025, which could result in a deterioration in the Government’s fiscal position and an increase in borrowings.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2020	2021	2022	2023	2024(1)	2023	2024	2025(1)
	(billions of Won)
Total Revenues	446,628	537,619	588,332	543,586	560,088	588,577	573,261	609,351
Current Revenues	443,694	534,999	585,325	539,887	556,112	584,672	569,507	601,063
Total Tax Revenues	360,129	422,182	479,384	432,989	429,335	486,573	459,643	478,925
Taxes on income, profits and capital gains	148,622	184,509	232,319	196,253	179,929	236,860	203,425	215,074
Social security contributions	74,583	78,104	83,444	88,918	92,802	86,116	92,329	96,496
Tax on property	22,735	31,392	27,696	25,311	24,243	27,815	24,149	22,473
Taxes on goods and services	91,047	99,840	105,828	97,008	105,610	107,760	110,503	115,619
Taxes on international trade and transaction	7,059	8,227	10,324	7,288	6,972	10,724	8,907	8,409
Other tax	16,084	20,110	19,773	18,211	19,778	17,299	20,330	20,855
Non-Tax Revenues	83,565	112,818	105,941	106,898	126,787	98,099	109,864	122,138
Operating surpluses of departmental enterprise sales and property income	33,571	56,664	47,459	42,537	56,969	36,492	41,432	51,959
Administration fees & charges and non-industrial sales	9,929	10,865	11,434	12,428	12,787	12,470	13,357	13,913
Fines and forfeits	23,583	26,993	28,276	29,752	32,997	27,816	30,829	31,107
Contributions to government employee pension fund	13,876	14,918	16,348	18,149	19,988	18,480	20,322	21,196
Current revenue of non-financial public enterprises	2,606	3,378	2,425	4,032	4,046	2,842	3,925	3,964
Capital Revenues	2,934	2,620	3,007	3,700	3,966	3,905	3,754	8,288
Total Expenditures and Net Lending	517,781	568,113	652,902	580,354	603,609	601,629	617,664	631,091
Total Expenditures	489,966	538,034	622,997	559,707	580,113	584,587	593,643	615,040
Current Expenditures	455,098	502,191	585,593	523,270	542,859	545,493	553,669	576,081
Expenditure on goods and service	79,460	88,144	89,759	90,389	93,217	94,966	98,053	97,971
Interest payment	14,452	15,431	18,481	22,362	26,310	21,726	24,968	27,530
Subsidies and other current transfers	357,295	395,826	473,661	405,733	417,643	424,353	425,078	445,013
Current expenditure of non-financial public enterprises	3,891	2,790	3,692	4,785	5,688	4,449	5,570	5,567
Capital Expenditures	34,868	35,842	37,404	36,437	37,254	39,094	39,974	38,959
Net Lending	27,815	30,079	29,905	20,647	23,496	17,042	24,021	16,051

(1)	Preliminary.

Source: Ministry of Economy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2020, the Republic recorded total revenues of ~~W~~446.6 trillion and total expenditures and net lending of ~~W~~517.8 trillion. The Republic had a fiscal deficit of ~~W~~71.2 trillion in 2020.

For 2021, the Republic recorded total revenues of ~~W~~537.6 trillion and total expenditures and net lending of ~~W~~568.1 trillion. The Republic had a fiscal deficit of ~~W~~30.5 trillion in 2021.

For 2022, the Republic recorded total revenues of ~~W~~588.3 trillion and total expenditures and net lending of ~~W~~652.9 trillion. The Republic had a fiscal deficit of ~~W~~64.6 trillion in 2022.

For 2023, the Republic recorded total revenues of ~~W~~543.6 trillion and total expenditures and net lending of ~~W~~580.4 trillion in 2023. The Republic had a fiscal deficit of ~~W~~36.8 trillion in 2023.

Based on preliminary data, the Republic recorded total revenues of ~~W~~560.1 trillion and total expenditures and net lending of ~~W~~603.6 trillion in 2024. The Republic had a fiscal deficit of ~~W~~43.5 trillion in 2024.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2022 amounted to approximately ~~W~~1,044.0 trillion, an increase of 9.9% over the previous year.

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2023 amounted to approximately ~~W~~1,102.1 trillion, an increase of 5.6% over the previous year.

The Ministry of Economy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2023:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$6,025.0	US$	6,025.0
Euro (EUR)	EUR2,150.0		2,378.8

Total		US$	8,403.8

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 29, 2023.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2019	690,524.1
2020	808,941.0
2021	927,865.2
2022	1,021,574.4
2023	1,080,844.4

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2019	2020	2021	2022	2023
	(billions of Won)
Domestic	14,760.0	12,490.0	10,930.0	10,620.0	10,460.0
External(1)	—	—	—	—	—

Total	14,760.0	12,490.0	10,930.0	10,620.0	10,460.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International

Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2020	2021	2022	2023	2024(1)
	(billions of dollars)
Long-term Liabilities	390.6	465.6	499.3	531.9	523.2
General Government	119.4	144.4	153.2	170.8	160.6
Monetary Authorities	15.0	35.9	25.0	22.5	23.4
Banks	112.2	128.1	146.8	147.6	137.0
Other Sectors	144.0	157.2	174.2	190.9	202.1
Short-term Liabilities	160.1	165.1	174.0	140.7	146.9
General Government	2.1	1.6	3.9	1.6	2.5
Monetary Authorities	10.8	9.7	4.7	3.9	3.3
Banks	122.0	124.3	129.7	101.9	107.3
Other Sectors	25.2	29.6	35.6	33.3	33.8

Total External Liabilities	550.6	630.7	673.3	672.5	670.0

(1)	Preliminary.

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts.

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2024
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028	3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048	3.875	USD	500,000,000		500,000,000
2019-001	June 19, 2019	June 19, 2029	2.500	USD	1,000,000,000		1,000,000,000
2020-001	September 16, 2020	September 16, 2030	1.000	USD	625,000,000		625,000,000
2020-002	September 16, 2020	September 16, 2025	0.000	EUR	700,000,000		700,000,000
2021-001	October 15, 2021	October 15, 2026	0.000	EUR	700,000,000		700,000,000
2021-002	October 15, 2021	October 15, 2031	1.750	USD	500,000,000		500,000,000
2024-001	July 3, 2024	July 3, 2029	4.500	USD	1,000,000,000		1,000,000,000

Total External Bonds in Original Currencies						USD	7,925,000,000
						EUR	1,400,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	13,789,930,000,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,470.0, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,528.7, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2023
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	0.750-5.750	2006-2023	2024-2072	998,003.4
Interest-Bearing Treasury Bond for National Housing I	1.00-2.00	2019-2023	2024-2029	81,624.2
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	2014-2020	2024-2030	2.4
Interest-Bearing Treasury Bond for National Housing III	—	—	—	0
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				1,079,639.4

2. Borrowings
Borrowings from The Bank of Korea	—	—	—	0
Borrowings from the Sports Promotion Fund	1.870-3.665	2022-2023	2024-2025	960.0
Borrowings from The Korea Foundation Fund	—	—	—	0
Borrowings from the Labor Welfare Promotion Fund	3.665-3.975	2023	2024	50.0
Borrowings from Korea Technology Finance Corporation	3.135-3.585	2022	2024	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	—	—	—	0
Borrowings from the Government Employees’ Pension Fund	—	—	—	0
Borrowings from the Film Industry Development Fund	—	—	—	0
Borrowings from the Korea Credit Guarantee Fund	—	—	—	0
Borrowings from the Housing Finance Credit Guarantee Fund	—	—	—	0
Borrowings from the Korea Infrastructure Credit Guarantee Fund	—	—	—	0

Total Borrowings				1,205.0

Total Internal Funded Debt				1,080,844.4

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2023
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	—	—	—	0
Korea Student Aid Foundation	1.07-5.48	2011-2023	2024-2043	9,980.0
Key Industry Stabilization Fund	1.08-2.19	2020-2021	2024-2025	480.0

Total Internal Guaranteed Debt				10,460.0

E. Others

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts.

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will also not pay any additional amounts for taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations or administrative guidance promulgated thereunder or any law implementing an intergovernmental approach thereto, or FATCA. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under any of our other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.

Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.

Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 32 of the KDB Act as of the issue date of the debt securities of such series.

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a

U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against KDB may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) KDB was duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable KDB to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the General Manager of our New York Branch, Mr. Tae Jeong Yun, and the Deputy General Manager of our New York Branch, Mr. Jinwon Kim, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Economy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and the Foreign Exchange Transaction Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Economy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean tax and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law.

If the tax exemption under Korean tax law referred to above were to cease to be in effect, the payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities will be taxable at Korean withholding tax rates of 15.4% (including local income tax) unless a reduced rate is available under an applicable income tax treaty. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% (including local income tax) of net gain or 11% (including local income tax) of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities except for a nominal amount of stamp duty on certain documents executed in Korea which will be paid by us.

Guarantees

Although there are no Korean tax laws, regulations, rulings or decisions specific to the payment under the guarantee herein, with regard to payment of any interest on the debt securities under the guarantee herein, the Korean tax authority issued a ruling in April 2019 to the effect that the interest on the foreign currency denominated bonds paid by the guarantor on behalf of the issuer due to the insolvency of the issuer is exempt from income tax and corporation tax provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law. In this regard, even though it is not clear under Korean tax laws, regulations or decisions, we believe any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by us or any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5% (including local income tax), and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with the documents proving the beneficial owner of such Korean source income, including a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner, or a BO Application. If you are a non-resident corporation and the amount of tax reduction or exemption is ~~W~~1 billion or more (excluding cases where the domestic source income is paid through a foreign investment scheme or where the real beneficiary of domestic source income is a governmental organization of the other country to a tax treaty prescribed by the Ministry of Economy and Finance, including the government of the signatory state to the relevant tax treaty, local government, or the central bank), you must additionally submit (i) the names and addresses of the members of your board of directors, (ii) personal details and current equity holdings of your shareholders, (iii) your audit reports for the past three years, or (iv) tax returns or financial statements (including detailed statements) submitted to a relevant tax authority of the non-resident’s country of residence for the past three years, together with Korean translations thereof. Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income), or an OIV, a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. Starting from January 1, 2022, an OIV is deemed to be a beneficial owner of the Korean source income if (i) under the applicable tax treaty, the OIV bears tax liabilities in the country in which it is established or the OIV is deemed to be the beneficial owner of the Korean source income, and (ii) the Korean source income is eligible for the treaty benefits under the tax treaty. The benefits under a tax treaty between Korea and the country of such OIV’s residence will apply with respect to the relevant income paid to such OIV, subject to certain application requirements as prescribed by Korean tax law. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are a beneficial owner of the debt securities and are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•

a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes, or as part of a “synthetic security” or other integrated financial transaction;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year;

•	U.S. expatriates;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a United States person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This summary addresses only U.S. federal income tax consequences, and does not address state, local, or non-U.S. tax laws, any alternative minimum tax, or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. Additionally, this summary does not address the U.S. federal income tax considerations with respect to an investment in warrants or guarantees. A description of the tax consequences of an investment in a warrant or a guarantee will be provided in the applicable prospectus supplement.

You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest and Additional Amounts

Payments or accruals of “qualified stated interest” (as defined below) on a debt security, and additional amounts, if any (i.e., without reduction for Korean withholding taxes, determined utilizing the appropriate Korean withholding tax rate applicable to you), but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service, or the IRS. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. Holder acquired the debt security and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Subject to generally applicable limitations and conditions, Korean interest withholding tax paid at the appropriate rate applicable to the U.S. holder may be eligible for credit against such U.S. holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include requirements adopted by the IRS in regulations promulgated in December 2021, and any Korean tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. holder. In the case of a U.S. holder that consistently elects to apply a modified version of these rules under recently issued temporary guidance and complies with specific requirements set forth in such guidance, the Korean tax on interest will be treated as meeting the new requirements and therefore as a creditable tax. In the case of all other U.S. holders, the application of these requirements to the Korean tax on interest is uncertain and we have not determined whether these requirements have been met. If the Korean interest tax is not a creditable tax or you do not elect to claim a foreign tax credit for any foreign income taxes, you may be able to deduct the Korean tax in computing your taxable income for U.S. federal income tax purposes. Interest and additional amounts will constitute income from sources without the United States and, if you elect to claim foreign tax credits, generally will constitute “passive category income” for foreign tax credit purposes.

The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. holder’s particular circumstances and involve the application of complex rules to those circumstances. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. You should consult your tax advisers regarding the application of these rules to your particular situations.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. federal income tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available for accrual-basis taxpayers in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. However, any such foreign currency gain or loss (including any foreign currency gain or loss with respect to the receipt of accrued but unpaid interest) will be realized only to the extent of total gain or loss realized on the sale or retirement. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Under the foreign tax credit requirements adopted by the IRS in regulations promulgated in December 2021, a U.S. holder generally will not be entitled to credit any Korean tax imposed on the sale or other disposition of a debt security against such U.S. holder’s U.S. federal income tax liability, except in the case of a U.S. holder that consistently elects to apply a modified version of the U.S. foreign tax credit rules that is permitted under recently issued temporary guidance and complies with the specific requirements set forth in such guidance. Additionally, capital gain or loss recognized by a U.S. holder on the sale or other disposition of a debt security generally will be U.S.-source gain or loss for U.S. foreign tax credit purposes. Consequently, even if the withholding tax qualifies as a creditable tax, you may not be able to credit the tax against your U.S. federal income tax liability unless such credit can be applied (subject to generally applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. If the Korean tax is not a creditable tax, the tax would reduce the amount realized on the sale or other disposition of a debt security even if you have elected to claim a foreign tax credit for other taxes in the same year. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. You should consult your tax advisers regarding the application of the foreign tax credit rules to a sale or other disposition of a debt security and any Korean tax imposed on such sale or disposition.

Original Issue Discount

If we issue debt securities at a discount from their “stated redemption price at maturity,” and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the “stated redemption price at maturity” of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their “stated redemption price at maturity” will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain Treasury regulations, or the OID regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and are not a bank, securities dealer, regulated investment company or common trust fund and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and common trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the debt security’s “stated redemption price at maturity” (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the U.S. holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Foreign Currency-Denominated Debt Securities and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a foreign currency-denominated debt security as a reportable transaction if the loss equals or exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency-denominated debt security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the Internal Revenue Service, currently on IRS Form 8886. Prospective purchasers should consult their tax advisers regarding the application of these rules to the acquisition, ownership or disposition of foreign currency-denominated debt securities.

Specified Foreign Financial Assets

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include debt securities issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisers concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

The paying agent must file information returns with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to FATCA to collect and provide to the IRS or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Moreover, we, any paying agents, and other financial institutions through which payments are made, may be required to withhold U.S. tax at a 30% rate on “foreign passthru payments” (a term not yet defined) paid to an investor who does not provide information sufficient for the institution to determine whether the investor is a United States person or should otherwise be treated as holding a “United States account” of the institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Under a grandfathering rule, this withholding tax will not apply unless the debt securities are issued or materially modified after the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register.

By purchasing the debt securities, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisers on how FATCA may apply to payments you receive under the debt securities.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Tae Jeong Yun, General Manager of our New York Branch, or Mr. Jinwon Kim, Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Munkyu Park, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, New York 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Acting Minister of Economy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2024 and 2023 have been included in this prospectus in reliance upon the report of Nexia Samduk, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations, or Cautionary Statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	declines in consumer confidence and a slowdown in consumer spending including as a result of higher levels of market interest rates;

•

political uncertainty or increasing strife among or within political parties in Korea and the ensuing societal unrest, including as a result of the impeachment of President Yoon Suk-yeol in April 2025 following his declaration of martial law in December 2024 (which declaration had been swiftly rescinded), as a result of which a special presidential election to elect his successor will be held on June 3, 2025;

•	the occurrence of severe health epidemics in Korea or other parts of the world, including the COVID-19 pandemic, swine or avian flu, Ebola or Middle East respiratory syndrome;

•

hostilities, political or social tensions involving Russia (including the Russia-Ukraine war and the ensuing actions that the United States and other countries have taken or may take in the future, such as the imposition of sanctions against Russia) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•

adverse conditions or developments in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, including as a result of the deterioration of economic and trade relations among such countries or impositions of significant tariffs by any such country and increased uncertainties in the global financial markets and industry;

•	disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including semiconductors;

•	interest rate fluctuations as well as perceived or actual changes in policy rates, or other monetary and fiscal policies set forth, by the U.S. Federal Reserve, Korea and other central banks;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or the Euro exchange rates or revaluation of the Chinese Yuan), interest rates, inflation rates or stock markets;

•	difficulties in the financial sectors and increased sovereign default risks in select countries and the resulting adverse effects on the global financial markets;

•

a substantial decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs, which, together, would lead to an increased Government budget deficit as well as an increase in the Government’s debt;

•	a continuing rise in the level of household debt and increasing delinquencies and credit defaults by retail and small- and medium-sized enterprise borrowers in Korea;

•	substantial changes in the market prices of Korean real estate;

•	investigations of large Korean business groups and their senior management for possible misconduct;

•	the economic impact of any pending or future free trade agreements or of any changes to existing free trade agreements;

•

the imposition of significant tariffs on the Republic’s exports by any of the Republic’s major export markets, such as the imposition of a 25% tariff on the Republic’s exports to the United States announced in April 2025, which has since been paused for a period of 90 days;

•	shortages of imported raw materials, natural resources, rare earth minerals or component parts due to disruptions to the global supply chain;

•	social and labor unrest;

•	financial problems or lack of progress in the restructuring of Korean business groups, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	a continued decrease in the population and birthrates in Korea;

•	geopolitical uncertainty and risk of further attacks by terrorist groups around the world;

•

a deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving countries in the Middle East (including those resulting from the hostilities in the Middle East following the Israel-Hamas war) and Northern Africa and any material disruption in the supply of oil or sudden changes in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. Our Internet address is https://www.kdb.co.kr.

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

London Branch

One Canada Square

London E14 5AL

United Kingdom

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yulchon LLC, Parnas Tower, 38F 521 Teheran-ro, Gangnam-gu Seoul 06164 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542

LONDON LISTING AGENT

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU

England

LUXEMBOURG LISTING AGENT

Arendt & Medernach SA

41A, Avenue John F. Kennedy

L-2082 Luxembourg